UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
Check the appropriate box:
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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

Sprague Resources LP

(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) of Schedule 14A per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

Dated August 4, 2022
Sprague Resources LP
185 International Drive
Portsmouth, New Hampshire 03801
NOTICE OF ACTION BY WRITTEN CONSENT
AND INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
Dear Unitholders of Sprague Resources LP:
We are sending this notice of action by written consent and the accompanying information statement to holders of common units representing limited partner interests (“Common Units”) in Sprague Resources LP, a Delaware limited partnership (the “Partnership” or “we”). As previously announced, on June 2, 2022, the Partnership and its general partner, Sprague Resources GP LLC, a Delaware limited liability company (“Partnership GP”) entered into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”) with Sprague HP Holdings, LLC, a Delaware limited liability company (“Sprague Holdings”), and Sparrow HP Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Sprague Holdings (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Partnership (the “Merger”). In the Merger, the separate existence of Merger Sub will cease and the Partnership will survive and continue to exist as a Delaware limited partnership and direct wholly owned subsidiary of Sprague Holdings and Partnership GP. Sprague Holdings is a direct wholly owned subsidiary of Hartree Partners, LP, a Delaware limited partnership (“Hartree”), and Partnership GP is an indirect subsidiary of Hartree. If the Merger is completed, each Common Unit outstanding immediately prior to the Effective Time (as defined below), other than Common Units held by Sprague Holdings or its permitted transferees (“Sprague Holdings Units”), will be converted into the right to receive $19.00 in cash (the “Merger Consideration”), to be paid without interest and reduced by any applicable tax withholding. A copy of the Merger Agreement is attached to the accompanying information statement as Annex A.
The conflicts committee (the “Conflicts Committee”) of the board of directors of Partnership GP (the “GP Board”) has (i) determined that the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, are in the best interests of the Partnership and the Partnership’s unaffiliated unitholders (the “Unaffiliated Unitholders”), (ii) approved the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, which action constituted “Special Approval” (as defined in Section 7.9(b) of the Partnership’s First Amended and Restated Agreement of Limited Partnership, dated as of October 30, 2013 (as amended, the “Partnership Agreement”)) by the Conflicts Committee, (iii) resolved to recommend the submission of the Merger Agreement to a vote of the Limited Partners (as defined in the Partnership Agreement) by written consent pursuant to Section 13.11 of the Partnership Agreement and (iv) directed Partnership GP and the Partnership to enter into the Merger Agreement and to consummate the transactions contemplated thereby, including the Merger, upon the terms and conditions set forth in the Merger Agreement. In determining whether to make its recommendation, the Conflicts Committee considered, among other things, the opinion of Jefferies LLC (“Jefferies”), the financial advisor to the Conflicts Committee, to the effect that, as of the date of its opinion, and based upon the assumptions made, matters considered, procedures followed, and qualifications and limitations of the review undertaken in rendering its opinion as set forth therein, the Merger Consideration to be received by the Unaffiliated Unitholders pursuant to the Merger Agreement was fair, from a financial point of view, to the Partnership and the Unaffiliated Unitholders. A copy of the written opinion of Jefferies is attached to the accompanying information statement as Annex B.

Under the applicable provisions of the Partnership Agreement, approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, requires the affirmative vote or consent of the holders of a majority of the outstanding Common Units (a “Unit Majority” and, such approval, the “Partnership Unitholder Approval”). As permitted by the Delaware Revised Uniform Limited Partnership Act and the Partnership Agreement, immediately following the execution of the Merger Agreement, Sprague Holdings, as the record and beneficial owner of approximately 74.5% of the issued and outstanding Common Units, which constitutes a Unit Majority, delivered to the Partnership an irrevocable written consent (the “Unit Majority Written Consent”) approving the Merger Agreement and approving the transactions contemplated thereby, including the Merger, pursuant to the terms of the Partnership Agreement. As a result, the Partnership has not solicited and is not soliciting your approval of the Merger Agreement or the transactions contemplated thereby. Assuming the timely satisfaction or waiver of the conditions set forth in the Merger Agreement, the Partnership currently anticipates that the Merger will be completed prior to the end of the third quarter of 2022.
The accompanying information statement provides you with detailed information about the Merger Agreement and the transactions contemplated thereby, including the Merger. We encourage you to carefully read the entire information statement and its annexes, including the Merger Agreement. Please read “Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the Merger. You may also obtain additional information about the Partnership from documents the Partnership has filed with the Securities and Exchange Commission (the “SEC”).
We are mailing this notice of action by written consent and the accompanying information statement to our unitholders on or about August 9, 2022. This information statement is being provided to you for your information to comply with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You are urged to read the information statement carefully in its entirety. However, no action is requested or required on your part in connection with the accompanying information statement and no unitholder meeting will be held in connection with the accompanying information statement. If the Merger is consummated, you will receive instructions regarding the surrender of, and payment for, your Common Units. We are not asking you for a proxy and you are requested not to send us a proxy.
We thank you for your continued support.
Very truly yours,
David C. Glendon
President and Chief Executive Officer of Sprague Resources GP LLC on behalf of Sprague Resources LP.
The accompanying information statement is dated August 4, 2022, and is first being mailed to our unitholders on or about August 9, 2022.
NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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SUMMARY TERM SHEET
The following summary highlights selected information in this information statement and may not contain all of the information that may be important to you. Accordingly, the Partnership encourages you to read carefully this entire information statement, its annexes and the documents incorporated by reference into this information statement. You may obtain a list of the documents incorporated by reference into this information statement in the section titled “Where You Can Find More Information.”
Parties to the Merger Agreement
Sprague Resources LP
(the “Partnership”)
185 International Drive
Portsmouth, New Hampshire 03801
(800) 225-1560
The Partnership is a Delaware limited partnership formed in June 2011. The Partnership engages in the purchase, storage, distribution and sale of refined products and natural gas, and provides storage and handling services for a broad range of materials. In October 2013, the Partnership became a publicly traded master limited partnership (“MLP”), and its Common Units are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “SRLP.”
The Partnership is one of the largest independent wholesale distributors of refined products in the Northeast United States based on aggregate terminal capacity. The Partnership owns, operates and controls a network of refined products and materials handling terminals and storage facilities predominantly located in the Northeast United States, from New York to Maine, and in Quebec, Canada, that have a combined storage tank capacity of approximately 14.3 million barrels for refined products and other liquid materials, as well as approximately 2.0 million square feet of materials handling capacity. The Partnership also has access to approximately 48 third-party terminals in the Northeast United States through which it sells or distributes refined products pursuant to rack, exchange and throughput agreements. The Partnership operates under four business segments: refined products, natural gas, materials handling and other operations.
Sprague Resources GP LLC
(“Partnership GP”)
185 International Drive
Portsmouth, New Hampshire 03801
(800) 225-1560
Partnership GP, a Delaware limited liability company, is the general partner of the Partnership. Its board of directors and executive officers manage the Partnership. Partnership GP is wholly owned by Sprague Holdings. Through Sprague Holdings, Hartree controls Partnership GP. Partnership GP does not hold any assets, other than its non-economic general partner interest in the Partnership.
Sprague HP Holdings, LLC
(“Sprague Holdings”)
c/o Hartree Partners, LP
1185 Avenue of the Americas
New York, New York 10036
(212) 536-8915
Sprague Holdings is a Delaware limited liability company and a direct wholly owned subsidiary of Hartree. Sprague Holdings was formed on April 16, 2021 solely to hold interests in the Partnership on behalf of Hartree.
Sparrow HP Merger Sub, LLC
(“Merger Sub”)
c/o Hartree Partners, LP
1185 Avenue of the Americas
New York, New York 10036
(212) 536-8915

Merger Sub, a Delaware limited liability company formed on May 31, 2022, is a direct wholly owned subsidiary of Sprague Holdings formed solely for the purpose of facilitating the Merger. Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Merger Agreement.
The Merger (see page 47)
Pursuant to the Merger Agreement, Sprague Holdings has agreed to acquire each issued and outstanding Common Unit of the Partnership, other than the Sprague Holdings Units, as described in this information statement. Under the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Partnership, with the Partnership surviving as a direct wholly owned subsidiary of Sprague Holdings and Partnership GP. The Merger will become effective upon the filing of a properly executed certificate of merger with the Secretary of State of the State of Delaware or at such later date and time as may be agreed by the parties and set forth in the certificate of merger (the “Effective Time”).
The Merger Agreement is attached as Annex A to this information statement. The Partnership encourages you to read the Merger Agreement because it is the legal document that governs the terms and conditions of the Merger. For more information regarding the terms of the Merger Agreement, see “The Merger Agreement.”
Merger Consideration (see page 50)
The Merger Agreement provides that, at the Effective Time, each Common Unit issued and outstanding as of immediately prior to the Effective Time, other than the Sprague Holdings Units, will be converted into the right to receive the Merger Consideration of $19.00 per Common Unit in cash without any interest thereon and reduced by any applicable tax withholding. As of the Effective Time, all of the Common Units converted into the right to receive the Merger Consideration will no longer be outstanding and will automatically be canceled and cease to exist.
For more information regarding the terms of the Merger Consideration, see “The Merger Agreement — Merger Consideration.”
Treatment of Sprague Holdings Units, General Partner Interest and Incentive Distribution Rights (see page 50)
The Sprague Holdings Units, Incentive Distribution Rights (as defined in the Partnership Agreement) held by Sprague Holdings and its permitted transferees and the General Partner Interest (as defined in the Partnership Agreement) issued and outstanding immediately prior to the Effective Time will be unaffected by the Merger, will remain outstanding and no consideration will be delivered in respect thereof.
Effects of the Merger (see page 13)
If the Merger is completed, (i) the Partnership will become a direct wholly owned subsidiary of Sprague Holdings and Partnership GP, and the Unaffiliated Unitholders will no longer have an equity interest in the Partnership, (ii) the Common Units will no longer be listed on the NYSE and (iii) the registration of the Common Units with the SEC under the Exchange Act will be terminated.
At the Effective Time, (a) all the property, rights, privileges, powers and franchises and all and every other interest of the Partnership shall continue in the Partnership as the surviving entity, (b) all the property, rights, privileges, powers and franchises and all and every other interest of Merger Sub shall vest in the Partnership as the surviving entity, (c) all claims, obligations, debts, liabilities and duties of the Partnership shall continue in the Partnership as the surviving entity, (d) all claims, obligations, debts, liabilities and duties of Merger Sub shall become the claims, obligations, debts, liabilities and duties of the Partnership as the surviving entity, (e) by virtue of the Merger, Sprague Holdings will hold all limited partner interests in the Partnership, (f) Partnership GP shall continue as the sole general partner of the Partnership holding a non-economic general partner interest in the Partnership and (g) the Partnership shall continue without dissolution.

Action Approved by Written Consent of Unitholders Representing a Unit Majority (see page 49)
Under the Partnership Agreement, approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, requires the affirmative vote or consent of the holders of issued and outstanding Common Units constituting a Unit Majority. Sprague Holdings beneficially owns approximately 74.5% of the issued and outstanding Common Units which constitutes a Unit Majority and, therefore, a sufficient number to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.
On June 2, 2022, immediately following the execution of the Merger Agreement, Sprague Holdings, as the holder of a number of Common Units constituting a Unit Majority, delivered to the Partnership an irrevocable written consent approving the Merger Agreement and approving the transactions contemplated thereby, including the Merger, pursuant to the terms of the Partnership Agreement. As a result, the Partnership is not soliciting your approval of the Merger Agreement or the transactions contemplated thereby, and the Partnership does not intend to call a meeting of unitholders for purposes of voting on the approval of the Merger Agreement or the transactions contemplated thereby.
The Conflicts Committee Recommendations and Approval of the Merger (see page 24)
On June 2, 2022, the Conflicts Committee of the GP Board, consisting of three independent directors, unanimously and in good faith (a) (i) determined that the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, were in the best interests of the Partnership and the Unaffiliated Unitholders, (ii) approved the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, which action constituted “Special Approval” (as defined in Section 7.9(b) the Partnership Agreement) by the Conflicts Committee, and (iii) resolved to recommend the submission of the Merger Agreement to a vote of the Limited Partners by written consent pursuant to Section 13.11 of the Partnership Agreement, and (b) directed Partnership GP and the Partnership to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger.
The Conflicts Committee retained Jefferies as its financial advisor and Latham & Watkins LLP (“Latham”) as its legal counsel. In the course of reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, the Conflicts Committee considered a number of factors in its deliberations. For a more complete discussion of these items, see “The Merger — Recommendation of the Conflicts Committee; Reasons for Recommending Approval of the Merger.”
Opinion of Financial Advisor to the Conflicts Committee (see page 32)
The Conflicts Committee engaged Jefferies to act as its financial advisor in connection with the Merger. At a meeting of the Conflicts Committee held on June 2, 2022, Jefferies rendered an oral opinion, confirmed by delivery of a written opinion dated as of the same date, to the Conflicts Committee to the effect that, as of the date of its opinion, and based upon the assumptions made, matters considered, procedures followed, and qualifications and limitations of the review undertaken in rendering its opinion as set forth therein, the Merger Consideration to be received by the Unaffiliated Unitholders pursuant to the Merger Agreement was fair, from a financial point of view, to the Partnership and the Unaffiliated Unitholders.
The full text of Jefferies’ opinion, which describes the assumptions made, matters considered, procedures followed, and qualifications and limitations of the review undertaken by Jefferies in rendering its opinion, is attached as Annex B to this information statement and is incorporated herein by reference. For a further discussion of Jefferies’ opinion, see “The Merger — Opinion of Financial Advisor to the Conflicts Committee.”
Interests of the Directors and Executive Officers of Partnership GP in the Merger (see page 40)
Some of the directors and executive officers of Partnership GP have financial interests in the Merger that may be different from, or in addition to, those of the Unaffiliated Unitholders generally. The Conflicts Committee was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby, including the Merger.
Certain of the directors and executive officers of Partnership GP hold Common Units and will be entitled to receive the Merger Consideration in connection with the Merger. Additionally, certain of the directors of Partnership GP are partners of Hartree, the sole member of Sprague Holdings. The executive officers of Partnership GP may continue to serve as officers of Partnership GP after the closing of the Merger. Partnership GP’s directors and executive officers are also entitled to continued indemnification and directors’ and officers’ liability insurance coverage under the terms of the Merger Agreement. Pursuant to the Merger Agreement, each Sprague Holdings Unit will remain outstanding, and no consideration will be delivered in respect thereof.
For a further discussion of the interests of directors and executive officers in the Merger, see “The Merger — Interests of the Directors and Executive Officers of Partnership GP in the Merger.”
Position of the Hartree Filing Parties as to the Fairness of the Merger (see page 40)
The “Hartree Filing Parties” means (i) Hartree, (ii) Sprague Holdings, (iii) Merger Sub and (iv) Hartree Partners GP, LLC, the general partner of Hartree (“Hartree GP”). The Hartree Filing Parties believe that the proposed Merger is substantively and procedurally fair to the Unaffiliated Unitholders. However, none of the Hartree Filing Parties nor any of their respective affiliates has performed, or engaged a financial advisor to perform, any valuation or other analysis for purposes of assessing the fairness of the Merger to the Partnership and the Unaffiliated Unitholders. The belief of the Hartree Filing Parties as to the procedural and substantive fairness of the Merger is based on the factors discussed in “The Merger — Position of the Hartree Filing Parties as to the Fairness of the Merger.”
Conditions to Consummation of the Merger (see page 48)
As more fully described in this information statement, each party’s obligation to complete the transactions contemplated by the Merger Agreement depends on a number of customary closing conditions being satisfied or, where legally permissible, waived, including the following:
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the Unit Majority Written Consent must not have been amended, modified, withdrawn, terminated or revoked;

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the affirmative vote or written consent in favor of the approval of the Merger Agreement and the Merger by holders of a majority of the issued and outstanding Common Units shall have been obtained (which was satisfied upon receipt of the Unit Majority Written Consent); and

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no Restraint (as defined in the Merger Agreement) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by the Merger Agreement or making the consummation of the transactions contemplated thereunder illegal.

The obligations of Sprague Holdings and Merger Sub (the “Sprague Holdings Parties”) to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:
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the representations and warranties of the Partnership and Partnership GP in the Merger Agreement shall be true and correct both as of the date of the Merger Agreement and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), subject to certain standards, including materiality and material adverse effect qualifications, as described under “The Merger Agreement — Conditions to Consummation of the Merger”;

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the Partnership and Partnership GP shall have performed or complied with, in all material respects, all covenants and obligations required to be performed by them under the Merger Agreement at or prior to the closing date;

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there shall not have been a Partnership Material Adverse Effect, as described under and defined in “The Merger Agreement — Conditions to Consummation of the Merger”; and

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the Sprague Holdings Parties shall have received an officer’s certificate executed by an authorized executive officer of Partnership GP certifying that the three preceding conditions have been satisfied.

The obligations of the Partnership and Partnership GP (the “Partnership Parties”) to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:
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the representations and warranties of Sprague Holdings and Merger Sub in the Merger Agreement shall be true and correct both as of the date of the Merger Agreement and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), without giving effect to certain limitations, including materiality and material adverse effect qualifications, as described under “The Merger Agreement — Conditions to Consummation of the Merger”;
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the Sprague Holdings Parties shall have performed or complied with, in all material respects, all covenants and obligations required to be performed by them under the Merger Agreement; and

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the Partnership shall have received an officer’s certificate executed by an authorized executive officer of Sprague Holdings certifying that the two preceding conditions have been satisfied.

Regulatory Approvals Required for the Merger (see page 44)
In connection with the Merger, the Partnership intends to make all required filings under the Exchange Act, as well as any required filings with the NYSE and the Secretary of State of the State of Delaware. None of the Partnership, Partnership GP or Sprague Holdings is aware of any federal or state regulatory approval required in connection with the Merger, other than compliance with applicable federal securities laws and applicable Delaware law. For a further discussion of regulatory approvals required for the Merger, see “The Merger — Regulatory Approvals and Clearances Required for the Merger.”
Termination of the Merger Agreement (see page 51)
The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:
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by mutual written consent of the Partnership and Sprague Holdings duly authorized by, in the case of the Partnership, the Conflicts Committee;

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by either Sprague Holdings or, following authorization by the Conflicts Committee, the Partnership, if the Merger has not occurred on or before December 2, 2022 (the “Outside Date”); provided, that the right to terminate is not available to a party if the failure to satisfy such condition was due to the failure of such party (or, in the case of the Partnership, the Partnership or Partnership GP, and in the case of Sprague Holdings, Sprague Holdings or Merger Sub) to perform any of its obligations under the Merger Agreement;

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by Sprague Holdings:

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if there is a breach or failure to perform by the Partnership or Partnership GP of any of its representations, warranties, covenants or agreements in the Merger Agreement such that certain closing conditions would not be satisfied, or if capable of being cured, such breach has not been cured within the earlier of the Outside Date or 30 days following delivery of written notice of such breach by Sprague Holdings, subject to certain exceptions discussed in “The Merger Agreement — Termination of the Merger Agreement”; provided, however, that the right to terminate is not available to Sprague Holdings if Sprague Holdings or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement; or

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if a Restraint enjoining, restraining, preventing or prohibiting the consummation of the transactions contemplated by the Merger Agreement or making the consummation of the transactions contemplated by the Merger Agreement illegal is in effect and has become final and nonappealable; provided, however, that the right to terminate is not available to Sprague Holdings if such Restraint was due to the failure of Sprague Holdings or Merger Sub to perform any of its obligations under the Merger Agreement; or

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by the Partnership (following authorization by the Conflicts Committee):

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if there is a breach or failure to perform by Sprague Holdings or Merger Sub of any of its representations, warranties, covenants or agreements in the Merger Agreement such that certain closing conditions would not be satisfied, or if capable of being cured, such breach has not been cured within the earlier of the Outside Date or 30 days following delivery of written notice of such breach by the Partnership, subject to certain exceptions discussed in “The Merger Agreement — Termination of the Merger Agreement”; provided, however, that the right to terminate is not available to the Partnership if the Partnership or Partnership GP is then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement;
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if a Restraint enjoining, restraining, preventing or prohibiting the consummation of the transactions contemplated by the Merger Agreement or making the consummation of the transactions contemplated by the Merger Agreement illegal is in effect and has become final and nonappealable; provided, however, that the right to terminate is not available to the Partnership if such Restraint was due to the failure of the Partnership or Partnership GP to perform any of its obligations under the Merger Agreement; or

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if (i) all conditions to closing have been met or waived, (ii) Partnership GP has delivered written notice to Sprague Holdings of, among other things, its and the Partnership’s willingness and ability to close the Merger on the date of such notice and at all times during the five business days immediately after such notice, as more fully described in “The Merger Agreement — Termination of the Merger Agreement,” and (iii) Sprague Holdings fails to consummate the closing within those five business days.

Fees and Expenses (see page 44)
Generally, all fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be the obligation of the respective party incurring such fees and expenses. The expenses incurred in connection with the filing, printing and mailing of this information statement will be paid 50% by Sprague Holdings and 50% by the Partnership.
The Merger Agreement provides that, in the event of termination of the Merger Agreement in specified circumstances, Sprague Holdings will, within ten business days after the date of such termination, pay a termination fee to the Partnership in the amount of $5 million (the “Termination Fee”), it being understood that in no event will Sprague Holdings be required to pay the Termination Fee on more than one occasion. Following payment of the Termination Fee, if any, Sprague Holdings will not be obligated to pay any additional expenses incurred by the Partnership or Partnership GP.
Remedies; Specific Performance (see page 55)
The Merger Agreement provides that termination of the Merger Agreement will relieve the parties from their respective duties and obligations arising under the Merger Agreement after the date of such termination and that the parties will have no further liability under the Merger Agreement; provided, however, that nothing in the Merger Agreement will relieve the Partnership Parties of any liability for fraud or a willful breach of the Merger Agreement. Notwithstanding anything to the contrary therein, the Merger Agreement also provides that in the event that the Merger Agreement is terminated by the Partnership, or by Sprague Holdings at a time when the Partnership could have terminated the Merger Agreement, under certain circumstances, Sprague Holdings or its designee will pay, no later than ten business days after the date of such termination, the Termination Fee to the Partnership.
The Merger Agreement also provides that the parties are entitled to an injunction to prevent breaches of the Merger Agreement and to specifically enforce the Merger Agreement. The Termination Fee, together with the specific performance rights described in Section 9.8 of the Merger Agreement, as applicable, are the sole and exclusive remedies of the Sprague Holdings Parties and the Partnership Parties and any of their respective former, current and future affiliates, each of their former, current and future partners, members, equityholders and representatives, and each of their respective heirs, executors, administrators, successors and assigns, and under no circumstances shall Sprague Holdings be obligated to both specifically perform the terms of the Merger Agreement and pay the Termination Fee.
Financing of the Merger (see page 44)
The total amount of funds necessary to consummate the Merger and the related transactions is anticipated to be approximately $127.1 million. Sprague Holdings expects to fund the Merger Consideration with cash through capital contributions from Hartree or any available debt financing sources, at Hartree’s discretion.

Material U.S. Federal Income Tax Consequences of the Merger (see page 59)
The receipt of cash in exchange for Common Units pursuant to the Merger will be a taxable transaction to U.S. Unitholders (as defined in the section titled “Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes. In general, gain or loss recognized on the receipt of cash in exchange for Common Units will be taxable as capital gain or loss. However, a portion of this gain or loss, which portion could be substantial, will be separately computed and taxed as ordinary income or loss to the extent attributable to assets giving rise to depreciation recapture or other “unrealized receivables” or to “inventory items” owned by the Partnership and its subsidiaries. Suspended passive losses that were not deductible by a holder of Common Units in prior taxable periods may become available to offset all or a portion of the gain recognized by such holder. However, the precise U.S. federal income tax consequences of the Merger will depend on the holder’s particular tax situation. Accordingly, each holder of Common Units should consult its tax advisor regarding the tax consequences of the exchange of Common Units for cash pursuant to the Merger in light of its particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).
No Appraisal Rights (see page 45)
Holders of Common Units are not entitled to dissenters’ rights of appraisal under the Partnership Agreement, the Merger Agreement or applicable Delaware law.
Delisting and Deregistration of Common Units (see page 45)
The Common Units are currently listed on the NYSE under the ticker symbol “SRLP.” If the Merger is completed, the Common Units will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

QUESTIONS AND ANSWERS ABOUT THE MERGER
Q:
Why am I receiving this information statement?

A:
This information statement describes the Merger and the approval of the Merger Agreement and the Merger by written consent of Limited Partners constituting a Unit Majority. The GP Board is providing this information statement to you pursuant to Section 14(c) of the Exchange Act solely to inform you of, and to provide you with information about, the Merger before the Merger is consummated.

Q:
Why am I not being asked to vote on the Merger?

A:
Consummation of the Merger requires Partnership Unitholder Approval. Sprague Holdings beneficially owns approximately 74.5% of the outstanding Common Units, a sufficient number to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. Immediately following the execution of the Merger Agreement, Sprague Holdings delivered to the Partnership the Unit Majority Written Consent approving the Merger Agreement and the Merger, which consent constitutes Partnership Unitholder Approval. As a result, the Partnership has not solicited and is not soliciting your approval of the Merger Agreement, and does not plan to call a meeting of the holders of Common Units to approve the Merger Agreement.

Q:
What will happen in the Merger?

A:
In the Merger, Merger Sub will merge with and into the Partnership. The Partnership will survive as a direct wholly owned subsidiary of Sprague Holdings and Partnership GP. If the Merger is completed, the Common Units will cease to be listed on the NYSE, will be deregistered under the Exchange Act and will cease to be publicly traded.

Q:
What will I receive in the Merger for my Common Units?

A:
If the Merger is completed, each Common Unit, other than Sprague Holdings Units, will be converted into the right to receive $19.00 in cash, to be paid without interest and reduced by any applicable tax withholding.

Q:
Does the Partnership expect to pay distributions on my Common Units prior to the closing of the Merger?

A:
On July 25, 2022, Partnership GP declared a cash distribution to holders of Common Units for the calendar quarter ending June 30, 2022, of $0.4338 per Common Unit. The distribution will be paid on August 10, 2022, to unitholders of record as of the close of business on August 5, 2022. Other than the cash distribution for the calendar quarter ending June 30, 2022, the Partnership does not expect to make any distributions on the Common Units prior to the completion of the Merger, and the Partnership may not pay any other distribution without the prior written consent of Sprague Holdings under the terms of the Merger Agreement.

Q:
How does the Merger Consideration of $19.00 per Common Unit compare to the market price of the Common Units prior to the execution of the Merger Agreement?

A:
The Merger Consideration represents (i) a 27.3% premium to the closing price of the Common Units on January 10, 2022, the day prior to which Hartree submitted its take-private proposal to the Partnership, (ii) an 18.9% premium to the closing price of the Common Units on June 1, 2022, the day prior to the execution of the Merger Agreement and (iii) a 15.1% premium to the price per Common Unit received by an affiliate of Axel Johnson, Inc., the former controlling sponsor of the Partnership (“Axel Johnson”), in connection with the sale of all of Axel Johnson’s Common Units to Sprague Holdings in May 2021.

Q:
How will I receive the Merger Consideration to which I am entitled?

A:
Promptly after the Effective Time, Sprague Holdings will send, or cause the paying agent to send, to each holder of record of Common Units (other than The Depository Trust Company (“DTC”)) as of the Effective Time certain transmittal materials and instructions for use in effecting the surrender of Common Units to the paying agent in exchange for the Merger Consideration.

Q:
When do you expect to complete the Merger?

A:
Assuming the timely satisfaction or waiver of the conditions set forth in the Merger Agreement, the Partnership currently anticipates that the Merger will be completed prior to the end of the third quarter of 2022. However, no assurance can be given as to when, or if, the Merger will occur.

Q:
What happens if the Merger is not completed?

A:
If the Merger is not completed for any reason, holders of Common Units will not receive any form of consideration for their Common Units in connection with the Merger. Instead, the Partnership will remain a publicly traded limited partnership and the Common Units will continue to be listed and traded on the NYSE.

Q:
When is this information statement being mailed?

A:
This information statement is first being sent to holders of Common Units on or about August 9, 2022.

Q:
Am I entitled to appraisal or dissenters’ rights?

A:
No. Holders of Common Units are not entitled to dissenters’ rights of appraisal under the Partnership Agreement, the Merger Agreement or applicable Delaware law.

Q:
Is completion of the Merger subject to any conditions?

A:
Yes. Completion of the Merger is subject to certain customary conditions, including, among others: (1) there being no law, injunction, judgment or ruling prohibiting consummation of the transactions contemplated under the Merger Agreement or making the consummation of the transactions contemplated thereby illegal; (2) subject to specified materiality standards, the accuracy of certain representations and warranties of the parties as of the date of execution of the Merger Agreement and as of the closing date; (3) compliance by the parties in all material respects with their covenants and obligations under the Merger Agreement; and (4) since the date of the execution of the Merger Agreement, there not having been a Partnership Material Adverse Effect (as defined in the Merger Agreement). For further discussion of the conditions to consummation of the Merger, see “The Merger Agreement — Conditions to Consummation of the Merger.”

Q:
What are the material U.S. federal income tax consequences of the Merger to the holders of Common Units?

A:
If you are a U.S. Unitholder (as defined in the section titled “Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash in exchange for Common Units pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and the resulting tax liability, if any, will depend on your particular situation. Accordingly, you should consult your tax advisor regarding the particular tax consequences to you of the exchange of Common Units for cash pursuant to the Merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Q:
What do I need to do now?

A:
No action by you is requested or required at this time. If the Merger is consummated, you will receive instructions regarding the surrender of your Common Units and payment for your Common Units.

Q:
What is householding?

A:
The SEC has adopted rules that permit companies and intermediaries (such as brokers or banks) to satisfy the delivery requirements for information statements with respect to two or more security holders sharing the same address by delivering a single notice or information statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for unitholders and cost savings for companies. Banks, brokers and other nominees with accountholders who hold Common Units may be “householding” the Partnership’s information statement materials. As indicated in the notice provided by these brokers to holders of Common

Units, a single information statement will be delivered to multiple unitholders sharing an address unless contrary instructions have been received from an affected holder of Common Units. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.
If, at any time, you no longer wish to participate in “householding” and you prefer to receive a separate information statement, please notify your broker or write to the following address:
Sprague Resources LP
185 International Drive
Portsmouth, New Hampshire 03801
Attention: Investor Relations
Telephone: (800) 225-1560
Q:
Whom should I call with questions?

A:
If you have any questions about the Merger or need additional copies of this information statement, you should contact the Partnership at the above address and phone number.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements. Statements identified by words such as “could,” “should,” “will,” “continue,” “predicts,” “scheduled,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” “forecast,” “creates,” “may” or words of similar meaning generally are intended to identify forward-looking statements. These statements are based upon the current beliefs and expectations of the Partnership and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond its respective control. These forward-looking statements are subject to a number of factors, assumptions, risks and uncertainties that could cause the Partnership’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements, and such differences may be material. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. These factors, assumptions, risks and uncertainties include, but are not limited to:
•
the occurrence of any event, change or other circumstance that could give rise to termination of the Merger Agreement;

•
the inability to complete the Merger due to the failure to satisfy conditions to consummation of the Merger;

•
risks related to disruption of management’s attention from the Partnership’s ongoing business operations due to the Merger;

•
the impact of the announcement of the proposed Merger on relationships with third parties, including commercial counterparties, employees and competitors and risks associated with the loss and ongoing replacement of key personnel;

•
risks relating to unanticipated costs of integration in connection with the proposed Merger, including operating costs, customer loss or business disruption being greater than expected;

•
changes in federal, state, local and foreign laws or regulations, including those that permit the Partnership to be treated as a partnership for federal income tax purposes, those that govern environmental protection and those that regulate the sale of the Partnership’s products to its customers;

•
changes in the marketplace for the Partnership’s products or services resulting from events such as dramatic changes in commodity prices, increased competition, increased energy conservation, increased use of alternative fuels and new technologies, changes in local, domestic or international inventory levels, seasonality, changes in supply, weather and logistics disruptions, or general reductions in demand;

•
security risks, including terrorism and cyber-risk;

•
adverse weather conditions, particularly warmer winter seasons and cooler summer seasons, climate change, environmental releases and natural disasters;

•
adverse local, regional, national or international economic conditions, including, but not limited to, public health crises that reduce economic activity, affect the demand for travel (public and private), as well as impact costs of operation and availability of supply (including the coronavirus COVID-19 outbreak), unfavorable capital market conditions and detrimental political developments (including Russia’s invasion of Ukraine) that could result in the inability to move products between foreign locales and the United States;

•
nonpayment or nonperformance by the Partnership’s customers or suppliers;

•
shutdowns or interruptions at the Partnership’s terminals and storage assets or at the source points for the products the Partnership stores or sells, disruptions in the Partnership’s labor force, as well as disruptions in the Partnership’s information technology systems;

•
unanticipated capital expenditures in connection with the construction, repair, or replacement of the Partnership’s assets;

•
the ability to integrate acquired assets with the Partnership’s existing assets and to realize anticipated cost savings and other efficiencies and benefits;

•
the ability to successfully complete the Partnership’s organic growth and acquisition projects and/or to realize the anticipated financial and operational benefits; and

•
the effects of future litigation, including litigation relating to the Merger.

All forward-looking statements speak only as of the date of this information statement. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions including, but not limited to, those discussed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”), attached as Annex C to this information statement, the Partnership’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022 (the “Form 10-Q”), which is incorporated by reference into this information statement, and the Partnership’s other filings with the SEC. Moreover, the Partnership operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for the Partnership’s management to predict all risks, nor can its management assess the impact of all factors on the Partnership’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Partnership may make. Although the Partnership believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements the Partnership makes in this information statement are reasonable, it can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

THE MERGER
This section of the information statement describes the material aspects of the proposed Merger. This section may not contain all of the information that is important to you. You should carefully read this entire information statement, including the full text of the Merger Agreement, for a more complete understanding of the Merger. A copy of the Merger Agreement is attached as Annex A hereto and incorporated by reference herein. In addition, important business and financial information about the Partnership is included in the Form 10-K, attached as Annex C to this information statement, and the Form 10-Q, which is incorporated by reference into this information statement.
Effects of the Merger
Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the laws of the State of Delaware, the Merger Agreement provides for the merger of Merger Sub with and into the Partnership. The Partnership, which is sometimes referred to following the Merger as the “surviving entity,” will survive the Merger, and the separate limited liability company existence of Merger Sub will cease. As a result of the Merger, the Partnership will survive as a direct wholly owned subsidiary of Sprague Holdings and Partnership GP. At the Effective Time, the certificate of limited partnership of the Partnership as in effect immediately prior to the Effective Time shall remain unchanged and shall be the certificate of limited partnership of the surviving entity from and after the Effective Time, until duly amended in accordance with the terms thereof and applicable law.
The Merger Agreement provides that, at the Effective Time, each Common Unit issued and outstanding as of immediately prior to the Effective Time (other than the Sprague Holdings Units) will be converted into the right to receive $19.00 per Common Unit in cash without any interest thereon, reduced by any applicable tax withholding. As of the Effective Time, all of the Common Units converted into the right to receive the Merger Consideration will no longer be outstanding and will automatically be canceled and cease to exist. The Common Units and Incentive Distribution Rights held by Sprague Holdings and its permitted transferees immediately prior to the Effective Time and the General Partner Interest will be unaffected by the Merger and will remain outstanding.
The Partnership’s net book value (calculated as total assets minus total liabilities) as of December 31, 2021 was approximately $(66) million, and the Partnership’s net loss for the fiscal year ended December 31, 2021 was approximately $69 million. As of December 31, 2021, Sprague Holdings was the record and beneficial owner of approximately 74.5% of the Partnership’s outstanding Common Units, representing an effective beneficial ownership by Sprague Holdings of 74.5% of the Partnership’s net book value attributable to such Common Units, which represented an effective beneficial ownership by Sprague Holdings attributable to around 74.5% of the Partnership’s net loss for the fiscal year ended December 31, 2021 (approximately $51 million). If the Merger is consummated, Sprague Holdings’ aggregate beneficial interest in the Partnership’s net book value will increase to 100% and net earnings will increase to 100%. Accordingly, if the Merger is consummated, Sprague Holdings’ aggregate beneficial interest in the Partnership’s net book value will increase to approximately $(66) million, and net loss will increase to approximately $69 million (based on the Partnership’s December 31, 2021 financial data). Sprague Holdings and its affiliates will also be entitled to any future increase in the Partnership’s value and all income generated by the Partnership’s operations going forward.
Background of the Merger
In February 2019, Hartree and the Partnership had an introductory meeting to discuss potential commercial opportunities. Hartree began purchasing Common Units in the open market in August of 2019. Over time, Hartree became increasingly interested in the Partnership and began to consider increasing the size of its investment, ultimately acquiring 1,850,000 Common Units by March 19, 2020, which Hartree reported on a Schedule 13G. During this period, the Partnership was controlled by Sprague Resources Holdings, LLC (“Axel Johnson Holdings”), a subsidiary of Axel Johnson, which at the time held (i) approximately 53.3% of the Partnership’s outstanding Common Units, (ii) the General Partner Interest and (iii) 100% of the Incentive Distribution Rights.

On March 25, 2020, representatives of Axel Johnson Holdings delivered a proposal (the “Axel Johnson 2020 Proposal”) to the GP Board to acquire all of the outstanding Common Units not already owned by Axel Johnson Holdings and its affiliates for $13.00 in cash per Common Unit. The GP Board delegated the authority to evaluate and negotiate the Axel Johnson 2020 Proposal to a conflicts committee of the GP Board.
In late March 2020, certain related entities of Hartree acquired an additional 1,375,000 Common Units in the open market. Following these purchases, Hartree and such related entities filed a Schedule 13D, which, among other things, stated that Hartree and such related entities intended to discuss with one or more of the management of the Partnership, the GP Board, affiliates of Axel Johnson Holdings and their respective advisors the Partnership’s plans for enhancing shareholder value, including as it related to the Axel Johnson 2020 Proposal. The Schedule 13D also stated that Hartree and its related entities may in the future acquire additional Common Units or formulate plans or proposals regarding the Partnership or its securities, including with respect to the Axel Johnson 2020 Proposal or any potential strategic alternative thereto.
In early April 2020, representatives of Hartree and Axel Johnson engaged in preliminary discussions regarding Hartree potentially participating in the take-private of the Partnership proposed by Axel Johnson by providing equity financing for a portion of the consideration to be paid to public unitholders. However, such discussions between Hartree and Axel Johnson ceased by mid-May 2020.
On June 4, 2020, Axel Johnson Holdings withdrew the Axel Johnson 2020 Proposal following the inability to reach an agreement with the conflicts committee on the price and terms of the Axel Johnson 2020 Proposal.
From mid-June 2020 through November 2020, Hartree and certain related entities acquired an additional 265,365 Common Units in open market purchases, which Hartree disclosed in amendments to its Schedule 13D.
On February 11, 2021, Axel Johnson Holdings provided notice to the Partnership that Axel Johnson Holdings had made an IDR Reset Election (as defined in the Partnership Agreement), pursuant to which the Partnership would issue 3,107,248 additional Common Units to Axel Johnson Holdings.
On March 5, 2021, the issuance of 3,107,248 additional Common Units to Axel Johnson Holdings pursuant to the IDR Reset Election closed, resulting in Axel Johnson Holdings holding an aggregate of 16,058,484 Common Units.
In early March 2021, Hartree and the Partnership began to jointly evaluate a potential acquisition. Subsequently, Hartree, the Partnership and Axel Johnson had a conversation regarding such acquisition to assess whether there could be a potential opportunity for all parties to be involved given that the opportunity was within the Partnership’s core geographic footprint.
In mid-March 2021, following the early-March meeting between Hartree, the Partnership and Axel Johnson, a representative of Axel Johnson contacted a representative of Hartree to determine whether Hartree would be interested in acquiring all of Axel Johnson’s interests in the Partnership, including the Common Units held by Axel Johnson Holdings, the General Partner Interest and 100% of the Incentive Distribution Rights. During the next several weeks, Hartree and Axel Johnson engaged in negotiations regarding such a transaction.
Following extensive negotiations between Hartree and Axel Johnson, on April 20, 2021, Axel Johnson Holdings, Sprague Holdings, and, solely for the purposes of certain sections specified therein, Hartree, entered into a Purchase Agreement (the “Axel Johnson Purchase Agreement”) pursuant to which Sprague Holdings would purchase all of Axel Johnson’s interests in the Partnership, including the Common Units held by Axel Johnson Holdings, the General Partner Interest and 100% of the Incentive Distribution Rights, for a total price of $290,000,000, consisting of (a) $264,964,986.00 attributable to the 16,058,484 Common Units held by Axel Johnson Holdings, at a price of $16.50 per Common Unit, and (b) $25,035,014.00 attributable to the General Partner Interest and 100% of the Incentive Distribution Rights, collectively (such transaction, the “Axel Johnson Transaction”). Following the execution of the Axel Johnson Purchase Agreement, Hartree filed an amendment to its Schedule 13D, which, among other things, disclosed the entry into the Axel Johnson Purchase Agreement and stated that Hartree intended to actively evaluate acquiring additional Common Units, either through a tender offer or privately negotiated purchases, which could result in the de-listing of the Common Units. Hartree’s amended Schedule 13D also stated that upon the closing of the Axel Johnson Transaction, Hartree intended to appoint individuals to the GP Board to replace the Axel Johnson board designees, and that following such appointment Hartree expected the GP Board to conduct a review of operational, strategic and financial matters with a goal of positioning the Partnership for long-term growth, which would include a review of the Partnership’s historical distribution policy and could result in the GP Board determining that it is in the best interests of the Partnership to reinvest a greater portion of the Partnership’s earnings in growth projects.
On May 28, 2021, the Axel Johnson Transaction closed. Following the closing of the Axel Johnson Transaction, (i) Hartree filed an amendment to its Schedule 13D disclosing Hartree’s beneficial ownership of Common Units after giving effect to the Axel Johnson Transaction and (ii) Stephen Hendel, Stephen Semlitz, Jonathan Guy Merison, Scott Levy and Heiko Voelker, each employees of Hartree, were appointed to the GP Board to replace the directors previously designated by Axel Johnson.
During the summer and fall of 2021, the GP Board conducted a review of the Partnership’s distribution policy based on the Partnership’s current and future expected cash flows and debt service requirements, noting, among other things, that the Partnership had one of the lowest distribution coverage ratios when compared to its peers. The GP Board also asked senior management of Partnership GP (“Management”) to review the Partnership’s distribution policy and provide a recommendation on the Partnership’s distribution rate. Following the GP Board’s review and its receipt of Management’s recommendation, which recommended that the Partnership’s distribution rate be lowered to give the Partnership more cash to grow its business, on October 12, 2021, the GP Board approved a cash distribution in an amount of $0.4338 per Common Unit for the third quarter of 2021, a reduction from the $0.6675 per Common Unit distributed for the second quarter of 2021.
During the fall of 2021, Hartree began internally evaluating a potential take-private transaction of the Partnership and engaged in preliminary discussions with its legal advisor from the Axel Johnson Transaction, Vinson & Elkins L.L.P. (“V&E”), regarding the possibility of pursuing such a transaction. During this evaluation, Hartree considered that investor preferences for MLP structures have decreased during the past few years, noting the general inaccessibility to equity capital markets for MLPs and the relatively high cost of debt capital for non-investment grade companies. Hartree also considered the market trends for transactions involving MLPs, including take-privates or buy-ins of MLPs by their sponsors, which have resulted in a significant decrease in the number of outstanding MLPs in recent years.
In late December 2021, Hartree began to further explore the possibility of submitting a take-private proposal to the Partnership. Hartree had discussions regarding submitting such a proposal with representatives of V&E and Evercore Group L.L.C. (“Evercore”).
On January 6, 2022, Hartree entered into an engagement letter with Evercore, pursuant to which Evercore would serve as Hartree’s financial advisor in connection with a potential take-private of the Partnership.
On January 10, 2022, Hartree received internal approval to make a proposal to acquire all of the Common Units not already beneficially owned by Hartree or its affiliates in exchange for $16.50 in cash per Common Unit.
On January 11, 2022, Hartree formally submitted a non-binding proposal (the “January 11 Offer”) to the GP Board to acquire all of the Common Units not already beneficially owned by Hartree or its affiliates in exchange for $16.50 in cash per Common Unit, with such transaction to be structured as a merger between the Partnership and a newly formed acquisition vehicle controlled by Hartree (the “Potential Transaction”). The proposed price of $16.50 per Common Unit represented (i) a 10.6% premium to the closing price of the Common Units on January 10, 2022 and a 13.9% premium to the closing price of the Common Units on January 10, 2022 on an ex-Q4 2021 distribution basis, (ii) a 22.5% premium to the volume-weighted average price of the Common Units over the last 30 calendar days through January 10, 2022 and (iii) a price equal to the $16.50 per Common Unit received by Axel Johnson Holdings in the Axel Johnson Transaction. The January 11 Offer also stated that Hartree was interested only in acquiring Common Units of the Partnership and was not interested in selling any of its Common Units or in pursuing other strategic alternatives involving the Partnership. Following submission of the January 11 Offer, the Partnership issued a press release announcing receipt of the January 11 Offer and Hartree filed an amendment to its Schedule 13D disclosing the submission of the January 11 Offer.
On January 12, 2022, the GP Board adopted resolutions affirming the appointment of the members of the Conflicts Committee and authorizing the Conflicts Committee to (i) review and evaluate the terms and conditions of the Potential Transaction, including as compared to any alternatives thereto, (ii) negotiate, or delegate to any person or persons the ability to negotiate, the terms and conditions of the Potential Transaction, (iii) determine whether or not to grant “Special Approval” (pursuant to Section 7.9(b) of the Partnership Agreement), and determine whether or not to approve the Potential Transaction and the definitive agreements related thereto, on such terms and conditions as may ultimately be negotiated, it being understood that the Conflicts Committee had the full power and authority of the GP Board to approve or not approve the Potential Transaction without the necessity of additional approval of the full GP Board, but had no authority to approve or accept any potential alternative transaction to the Potential Transaction, and (iv) make a recommendation to the Unaffiliated Unitholders as to what action, if any, should be taken by the Unaffiliated Unitholders with respect to the Potential Transaction. The GP Board considered and reviewed the qualifications, background and experience of each of Beth A. Bowman, C. Gregory Harper and John A. Shapiro, as well as such other information as the GP Board deemed appropriate regarding the same, and inquired of each of Ms. Bowman and Messrs. Harper and Shapiro as to any information relevant to the determination of their eligibility to serve on the Conflicts Committee. Ms. Bowman and Messrs. Harper and Shapiro were selected to serve on the Conflicts Committee because, among other considerations, none of them is an officer or employee of the Partnership GP or an officer, employee or director of any affiliate of the Partnership GP; none of them is a holder of any ownership interest in the Partnership GP or any of its affiliates, other than Common Units and awards granted to such director under the Partnership’s Long-Term Incentive Plan; each of them meets the independence standards required of directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the SEC thereunder and by the NYSE and, in particular, none of them has any material relationship with the Partnership, the Partnership GP, Sprague Holdings or any of their affiliates (either directly or as a partner, member, shareholder or officer of any organization that has a relationship with the Partnership); and none of them has any relationships or interests that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director of the Partnership GP or a member of the Conflicts Committee or would otherwise disqualify him or her from serving as a member of the Conflicts Committee. For more information regarding the selection of the members of the Conflicts Committee, see the section entitled “The Merger — Recommendation of the Conflicts Committee; Reasons for Recommending Approval of the Merger — The Conflicts Committee.” The Conflicts Committee was also authorized to retain legal and financial advisors as it deemed necessary in the exercise of its business judgment to assist it in connection with the fulfillment of its duties.
On January 13, 2022, following the adoption by the GP Board of the Conflicts Committee authorizing resolutions, Ms. Bowman contacted a representative of Latham, which had previously served as legal counsel to the Conflicts Committee in connection with the Axel Johnson 2020 Proposal, and scheduled a call with the members of the Conflicts Committee and representatives of Latham to discuss the January 11 Offer. On January 14, 2022, the Conflicts Committee held a telephonic meeting with representatives of Latham during which the parties discussed the offer by Hartree. The Conflicts Committee also discussed with Latham the engagement of Latham as the Conflicts Committee’s legal advisor. The Conflicts Committee asked questions of Latham regarding its expertise and experience with respect to, among other types of transactions, going private or similar transactions. The Conflicts Committee determined, based on Latham’s prior experience with the Conflicts Committee and Latham’s overall experience, including with respect to public mergers and acquisitions, complex transactions involving publicly traded MLPs and representations of conflicts transactions in general, that Latham had the requisite expertise to provide high-quality legal advice to the Conflicts Committee, and to engage Latham as its legal counsel in connection with the proposed take-private transaction. The Conflicts Committee also discussed with Latham candidates to serve as the Conflicts Committee’s financial advisor.
In the weeks following January 14, 2022, the Conflicts Committee interviewed several financial advisors to potentially advise the Conflicts Committee in connection with a potential transaction. On January 24, 2022, the Conflicts Committee met telephonically with representatives of Jefferies to evaluate

Jefferies’ qualifications to act as the Conflicts Committee’s financial advisor in connection with a potential transaction. During the interview, the Conflicts Committee inquired as to Jefferies’ experience with respect to, among other types of transactions, going private or similar transactions, the experience of potential team members of Jefferies, and the availability of the potential team members of Jefferies to assist the Conflicts Committee. Jefferies confirmed to the Conflicts Committee that it had no relationship or conflicts of interest that would prevent it from serving as an independent advisor to the Conflicts Committee. There was a discussion among the Conflicts Committee and Jefferies regarding Jefferies’ capabilities, expertise and compensation expectations. The Conflicts Committee asked Jefferies to provide the Conflicts Committee with materials summarizing Jefferies’ experience with respect to transactions that are similar to a sponsor take-private transaction. Jefferies provided such materials to the Conflicts Committee later in the day on January 24, 2022 and a draft engagement letter on January 28, 2022. The Conflicts Committee directed Latham to review the engagement letter provided by Jefferies, and between January 28, 2022 and February 8, 2022, the parties negotiated and clarified the terms of the engagement letter. The Conflicts Committee executed the engagement letter with Jefferies on February 8, 2022.
On January 27, 2022, the Conflicts Committee held a telephonic meeting with representatives of Jefferies and Latham. The parties discussed the expected development of, and timeline for, the negotiations related to the January 11 Offer. The Conflicts Committee also discussed with Jefferies and Latham their proposed approach to legal, financial and other due diligence of the Partnership, and the Conflicts Committee directed Jefferies and Latham to begin conducting such due diligence.
On January 30, 2022, representatives of Latham sent an initial due diligence request list, consisting of legal, financial and other due diligence matters, to Management on behalf of the Conflicts Committee.
On February 2, 2022, Management provided to the Conflicts Committee and its advisors information with respect to the business of the Partnership, including an overview of the Partnership’s business segments and assets, the Partnership’s recent performance, Management’s financial projections for the Partnership, including its current forecast model for the Partnership, and potential divestitures and growth opportunities for the Partnership (the “February 2 Management Presentation”).
On February 3, 2022, the Conflicts Committee requested that the Partnership engage PricewaterhouseCoopers LLP to perform an analysis of the potential tax impact on Unaffiliated Unitholders of the Merger and related transactions.
On February 4, 2022, the Conflicts Committee held a telephonic meeting with representatives of Jefferies and Latham. The parties reviewed the February 2 Management Presentation and discussed the status of due diligence conducted to date, with a focus on what specific information Jefferies and Latham required to advance their financial analysis and legal due diligence review, respectively. The Conflicts Committee concluded that additional information from Management in response to its due diligence requests would be required to advance the Conflicts Committee’s due diligence review, and directed Jefferies to schedule a telephonic meeting with Management to review the February 2 Management Presentation once the material outstanding due diligence requests had been satisfied.
Also on February 4, 2022, V&E delivered an initial draft of the Merger Agreement to Latham. The initial draft of the Merger Agreement provided, among other things, that (i) Hartree and its affiliates, as holders of a majority of the outstanding Common Units of the Partnership, would commit to deliver the Unit Majority Written Consent upon entry into the Merger Agreement, without the necessity of a special meeting of, or solicitation of consents from, the Unaffiliated Unitholders, (ii) without the mutual written consent of the parties, the closing of the Merger could not occur prior to July 31, 2022 (the “Inside Date”), (iii) unitholders of the Partnership would receive any distribution from the Partnership with a record date occurring prior to the Effective Time of the Merger, but would not have the right to receive a distribution with a record date occurring after the Effective Time of the Merger, (iv) the Partnership GP would be prohibited from eliminating the Conflicts Committee or revoking or diminishing its authority, (v) if the Merger Agreement were terminated in certain circumstances, Hartree and its affiliates would be required to pay to the Partnership the Termination Fee in an amount equal to 2.0% of the total Merger Consideration, and (vi) the maximum liability of Sprague Holdings and its affiliates for any losses incurred by the Partnership upon a termination of the Merger Agreement would be limited to the amount of the Termination Fee (the “Liability Cap”).

On February 15, 2022, the Conflicts Committee held a telephonic meeting with representatives of Jefferies and Latham and members of Management. Management reviewed the February 2 Management Presentation and presented to the Conflicts Committee and its advisors a detailed review of the business of the Partnership, including the Partnership’s recent performance, Management’s financial projections for the Partnership and potential divestitures and growth opportunities for the Partnership. Management also responded to questions regarding, among other things, the basis for its financial projections, potential alternatives to the proposed transaction and communications received from Unaffiliated Unitholders regarding the January 11 Offer. Throughout the process of considering the Merger, the Conflicts Committee received and considered feedback provided by various Unaffiliated Unitholders.
On February 21, 2022, the Conflicts Committee held a telephonic meeting with representatives of Latham to discuss the draft Merger Agreement and certain material issues therein, including the required consents to approve the Merger Agreement and the Merger, the distributions to which unitholders would be entitled, the necessity of filing an information statement and a Schedule 13E-3 Transaction Statement in connection with the consummation of the Merger, the Termination Fee and the Liability Cap.
On March 3, 2022, the Conflicts Committee held a telephonic meeting with representatives of Jefferies and Latham to discuss Jefferies’ preliminary financial analysis of the consideration to be received by Unaffiliated Unitholders in the Merger. Jefferies reported on its analysis of the financial projections for the Partnership received from Management and certain related sensitivities. The parties also discussed the progress the Conflicts Committee’s advisors had made with respect to legal, financial and other due diligence of the Partnership and continued to discuss the expected development of, and timeline for, the negotiations related to the January 11 Offer. Also on March 3, 2022, representatives of Latham sent a supplemental due diligence request list to Management on behalf of the Conflicts Committee.
On March 10, 2022, the Conflicts Committee held a telephonic meeting with representatives of Jefferies and Latham. During the meeting, the Conflicts Committee discussed Management’s responses to Latham’s due diligence requests and continued to discuss Jefferies’ preliminary financial analysis of the consideration to be received by Unaffiliated Unitholders in the proposed merger and potential counterproposals to the January 11 Offer. The Conflicts Committee also discussed with representatives of Jefferies and Latham (i) an unsolicited offer received by the GP Board from an unaffiliated, private investment company on March 7, 2022, to acquire all of the issued and outstanding publicly held Common Units of the Partnership that were not directly owned by the offeror and its affiliates (the “Third Party Offer”), (ii) the GP Board’s consideration of the Third Party Offer and (iii) the Conflicts Committee’s consideration of the Third Party Offer in relation to the January 11 Offer.
On March 15, 2022, the Conflicts Committee held a telephonic meeting with representatives of Jefferies and Latham and members of Management, during which Management provided verbal responses to certain of the Conflicts Committee’s due diligence requests. Representatives of Management also provided an overview of the performance of, and financial projections for, the Partnership’s business segments and responded to questions from the Conflicts Committee and its advisors. At the conclusion of the meeting, the Conflicts Committee requested that Management provide additional financial projections relating to certain of the Partnership’s future growth opportunities.
On March 16, 2022, representatives of Latham sent a second supplemental due diligence request list, which included a request for Management’s growth case financial projections, to Management on behalf of the Conflicts Committee. Also on March 16, 2022, Management provided written responses to certain of the Conflicts Committee’s due diligence requests, including Management’s growth case financial projections.
Throughout February and March 2022, the Conflicts Committee and its representatives continued to conduct legal, financial and other due diligence of the Partnership, and representatives of Jefferies and Latham held several discussions with members of Management regarding the due diligence questions related to the January 11 Offer. During such time, the Conflicts Committee held telephonic meetings with representatives of Jefferies and Latham wherein Jefferies provided the Conflicts Committee with updates regarding the Partnership’s financial condition and prospects based on information received from Management through the due diligence process.
On March 17, 2022, the Conflicts Committee met telephonically with representatives of Latham to (i) summarize and explain the duties, rights and obligations of the Conflicts Committee under the Partnership Agreement and Delaware law and (ii) present the results of Latham’s legal due diligence.

On March 25, 2022, the Conflicts Committee held a telephonic meeting with representatives of Jefferies and Latham to discuss Jefferies’ financial analysis of the consideration to be received by Unaffiliated Unitholders in the Merger and Management’s growth case financial projections. The parties also continued to discuss potential counterproposals to the January 11 Offer, as well as the Third Party Offer in relation to the January 11 Offer and its potential impact on negotiations with Hartree. The Conflicts Committee directed representatives of Latham to seek additional information regarding the Third Party Offer from representatives of V&E following the conclusion of the meeting.
On March 28, 2022, representatives of Latham held a telephonic meeting with representatives of V&E to discuss the terms of the Third Party Offer, including whether the Third Party Offer could be considered legitimate and whether the offeror was expected to have access to sufficient financing to consummate the transactions contemplated by the Third Party Offer. Also on March 28, 2022, Management provided to the Conflicts Committee the results of Management’s investigation of the source of the Third Party Offer. Management concluded that the offeror (i) was not a legitimate player in the market and (ii) had no experience or capability to complete the acquisition as presented in the Third Party Offer.
On March 29, 2022, the Conflicts Committee held a telephonic meeting with representatives of Jefferies and Latham to discuss Jefferies’ financial analysis of the consideration to be received by Unaffiliated Unitholders in the Merger including, at the instruction of the Conflicts Committee, a sensitivity analysis that accounted for the effects of potential growth opportunities presented by Management on the Partnership’s future financial performance. The parties also engaged in further discussion regarding the Third Party Offer. A representative of Latham provided additional information regarding the Third Party Offer based on Latham’s discussion with V&E. Jefferies expressed its view that, based on the further information provided by V&E to Latham, the Third Party Offer was likely not legitimate and the offeror likely lacked access to the financial resources to consummate the transactions contemplated by the Third Party Offer. Following such discussion, the Conflicts Committee determined that it would not pursue the Third Party Offer further and would continue to consider a potential counterproposal to the January 11 Offer.
On March 30, 2022, the Conflicts Committee held a telephonic meeting with representatives of Jefferies and Latham to discuss the tax analysis prepared by PricewaterhouseCoopers LLP and the proposed terms to be included in Latham’s revised draft of the Merger Agreement. The parties also continued to discuss potential counterproposals to the January 11 Offer, and the Conflicts Committee determined to reconvene to decide on a definitive counterproposal to the January 11 Offer. The Conflicts Committee also discussed the terms of the draft Merger Agreement and directed Latham to revise the Merger Agreement consistent with the Conflicts Committee’s feedback and instruction and to deliver such revised Merger Agreement to V&E following Jefferies’ delivery of the counterproposal to Hartree and its advisors.
On March 31, 2022, the members of the Conflicts Committee held a telephonic meeting to continue to discuss the January 11 Offer and decide on a counterproposal. The Conflicts Committee reviewed the terms of the January 11 Offer and determined to deliver a counterproposal to the January 11 Offer of $23.80 per Common Unit held by Unaffiliated Unitholders. Also on March 31, 2022, the Conflicts Committee held a telephonic meeting with representatives of Jefferies and Latham to discuss its counterproposal and the proposed terms to be included in Latham’s revised draft of the Merger Agreement. At the conclusion of the meeting, the Conflicts Committee instructed Jefferies to communicate the terms of the counterproposal to Evercore and directed Latham to deliver to V&E a revised draft of the Merger Agreement. Later in the day on March 31, 2022, a representative of Jefferies held a telephonic meeting with a representative of Evercore, during which the representative of Jefferies delivered the Conflicts Committee’s counterproposal of $23.80 per Common Unit held by Unaffiliated Unitholders to Evercore.
On April 1, 2022, Latham delivered a revised draft of the Merger Agreement to V&E. The revised draft of the Merger Agreement, among other things, provided that (i) if a record date for a distribution with respect to a completed calendar quarter has not occurred prior to the Effective Time of the Merger, such record date would be reestablished as the Effective Time of the Merger, and unitholders would be entitled to receive such distribution in respect of such quarter in an amount not less than $0.4338 per Common Unit, the amount of the Partnership’s distribution for the first quarter of 2022, (ii) in addition to any distribution from the Partnership with a record date occurring prior to the Effective Time of the Merger and the distribution described in clause (i), unitholders of the Partnership would also have the right to receive a pro rata distribution in respect of the calendar quarter during which the closing occurs, (iii) the Partnership and Hartree and its affiliates would each bear and pay one half of the expenses incurred in connection with the preparation and filing of this information statement (the “Information Statement Fee Split”), (iv) in addition to being prohibited from eliminating the Conflicts Committee or revoking or diminishing its authority, the Partnership GP would also be prohibited from removing any member of the Conflicts Committee from the Conflicts Committee or the GP Board without the consent of a majority of the members of the Conflicts Committee, (v) the Termination Fee would equal 4.0% of the total Merger Consideration, and (vi) removed the Liability Cap.
On April 2, 2022, Ms. Bowman held a telephonic meeting with Mr. Hendel to discuss the January 11 Offer and the Conflicts Committee’s counterproposal thereto, as well as the parties’ respective views on the negotiation process and how to facilitate the sharing of information between the parties and their representatives.
On April 8, 2022, Jefferies provided Evercore with its financial analysis in support of the Conflicts Committee’s counterproposal of $23.80 per Common Unit and requested a conversation with Evercore concerning the initial January 11 Offer of $16.50 per Common Unit.
On April 12, 2022, a representative of Jefferies held a telephonic meeting with a representative of Evercore, during which the parties discussed their respective initial perspectives on the January 11 Offer and the Conflicts Committee’s counterproposal, as well as the underlying business fundamentals and assumptions related to such proposals.
On April 14, 2022, the Conflicts Committee held a telephonic meeting with representatives of Jefferies and Latham. Representatives of Jefferies discussed Jefferies’ financial analysis in support of the Conflicts Committee’s counterproposal, as well as the financial analysis of the January 11 Offer. Following such discussion, the Conflicts Committee reaffirmed that, based on the due diligence performed by the Conflicts Committee and its advisors, the valuation of the Partnership supported its counterproposal, and directed Jefferies to deliver a message to Evercore on behalf of the Conflicts Committee that the Conflicts Committee valued the Partnership consistent with its counterproposal and substantially in excess of the January 11 Offer.
On April 18, 2022, representatives of Jefferies held a telephonic meeting with representatives of Evercore. During the meeting, at the direction of the Conflicts Committee, Jefferies verbally communicated the Conflicts Committee’s message to Evercore regarding its view that the January 11 Offer was inadequate and that the Conflicts Committee’s counterproposal was more reflective of the long-term value of the Partnership. At the conclusion of the meeting, at the direction of Hartree, Evercore delivered a revised offer from Hartree of $17.00 per Common Unit (the “April 18 Offer”).
On April 20, 2022, the Conflicts Committee held a telephonic meeting with representatives of Jefferies and Latham to discuss the April 18 Offer. Representatives of Jefferies discussed their financial analysis of the $17.00 per Common Unit price included in the April 18 Offer. The parties also discussed potential counterproposals to the April 18 Offer.
On April 21, 2022, Ms. Bowman held a telephonic meeting with Mr. Hendel to discuss Hartree’s views with respect to commodity prices and broader macroeconomic trends, including backwardation in the market for distillate products and Russia’s invasion of Ukraine, and their potential impact on the value of the Partnership’s business.
On April 23, 2022, the Conflicts Committee held a telephonic meeting with representatives of Hartree, Jefferies and Evercore to discuss each of the parties’ perspectives on the value of the Partnership’s business.
On April 25, 2022, representatives of Jefferies and Evercore held an in-person meeting to discuss the parties’ respective financial models and valuation methodologies.
On April 29, 2022, the Conflicts Committee held a telephonic meeting with representatives of Jefferies and Latham to discuss its counterproposal to the April 18 Offer. Following such discussion, the Conflicts Committee determined that, based on the due diligence performed by the Conflicts Committee and its advisors, the valuation of the Partnership supported a price per Common Unit greater than the price included in the April 18 Offer. The Conflicts Committee determined to deliver a counterproposal to the April 18

Offer of $20.85 per Common Unit. At the conclusion of the meeting, the Conflicts Committee authorized and directed Jefferies to communicate the terms of the counterproposal to Evercore. Later in the day on April 29, 2022, at the direction of the Conflicts Committee, Jefferies verbally provided to Evercore the Conflict Committee’s counterproposal to the April 18 Offer of $20.85 per Common Unit held by Unaffiliated Unitholders.
On May 3, 2022, a representative of Evercore, at the direction of Hartree, communicated to a representative of Jefferies Hartree’s feedback regarding the Conflicts Committee’s counterproposal of $20.85 per Common Unit and delivered a revised offer by Hartree of $18.00 per Common Unit (the “May 3 Offer”).
On May 4, 2022, the Conflicts Committee held a telephonic meeting with representatives of Jefferies and Latham. Jefferies communicated Hartree’s feedback regarding the Conflicts Committee’s most recent counterproposal and the terms of the May 3 Offer of $18.00 per Common Unit. The parties then discussed potential counterproposals to the May 3 Offer. Following such discussion, the Conflicts Committee determined that, based on the due diligence performed by the Conflicts Committee and its advisors, the valuation of the Partnership supported a price per Common Unit greater than the price included in the May 3 Offer. The Conflicts Committee determined to deliver a counterproposal to the May 3 Offer of $20.25 per Common Unit and authorized and directed Jefferies to communicate the terms of the counterproposal to Evercore.
On May 5, 2022, a representative of Jefferies, on behalf of the Conflicts Committee, communicated to a representative of Evercore the Conflicts Committee’s feedback regarding the May 3 Offer of $18.00 per Common Unit and delivered the Conflicts Committee’s counterproposal of $20.25 per Common Unit.
On May 12, 2022, Ms. Bowman held a telephonic meeting with Mr. Hendel to discuss the May 3 Offer and the Conflicts Committee’s counterproposal thereto. Mr. Hendel expressed Hartree’s view that the Partnership’s prospects for future growth were influenced by macroeconomic headwinds that could negatively impact the value of the Partnership’s business and that the Risked Growth Case (as defined below) projections provided to the Conflicts Committee included growth projects that were very preliminary and speculative in nature. For more information on projections of the Partnership, see the section entitled “The Merger — Certain Financial Projections.” The parties also discussed how the Conflicts Committee and Hartree could make progress toward a definitive agreement. At the conclusion of the meeting, Mr. Hendel requested a meeting between the members of the Conflicts Committee and Mr. Hendel.
On May 14, 2022, Mr. Hendel contacted Ms. Bowman to provide the Conflicts Committee with Hartree’s financial analyses relating to the May 3 Offer, as well as a comparison of the financial analyses in support of the May 3 Offer and the Conflicts Committee’s counterproposal of $20.25 per Common Unit. On May 15, 2022, a representative of Jefferies provided to the Conflicts Committee Jefferies’ analysis of the materials provided to Ms. Bowman by Mr. Hendel.
On May 16, 2022, Mr. Hendel held a telephonic meeting with Ms. Bowman and Messrs. Harper and Shapiro, during which Mr. Hendel delivered Hartree’s revised offer of $18.50 per Common Unit held by Unaffiliated Unitholders (the “May 16 Offer”).
On May 17, 2022, the Conflicts Committee held a telephonic meeting with representatives of Jefferies and Latham to discuss the May 16 Offer, potential counterproposals, and Jefferies’ and Evercore’s respective financial analyses of the consideration to be received by Unaffiliated Unitholders in the May 16 Offer. The Conflicts Committee determined that it would not accept the May 16 Offer of $18.50 per Common Unit, and that Hartree should submit a revised counterproposal if it was not prepared to accept the Conflicts Committee’s most recent counterproposal.
Also on May 17, 2022, Ms. Bowman and Messrs. Harper and Shapiro held a telephonic meeting with Mr. Hendel to discuss the May 16 Offer and the Conflict Committee’s position that Hartree should submit a revised counterproposal if it was not prepared to accept the Conflict Committee’s most recent counterproposal. The parties discussed their respective views on the Partnership’s business and its future growth prospects, as well as different financial models for valuing the Partnership. Ms. Bowman expressed that the Conflicts Committee would not accept the May 16 Offer, but would consider an offer in or around the midrange of $19.00 to $20.00 per Common Unit.

On May 18, 2022, Mr. Hendel held a telephonic meeting with Ms. Bowman to discuss the Conflicts Committee’s financial analysis in support of its decision not to accept the May 16 Offer.
On May 20, 2022, Ms. Bowman held a telephonic meeting with Mr. Hendel to discuss the Conflicts Committee’s and Hartree’s respective outstanding offers and the parties’ positions with respect to certain terms of the Merger Agreement, including distributions to which unitholders would be entitled. Later in the day on May 20, 2022, Mr. Hendel held a telephonic meeting with Ms. Bowman and delivered a revised offer from Hartree of $19.00 per Common Unit, provided that the Partnership’s unitholders would not receive a distribution from the Partnership in respect of the second calendar quarter of 2022 (the “May 20 Offer”).
On May 23, 2022, the Conflicts Committee held a telephonic meeting with representatives of Jefferies and Latham to discuss the May 20 Offer. The parties discussed potential counterproposals, and the Conflicts Committee determined to accept Hartree’s offer of $19.00 per Common Unit, conditioned upon the Partnership’s unitholders’ right to receive a distribution from the Partnership in respect of the second calendar quarter of 2022 in an amount per unit no less than $0.4338 per Common Unit, the amount of the Partnership’s distribution for the first quarter of 2022. Later in the day on May 23, 2022, Ms. Bowman verbally delivered that counterproposal to Mr. Hendel.
Later on May 23, 2022, Mr. Hendel informed Ms. Bowman that Hartree had accepted the Conflicts Committee’s counterproposal. The Conflicts Committee agreed to such transaction in principle, subject to (i) the Conflicts Committee receiving a fairness opinion from Jefferies and (ii) the parties reaching agreement on the Merger Agreement and ancillary documents.
On May 26, 2022, V&E delivered a revised draft of the Merger Agreement and a draft of the Unit Majority Written Consent to Latham. The revised draft of the Merger Agreement, among other things, (i) revised the Inside Date to September 30, 2022, (ii) accepted that unitholders of the Partnership would have the right to receive a distribution from the Partnership in respect of the second calendar quarter of 2022 in an amount not less than $0.4338, but rejected that unitholders would have the right to receive a distribution in respect of the third quarter of 2022 or a pro rata distribution in respect of the calendar quarter during which the closing occurs, (iii) rejected the Information Statement Fee Split, reverting to the prior formulation that the Partnership and Hartree and its affiliates would each be responsible for their own expenses incurred in connection with the Merger Agreement, (iv) accepted a Termination Fee equal to 4.0% of the total Merger Consideration, and (v) reinserted the Liability Cap.
On May 30, 2022, the Conflicts Committee held a telephonic meeting with representatives of Jefferies and Latham to discuss V&E’s revised draft of the Merger Agreement and related issues. The Conflicts Committee discussed the terms of the draft and directed Latham to revise the Merger Agreement consistent with the Conflicts Committee’s feedback and instruction and to deliver such revised Merger Agreement to V&E.
On May 31, 2022, Latham delivered a revised draft of the Merger Agreement and a revised draft of the Unit Majority Written Consent to V&E. The revised draft of the Merger Agreement, among other things, (i) reverted to an Inside Date of July 31, 2022, (ii) reinserted the Information Statement Fee Split, and (iii) included a carve out to the Liability Cap in the event of fraud or willful breach of the Merger Agreement by Sprague Holdings or Merger Sub.
On June 1, 2022, Latham delivered a draft of the resolutions of the Conflicts Committee approving the Merger Agreement and the Merger to V&E. Also on June 1, 2022, Latham and V&E exchanged and agreed upon drafts of the Unit Majority Written Consent, as well as the Partnership’s and Hartree’s respective disclosure schedules to the Merger Agreement.
Also on June 1, 2022, a representative of Latham and a representative of V&E had a telephone call to discuss the outstanding issues in the Merger Agreement, during which the representative of V&E conveyed Hartree’s proposal that Hartree would accept an Inside Date of July 31, 2022 and the Information Statement Fee Split if the Conflicts Committee would accept the reinsertion of the Liability Cap without the carve out for fraud or willful breach of the Merger Agreement.
On the evening of June 1, 2022, V&E delivered a revised draft of the Merger Agreement to Latham. The revised draft of the Merger Agreement, among other things, (i) accepted an Inside Date of July 31,

2022, (ii) accepted the Information Statement Fee Split, and (iii) reinserted the Liability Cap without the carve out for fraud or willful breach of the Merger Agreement.
On the morning of June 2, 2022, Latham sent a revised draft of the Merger Agreement to V&E. The revised Merger Agreement, among other things, accepted the Liability Cap as proposed in V&E’s draft.
In advance of the Conflicts Committee’s meeting scheduled for June 2, 2022, a representative of Latham sent certain materials to the Conflicts Committee and its advisors. Such materials included (i) an overview of the terms of the Merger and the Merger Agreement, including material changes compared to the previous version reviewed by the Conflicts Committee, (ii) an executive summary of Jefferies’ financial analysis, (iii) proposed resolutions of the Conflicts Committee approving the Merger Agreement, and (iv) the Partnership’s draft press release announcing entry into the Merger Agreement.
In the early afternoon of June 2, 2022, the Conflicts Committee held a telephonic meeting with representatives of Latham and Jefferies. Representatives of Latham summarized for the Conflicts Committee the terms and conditions of the Merger Agreement. Representatives of Jefferies then presented Jefferies’ financial analysis of the Merger Consideration and, at the request of the Conflicts Committee, rendered an oral opinion to the Conflicts Committee, which was subsequently confirmed by delivery of a written opinion dated June 2, 2022, to the effect that, as of the date of its opinion, and based upon the assumptions made, matters considered, procedures followed, and qualifications and limitations of the review undertaken in rendering its opinion as set forth therein, the Merger Consideration to be received by the Unaffiliated Unitholders pursuant to the Merger Agreement was fair, from a financial point of view, to the Partnership and the Unaffiliated Unitholders. At this meeting, the Conflicts Committee unanimously (i) determined that the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, were in the best interests of the Partnership and the Unaffiliated Unitholders, (ii) approved the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, which action constituted “Special Approval” (as defined in Section 7.9(b) of the Partnership Agreement) by the Conflicts Committee, (iii) resolved to recommend the submission of the Merger Agreement to a vote of the Limited Partners (as defined in the Partnership Agreement) by written consent pursuant to Section 13.11 of the Partnership Agreement, and (iv) directed the Partnership GP and the Partnership to enter into the Merger Agreement and to consummate the transactions contemplated thereby, including the Merger, upon the terms and conditions set forth in the Merger Agreement.
In the early afternoon of June 2, 2022, following the meeting of the Conflicts Committee, representatives of Latham and V&E met telephonically to discuss the execution of the Merger Agreement. Following the discussion, Latham prepared a final version of the Merger Agreement, and V&E prepared a final version of the Unit Majority Written Consent. In the afternoon of June 2, 2022, the parties executed the Merger Agreement. Latham and V&E then exchanged executed final versions of the Merger Agreement and ancillary documents, and V&E formally delivered the Unit Majority Written Consent on behalf of Sprague Holdings in accordance with the Merger Agreement.
After the close of the NYSE on June 2, 2022, the Partnership and Hartree issued a joint press release announcing the execution of the Merger Agreement at a take-private price of $19.00 per Common Unit, representing (i) a 27.3% premium to the closing price of the Common Units on January 10, 2022, the day prior to which Hartree submitted the January 11 Offer, (ii) an 18.9% premium to the closing price of the Common Units as of June 1, 2022, the day prior to the execution of the Merger Agreement and (iii) a 15.1% premium to the price per Common Unit received by Axel Johnson Holdings in the Axel Johnson Transaction. The Partnership then filed with the SEC a copy of the Merger Agreement and joint press release as exhibits to a Current Report on Form 8-K.
Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties
Under Section 7.9(c) of the Partnership Agreement, whenever a potential conflict of interest exists or arises between Partnership GP or any of its affiliates, on the one hand, and the Partnership, any Group Member (as defined in the Partnership Agreement), any partner of the Partnership or any other person who acquires a Partnership Interest (as defined in the Partnership Agreement) or any other person who is bound by the Partnership Agreement, on the other hand, such as the consideration of the Merger Agreement and the transactions contemplated thereby, any resolution or course of action by Partnership GP or its affiliates in respect of such conflict of interest is deemed approved by the Partnership, all partners of the Partnership, each person who acquires a Partnership Interest and each other person who is bound by the Partnership Agreement, and does not constitute a breach of the Partnership Agreement, any Group Member Agreement (as defined in the Partnership Agreement), any agreement contemplated by the Partnership Agreement or any Group Member Agreement or any duty stated or implied by law or equity or obligation of any type whatsoever, if the resolution or course of action in respect of such conflict of interest is approved by “Special Approval.” For purposes of the Partnership Agreement, “Special Approval” means approval by a majority of the members of the Conflicts Committee acting in good faith.
Under Section 7.9(a) of the Partnership Agreement, whenever Partnership GP, the GP Board or any committee thereof (including the Conflicts Committee) makes a determination or takes or declines to take any other action, or any of its affiliates causes it do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under the Partnership Agreement or any agreement contemplated thereunder or otherwise, then, unless another express standard is provided for in the Partnership Agreement, Partnership GP, the GP Board or any committee thereof (including the Conflicts Committee) or such affiliate causing it to do so, shall make such determination or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by the Partnership Agreement or under applicable law.
Pursuant to Section 7.9(a) of the Partnership Agreement, a determination, other action or failure to act will be deemed to be in “good faith” unless Partnership GP, the GP Board or any committee thereof (including the Conflicts Committee) making such determination or taking or declining to take such other action believed such determination, other action or failure to act was adverse to the interests of the Partnership.
Under Section 7.10(b) of the Partnership Agreement, Partnership GP may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it, and any act taken or omitted in reliance upon the advice or opinion of such persons as to matters that Partnership GP reasonably believes to be within such person’s professional or expert competence is conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.
Recommendation of the Conflicts Committee; Reasons for Recommending Approval of the Merger
The Conflicts Committee
The Conflicts Committee consists of three directors that the GP Board determined meet the independence qualifications for membership on a conflicts committee set forth in the Partnership Agreement: Beth A. Bowman (Chairman), C. Gregory Harper and John A. Shapiro. On January 12, 2022, the GP Board resolved to delegate to the Conflicts Committee the power and authority to (i) review and evaluate the terms and conditions of the Merger, including as compared to any alternatives thereto, (ii) negotiate, or delegate to any person or persons the ability to negotiate, the terms and conditions of the Merger, (iii) determine whether or not to grant “Special Approval” (pursuant to Section 7.9 of the Partnership Agreement), and to determine whether or not to approve the Merger and the definitive agreements related thereto, on such terms and conditions as may ultimately be negotiated, it being understood that the Conflicts Committee was to have the full power and authority of the GP Board to approve or not approve the Merger without the necessity of additional approval of the full GP Board, and (iv) make a recommendation to the Unaffiliated Unitholders as to what action, if any, should be taken by the Unaffiliated Unitholders with respect to the Merger.
The Conflicts Committee retained Jefferies as its financial advisor and Latham as its legal counsel. The Conflicts Committee conducted a review and evaluation of the Merger and the Merger Agreement and negotiated with Sprague Holdings and its representatives with respect to the Merger and the Merger Agreement.
On June 2, 2022, the Conflicts Committee unanimously and in good faith (a) (i) determined that the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, were in the best interests of the Partnership and the Unaffiliated Unitholders, (ii) approved the Merger

Agreement and the consummation of the transactions contemplated thereby, including the Merger, which action constituted “Special Approval” (as defined in Section 7.9(b) the Partnership Agreement) by the Conflicts Committee, and (iii) resolved to recommend the submission of the Merger Agreement to a vote of the Limited Partners by written consent pursuant to Section 13.11 of the Partnership Agreement, and (b) directed Partnership GP and the Partnership to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger.
Reasons for the Conflicts Committee’s Recommendation
In the course of determining that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of the Partnership and the Unaffiliated Unitholders, the Conflicts Committee considered, in addition to the matters discussed under “— Background of the Merger,” the following factors, each of which the Conflicts Committee believes supports its decision:
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The Merger Consideration is an all-cash amount, which the Conflicts Committee believes to be of greater value to the Unaffiliated Unitholders than the long-term value of the Partnership as a publicly traded partnership after taking into account the risks and challenges facing the Partnership’s current business and financial prospects.

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The Conflicts Committee’s belief that the Merger Agreement and the transactions contemplated thereby present the best available opportunity to maximize value for the Unaffiliated Unitholders based on consideration of the status quo and the belief that there are no viable alternative transactions for the Partnership in lieu of a transaction with Sprague Holdings in light of the controlling position of Sprague Holdings through its ownership of Partnership GP and approximately 74.5% of the Partnership’s Common Units as of June 2, 2022, and its stated intention to remain in the Partnership’s businesses through continued ownership of a controlling interest in the Partnership.

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The Partnership’s inability to consistently meet its forecasted expectations in recent years due to various weather and market conditions.

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The Conflicts Committee’s belief that $19.00 per Common Unit was Sprague Holdings’ final offer and was the highest price per Common Unit that Sprague Holdings was willing to pay to the Unaffiliated Unitholders at the time of the Conflicts Committee’s determination and approval.

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Through negotiation, the Conflicts Committee was able to increase the Merger Consideration by approximately 15% as compared to the offer initially proposed by Sprague Holdings on January 11, 2022, as discussed under “— Background of the Merger.”

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The Merger Consideration represents:

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an 18.9% premium to the closing price of the Common Units on June 1, 2022, the day prior to the execution of the Merger Agreement;

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a 27.3% premium to the closing price of the Common Units on January 10, 2022, the day prior to which Hartree submitted its take-private proposal to the Partnership; and

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a 15.1% premium to the price per Common Unit received by an affiliate of Axel Johnson in connection with the sale of all of Axel Johnson’s Common Units to Sprague Holdings in May 2021.

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The financial analyses prepared by Jefferies, as financial advisor to the Conflicts Committee, and the oral opinion of Jefferies delivered to the Conflicts Committee on June 2, 2022 and subsequently confirmed in writing that, based upon and subject to the factors, procedures, assumptions, qualifications, limitations and others matters set forth in its written opinion (as more fully described under “— Opinion of Financial Advisor to the Conflicts Committee”), the Merger Consideration to be received by the Unaffiliated Unitholders was fair, from a financial point of view, to the Partnership and the Unaffiliated Unitholders.

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Following the consummation of the Merger, the Unaffiliated Unitholders will not have any equity participation in the Partnership, and accordingly will not have continued exposure through their Common Units to negative market conditions affecting the energy industry generally, and the Partnership specifically.

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The all-cash Merger Consideration represents certainty of value for the Common Units held by the Unaffiliated Unitholders and is more favorable to the Unaffiliated Unitholders than continuing to hold the Common Units in light of the risks inherent in the Partnership’s business plan, which risks include, among others:

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competition from other companies that sell refined products, natural gas and renewable fuels and offer material handling services in the Northeast United States and eastern Canada as well as demand for such products and services;

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the lack of organic growth prospects for the Partnership’s business and attractive and viable acquisitions due to the declining state of the industries in which the Partnership operates;

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that the Partnership’s future growth plans were subject to increasing uncertainty or unlikely to be enacted in the near or mid-term;

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risks in managing the hedging of the Partnership’s inventory due to energy market backwardation;

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that the Partnership’s business plan is subject to an economic, industry and regulatory environment that has been difficult to predict and subject to a higher level of uncertainty than that of many other industries;

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difficulty obtaining access to equity and debt capital at acceptable rates given economic, industry and regulatory uncertainties;

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the rising rate of inflation and associated economic pressures, increasing borrowing costs and difficulty obtaining financing on favorable terms due to changes in commodity prices and shifts in lending practices;

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exposure to the creditworthiness and performance of the Partnership’s customers and other contract counterparties given economic, industry and regulatory uncertainties;

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that the Partnership’s operations are subject to a series of risks arising out of the threat of climate change, energy conservation measures or initiatives that stimulate demand for alternative forms of energy that could result in increased operating costs and reduced demand for refined products as a fuel source, which could in turn reduce demand for the Partnership’s products; and

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the continuation of recent trends in weather and market dynamics for the Partnership’s business that have resulted in shorter periods of volatility in the refined products and natural gas markets and provided fewer opportunities for the Partnership to earn higher margins through its optimization activities.

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The Merger Agreement and the transactions contemplated thereby not being conditioned upon Sprague Holdings obtaining sufficient financing.

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The significantly increased probability that the Merger will be consummated as a result of Sprague Holdings providing an irrevocable written consent in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger.

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Certain terms of the Merger Agreement, including:

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the requirement of Partnership GP to declare and cause the Partnership to pay a cash distribution to unitholders for the calendar quarter ending June 30, 2022, in an amount not less than $0.4338 per Common Unit;

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the obligation of Sprague Holdings to pay the Termination Fee in the amount of $5 million in the event the Merger Agreement is terminated by the Partnership under certain circumstances; and

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the absence of a financing condition to the closing of the Merger, and Sprague Holdings’ representations and warranties relating to the availability of funds at closing to enable Sprague Holdings to consummate the Merger.

In addition, the Conflicts Committee considered a number of factors relating to the procedural safeguards involved in the negotiation of the Merger Agreement and the transactions contemplated thereby, including those discussed below, each of which supports its determination and approval:

•
The GP Board authorized and empowered the Conflicts Committee to (i) review and evaluate the terms and conditions of the Merger, including as compared to any alternatives thereto, (ii) negotiate, or delegate to any person or persons the ability to negotiate, the terms and conditions of the Merger, (iii) determine whether or not to grant “Special Approval” (pursuant to Section 7.9 of the Partnership Agreement), and to determine whether or not to approve the Merger and the definitive agreements related thereto, on such terms and conditions as may ultimately be negotiated, it being understood that the Conflicts Committee was to have the full power and authority of the GP Board to approve or not approve the Merger without the necessity of additional approval of the full GP Board, and (iv) make a recommendation to the Unaffiliated Unitholders as to what action, if any, should be taken by the Unaffiliated Unitholders with respect to the Merger. In view of the foregoing, through the Conflicts Committee, the Merger Agreement and the transactions contemplated thereby were in fact approved by a majority of the members of the GP Board who are not employees or consultants to the Partnership, Partnership GP or Sprague Holdings.

•
The GP Board determined that each of the members of the Conflicts Committee satisfies the independence and other requirements to serve as members of a conflicts committee as required under the Partnership Agreement, including the requirement that all members of a conflicts committee meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the SEC thereunder and by the NYSE, and affirmatively determined that none of the members of the Conflicts Committee have any material relationship with the Partnership, Partnership GP, Sprague Holdings or any of their affiliates (either directly or as a partner, member, shareholder or officer of any organization that has a relationship with the Partnership, Partnership GP, Sprague Holdings or any of their affiliates).

•
The Conflicts Committee had no obligation to approve or recommend any transaction.

•
The Conflicts Committee selected and retained its own legal and financial advisors with knowledge and experience with respect to public merger and acquisition transactions, MLPs and peer companies, the Partnership’s industry generally, and the Partnership particularly, as well as substantial experience advising MLPs and other companies with respect to transactions similar to the Merger.

•
The members of the Conflicts Committee would not personally benefit from the completion of the Merger in a manner different than the Unaffiliated Unitholders.

•
The members of the Conflicts Committee were appropriately compensated for their services to the Partnership and the additional time and effort required by their service as Conflicts Committee members. The compensation for the members of the Conflicts Committee was in no way contingent on their approving the Merger Agreement or the Merger.

•
That, in addition to the active participation of the Conflicts Committee in the negotiations of the Merger Agreement, the Conflicts Committee’s legal and financial advisors were involved throughout the deliberation and negotiation process, and such advisors provided regular updates to the Conflicts Committee, which provided the Conflicts Committee with additional perspectives on the negotiations.

•
The terms and conditions of the Merger Agreement were determined through arm’s length negotiations between the Conflicts Committee, Sprague Holdings and their respective representatives and advisors.

•
Certain terms of the Merger Agreement, including:

•
provisions that prohibit Partnership GP and Sprague Holdings from eliminating the Conflicts Committee or revoking or diminishing its authority, or removing any member of the GP Board that is a member of the Conflicts Committee either as a member of the GP Board or the Conflicts Committee, without the consent of a majority of the members of the Conflicts Committee;

•
provisions requiring the consent of the Conflicts Committee for any amendment or supplement to the Merger Agreement;

•
provisions requiring the consent of the Conflicts Committee for termination of the Merger Agreement by the Partnership; and

•
provisions requiring the prior authorization of the Conflicts Committee whenever any determination, decision, approval, consent, waiver or agreement of the Partnership or Partnership GP is required or may be given pursuant to the Merger Agreement.

In the course of reaching the determination and approval and making the recommendation described above, the Conflicts Committee considered the following risks and potentially negative factors related to the Merger Agreement and the transactions contemplated thereby:
•
The Common Units have traded in the past at levels that exceed the Merger Consideration that each Unaffiliated Unitholder will be entitled to receive. The 52-week high for the Common Units as of June 1, 2022 was $29.43.

•
Because the Merger Consideration is all-cash, the Unaffiliated Unitholders will not have any equity participation in the Partnership following the Merger, and accordingly will cease to participate in the Partnership’s future earnings or growth, if any, or benefit from any increase in the value of the Common Units.

•
The trading price of public limited partnerships and peer companies generally, and the Common Units specifically, have been negatively impacted by market conditions, including the COVID-19 pandemic and the Russia-Ukraine conflict, affecting the energy industry as a whole, and the Unaffiliated Unitholders will be foregoing any increase in the value of the Common Units that may result from improvement, if any, to the market conditions affecting the energy industry.

•
The Merger will be a taxable transaction to the Unaffiliated Unitholders for U.S. federal income tax purposes, which will generally cause Unaffiliated Unitholders who have tax gain in their Common Units to incur a tax liability.

•
The Conflicts Committee was not authorized to and did not conduct an auction process or other solicitation of interest from third parties for the acquisition of the Partnership. Because Sprague Holdings controls the Partnership and has indicated that it is not interested in selling the assets or control of the Partnership or pursuing other strategic alternatives involving the Partnership, the Conflicts Committee believed it was unrealistic to expect an unsolicited third-party acquisition proposal to acquire assets or control of the Partnership and was unable to conduct, and was not delegated authority to conduct via the GP Board resolutions authorizing the Conflicts Committee to review the transactions contemplated by the Merger Agreement, a process to solicit interest in the acquisition of assets or control of the Partnership.

•
Because the Merger Agreement and the transactions contemplated thereby can be approved by holders of a majority of Common Units, and Sprague Holdings owned and controlled approximately 74.5% of the outstanding Common Units as of June 2, 2022, Sprague Holdings can consummate the Merger by delivery of a written consent approving the Merger Agreement and the transactions contemplated thereby without the vote of any of the Unaffiliated Unitholders.

•
The holders of Common Units are not entitled to appraisal rights under the Merger Agreement, the Partnership Agreement or Delaware law.

•
Certain terms of the Merger Agreement, including:

•
the operating covenants to which the Partnership is subject in the Merger Agreement restrict the Partnership from taking certain actions prior to the closing of the Merger that could be beneficial to the Partnership and the Unaffiliated Unitholders, without Sprague Holdings’ consent; and

•
provisions limiting the Partnership’s available remedies to the $5 million Termination Fee payable by Sprague Holdings under certain circumstances.

•
Litigation may be commenced in connection with the Merger, and such litigation may increase costs and result in a diversion of management focus.

•
The risks and costs to the Partnership if the Merger does not close, including the diversion of management and employee attention and the effect on business and customer relationships, as well as the possibility that the failure to close the Merger could negatively impact the trading price of the Common Units.

•
The Partnership has incurred and will continue to incur significant transaction costs and expenses in connection with the proposed Merger, whether or not the Merger is completed.

•
Some of the Partnership’s directors and executive officers have interests in the Merger that are different from, or in addition to, those of the Unaffiliated Unitholders, as described under “— Interests of the Directors and Executive Officers of Partnership GP in the Merger.”

•
The risks of the type and nature described under the heading “Special Note Concerning Forward-Looking Statements” in this information statement and under the heading “Risk Factors” in the Form 10-K, attached as Annex C to this information statement, and subsequent reports the Partnership files under the Exchange Act. See “Where You Can Find More Information.”

In the course of reaching its decision to (i) approve the Merger Agreement and the transactions contemplated thereby and (ii) recommend the submission of the Merger Agreement to a vote of the Limited Partners by written consent, the Conflicts Committee did not consider the liquidation value of the Partnership because it considered the Partnership to be a viable, going concern and therefore did not consider liquidation value to be a relevant methodology. Further, the Conflicts Committee did not consider net book value, which is an accounting concept, as a factor because it believed that net book value is not a material indicator of the value of the Partnership as a going concern, but rather is indicative of historical costs.
The Conflicts Committee considered all of the foregoing factors as a whole and, on balance, concluded that they supported a determination to approve the Merger Agreement and the transactions contemplated thereby. The foregoing discussion of the information and factors considered by the Conflicts Committee includes the material factors, but is not exhaustive. In view of the wide variety of factors considered by the Conflicts Committee in connection with its evaluation of the proposed Merger and the complexity of these matters, the Conflicts Committee did not consider it practical to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The Conflicts Committee evaluated the factors described above, among others, and reached a good faith consensus that the Merger Agreement and the transactions contemplated thereby are in the best interests of the Partnership and the Unaffiliated Unitholders. In considering the factors described above, and any other factors, the members of the Conflicts Committee may have viewed factors differently or given weight or merit to different factors. Other than the Merger Agreement and the transactions contemplated thereby, the only firm offer made by an unaffiliated person during the two years prior to the date of the Merger Agreement for (i) a merger or consolidation of the Partnership with another company, or vice versa, (ii) the sale or transfer of all or any substantial part of the assets of the Partnership, or (iii) a purchase of the Partnership’s securities that would enable such person to exercise control of the Partnership was the Axel Johnson Transaction, defined and discussed in more detail in “— Background of the Merger.” The Conflicts Committee approved the Merger Agreement and the transactions contemplated thereby, and recommended the submission of the Merger Agreement to a vote of the Limited Partners by written consent, based on the totality of the information presented to and considered by it.
In considering the approval of the Merger Agreement by the Conflicts Committee, you should be aware that the Partnership’s executive officers and directors have interests in the proposed Merger that may be different from, or in addition to, the interests of Unaffiliated Unitholders generally. The Conflicts Committee was aware of these interests and considered them when approving the Merger Agreement. See “— Interests of the Directors and Executive Officers of Partnership GP in the Merger.”
The explanation of the reasoning of the Conflicts Committee and certain information presented in this section are forward-looking in nature and, therefore, the information should be read in light of the factors discussed in the section entitled “Special Note Concerning Forward-Looking Statements.”
Certain Financial Projections
Management Base Case
The Partnership does not, as a matter of course, publicly disclose long-term financial projections because of, among other reasons, the uncertainty of the underlying assumptions and estimates and the unpredictability of the Partnership’s business and competitive markets in which it operates. While

Management prepares forecasts regularly for internal budgeting and business planning purposes, such forecasts generally focus on the current fiscal year and the immediately following fiscal year. However, in connection with the evaluation of a potential transaction, Management provided multi-year projections to the Conflicts Committee, Hartree and Evercore in connection with their consideration of the Merger and to Jefferies for use in its financial analysis of the consideration to be received by Unaffiliated Unitholders in the Merger.
The summary financial projections included in this information statement should not be regarded as predictive of actual future results nor should they be construed as financial guidance. The summary of the financial projections has been included solely because these financial projections were made available to the Conflicts Committee, Jefferies, Hartree and Evercore and used by Jefferies in connection with the rendering of its fairness opinion to the Conflicts Committee and performing its related financial analyses, as described in the section entitled “— Opinion of Financial Advisor to the Conflicts Committee.”
Except as otherwise noted below, the financial projections were prepared as of February 2, 2022, and made available to the Conflicts Committee, Jefferies, Hartree and Evercore the same day. The Partnership has not updated, and does not intend to update or otherwise revise, the projections or the prospective financial information contained therein to reflect circumstances existing or arising since their preparation, including any changes in general economic or industry conditions, or to reflect the occurrence of unanticipated events. The projections and the prospective financial information contained therein do not necessarily reflect current estimates or assumptions Management may have about prospects for the Partnership’s business, changes in general business or economic conditions, or any other transaction, event or circumstance that has occurred or that may occur and that was not anticipated, or that has occurred or that may occur differently than as anticipated, at the time the projections or any of the prospective financial information contained therein were prepared. Neither the Partnership nor any of its affiliates, advisors, directors, officers, employees, agents or representatives has made or makes any representation or warranty to any unitholder of the Partnership or other person regarding the ultimate performance of the Partnership compared to the information contained in the prospective financial information or that the projections will be achieved.
These financial projections are subjective in many respects. There can be no assurance that these financial projections will be realized or that actual results will not be significantly higher or lower than forecasted. In addition, the financial projections were not prepared with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Management and as of the date prepared, were prepared on a reasonable basis, reflected the best currently available estimates and judgments, and presented, to the best of Management’s knowledge and belief, the expected future financial performance of the Partnership. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this information statement are cautioned not to place undue reliance on the forecasted financial information.
The prospective financial information included in this information statement has been prepared by, and is the responsibility of, Management. Ernst & Young LLP has neither audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto.
While presented with numerical specificity, and expect as otherwise noted, the unaudited financial projections reflect numerous estimates and assumptions made by Management as of February 2, 2022, with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to the Partnership’s business, all of which are difficult to predict and many of which are beyond the Partnership’s control. In developing the financial projections, Management made numerous material assumptions, in addition to the assumptions described above, with respect to the Partnership’s business for the periods covered by the projections, including:
•
various annual growth or decline rates across business segments, commodities and products;

•
cost reductions of $1.5 million in 2023, split evenly between general and administrative expenses and the Partnership’s terminals business;

•
growth capital expenditures of $4.2 million in 2022 and $5 million in each of 2023 through 2026, all of which is allocated to the Partnership’s terminals business and information technology;

•
the sale of a terminal in 2023, resulting in $15.5 million in net cash proceeds used to reduce debt, but no other M&A activity during the projection period in the Management Base Case (as defined below);

•
annual distributions of $1.74 per Common Unit throughout the projection period;

•
no changes to the existing terms under the Partnership’s credit facility;

•
that growth capital expenditures generally result in 6.0x multiple returns in the year after the investment;

•
normal market and weather conditions;

•
no influence of the COVID-19 pandemic; and

•
other general business, market and financial assumptions.

By including in this information statement a summary of certain of the unaudited financial projections, neither the Partnership nor any of its representatives have made or are making any representation to any person regarding the ultimate performance of the Partnership compared to the information contained in the financial projections. The unaudited financial projections cover multiple years and such information by its nature becomes less predictive with each succeeding year.
The following table sets forth a summary of certain projected financial information for the Partnership for 2022 through 2026 prepared by Management and which is referred to as the “Management Base Case”:
	Year Ending December 31,
(in millions, except per share data)	2022E	2023E	2024E	2025E	2026E
Adjusted EBITDA	$110.2	$111.8	$111.6	$112.0	$112.7
Cash Interest Expense	(27.6)	(29.3)	(29.2)	(28.8)	(28.6)
Cash Taxes	(5.2)	(5.5)	(5.4)	(5.4)	(5.5)
Maintenance Capital Expenditures	(16.6)	(13.3)	(13.4)	(13.5)	(13.6)
Equity Based Compensation Expense	2.3	2.3	1.8	1.8	1.5
Distributable Cash Flow (DCF)	63.0	66.0	65.3	66.0	66.5
Coverage Ratio	1.4x	1.4x	1.4x	1.4x	1.4x
Distributed Cash Flow (Distribution)	$45.5	$45.8	$46.0	$46.2	$46.4
Common Units Outstanding	26.2	26.4	26.5	26.6	26.8
DCF per Common Unit	$2.40	$2.50	$2.46	$2.48	$2.48
Distribution per Common Unit	$1.74	$1.74	$1.74	$1.74	$1.74
Total Capital Expenditures	20.8	18.3	18.4	18.5	18.6
Risked Growth Case
As discussed in more detail in “— Background of the Merger” and “— Opinion of Financial Advisor to the Conflicts Committee” above, at the request of the Conflicts Committee, Management provided Jefferies with estimates for five project-level growth opportunities, risked in amounts ranging from 25% to 50% to account for the probability that such opportunities may not materialize (collectively, the “Risked Growth Opportunities”), which Jefferies used in its analysis by adjusting the Management Base Case to include the Risked Growth Opportunities.
The Risked Growth Case financial projections were prepared as of March 24, 2022 and thereafter made available to the Conflicts Committee, Hartree and Evercore. The Management Base Case, as adjusted to include the Risked Growth Opportunities, is referred to as the “Risked Growth Case.”

The following table sets forth a summary of certain projected financial information for the Partnership constituting the Risked Growth Case, which is identical to the Management Base Case other than the adjustment, at the request of the Conflicts Committee, to include the Risked Growth Opportunities:
	Year Ending December 31,
(in millions, except per share data)	2022E	2023E	2024E	2025E	2026E
Adjusted EBITDA	$110.5	$123.7	$126.9	$131.2	$134.0
Cash Interest Expense	(27.6)	(31.3)	(31.1)	(30.2)	(29.2)
Cash Taxes	(5.2)	(5.5)	(5.4)	(5.4)	(5.5)
Maintenance Capital Expenditures	(16.7)	(14.9)	(15.5)	(16.0)	(16.4)
Equity Based Compensation Expense	2.3	2.3	1.8	1.8	1.5
Distributable Cash Flow (DCF)	63.3	74.3	76.7	81.3	84.4
Coverage Ratio	1.4x	1.6x	1.7x	1.8x	1.8x
Distributed Cash Flow (Distribution)	$45.5	$45.8	$46.0	$46.2	$46.4
Common Units Outstanding	26.2	26.4	26.5	26.6	26.8
DCF per Common Unit	$2.41	$2.82	$2.88	$3.05	$3.15
Distribution per Common Unit	$1.74	$1.74	$1.74	$1.74	$1.74
Total Capital Expenditures	67.9	24.4	23.6	23.5	21.4
For additional information, please read “— Background of the Merger” and “— Recommendation of the Conflicts Committee; Reasons for Recommending Approval of the Merger.”
Non-GAAP Financial Measures
The Partnership generally defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, and defines Adjusted EBITDA as EBITDA adjusted for the change in unrealized hedging gains (losses) with respect to refined products and natural gas inventory, and natural gas transportation contracts, changes in fair value of contingent consideration, acquisition-related expenses and other operating income. The Partnership also uses Distributable Cash Flow, which the Partnership generally defines as Adjusted EBITDA, less cash interest expense (excluding imputed interest on deferred acquisition payments), cash taxes, maintenance capital expenditures, plus equity based compensation expense, expenses related to business combinations and other adjustments (if any). Maintenance capital expenditures are cash expenditures incurred (including expenditures for the construction or development of new capital assets) that the Partnership expects to maintain its long-term operating income or operating capacity, and includes principal payments under capital leases. These expenditures typically include certain system integrity, compliance and safety improvements. Total capital expenditures is calculated as maintenance capital expenditures (including principal payments under capital leases) plus growth capital expenditures. EBITDA, Adjusted EBITDA and Distributable Cash Flow are not presentations made in accordance with GAAP.
THE PARTNERSHIP DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH PROSPECTIVE FINANCIAL INFORMATION WAS PREPARED OR TO REFLECT THE OCCURRENCE OF SUBSEQUENT EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.
Opinion of Financial Advisor to the Conflicts Committee
The Conflicts Committee engaged Jefferies to act as its financial advisor in connection with the Merger. As part of that engagement, the Conflicts Committee requested that Jefferies evaluate the fairness, from a financial point of view, to the Partnership and the Unaffiliated Unitholders, of the Merger Consideration to be received in the Merger by the Unaffiliated Unitholders. At a meeting of the Conflicts Committee held on June 2, 2022, Jefferies rendered an oral opinion, confirmed by delivery of a written opinion dated as of the same date, to the Conflicts Committee to the effect that, as of that date and based upon the assumptions made, matters considered, procedures followed, and qualifications and limitations of the review undertaken in rendering its opinion as set forth therein, the Merger Consideration to be received by the Unaffiliated Unitholders pursuant to the Merger Agreement was fair, from a financial point of view, to the Partnership and the Unaffiliated Unitholders.
The full text of Jefferies’ opinion, which describes the assumptions made, matters considered, procedures followed, and qualifications and limitations of the review undertaken by Jefferies in rendering its opinion, is attached as Annex B to this information statement and is incorporated herein by reference. Jefferies’ opinion is for the use and benefit of the Conflicts Committee (in its capacity as such) in its consideration of the Merger, and Jefferies’ opinion does not address the relative merits of the Merger contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Partnership, nor does it address the underlying business decision by Partnership GP to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein. Jefferies’ opinion does not constitute a recommendation to any Unaffiliated Unitholder as to whether such Unaffiliated Unitholder should consent to the Merger Agreement or any other matter. The following summary is qualified in its entirety by reference to the full text of Jefferies’ opinion.
In arriving at its opinion, Jefferies, among other things:
(i)
reviewed a draft of the Merger Agreement provided to it on June 1, 2022;

(ii)
reviewed certain publicly available financial and other information about the Partnership;

(iii)
reviewed certain information furnished to it by the management of Partnership GP, relating to the business, operations and prospects of the Partnership, including financial forecasts and analyses under various business assumptions;

(iv)
held discussions with members of senior management of Partnership GP concerning the matters described in clauses (ii) and (iii) above;

(v)
reviewed valuation multiples for the Partnership and compared them with those of certain publicly traded companies that Jefferies deemed relevant; and

(vi)
conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In its review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the management of Partnership GP, or that was publicly available to Jefferies (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. Jefferies relied on assurances of the management of Partnership GP that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did Jefferies conduct a physical inspection of any of the properties or facilities of the Partnership, nor has Jefferies been furnished with any such evaluations or appraisals or any such physical inspections, nor did Jefferies assume any responsibility to obtain any such evaluations, appraisals or physical inspections.
With respect to the financial forecasts provided to and examined by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. With respect to the forecasts of the Partnership provided to Jefferies by management of Partnership GP for use by Jefferies in its analyses, Partnership GP informed Jefferies, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Partnership GP as to the future financial performance of the Partnership. Jefferies expressed no opinion as to the financial forecasts provided to Jefferies by the management of Partnership GP or the assumptions on which they are made.
Jefferies’ opinion is based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of June 2, 2022. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies becomes aware after June 2, 2022.

Jefferies made no independent investigation of any legal or accounting matters affecting the Partnership, and Jefferies assumed the correctness in all respects material to its analysis of all legal and accounting advice given to the Conflicts Committee, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement to the Partnership. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the Merger to any Unaffiliated Unitholder. Jefferies assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement and in compliance with applicable laws, documents and other requirements in all respects material to Jefferies’ analysis and that the final form of the Merger Agreement would be substantially similar to the draft dated June 1, 2022 previously provided to Jefferies in all respects material to its opinion. Jefferies assumed that cash distributions will be paid to unitholders and former unitholders, as applicable, in accordance with the Merger Agreement. Jefferies also assumed that in the course of obtaining the necessary regulatory or third-party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Partnership, or the contemplated benefits of the Merger, in any respect material to Jefferies’ opinion.
Jefferies’ opinion was provided for the use and benefit of the Conflicts Committee in its consideration of the Merger, and Jefferies’ opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Partnership, nor did it address the underlying business decision by Partnership GP to engage in the Merger or the terms of the Merger Agreement or the documents referred to in the Merger Agreement. In addition, the Conflicts Committee did not ask Jefferies to address, and the opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Partnership, other than the Partnership and the Unaffiliated Unitholders. Jefferies expressed no opinion as to the amount or timing of distributions to be paid to unitholders and former unitholders, as applicable, in accordance with the Merger Agreement. Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of Partnership GP’s officers, directors, or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration to be received by the Unaffiliated Unitholders, or otherwise. Jefferies’ opinion was authorized by the Fairness Committee of Jefferies.
In connection with rendering its opinion to the Conflicts Committee, Jefferies performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by Jefferies in connection with its opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies believes that its analyses must be considered as a whole. Considering any portion of Jefferies’ analyses or the factors considered by Jefferies or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies’ analyses and opinion. Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.
With respect to the selected public company analysis summarized below, no company used as a comparison was identical or directly comparable to the Partnership. This analysis necessarily involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the values of the companies concerned.
The estimates of the future performance of the Partnership in or underlying Jefferies’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which were beyond the control of the Partnership and Jefferies. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or securities actually may be sold or acquired. Accordingly, the estimates used in, and the range of the valuations resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Jefferies’ view of the actual value of the Partnership or the Common Units.
The Merger Consideration to be received in the Merger by the Unaffiliated Unitholders pursuant to the Merger Agreement was determined through negotiations between the Conflicts Committee and Sprague Holdings, and the Conflicts Committee’s decision to approve the Merger Agreement was solely that of the Conflicts Committee. Jefferies’ opinion and financial analyses were only one of many factors considered by the Conflicts Committee in its evaluation of the Merger Consideration to be received in the Merger by the Unaffiliated Unitholders pursuant to the Merger Agreement, and should not be viewed as determinative of the views of the Conflicts Committee with respect to the Merger or the Merger Consideration.
Financial Analyses
The following is a summary of the material financial analyses provided to the Conflicts Committee and performed by Jefferies in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. For purposes of the financial analyses described below, (i) the term “Adjusted EBITDA” means earnings before interest expense, income taxes, depreciation, amortization, equity-based compensation expenses, gain/loss on the sale of fixed assets, and other similar non-cash adjustments and (ii) the term “free cash flow” refers to a calculation of the estimated future cash flows generated by the Partnership and is defined as Adjusted EBITDA less net maintenance capital expenditures (including capital lease principal payments).
Selected Public Companies Analysis.   Jefferies performed a selected public companies analysis by reviewing and comparing the trading multiples and estimated distribution yields of certain publicly traded midstream companies, referred to in this section as the “selected public companies,” to those of the Partnership. Although none of the selected public companies are directly comparable to the Partnership, the companies included were selected because they are midstream companies with operations, asset profiles, financial profiles, service profiles, geographic exposure and/or entity structure that, in Jefferies’ experience and professional judgment, for purposes of this analysis, may be considered similar to certain aspects of those of the Partnership. In its selected public companies analysis, Jefferies considered the following metrics, using market data as of June 1, 2022 and information from public company filings, publicly available information and broker research estimates:
•
2022 Enterprise Value/EBITDA, which Jefferies calculated as the market value of equity based on closing prices as of June 1, 2022, plus debt, plus preferred equity, plus noncontrolling interest, plus the value of general partner interests, and less cash and cash equivalents (“enterprise value”) divided by estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”) (as projected by broker research analysts) for the calendar year 2022; and

•
2023 Enterprise Value/EBITDA, which Jefferies calculated as enterprise value divided by estimated EBITDA (as projected by broker research analysts) for the calendar year 2023.

Set forth below are the selected public companies used in Jefferies’ analysis:
•
Sunoco L.P.

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Global Partners L.P.

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Suburban Propane Partners, L.P.

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CrossAmerica Partners L.P.

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Blueknight Energy Partners, L.P.

Jefferies calculated the following mean and median trading multiples of the selected public companies as follows:

	Mean	Median
EV/2022 EBITDA	9.8x	9.8x
EV/2023 EBITDA	9.1x	9.1x
Based on its review of the selected public companies and Jefferies professional judgment, Jefferies selected reference ranges for the Partnership, and calculated the implied price per Common Unit for the Partnership. Jefferies did not rely solely on the quantitative results of the selected public companies analysis, but also made qualitative judgments concerning differences between the business, financial, operating characteristics and prospects of the Partnership and the selected public companies that could affect the public trading values of each in order to provide a context in which to consider the results of the qualitative analysis. These qualitative judgments related primarily to the differing growth prospects, sizes, asset profiles and capital structures between the Partnership and the selected public companies. The selected reference ranges for the Partnership and the implied price per Common Unit for the Partnership calculated by Jefferies are set forth below:
2022 Estimated Enterprise Value/ Adjusted EBITDA
	Midpoint of 2022 Guidance	Management Base Case	Risked Growth Case
Multiple Reference Range	10.0x – 11.5x	10.0x – 11.5x	10.5 – 11.5x
Implied Unit Price	$16.78 – $23.35	$14.94 – $21.24	$15.08 – $21.40
2023 Estimated Enterprise Value/ Adjusted EBITDA
	Management Base Case	Risked Growth Case
Multiple Reference Range	9.5x – 11.0x	9.5x – 11.0x
Implied Unit Price	$13.42 – $19.81	$17.73 – $24.80
Jefferies compared the implied unit price ranges resulting from the selected companies analysis to the per share Merger Consideration to be paid to each Unaffiliated Unitholder, and noted that the per share Merger Consideration was within the implied unit price ranges derived by Jefferies from the selected companies analysis.
Discounted Cash Flow Analysis.   Jefferies performed a discounted cash flow analysis of the Partnership, using a terminal exit multiple approach, to calculate a range of implied present values of the free cash flows that the Partnership was forecasted to generate through the full fiscal year ending December 31, 2026, utilizing the Management Base Case forecasts and the Risked Growth Case forecasts (disclosed at page 31 of this information statement). Terminal exit values of the Partnership were calculated by applying to the Partnership’s EBITDA for the fiscal year ending December 31, 2026, a selected exit multiple range of 9.5x – 11.5x, which range was selected by Jefferies in its professional judgement. The present values of the cash flows and terminal values were then calculated using a selected discount rate range of 7.8% – 8.8%, which range was based on the estimated weighted average cost of capital of the Partnership derived by application of the capital asset pricing model. Jefferies derived a range of illustrative enterprise values for the Partnership by adding the range of present values it derived above. Jefferies then subtracted from the range of illustrative enterprise values it derived for the Partnership the amount of the Partnership’s net debt of $714.3 million as provided by the management of Partnership GP, comprised of amounts outstanding under the Partnership’s acquisition facility, the normalized working capital facility balance and the present value of deferred consideration related to the acquisition of certain refined product terminal assets from Carbo Industries, Inc. Jefferies then divided the ranges of illustrative equity values resulting from the Management Base Case forecast and the Risked Growth Case forecast by the total number of fully diluted outstanding Common Units, as provided by the management of Partnership GP and approved for Jefferies’ use by Partnership GP, to derive a range of illustrative present values per Common Unit of $13.26 – $20.72 using the Management Base Case forecast and $17.99 – $26.84 using the Risked Growth Case forecast. The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including cash flow estimates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of the Partnership or of the Common Units.

Miscellaneous
The Partnership has agreed to pay Jefferies an engagement fee of $500,000, which was payable upon the Conflicts Committee’s engagement of Jefferies, and a fee of $1.5 million, which was payable upon delivery of Jefferies’ opinion. The Partnership has also agreed to reimburse Jefferies for expenses, including fees and expenses of counsel, incurred in connection with Jefferies’ engagement, and to indemnify Jefferies and related parties against liabilities arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement.
In the past two years, Jefferies has not provided financial advisory or financing services to the Partnership or its affiliates, or to Sprague Holdings or its affiliates. In addition, Jefferies has agreed that it will not, during the duration of its engagement, enter into any engagement to provide investment banking or financial advisory services to Sprague Holdings or its affiliates without the prior written consent of the Conflicts Committee. In the ordinary course of its business, Jefferies and its affiliates may trade or hold securities of the Partnership and/or its respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold long or short positions in those securities. In addition, Jefferies may seek to, in the future, provide financial advisory and financing services to the Partnership, Sprague Holdings or entities that are affiliated with Sprague Holdings, for which Jefferies would expect to receive compensation.
Jefferies was selected to act as financial advisor to the Conflicts Committee in connection with the Merger because, among other factors, Jefferies is an internationally recognized investment banking firm with substantial experience in merger and acquisition transactions, Jefferies’ familiarity with the Partnership and its business and Jefferies’ reputation. Jefferies is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.
Financial Advisor Discussion Materials Provided to Hartree Partners, LP
Hartree retained Evercore to act as its financial advisor in connection with evaluating the Merger. Evercore provided, at Hartree’s request, certain preliminary discussion materials to Hartree, including preliminary discussion materials dated May 14, 2022 (the “Evercore Discussion Materials”).
The Evercore Discussion Materials are included as an exhibit to the Schedule 13E-3 relating to the Merger and are incorporated herein by reference in their entirety. The description of the Evercore Discussion Materials set forth below is qualified in its entirety by reference to the full text of such materials. You are urged to read the Evercore Discussion Materials carefully and in their entirety. The Evercore Discussion Materials were provided for the information and benefit of Hartree in connection with its evaluation of the Merger. Evercore was not requested to, and it did not, provide to Hartree or any other person any (i) opinion (whether as to the fairness of any consideration, including, without limitation, the Merger Consideration, or otherwise), (ii) valuation of the Partnership for the purpose of assessing the fairness of the Merger Consideration to any person or (iii) recommendation as to how to vote or act on any matters relating to the proposed Merger or otherwise. The Evercore Discussion Materials were provided for the use and benefit of Hartree in its consideration of the Merger and did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to Hartree or Sprague Holdings, nor did they address the underlying business decision by Hartree or Sprague Holdings to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein. The Evercore Discussion Materials were preliminary and informational and were based on financial forecasts and other information and data available to Evercore as of the date such materials were prepared rather than as of a date proximate to the execution of the Merger Agreement. Because Evercore was not requested to, and did not, deliver a fairness opinion in connection with the Merger, it did not follow and was not required to follow all of the procedures in preparing the Evercore Discussion Materials that it would ordinarily follow in connection with delivering an opinion. The Evercore Discussion Materials should not be construed as creating any fiduciary duty on Evercore’s part to Hartree or any other person and such materials are not intended to be, and do not constitute, a recommendation to Hartree or any other person in respect of the Merger, including as to how any unitholder of the Partnership should act or vote in respect of the Merger.

For purposes of its analysis and preparing the Evercore Discussion Materials, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and has not assumed responsibility or liability for any independent verification of such information), and has further relied upon the assurances of the management of Hartree that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts relating to the Partnership prepared and furnished to Evercore by management of the Partnership, Evercore assumed with Hartree’s consent that they were reasonably prepared on bases reflecting the best available estimates and good faith judgments of management of Partnership GP as to the future financial performance of the Partnership and the other matters covered thereby. Evercore expressed no view as to the financial forecasts relating to the Partnership or the assumptions on which they are based.
For purposes of its analysis and preparing the Evercore Discussion Materials, Evercore further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition.
Evercore did not conduct a physical inspection of the properties or facilities of the Partnership, and Evercore did not make, nor assume any responsibility for making, any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Partnership, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of the Partnership under any state or federal laws relating to bankruptcy, insolvency or similar matters. The Evercore Discussion Materials were necessarily based upon information made available to Evercore as of the date of such materials and financial, economic, market and other conditions as they existed and as could be evaluated on the date of such materials. It is understood that subsequent developments may affect the Evercore Discussion Materials and that Evercore does not have any obligation to update, revise or reaffirm such materials.
Evercore was not asked to pass upon and expressed no opinion with respect to any matter. Evercore did not express any view on, and the Evercore Discussion Materials did not address, the fairness of the proposed transaction to, or any consideration (including the Merger Consideration) received in connection therewith by, the holders of any class of securities, creditors or other constituencies of the Partnership, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Partnership, or any class of such persons, whether relative to the Merger Consideration or otherwise. Evercore was not asked to pass upon, did not express any view on, and the Evercore Discussion Materials did not address, any term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement.
Evercore did not address the relative merits of the Merger as compared to other business or financial strategies that might have been available to Hartree or Sprague Holdings, nor did it address the underlying business decision of Hartree or Sprague Holdings to engage in the Merger. Evercore was not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Common Units or any business combination or other extraordinary transaction involving Hartree, Sprague Holdings or the Partnership. Evercore did not make, and the Evercore Discussion Materials did not constitute, a recommendation to Hartree or to any other persons in respect of the Merger, including as to how any unitholder of the Partnership should vote or act in respect of the Merger. Evercore did not express any opinion as to the price at which the Common Units would trade at any time. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by Hartree and its advisors with respect to legal, regulatory, accounting and tax matters.
Set forth below is a summary of the Evercore Discussion Materials. The following summary does not purport to be a complete description of the analyses performed by Evercore. Except as otherwise noted, the quantitative information included in the Evercore Discussion Materials, to the extent that it is based on market data, is based on market data that existed on May 12, 2022, and May 13, 2022, and is not necessarily indicative of current market conditions.

Summary of Evercore Discussion Materials
Evercore reviewed certain valuation approaches and methodologies utilized by Jefferies, the financial advisor to the Conflicts Committee. The Evercore Discussion Materials (1) compared a calculation of forecasted five year average normalized EBITDA for the Partnership that included reductions for interest expense associated with the Partnership’s working capital facility and Canadian taxes with a calculation of forecasted five year average normalized EBITDA for the Partnership that excluded these two items as part of such EBITDA calculation, (2) compared calculations of forecasted distributable cash flow for the Partnership based on both of such EBITDA calculations and noted that the distributable cash flow is the same under each calculation despite differences in approach to how EBITDA is calculated, (3) calculated distributable cash flow yield for the Partnership and implied premiums based on the offers and counteroffers made as of May 14, 2022, by Hartree and the Conflicts Committee, (4) compared the distributable cash flow yield for the Partnership implied by Hartree’s most recent offer as of May 14, 2022, of $18.00 per Common Unit relative to the distributable cash flow yield of eight other selected MLPs and (5) compared the premium implied by Hartree’s most recent offer as of May 14, 2022, of $18.00 per Common Unit to the premiums implied by eight other selected MLP take-private and merger transactions. The Evercore Discussion Materials also reviewed the annual cash flow available to the Partnership to pursue growth opportunities as well as certain growth opportunities for the Partnership identified by management of the Partnership that were not included in the financial forecasts relating to the Partnership prepared by management of the Partnership and set forth Hartree’s understanding of such growth project opportunities.
A copy of the Evercore Discussion Materials has been attached as an exhibit to the Schedule 13E-3 related to the Merger. These materials will be available for any interested unitholder of the Partnership to inspect and copy at the Partnership’s executive offices during regular business hours.
General
The foregoing summary of the Evercore Discussion Materials does not purport to be a complete description of the analyses or data presented by Evercore to Hartree. It should be noted that no partnership or other company used in Evercore’s analyses as a comparison is directly comparable to the Partnership and no precedent transaction used in Evercore’s analyses is directly comparable to the Merger. Furthermore, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the partnerships, companies or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Hartree, Sprague Holdings, the Partnership and their advisors.
Evercore prepared the analyses included in the Evercore Discussion Materials solely for the information and benefit of Hartree. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.
The financial terms and conditions of the Merger and the non-financial terms and conditions of the Merger Agreement were determined as a result of arm’s-length negotiations between Sprague Holdings and the Conflicts Committee. Evercore did not recommend any specific consideration to Hartree, Sprague Holdings or any other person or recommend that any specific consideration constituted the only appropriate consideration in the Merger. Evercore’s analyses and the Evercore Discussion Materials were only one of many factors considered by Hartree in its evaluation of the Merger and should not be viewed as determinative of the views of Hartree with respect to the Merger or the Merger Consideration.
Under the terms of Evercore’s engagement letter with Hartree, Hartree agreed to pay Evercore a fee of $1,750,000 upon consummation of the Merger. Evercore also received a fee of $250,000 upon execution of its engagement letter with Hartree, which is fully creditable against the fee payable upon the closing of the Merger. In addition, Hartree agreed to reimburse Evercore for its reasonable out-of-pocket expenses (including legal fees, expenses and disbursements) incurred in connection with its engagement and to indemnify Evercore and any of its members, officers, directors, advisors, representatives, employees, agents, affiliates or controlling persons, if any, against certain liabilities and expenses arising out of or in connection with its engagement.
During the two-year period prior to the date hereof and except as described herein, no material relationship existed between Evercore and Hartree, Sprague Holdings, the Partnership or any other party to the Merger Agreement pursuant to which compensation was received by Evercore or its affiliates as a result of such a relationship.
Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to Hartree, Sprague Holdings, the Partnership and/or any of their respective affiliates or persons that are competitors, customers or suppliers of Hartree, Sprague Holdings or the Partnership.
Hartree engaged Evercore to act as its financial advisor in connection with evaluating the proposed Merger based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions to its clients in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.
Evercore consented to the filing of the Evercore Discussion Materials as an exhibit to the Schedule 13E-3 related to the Merger and to their incorporation by reference in this information statement.
Interests of the Directors and Executive Officers of Partnership GP in the Merger
Some of the directors and executive officers of Partnership GP have financial interests in the Merger that may be different from, or in addition to, those of the Unaffiliated Unitholders generally. The Conflicts Committee was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby, including the Merger.
Certain of the directors and executive officers of Partnership GP hold Common Units and will be entitled to receive the Merger Consideration in connection with the Merger. Additionally, certain of the directors of Partnership GP are partners of Hartree, the sole member of Sprague Holdings. The executive officers of Partnership GP may continue to serve as officers of Partnership GP after the closing of the Merger. Partnership GP’s directors and executive officers are also entitled to continued indemnification and directors’ and officers’ liability insurance coverage under the terms of the Merger Agreement. Pursuant to the Merger Agreement, each Sprague Holdings Unit will remain outstanding, and no consideration will be delivered in respect thereof.
Position of the Hartree Filing Parties as to the Fairness of the Merger
Under the SEC rules governing “going private” transactions, each of the Hartree Filing Parties is an affiliate of the Partnership that is engaged in the “going private” transaction and, therefore, is required to express its position as to the fairness of the Merger to the Partnership’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act. The Hartree Filing Parties are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.
The Hartree Filing Parties believe that the Merger (which is the Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement will be filed with the SEC) is fair to the Unaffiliated Unitholders on the basis of the factors described in “— Purpose and Reasons of the Hartree Filing Parties for the Merger” of this information statement and the additional factors described below.

Hartree controls Partnership GP, as discussed in “Information Concerning the Hartree Filing Parties” of this information statement.
The Hartree Filing Parties did not participate in the deliberations of the Conflicts Committee regarding, or receive advice from the Conflicts Committee’s legal or financial advisor as to, the fairness of the Merger. None of the Hartree Filing Parties nor any of their respective affiliates (other than the Partnership and Partnership GP) has performed, or engaged a financial advisor to perform, any valuation or other analysis for the purpose of assessing the fairness of the Merger to the Unaffiliated Unitholders.
Hartree retained Evercore to act as its financial advisor in connection with the Merger. Evercore was not asked to deliver and did not deliver an opinion to Hartree, any of the Hartree Filing Parties or any other person as to the fairness, from a financial point of view or otherwise, of the consideration to be paid or received, as the case may be, in connection with the Merger. The Evercore Discussion Materials do not constitute a recommendation to any unitholder with respect to the Merger Consideration or as to how to act in connection with the proposed Merger or any other matter.
The Hartree Filing Parties believe that the Merger is substantively and procedurally fair to the Unaffiliated Unitholders based on information available regarding the Partnership and the Hartree Filing Parties’ analysis of such information, discussions with members of Partnership GP’s senior management regarding the Partnership and its business and the factors considered by, and the analysis and resulting conclusions of, the GP Board. In particular, the Hartree Filing Parties believe that the Merger is both procedurally and substantively fair to the Unaffiliated Unitholders of the Partnership based on their consideration of the following factors:
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the Merger Consideration represents (i) a 27.3% premium to the closing price of the Common Units on January 10, 2022, the day prior to which Hartree submitted its take-private proposal to the Partnership, (ii) an 18.9% premium to the closing price of the Common Units as of June 1, 2022, the day prior to the execution of the Merger Agreement and (iii) a 15.1% premium to the price per Common Unit received by an affiliate of Axel Johnson in connection with the sale of all of Axel Johnson’s Common Units to Sprague Holdings in May 2021;

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the Merger Consideration is all cash, which provides certainty of value and liquidity to the Unaffiliated Unitholders;

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the Merger Consideration resulted from active negotiations between the Conflicts Committee and the Hartree Filing Parties;

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the Merger Agreement and the transactions contemplated thereby were negotiated and unanimously approved by members of the Conflicts Committee, who have no economic interest or expectancy of an economic interest in Sprague Holdings following the Merger;

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the requirement that, upon termination of the Merger Agreement by the Partnership under certain circumstances, including in the event of a failure of the Merger to be consummated under certain circumstances, Sprague Holdings will be obligated to pay the Partnership the Termination Fee equal to $5,000,000 without the Partnership being required to establish any damages;

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consummation of the Merger will allow the Unaffiliated Unitholders to avoid exposure to risks and uncertainties relating to the prospects of the Partnership;

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notwithstanding that the opinion of Jefferies was provided solely for the benefit of the Conflicts Committee and that the Hartree Filing Parties are not entitled to, nor did they, rely on such opinion, the fact that the Conflicts Committee received an opinion of Jefferies, dated June 2, 2022, to the effect that, as of that date and based upon the assumptions made, matters considered, procedures followed, and qualifications and limitations of the review undertaken in rendering its opinion as set forth therein, the Merger Consideration to be received in the Merger by the Unaffiliated Unitholders pursuant to the Merger Agreement, was fair, from a financial point of view, to the Partnership and the Unaffiliated Unitholders (as more fully described in “— Opinion of Financial Advisor to the Conflicts Committee” of this information statement); and

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the Merger and the Merger Agreement were unanimously approved by the Conflicts Committee and the Conflicts Committee unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement were in the best interests of the Partnership and its Unaffiliated Unitholders.
The Hartree Filing Parties did not find it practicable to assign, nor did they assign, specific relative weights to the individual factors that they considered in reaching their conclusion as to fairness.
Because the Hartree Filing Parties consider the Partnership to be a viable going concern, the Hartree Filing Parties believe that the liquidation value of the Partnership is irrelevant to a determination as to whether the Merger is fair to the Unaffiliated Unitholders. Accordingly, the Hartree Filing Parties did not consider the liquidation value of the Partnerships’ assets and did not perform a liquidation analysis.
The Hartree Filing Parties did not consider net book value, which is an accounting concept, for purposes of determining the fairness of the Merger Consideration to the Unaffiliated Unitholders because, in the Hartree Filing Parties’ view, net book value is indicative of neither the Partnership’s market value nor its value as a going concern, but rather is an indicator of historical costs.
While the Hartree Filing Parties considered the trading history of the Common Units and noted that at various times, this trading history reflected prices above the $19.00 to be paid for each Common Unit held by the Unaffiliated Unitholders as part of the Merger Consideration, the Hartree Filing Parties concluded that these factors were not important in determining present value. In the Hartree Filing Parties’ judgment, the historical trading prices for the Common Units are not indicative of the value of the Common Units as of the date of the Merger in light of the Partnership’s current business operations and future prospects.
The Hartree Filing Parties are not aware of any firm offers made by an unaffiliated person to acquire the Partnership during the past two years and did not solicit any such offers. In any event, the Hartree Filing Parties have no intention of selling the Common Units beneficially owned by them and therefore, in reaching their conclusion as to fairness, did not consider the possibility that any such offers might be made.
The Hartree Filing Parties’ consideration of the factors described above reflects their assessment of the fairness of the Merger. The Hartree Filing Parties implicitly considered the value of the Partnership in a sale as a going concern by taking into account the Partnership’s current and anticipated business, financial conditions, results and operations, prospects and other forward-looking matters. The Hartree Filing Parties did not, however, explicitly calculate a stand-alone going concern value of the Partnership because the Hartree Filing Parties believe that going concern value is not an appropriate method of determining the value of the Common Units for purposes of the Merger. In light of the fact that the Hartree Filing Parties already have, and will continue to have, control of the Partnership, and that the Hartree Filing Parties remain unwilling to sell their Common Units, the Hartree Filing Parties do not believe that it would be appropriate for the Common Units held by the Unaffiliated Unitholders to be valued on a basis that includes a control premium.
Purpose and Reasons of the Hartree Filing Parties for the Merger
Under the SEC rules governing “going private” transactions, each of the Hartree Filing Parties is an affiliate of the Partnership that is engaged in the “going private” transaction and, therefore, each is required to express its purposes and reasons for the Merger to the Partnership’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act. The Hartree Filing Parties are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.
If the Merger is completed, the Partnership will become a direct wholly owned subsidiary of Sprague Holdings and Partnership GP. For the Hartree Filing Parties, the purpose of the Merger is to effectuate the transactions contemplated by the Merger Agreement and to bear the rewards and risks of such ownership after the Common Units cease to be publicly traded.
The Hartree Filing Parties believe that improvements to the Partnership’s capital structure and strategic direction could be achieved free of the pressures imposed on publicly traded partnerships. In addition, the Hartree Filing Parties believe that in order to ensure the Partnership can operate over the long-term and experience sustainable enterprise growth, the Partnership will be better suited to reinvest a greater portion of its cash flows as a private company in order to execute its business plan. Further, the

Hartree Filing Parties view the Partnership as a platform for future investment and long-term compounding returns, which are often difficult to achieve as a public company driven by the investment community’s focus on short-term, often quarterly, financial results, as well as the cash distribution expectations of publicly traded partnerships. Finally, the Hartree Filing Parties believe that, without the reporting and other substantial burdens placed on public entities, the management and employees of the Partnership will be better focused on executing on the Partnership’s strategic initiatives. Following completion of the Merger, the Hartree Filing Parties expect to regularly explore and pursue transactions involving the Partnership intended to maximize returns to Hartree’s equityholders, including, among others, acquisitions, dispositions, or other strategic transactions.
The Hartree Filing Parties have undertaken to pursue the Merger at this time for the reasons described above.
Although the Hartree Filing Parties believe that there will be certain opportunities associated with their investment in the Partnership if the Merger is completed, the Hartree Filing Parties realize that there are also substantial risks (including the risks and uncertainties relating to the prospects of the Partnership) and that such opportunities may never be fully realized.
The Hartree Filing Parties believe that a merger transaction is preferable to other transaction structures because the Merger (i) enables Sprague Holdings to acquire all of the outstanding Common Units at the same time and (ii) represents an opportunity for the Unaffiliated Unitholders to receive a premium for their Common Units in the form of the Merger Consideration representing (a) a 27.3% premium to the closing price of the Common Units on January 10, 2022, the day prior to which Hartree submitted its take-private proposal to the Partnership, (b) an 18.9% premium to the closing price of the Common Units as of June 1, 2022, the day prior to the execution of the Merger Agreement and (c) a 15.1% premium to the price per Common Unit received by an affiliate of Axel Johnson in connection with the sale of all of Axel Johnson’s Common Units to Sprague Holdings in May 2021. Furthermore, the Hartree Filing Parties believe that structuring the transaction as a merger transaction provides a prompt and orderly transfer of ownership of the Partnership in a single step, without the necessity of financing separate purchases of the Common Units in a tender offer and implementing a second-step merger to acquire any Common Units not tendered in any such tender offer, and without incurring any additional transaction costs associated with such activities.
Primary Benefits and Detriments of the Merger
Benefits and Detriments to Unaffiliated Unitholders
The primary benefits of the Merger to Unaffiliated Unitholders, who will not have a continuing interest in the Partnership following the Merger, include the following:
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the receipt by such unitholders of $19.00 per Common Unit in cash without any interest thereon and reduced by any applicable tax withholding; and

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the avoidance of all downside risk associated with the continued ownership of Common Units, including any possible decrease in the future revenues and free cash flow, growth or value of the Partnership following the Merger.

The primary detriments of the Merger to Unaffiliated Unitholders, who will not have a continuing interest in the Partnership following the Merger, include the following:
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such unitholders will cease to have an interest in the Partnership and, therefore, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of the Partnership or payment of distributions on Common Units, if any; and

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the receipt of cash in exchange for Common Units pursuant to the Merger will generally be a taxable transaction to unitholders.

Benefits and Detriments to the Partnership and Sprague Holdings
The primary benefits of the Merger to the Partnership and Sprague Holdings include the following:
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if the Partnership successfully executes its business strategy, the value of Sprague Holdings’ equity investments could increase because of possible increases in future revenues and cash flow, increases in the underlying value of the Partnership or the payment of distributions, if any, that would accrue;

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the Partnership will no longer have continued pressure to meet quarterly forecasts set by analysts. In contrast, as a publicly traded partnership, the Partnership currently faces public unitholder and investment analyst pressure to make decisions that may produce better short-term results, but which may not over the long-term lead to a maximization of their equity value;

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the Partnership will have more flexibility to change its capital spending strategies without public market scrutiny or analysts’ quarterly expectations; and

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Sprague Holdings and Partnership GP, as the owners of the Partnership, will become the beneficiaries of the savings associated with the reduced burden of complying with the substantive requirements that federal securities laws impose on public companies.

The primary detriments of the Merger to the Partnership and Sprague Holdings include the following:
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following the Merger, there will be no trading market for the equity securities of the Partnership, as the surviving entity; and

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the risk that potential benefits sought in the Merger may not be realized.

Ownership of the Partnership After the Merger
After the Merger, the Partnership will survive as a direct wholly owned subsidiary of Sprague Holdings and Partnership GP, both of which are controlled subsidiaries of Hartree.
Regulatory Approvals and Clearances Required for the Merger
In connection with the Merger, the Partnership intends to make all required filings under the Exchange Act, as well as any required filings with the NYSE and the Secretary of State of the State of Delaware. None of the Partnership, Partnership GP or Sprague Holdings is aware of any federal or state regulatory approval required in connection with the Merger, other than compliance with applicable federal securities laws and applicable Delaware law.
Sprague Holdings and Merger Sub, on the one hand, and each of the Partnership and Partnership GP, on the other hand, have agreed to, and to cause their respective subsidiaries to, use commercially reasonable efforts to obtain promptly (and in any event no later than the Outside Date) all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any governmental authority necessary to consummate the transactions contemplated by the Merger Agreement.
Financing of the Merger
The total amount of funds necessary to consummate the Merger and the related transactions is anticipated to be approximately $127.1 million. Sprague Holdings expects to fund the Merger Consideration with cash through capital contributions from Hartree or any available debt financing sources, at Hartree’s discretion.
Fees and Expenses
Generally, all fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be the obligation of the respective party incurring such fees and expenses. The expenses incurred in connection with the filing, printing and mailing of this information statement will be paid 50% by Sprague Holdings and 50% by the Partnership.

Total fees and expenses incurred or to be incurred by the Partnership and Sprague Holdings in connection with the Merger are estimated at this time to be as follows:
Amount to be Paid
(in thousands)
Financial advisory fees and expenses	$3,750
Legal, accounting and other professional fees	$1,800
Information statement, printing and mailing costs and filing fees	$60
Transfer agent and paying agent fees and expenses	$25
Total	$5,635
Certain Legal Matters
General
In the Merger Agreement, the parties have agreed to cooperate with each other to make all filings with governmental authorities and to obtain all governmental approvals and consents necessary to consummate the Merger, subject to certain exceptions and limitations. It is a condition to the consummation of the Merger that there be no law, injunction, judgment or ruling prohibiting consummation of the transactions contemplated under the Merger Agreement or making the consummation of the transactions contemplated thereby illegal.
Pending Litigation
On July 26, 2022, a purported unitholder of the Partnership filed a lawsuit, entitled Mark Giddings vs. Sprague Resources LP, et al., in the United States District Court for the Southern District of New York. The plaintiff alleges that the preliminary information statement filed by the Partnership with the SEC on July 7, 2022, contains materially incomplete and misleading information and omits material information with respect to the Merger in violation of Sections 14(a) and 20(a) of the Exchange Act. The plaintiff seeks, among other things, (i) injunctive relief enjoining the Merger, (ii) in the event the Merger is consummated, the rescission and setting aside of the Merger or an award of rescissory damages to the plaintiff, (iii) an injunction directing the Partnership, Partnership GP and the GP Board to disseminate an amended information statement that is not materially incomplete or misleading, and (iv) costs and attorneys’ fees.
The Partnership believes that the claims asserted in this lawsuit are without merit and intends to defend itself against all claims. Additional lawsuits arising out of or relating to the Merger Agreement and the transactions contemplated thereby may be filed in the future.
Provisions for Unaffiliated Unitholders
No provision has been made to grant Unaffiliated Unitholders access to the files of the Partnership, Partnership GP, Sprague Holdings or Merger Sub or to obtain counsel or appraisal services at the expense of the foregoing parties.
Delisting and Deregistration of Common Units
The Common Units are currently listed on the NYSE under the ticker symbol “SRLP.” If the Merger is completed, the Common Units will cease to be listed on the NYSE and will be deregistered under the Exchange Act.
No Appraisal Rights
Holders of Common Units are not entitled to dissenters’ rights of appraisal under the Partnership Agreement, the Merger Agreement or applicable Delaware law. The foregoing discussion is not a complete statement of law pertaining to appraisal rights under Delaware law and is qualified in its entirety by references to Delaware law, other applicable law, the Partnership Agreement and the Merger Agreement.

Ownership of the Partnership after the Merger
After the Merger, the Partnership will survive as a direct wholly owned subsidiary of Sprague Holdings and Partnership GP, both of which are controlled subsidiaries of Hartree.

THE MERGER AGREEMENT
The following describes the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this information statement and incorporated by reference herein. The description in this section and elsewhere in this information statement is qualified in its entirety by reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. Hartree and the Partnership encourage you to read carefully the Merger Agreement in its entirety before making any decisions regarding the Merger as it is the legal document governing the Merger.
The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Sprague Holdings, the Partnership or any of their respective subsidiaries or affiliates contained in this information statement or the Partnership’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Sprague Holdings, the Partnership or their respective subsidiaries or affiliates contained in the Merger Agreement and described in this summary. The representations, warranties and covenants made in the Merger Agreement by the Partnership, Partnership GP, Sprague Holdings and Merger Sub were qualified and subject to important limitations agreed to by Sprague Holdings, the Partnership and their respective subsidiaries in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to unitholders and reports and documents filed with the SEC and in some cases were qualified by confidential disclosures that were made by each party to the other party that are not reflected in the Merger Agreement or otherwise publicly disclosed. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this information statement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone.
The Merger
Subject to the terms and conditions of the Merger Agreement and in accordance with the laws of the State of Delaware, the Merger Agreement provides for the merger of Merger Sub with and into the Partnership. The Partnership, which is sometimes referred to following the Merger as the surviving entity, will survive the Merger, and the separate limited liability company existence of Merger Sub will cease. As a result of the Merger, the Partnership will survive as a direct wholly owned subsidiary of Sprague Holdings and Partnership GP. After the completion of the Merger, the certificate of limited partnership of the Partnership as in effect immediately prior to the Effective Time will remain unchanged and will be the certificate of limited partnership of the surviving entity from and after the Effective Time, until amended in accordance with applicable law, and the Partnership Agreement as in effect immediately prior to the Effective Time will remain unchanged and will be the agreement of limited partnership of the surviving entity from and after the Effective Time, until amended in accordance with its terms and applicable law.
Effective Time; Closing
The Effective Time will be at such time that a certificate of merger effecting the Merger is duly filed with the Secretary of State of the State of Delaware by the Partnership and Sprague Holdings, executed in accordance with the relevant provisions of the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act, or at such later date or time as is agreed to by the Partnership and Sprague Holdings in writing and specified in the certificate of merger.
Unless the parties agree otherwise, the closing of the Merger will occur at 9:00 a.m. (Central Time), on the third business day after the satisfaction or waiver of the conditions to the Merger provided in the Merger Agreement (other than conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions), or at such other date or time as the Partnership and Sprague Holdings agree; provided, however, that without the mutual agreement of Sprague Holdings,

Merger Sub, Partnership and Partnership GP, the closing of the Merger may not occur prior to July 31, 2022 (the “Inside Date”). For further discussion of the conditions to the Merger, see “— Conditions to Consummation of the Merger.”
The Partnership and Sprague Holdings currently expect to complete the Merger prior to the end of the third quarter of 2022, subject to the satisfaction or waiver of the other conditions to the transactions contemplated by the Merger Agreement described below.
Conditions to Consummation of the Merger
The Partnership Parties and the Sprague Holdings Parties may not complete the Merger unless each of the following conditions is satisfied or waived, if waiver is permitted by applicable law:
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the Unit Majority Written Consent must not have been amended, modified, withdrawn, terminated or revoked;

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the Partnership Unitholder Approval shall have been obtained (which was satisfied upon receipt of the Unit Majority Written Consent); and

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no Restraint shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by the Merger Agreement or making the consummation of the transactions contemplated thereunder illegal.

The obligations of the Sprague Holdings Parties to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:
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(i) the representations and warranties of the Partnership and Partnership GP in Sections 4.1 (Organization), 4.2 (Validity of Agreement; Authorization), 4.3(a) (Capitalization; Subsidiaries), 4.3(b) (Capitalization; Subsidiaries) and 4.3(d) (Capitalization; Subsidiaries) of the Merger Agreement shall be true and correct, except for any de minimis inaccuracies, both as of the date of the Merger Agreement and as of the closing date, except to the extent expressly made as of an earlier date, in which case as of such date, and (ii) the other representations and warranties of the Partnership and Partnership GP contained in Article IV (Representations and Warranties of the Partnership Parties) of the Merger Agreement shall be true and correct, both as of the date of the Merger Agreement and as of the closing date, except to the extent expressly made as of an earlier date, in which case as of such date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to Partnership Material Adverse Effect or materiality contained in any such individual representation or warranty) would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect;

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the Partnership and Partnership GP shall have performed or complied with, in all material respects, all covenants and obligations required to be performed by them under the Merger Agreement at or prior to the closing date;

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there shall not have been a Partnership Material Adverse Effect; and

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Sprague Holdings shall have received an officer’s certificate executed by an authorized executive officer of Partnership GP, dated as of the closing date, certifying that the three preceding conditions have been satisfied.

The obligations of the Partnership Parties to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:
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(i) the representations and warranties of Sprague Holdings and Merger Sub contained in Sections 5.1 (Organization) and 5.4 (Validity of Agreement; Authorization) of the Merger Agreement shall be true and correct, except for any de minimis inaccuracies, both as of the date of the Merger Agreement and as of the closing date, except to the extent expressly made as of an earlier date, in which case as of such date, and (ii) the other representations and warranties of Sprague Holdings and Merger Sub in Article V (Representations and Warranties of the Parent Parties) of the Merger Agreement shall be true and correct, both as of the date of the Merger Agreement and as of the closing date, except to the extent expressly made as of an earlier date, in which case as of such date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to material adverse effect or materiality set forth in any such individual representation or warranty) would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined in the Merger Agreement);
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Sprague Holdings and Merger Sub shall have performed or complied with, in all material respects, all covenants and obligations required to be performed by them under the Merger Agreement at or prior to the closing date; and

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the Partnership shall have received an officer’s certificate executed by an executive officer of Sprague Holdings, dated as of the closing date, certifying that the two preceding conditions have been satisfied.

For purposes of the Merger Agreement: (1) the term “Partnership Material Adverse Effect” means any event, change, fact, development, circumstance, condition or occurrence that is materially adverse to, or has had a material adverse effect on or change in, on or to the business, condition (financial or otherwise) or operations of the Partnership Entities (as defined in the Merger Agreement), taken as a whole; provided, however, that none of the following events, changes, facts, developments, circumstances, conditions or occurrences (either alone or in combination) shall be taken into account for purposes of determining whether or not a Partnership Material Adverse Effect has occurred: (a) changes in general local, domestic, foreign or international economic conditions; (b) changes affecting generally the industries or markets in which such person operates (including changes in commodity prices or interest rates); (c) acts of war, sabotage or terrorism, military actions or the escalation thereof, weather conditions, or other force majeure events or acts of God, including any material worsening of any of the foregoing conditions threatened or existing as of the date of the Merger Agreement; (d) the announcement (in accordance with the terms of the Merger Agreement) or performance of the Merger Agreement, the related documents contemplated thereunder and the transactions contemplated hereby and thereby, including any disruption of customer or supplier relationships or loss of any employees or independent contractors of any Partnership Entity; provided, that the exception set forth in this clause (d) with respect to the performance of the Merger Agreement shall not apply in connection with any representation or warranty set forth in Section 4.4 of the Merger Agreement, or any condition insofar as it relates to any such representation or warranty; (e) any changes in the applicable laws or accounting rules or principles, including changes required by generally accepted accounting principles in the United States or interpretations thereof; (f) any failure of any Partnership Entity to meet any internal or published projections, estimates or expectations of such Partnership Entity’s revenue, earnings or other financial performance or results of operations for any period, or any failure by any Partnership Entity to meet its internal budgets, plans or forecasts of its revenue, earnings or other financial performance of results of operations (it being understood, in each case, that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a Partnership Material Adverse Effect may be taken into account); (g) any changes in (i) the market price or trading volume of the equity securities of any Partnership Entity (and the associated costs of capital) or (ii) the credit rating of any Partnership Entity (it being understood, in each case of (i) and (ii), that the facts or occurrences giving rise or contributing to such change that are not otherwise excluded from the definition of a Partnership Material Adverse Effect may be taken into account); and (h) any proceedings commenced by or involving any current or former member, partner or stockholder of any Partnership Entity arising out of or related to the Merger Agreement, the related documents contemplated thereunder and the transactions contemplated hereby and thereby; except, in the case of clauses (a) through (c) and (e), to the extent disproportionately affecting the Partnership Entities as compared with other persons of similar size operating in the same industry in the United States and then only such disproportionate impact shall be considered; and (2) the term “Parent Material Adverse Effect” means any event, change, fact, development, circumstance, condition or occurrence that would materially impair the ability of Sprague Holdings or Merger Sub or their affiliates to perform their respective obligations or to consummate the transactions under the Merger Agreement, including the Merger, or materially impede Sprague Holdings’ or Merger Sub’s or any of their affiliates’ consummation or performance of the transactions or obligations under the Merger Agreement, including the Merger.
Unitholder Approval
Consummation of the Merger requires the Partnership Unitholder Approval. The Conflicts Committee has approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and authorized that the Merger Agreement be submitted to the limited partners for a vote by written consent. Sprague Holdings is the record and beneficial owner of approximately 74.5% of the outstanding Common Units, a sufficient number to approve the Merger Agreement and the transactions contemplated thereby. Immediately following the execution of the Merger Agreement, Sprague Holdings delivered to the Partnership an irrevocable written consent approving the Merger Agreement and the transactions contemplated thereby, including the Merger, by a Unit Majority, which consent constitutes the Partnership Unitholder Approval. As a result, the Partnership has not solicited, and is not soliciting, your approval of the Merger Agreement, and does not plan to call a meeting of the holders of Common Units to approve the Merger Agreement.
Merger Consideration
The Merger Agreement provides that, at the Effective Time, each Common Unit issued and outstanding or deemed issued and outstanding as of immediately prior to the Effective Time, other than the Sprague Holdings Units, will be converted into the right to receive $19.00 in cash, to be paid without interest thereon and reduced by any applicable tax withholding. As of the Effective Time, all of the Common Units converted into the right to receive the Merger Consideration will no longer be outstanding and will automatically be canceled and cease to exist.
Treatment of Sprague Holdings Units, General Partner Interest and Incentive Distribution Rights
Each (i) Sprague Holdings Unit, (ii) General Partner Interest and (iii) Incentive Distribution Right issued and outstanding immediately prior to the Effective Time will be unaffected by the Merger and shall be unchanged and remain outstanding, and no consideration will be delivered in respect thereof pursuant to the Merger Agreement or the transactions contemplated thereby.
Surrender of Common Units
Before the closing date, Sprague Holdings will appoint a paying agent reasonably acceptable to the Partnership for the purpose of exchanging the Common Units, whether represented by certificates or in book-entry form only, for the Merger Consideration. As promptly as practicable after the Effective Time, Sprague Holdings or its designee will send, or will cause the paying agent to send, to each record holder of Common Units, other than DTC, as of the Effective Time whose Common Units were converted into the right to receive the Merger Consideration, a letter of transmittal in a form as the Partnership and Sprague Holdings or its designee may reasonably agree, including, as applicable, instructions for use in effecting the surrender of the Common Units to the paying agent in exchange for the Merger Consideration.
On or before the closing date, Sprague Holdings will deposit or cause to be deposited with the paying agent in trust for the benefit of the holders of Common Units which are converting into the right to receive the Merger Consideration at the Effective Time, an amount of cash in U.S. dollars equal to the amount of the aggregate Merger Consideration payable pursuant to the Merger Agreement. Sprague Holdings will also make available or cause to be made available, from time to time as needed, cash sufficient to pay distributions pursuant to Section 3.1(d) of the Merger Agreement, if any. All such cash deposited with the paying agent is referred to as the “Exchange Fund.” The paying agent will deliver the Merger Consideration and distributions contemplated to be paid pursuant to the Merger Agreement out of the Exchange Fund. Each holder of Common Units, other than DTC, that have been converted into the right to receive the Merger Consideration, upon delivery to the paying agent of a properly completed letter of transmittal and surrender of such Common Units, will be entitled to receive a check in an amount equal to the aggregate amount of cash that such holder has a right to receive under the Merger Agreement.
Adjustments to Prevent Dilution
Prior to the Effective Time, the Merger Consideration will be appropriately adjusted to reflect fully the effect of any unit dividend, subdivision, reclassification, recapitalization, split, split-up, unit distribution, combination, exchange of units or similar transaction with respect to Common Units to provide the unitholders the same economic effect as contemplated by the Merger Agreement prior to such event.

Withholding
Each of Sprague Holdings, Merger Sub, the surviving entity, the paying agent and their respective affiliates will be entitled to deduct and withhold from the consideration otherwise payable to a holder of Common Units such amounts, if any, as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder, or under any provision of applicable state, local or foreign tax law. To the extent that deduction and withholding is required, such withheld amounts will be treated for purposes of the Merger Agreement as having been paid to the former holder of Common Units in respect of whom such withholding was made.
Regulatory and Consent Matters
See “The Merger — Regulatory Approvals and Clearances Required for the Merger” for a description of the material regulatory requirements for the completion of the Merger.
The parties to the Merger Agreement have agreed to (i) make or cause to be made any filings to the extent required or requested of such party or any of its subsidiaries under any applicable laws or by any governmental authority with competent jurisdiction with respect to the Merger Agreement as promptly as is reasonably practicable; (ii) reasonably cooperate with the other parties and furnish all information in such party’s possession that is necessary in connection with any other party’s filings; (iii) use commercially reasonable efforts to secure the expiration or termination of any applicable waiting period and clearance or approval by any relevant governmental authority with respect to the Merger Agreement as promptly as is reasonably practicable (including, with respect to the Sprague Holdings Parties refraining from acquiring or seeking to acquire any entity or assets (other than pursuant to the transactions contemplated by the Merger Agreement) that would present a material risk of delaying or making it more difficult to secure such waiting period expiration or termination, clearance or approval); (iv) promptly inform the other parties of (and, at any other party’s reasonable request, supply to such other party) any communication (or other correspondence, submission or memoranda) from or to, and any proposed understanding or agreement with, any governmental authority in respect of any applicable filings; (v) use commercially reasonable efforts to comply, as promptly as is reasonably practicable and with due regard to maintaining the confidentiality of information that would be commercially harmful if publicly disclosed, with any requests received by such party or any of its affiliates under any laws for additional information, documents, submissions or other materials; (vi) use commercially reasonable efforts to respond to and resolve any objections as may be asserted by any governmental authority with respect to the Merger Agreement; and (vii) use commercially reasonable efforts to contest and resist any proceeding instituted (or threatened in writing to be instituted) by any governmental authority challenging the Merger Agreement as violative of any law. Notwithstanding the foregoing, in no event shall any of the Sprague Holdings Parties or any of their respective affiliates be required to take any Divestiture Action (as defined in the Merger Agreement) on behalf of themselves, the Partnership Parties or any of their respective subsidiaries. The Partnership Parties have agreed to, or cause their respective subsidiaries to, take any Divestiture Action requested by Sprague Holdings if such actions are only effective after the Effective Time and conditioned upon the consummation of the Merger.
Termination of the Merger Agreement
The Partnership or Sprague Holdings may terminate the Merger Agreement and abandon the transactions contemplated thereunder at any time prior to the Effective Time, by mutual written consent duly authorized by the Conflicts Committee (in the case of Partnership) and Sprague Holdings.
In addition, either Sprague Holdings or, following authorization by the Conflicts Committee, the Partnership, may terminate the Merger Agreement if (i) any Restraint is in effect and has become final and nonappealable; provided that the right to terminate pursuant to the foregoing is not available to a party if such Restraint was primarily due to the failure of such party (or, in the case of Partnership, Partnership GP, and in the case of Sprague Holdings, Merger Sub) to perform any of its obligations under the Merger Agreement, (ii) the Merger has not occurred on or before the Outside Date; provided, that the right to terminate is not available to a party if the inability to satisfy such condition was due to the failure of such party (or, in the case of Partnership, Partnership GP, and in the case of Sprague Holdings, Merger Sub) to perform any of its obligations under the Merger Agreement or if any other party has filed and is pursuing an action seeking specific performance pursuant to the terms of the Merger Agreement and (iii) if the other party has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement (or if any of the representations and warranties of such other party fail to be true) and such breach or failure would give rise to the failure of a condition to closing that is not capable of being cured, or is not cured, by the earlier of (A) thirty days following receipt of written notice from the other party of such breach or failure and (B) the Outside Date.
In addition, following authorization by the Conflicts Committee, the Partnership may terminate the Merger Agreement if (i) at least two business days have elapsed since the Inside Date and all closing conditions were and continue to be satisfied, (ii) Partnership GP has delivered to Sprague Holdings a Closing Failure Notice (as defined in the Merger Agreement) confirming that all closing conditions have and continue to be satisfied, and that the Partnership and Partnership GP are ready, willing and able to consummate the closing on the date of such notice and at all times during the five business days immediately after such notice is delivered, and (iii) Sprague Holdings fails to consummate the transactions contemplated by the Merger Agreement (including the closing) within five business days after the date of delivery of the Closing Failure Notice.
Fees and Expenses
Generally, all fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be the obligation of the respective party incurring such fees and expenses. The expenses incurred in connection with the filing, printing and mailing of this information statement will be paid 50% by Sprague Holdings and 50% by the Partnership.
Conduct of Business Pending the Consummation of the Merger
Under the Merger Agreement, Partnership GP has undertaken certain covenants that place restrictions on it and its subsidiaries, including the Partnership, from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time. In general, Partnership GP has agreed to, and to cause each of its subsidiaries, including the Partnership, to, among other things, conduct their respective businesses in the ordinary course of business consistent with past practices. Subject to Sprague Holdings’ written consent, Partnership GP will not, and will cause each of its subsidiaries, including the Partnership, not to:
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amend the organizational documents of (i) Partnership GP or the Partnership or (ii) any of their respective subsidiaries if, in the case of clause (ii), such amendment is adverse to the Sprague Holdings Parties or would reasonably be expected to materially impair the ability of the parties to perform their respective obligations or to consummate the transactions under the Merger Agreement or materially impede their respective consummation or performance of the transactions or obligations under the Merger Agreement;

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declare or pay any distribution payable in cash, stock or property, other than the distribution from the Partnership in respect of the second calendar quarter of 2022;

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make or enter into any transaction or series of related transactions for the acquisition or disposition of assets or property or the expansion of, or other capital projects relating to, existing assets or properties that involves a total purchase price or cost exceeding $1,500,000 individually or in the aggregate;

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split, combine, divide, subdivide, reverse split, reclassify, recapitalize or effect any other similar transaction with respect to either Partnership Party’s or their subsidiaries’ capital stock or other equity interests;

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enter into or adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization or other reorganization, in each case, to the extent such transaction would reasonably be expected to materially impair the ability of the parties to perform their respective obligations or to consummate the transactions under the Merger Agreement or materially impede their respective consummation or performance of the transactions or obligations under the Merger Agreement;

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issue, deliver or sell any equity securities in either Partnership Party or any of their subsidiaries other than issuances of Common Units upon vesting or settlement of awards granted under the Partnership’s 2013 Long-Term Incentive Plan (the “Partnership LTIP”) that are outstanding on the date of the Merger Agreement or are otherwise granted in compliance with the Merger Agreement;

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repurchase, redeem or otherwise acquire any securities of either Partnership Party or any of their subsidiaries;

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grant any awards consisting of Common Units or other equity securities in either Partnership Party or any of their subsidiaries under the Partnership LTIP or any other equity incentive plan;

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enter into any collective bargaining agreements, collective agreements, or other contracts with any labor unions or other representatives of employees of either Partnership Party or any of their subsidiaries;

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except as required by the terms of any Partnership Benefit Plan (as defined in the Merger Agreement) existing and in effect on the date of the Merger Agreement or as contemplated by the Merger Agreement, (i) grant or provide any increase in the compensation (including incentive, severance, redundancy, bonus, change-in-control or retention compensation) or benefits paid, payable, provided or to become payable or provided to, or grant any cash-based awards to, any current or former directors, officers, employees or other individual service providers of either Partnership Party or any of their subsidiaries except for increases in compensation to employees who are not officers of a Partnership Party or any of their subsidiaries in connection with promotions in the ordinary course of business consistent with past practice, (ii) establish, adopt, enter into, amend or terminate any Partnership Benefit Plan or any other plan, policy, program, agreement or arrangement that would be a Partnership Benefit Plan if in effect on the date of the Merger Agreement, or (iii) take any action to accelerate the vesting or payment of compensation or benefits under any Partnership Benefit Plan;

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waive, release, assign, settle or compromise any Proceedings (as defined in the Merger Agreement) to which either Partnership Party or any of their subsidiaries is party seeking damages or an injunction or other equitable relief, which waiver, release, settlement or compromise would reasonably be expected to result in a Partnership Material Adverse Effect;

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create, assume, incur, modify, guarantee or otherwise become liable for, either directly or indirectly, any indebtedness (or increase the maximum amount that may be borrowed under any Sprague Credit Agreement (as defined in the Merger Agreement)) except for indebtedness that does not exceed $5,000,000 individually or in the aggregate and does not violate the terms of any other then-existing indebtedness of either Partnership Party or any of their subsidiaries; provided, however, that the borrowing of funds under the Credit Agreement (as defined below) to fund (i) any activity, transaction or project that is not otherwise prohibited by Section 6.2 of the Merger Agreement or (ii) expenditures authorized in the annual budget made available to the Sprague Holdings Parties shall not count toward the dollar limitation referenced above; provided, further that Partnership GP shall not create, assume, incur or modify, either directly or indirectly, any indebtedness;

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(i) make or change any material tax election (which shall be deemed to include any entity classification election), change any annual tax accounting period, adopt or change any material method of tax accounting, amend any material tax return, enter into any closing agreement, settle any material tax claim, audit or assessment or surrender any right to claim a tax refund, or (ii) engage in any activity or conduct its business in a manner that would cause less than 90% of the gross income of the Partnership for any calendar quarter ending prior to or that includes the closing date to be treated as “qualifying income” within the meaning of Section 7704(d) of the Code;

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sell, transfer, assign, exclusively license, abandon, permit to lapse or otherwise dispose of any Intellectual Property (as defined in the Merger Agreement) of either Partnership Party or any of their subsidiaries; or

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(i) agree, in writing or otherwise, to take any of the foregoing actions, or (ii) take any action or agree, in writing or otherwise, to take any action that would reasonably be expected to materially impair the ability of the parties to perform their respective obligations or to consummate the transactions under the Merger Agreement or materially impede their respective consummation or performance of the transactions or obligations under the Merger Agreement.
The foregoing restrictions will not prohibit the Partnership Parties from taking commercially reasonable actions outside of the ordinary course of business or not consistent with past practice in response to (x) changes or developments resulting or arising from COVID-19 or any COVID-19 Measures (as defined in the Merger Agreement) or (y) other changes or developments that would reasonably be expected to cause a reasonably prudent company similar to the Partnership to take commercially reasonable actions outside of the ordinary course of business or not consistent with past practice; provided, further, however, that prior to taking any such action outside of the ordinary course of business or not consistent with past practice, the Partnership Parties will consult with the Sprague Holdings Parties and consider in good faith the views of the Sprague Holdings Parties regarding any such proposed action.
Indemnification; Directors’ and Officers’ Insurance
Under the Merger Agreement, the Sprague Holdings Parties have agreed (i) that all rights to indemnification, exculpation and advancement of expenses, elimination of liability and exculpation from liabilities existing in favor of any officer, director or manager of any Partnership Entity, or any person serving at the request of any Partnership Entity as an officer, director, member, general partner, fiduciary or trustee of another person, as provided in the organizational documents of such Partnership Entities will survive the closing and shall remain in full force and effect for a period of not less than six years following the closing date, and (ii) to cause each Partnership Entity to honor and maintain in effect all such rights during such period. In addition, for a period of not less than six years, the Sprague Holdings Parties agreed to not, and to cause any Partnership Entity to not, amend, restate, waive or terminate any organizational document of any Partnership Entities in any manner that would adversely affect the indemnification or exculpation rights of any such officer, director, manager or other covered person.
Under the Merger Agreement, the Sprague Holdings Parties have agreed, during the period commencing on the closing date and extending to the sixth anniversary of the closing date, to (i) maintain in effect the current directors and officers liability and fiduciary liability insurance policy or policies that such Partnership Entity has as of the date of the Merger Agreement, or (ii) upon the termination or cancellation of any such policy or policies, (A) to provide fiduciary liability or similar insurance in substitution for, or in replacement of, such canceled or terminated policy or policies, or (B) to provide a “tail” or runoff policy (covering all claims, whether choate or inchoate, made during such six year period), in each case, providing coverage thereunder for acts, events, occurrences or omissions occurring or arising at or prior to the closing date that is no less advantageous to each covered person as in existence as of the date of the Merger Agreement, covering such acts, events, occurrences or omissions under the directors and officers liability and fiduciary liability insurance or similar policy maintained by the Partnership Entities as of the date of the Merger Agreement.
Amendment, Supplement and Waiver
At any time prior to the Effective Time, whether before or after Partnership Unitholder Approval, the parties may, by written agreement, amend or supplement the Merger Agreement; provided, however, that:
•
the Merger Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is approved by Sprague Holdings and the Conflicts Committee; and

•
following Partnership Unitholder Approval, no amendment or change to the provisions of the Merger Agreement will be made which by law or stock exchange rule would require further approval by the Limited Partners, as applicable, without such approval.

Unless otherwise expressly set forth in the Merger Agreement, whenever a determination, decision, approval, consent, waiver or agreement of the Partnership or Partnership GP is required pursuant to the Merger Agreement, such determination, decision, approval, consent, waiver or agreement must be authorized by the Conflicts Committee and, unless otherwise required by the Partnership Agreement or applicable law, such action shall not require approval of the unitholders.

At any time prior to the Effective Time, any party to the Merger Agreement may, subject to applicable law:
•
waive any inaccuracies in the representations and warranties of any other party contained in the Merger Agreement;

•
extend the time for the performance of any of the obligations or acts of any other party provided for in the Merger Agreement;

•
waive compliance by any other party with any of the agreements or conditions contained in the Merger Agreement, as permitted under the Merger Agreement; or

•
make or grant any consent under the Merger Agreement;

provided, however, that neither the Partnership nor Partnership GP shall take any such action without the prior approval of the Conflicts Committee.
Remedies; Specific Performance
The Merger Agreement provides that termination of the Merger Agreement will relieve the parties from their respective duties and obligations arising under the Merger Agreement after the date of such termination and that the parties will have no further liability under the Merger Agreement; provided, however, that nothing in the Merger Agreement will relieve the Partnership Parties of any liability for fraud or a willful breach of the Merger Agreement. Notwithstanding anything to the contrary therein, the Merger Agreement also provides that in the event that the Merger Agreement is terminated by the Partnership, or by Sprague Holdings at a time when the Partnership could have terminated the Merger Agreement, under certain circumstances, Sprague Holdings or its designee will pay, no later than ten business days after the date of such termination, the Termination Fee in an amount in cash equal to $5 million to the Partnership.
The Merger Agreement also provides that the parties are entitled to obtain an injunction to prevent breaches of the Merger Agreement and to specifically enforce the Merger Agreement. The Termination Fee, together with the specific performance rights described in Section 9.8 of the Merger Agreement, are the sole and exclusive remedies of the Sprague Holdings Parties and the Partnership Parties and any of their respective former, current and future affiliates, each of their former, current and future affiliates, partners, members, equityholders and representatives, and each of their respective heirs, executors, administrators, successors and assigns, and under no circumstances shall Sprague Holdings be obligated to both specifically perform the terms of the Merger Agreement and pay the Termination Fee.
Representations and Warranties
The Merger Agreement contains representations and warranties made by the Partnership and Partnership GP, on the one hand, and Sprague Holdings and Merger Sub, on the other hand. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement and:
•
are intended not as statements of fact or of the condition of the parties to the Merger Agreement or their respective subsidiaries, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•
have been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures may not be reflected in the Merger Agreement;

•
may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•
were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments.

The representations and warranties made by the Partnership and Partnership GP to Sprague Holdings and Merger Sub relate to, among other things:
•
organization, standing and power;

•
approval and authorization of the Merger Agreement and the transactions contemplated by the Merger Agreement and any conflicts created by such transactions;

•
capitalization and subsidiaries;

•
required consents and approvals of governmental authorities in connection with the transactions contemplated by the Merger Agreement;

•
documents filed with the SEC;

•
opinion of the financial advisor to the Conflicts Committee;

•
information supplied in connection with this information statement and the Schedule 13E-3 filed with the SEC in connection with the Merger;

•
absence of undisclosed liabilities;

•
brokers and other advisors;

•
absence of certain changes or events;

•
compliance with laws and the possession of necessary permits;

•
tax matters;

•
employee benefit matters;

•
insurance;

•
regulatory matters;

•
environmental matters;

•
material contracts;

•
legal proceedings;

•
title to property and assets;

•
NYSE listing;

•
anti-corruption matters; and

•
absence of additional representations and warranties.

The representations and warranties made by Sprague Holdings and Merger Sub to the Partnership relate to, among other things:
•
organization, standing and power;

•
operations and ownership of Merger Sub;

•
ownership of Common Units, Incentive Distribution Rights and Partnership GP;

•
approval and authorization of the Merger Agreement and the transactions contemplated thereunder;

•
conflicts or violations created by the Merger Agreement and the transactions contemplated thereunder;

•
required consents and approvals of governmental authorities in connection with the transactions contemplated by the Merger Agreement;

•
legal proceedings;

•
access to information;

•
information supplied in connection with this information statement and the Schedule 13E-3 filed with the SEC in connection with the Merger;

•
brokers and other advisors;

•
bankruptcy;

•
sufficiency of funds necessary to enable Sprague Holdings and Merger Sub to consummate the transactions contemplated by the Merger Agreement;

•
compliance with laws; and

•
absence of additional representations and warranties.

Distributions for Periods Prior to the Merger
Until the Effective Time or the earlier termination of the Merger Agreement, Partnership GP will not, without the prior written consent of Sprague Holdings, declare or pay any distribution payable in cash, stock or property, other than the quarterly cash distribution to unitholders for the calendar quarter ending June 30, 2022.
Additional Agreements
The Merger Agreement also contains covenants relating to cooperation in the preparation of this information statement and additional agreements relating to, among other things, access to information, notice of specified matters, public announcements, the Partnership Parties’ reasonable cooperation with Sprague Holdings and its affiliates to obtain financing to consummate the transactions contemplated by the Merger Agreement, and delisting from the NYSE and termination of trading of the Common Units at the closing.

CERTAIN PURCHASES AND SALES OF COMMON UNITS
During the past 60 days, there have been no transactions in the Common Units by the Partnership, Partnership GP, Sprague Holdings or any executive officer, director, associate or majority-owned subsidiary of the foregoing parties or by any pension, profit-sharing or similar plan of the foregoing parties.
DELISTING AND DEREGISTRATION
If the Merger is completed, the Common Units will be delisted from the NYSE and deregistered under the Exchange Act (via termination of registration pursuant to Section 12(g) of the Exchange Act). After the closing of the Merger, the Partnership will also file a Form 15 to suspend its reporting obligations under Section 15(d) of the Exchange Act. As a result, the Partnership will no longer be obligated to file any periodic reports or other reports with the SEC on account of the Common Units.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following is a discussion of the material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Unitholders (as defined below). This discussion is based upon current provisions of the Code, Treasury regulations, court decisions and administrative rulings, all as in effect on the date of this information statement, and all of which are subject to change (possibly with retroactive effect) or are subject to differing interpretations. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.
This discussion does not purport to be a complete discussion of all U.S. federal income tax consequences of the Merger and does not describe any tax consequences arising under the net investment income tax, the alternative minimum tax, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws, tax treaties or any U.S. federal laws other than those pertaining to income taxes.
Further, this discussion focuses on the Partnership’s unitholders who are individual citizens or residents of the United States (for U.S. federal income tax purposes) and has only limited application to corporations, estates, trusts, nonresident aliens, certain former citizens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, employee benefit plans, foreign persons, banks and other financial institutions, insurance companies, real estate investment trusts (“REITs”), individual retirement accounts (“IRAs”), mutual funds, traders in securities that elect mark-to-market, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, persons who do not hold their Common Units as “capital assets” (generally, property held for investment), persons who hold Common Units as part of a hedge, straddle or conversion transaction, persons who acquired Common Units by gift, or directors and employees of the Partnership who received (or are deemed to receive) Common Units as compensation or through the exercise (or deemed exercise) of options, unit appreciation rights, phantom units or restricted units granted under a Partnership equity incentive plan. If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Common Units, the tax treatment of a partner in such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A partner in a partnership (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding Common Units should consult its own tax advisor regarding the U.S. federal income tax consequences of the Merger.
For purposes of this discussion, the term “U.S. Unitholder” means a beneficial owner of Common Units that is for U.S. federal income purposes (1) an individual citizen or resident of the United States; (2) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) a trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons (as defined in the Code) are authorized to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable regulations to be treated as a United States person for U.S. federal income tax purposes; or (4) an estate, the income of which is subject to U.S. federal income tax regardless of its source.
The Partnership has not sought a ruling from the Internal Revenue Service (“IRS”) with respect to any of the tax consequences discussed below, and the IRS would not be precluded from taking positions contrary to those described herein. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below. Moreover, no assurance can be given that the tax characterizations and the tax consequences contained herein would be sustained by a court if contested by the IRS. Furthermore, the tax treatment of the Merger may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.
Accordingly, the Partnership strongly urges each unitholder to consult with, and rely upon, such unitholder’s own tax advisor in analyzing U.S. federal, state, local and foreign tax consequences of the Merger particular to the unitholder.
Tax Consequences to U.S. Unitholders
Tax Characterization of the Merger
The Merger will cause each exchanging holder of Common Units to be treated as selling the unitholder’s Common Units for cash.

Amount and Character of Gain or Loss Recognized
Generally, a U.S. Unitholder who receives cash in exchange for Common Units pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between the amount realized and the unitholder’s adjusted tax basis for the Common Units exchanged. The amount realized equals the sum of (i) the amount of any cash received by the unitholder and (ii) such unitholder’s share of the Partnership’s nonrecourse liabilities immediately prior to the Merger. Such unitholder’s adjusted tax basis for Common Units depends on many factors, including the amount the unitholder paid for the Common Units, the unitholder’s share of the Partnership’s nonrecourse liabilities immediately prior to the Merger, distributions from the Partnership to the unitholder, the unitholder’s share of the Partnership’s income and losses, and other considerations.
Except as noted below, gain or loss recognized by a U.S. Unitholder on the exchange of Common Units in the Merger will generally be taxable as capital gain or loss. However, a portion of this gain or loss, which portion could be substantial, will be separately computed and taxed as ordinary income or loss to the extent attributable to assets giving rise to depreciation recapture or other “unrealized receivables” or to “inventory items” owned by the Partnership and its subsidiaries. Ordinary income attributable to “unrealized receivables” and “inventory items” may exceed net taxable gain realized upon the exchange of a Common Unit pursuant to the Merger and may be recognized even if there is a net taxable loss realized on the exchange. Thus, a U.S. Unitholder may recognize both ordinary income and a capital loss upon the exchange of Common Units in the Merger.
Capital gain recognized by an individual on the sale of Common Units held for more than twelve months as of the date of the Merger will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains, in the case of corporations.
The amount of gain or loss recognized by a U.S. Unitholder in the Merger will vary depending on the unitholder’s particular situation, including the unitholder’s adjusted tax basis of the Common Units, and the amount of any suspended passive losses were not deductible by a holder of Common Units in prior taxable periods that may become available to offset all or a portion of the gain recognized by such unitholder.
Each holder of Common Units is strongly urged to consult its own tax advisor with respect to the specific tax consequences of the Merger, taking into account the unitholder’s own particular circumstances.
Partnership Items of Income, Gain, Loss and Deduction for the Taxable Period Ending on the Date of the Merger
U.S. Unitholders will be allocated their share of the Partnership’s items of income, gain, loss and deduction for the taxable period of the Partnership ending on the date of the Merger. These allocations will be made in accordance with the terms of the Partnership Agreement. A U.S. Unitholder will be subject to U.S. federal income tax on any such allocated income and gain, even if such unitholder does not receive a cash distribution from the Partnership attributable to such allocated income and gain. Any income and gain allocated to a unitholder will increase the unitholder’s tax basis in the Common Units held and, therefore, will reduce the gain, or increase the loss, recognized by the unitholder resulting from the Merger. Any losses and deductions allocated to a unitholder will decrease the unitholder’s tax basis in the Common Units held and, therefore, will increase the gain, or reduce the loss, recognized by the unitholder resulting from the Merger.

INFORMATION CONCERNING THE PARTNERSHIP
About the Partnership
The Partnership is a Delaware limited partnership formed in June 2011 by Sprague Resources Holdings LLC and Partnership GP. It engages in the purchase, storage, distribution and sale of refined products and natural gas, and provides storage and handling services for a broad range of materials. In October 2013, the Partnership became a publicly traded MLP. The Partnership is one of the largest independent wholesale distributors of refined products in the Northeast United States based on aggregate terminal capacity. It operates under four business segments: refined products, natural gas, materials handling and other operations.
The Partnership’s Common Units trade on the NYSE under the symbol “SRLP.” The Partnership’s mailing address is 185 International Drive, Portsmouth, New Hampshire 03801, and its telephone number is (800) 225-1560. A detailed description of the Partnership’s business is contained in the Form 10-K, attached as Annex C to this information statement, and the Form 10-Q, which is incorporated by reference into this information statement.
During the past five years, neither the Partnership nor Partnership GP has been (1) convicted in a criminal proceeding or (2) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the entity from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Recent Developments
On April 20, 2021, the Partnership and Hartree announced that Sprague Resources Holdings LLC entered into an agreement to sell to Sprague Holdings the interest of Sprague Resources Holdings LLC in Partnership GP, the Incentive Distribution Rights and all of the Common Units that Sprague Resources Holdings LLC owned in the Partnership. The Axel Johnson Transaction was completed and effective on May 28, 2021. As a result of the Axel Johnson Transaction, Axel Johnson ceased to have the ability to control the Partnership and Sprague Holdings acquired the ability to control of the Partnership through (i) its ownership of 100% of the limited liability company interests of Partnership GP and, as a result, the ability to control the Partnership’s management and operations and appoint all of the members of the GP Board and (ii) its ownership of approximately 74.5% of the Common Units and 100% of the Partnership’s Incentive Distribution Rights. Sprague Holdings funded the aggregate consideration of $290,000,000 with cash through capital contributions from Hartree.
On January 11, 2022, the Partnership received an unsolicited non-binding proposal from Hartree pursuant to which Hartree would acquire all of the outstanding Common Units of the Partnership that Hartree and its affiliates do not already own in exchange for $16.50 in cash for each such Common Unit. The GP Board delegated authority to evaluate and negotiate the proposal to the Conflicts Committee.
For a further discussion of the recent developments regarding the Merger, see “The Merger — Background of the Merger.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
The following table sets forth the Partnership’s selected historical consolidated financial data for the periods ended and as of the dates indicated. The consolidated statements of operations for the years ended December 31, 2021, 2020 and 2019 and the consolidated balance sheet data as of December 31, 2021 and 2020 have been derived from the Partnership’s audited consolidated financial statements included in the Form 10-K. The data presented below should be read in conjunction with the consolidated financial statements and the related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” contained in the Form 10-K and the Form 10-Q incorporated by reference into this information statement.
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Sprague Resources LP
Consolidated Statements of Operations
(in thousands, except unit and per unit amounts)
	Years Ended December 31,
	2021	2020	2019
Net sales	$3,498,160	$2,335,983	$3,502,410
Cost of products sold (exclusive of depreciation and amortization)	3,343,302	2,071,805	3,228,003
Operating expenses	80,673	77,070	84,924
Selling, general and administrative	82,700	81,514	78,135
Depreciation and amortization	33,335	34,066	34,015
Total operating costs and expenses	3,540,010	2,264,455	3,425,077
Other operating income	9,700	8,094	—
Operating (loss) income	(32,150)	79,622	77,333
Other income (expense)	—	1,948	(378)
Interest income	171	299	555
Interest expense	(34,109)	(40,669)	(42,944)
(Loss) income before income taxes	(66,088)	41,200	34,566
Income tax provision	(2,828)	(7,389)	(3,310)
Net (loss) income	(68,916)	33,811	31,256
Incentive distributions declared	—	(8,292)	(6,163)
Limited partners’ interest in net (loss) income	$(68,916)	$25,519	$25,093
Net (loss) income per limited partner unit:
Common – basic	$(2.69)	$1.11	$1.10
Common – diluted	$(2.69)	$1.11	$1.10
Weighted average units used to compute net (loss) income per limited partner unit:
Common – basic	25,652,890	22,901,140	22,736,916
Common – diluted	25,652,890	22,905,113	22,770,883
Distribution declared per unit	$2.20	$2.67	$2.67

Sprague Resources LP
Consolidated Balance Sheets
(in thousands except unit amounts)
	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$669	$3,771
Accounts receivable, net	280,407	193,015
Inventories	439,820	255,533
Fair value of derivative assets	141,018	145,957
Other current assets	22,066	67,406
Total current assets	883,980	665,682
Fair value of derivative assets long-term	33,111	20,021
Property, plant, and equipment, net	323,630	335,296
Intangibles, net	34,007	41,142
Other assets, net	28,490	22,252
Goodwill	115,037	115,037
Total assets	$1,418,255	$1,199,430
Liabilities and unitholders’ equity
Current liabilities:
Accounts payable	$193,843	$97,280
Accrued liabilities	76,667	46,645
Fair value of derivative liabilities	195,508	154,105
Due to General Partner	11,077	10,915
Current portion of working capital facilities	497,578	358,685
Current portion of other obligations	8,594	6,968
Total current liabilities	983,267	674,598
Commitments and contingencies
Acquisition facility	377,400	382,400
Fair value of derivative liabilities long-term	64,415	20,240
Other obligations, less current portion	31,664	39,309
Operating lease liabilities, less current portion	11,067	5,653
Due to General Partner	2,291	2,751
Deferred income taxes	13,733	15,784
Total liabilities	1,483,837	1,140,735
Unitholders’ equity:
Common unitholders – public (6,685,698 and 9,995,069 units issued and outstanding as of December 31, 2021 and 2020, respectively)	62,090	154,238
Common unitholders – affiliated (19,548,849 and 12,951,236 units issued and outstanding as of December 31, 2021 and 2020, respectively)	(111,175)	(69,561)
Accumulated other comprehensive loss, net of tax	(16,497)	(25,982)
Total unitholders’ equity	(65,582)	58,695
Total liabilities and unitholders’ equity	$1,418,255	$1,199,430

UNIT OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of Common Units of the Partnership that are issued and outstanding as of August 1, 2022 and held by:
•
each person known by us to be a beneficial owner of more than 5% of our outstanding Common Units, including Sprague Holdings;

•
each of the directors of and nominees to the GP Board;

•
each of the named executive officers of Partnership GP; and

•
all of the directors, director nominees and executive officers of Partnership GP as a group.

All of such information is based on publicly available filings, unless otherwise known to us from other sources. The amounts and percentages of Common Units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all Common Units shown as beneficially owned by them, subject to community property laws where applicable.
As of August 1, 2022, there were approximately 26,238,232 Common Units outstanding.
Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned
Sprague HP Holdings, LLC(1)(2)	19,548,849	74.5%
Hartree Partners, LP(1)(2)	19,548,849	74.5%
Hartree Partners GP, LLC(1)(2)	19,548,849	74.5%
Stephen M. Hendel	—	*
Stephen M. Semlitz	—	*
Jonathan Guy Merison	—	*
Scott A. Levy	45,135	*
Jason T. Lemme	—	*
C. Gregory Harper	26,615	*
Beth A. Bowman	17,718	*
John A. Shapiro	2,764	*
David C. Glendon	123,459	*
David C. Long	30,050	*
Thomas E. Flaherty	41,991	*
Brian W. Weego	—	*
Steven D. Scammon	38,908	*
All executive officers and directors of our General Partner as a group (18 persons)	413,153(3)	1.6%

*
Represents less than 1%.

(1)
The address for this entity is 1185 Avenue of the Americas, New York, NY 10036.

(2)
Common Units shown as beneficially owned by Hartree Partners, LP and Hartree Partners GP, LLC reflect Common Units owned of record by Sprague HP Holdings, LLC. Hartree Partners, LP is the sole member of Sprague HP Holdings, LLC and, as such, Hartree Partners, LP may be deemed to share beneficial ownership of the Common Units beneficially owned by Sprague HP Holdings, LLC, but disclaims such beneficial ownership. Hartree Partners GP, LLC is the general partner of Hartree Partners, LP and, as such, Hartree Partners GP, LLC may be deemed to share beneficial ownership of the Common Units.
As security for the obligations under the Credit Agreement and certain secured hedging obligations (if incurred in the future), Sprague Holdings granted security interests in substantially all of its assets in favor of the Administrative Agent (as defined below), including pledges of all Common Units of the Partnership owned by Sprague Holdings, all of the Partnership’s Incentive Distribution Rights and all of the issued and outstanding membership interests of Partnership GP. As additional security for the obligations under the Credit Agreement, Hartree granted a security interest in all of the issued and outstanding membership interests of Sprague Holdings in favor of the Administrative Agent. Such pledges could become effective under the terms of the Credit Agreement under certain circumstances. Any exercise of remedies under such pledges could result in a change in control of the Partnership at a subsequent date.

INFORMATION CONCERNING THE HARTREE FILING PARTIES
Identity and Background of the Hartree Filing Parties
Each of Sprague Holdings and Merger Sub are direct wholly owned subsidiaries of Hartree. Hartree also indirectly controls Partnership GP. Hartree GP serves as the general partner of Hartree. Hartree is a well-established global merchant commodities firm concentrating in energy and its associated industries. Formed in 1997, Hartree focuses on identifying value in the production, refinement, transportation and consumption of tradable commodities including: electric power, natural gas, natural gas liquids, refined products, crude oil, fuel oil, freight, metals, carbon and petrochemicals, among others.
This section contains certain details regarding the identity and background of the Hartree Filing Parties as of the date of this information statement and prior to the Effective Time. For more information on the Common Units beneficially owned by the Hartree Filing Parties, as described below, see “Unit Ownership of Certain Beneficial Owners and Management.”
Hartree Partners, LP.   Hartree is a Delaware limited partnership and indirectly beneficially owns 19,548,849 Common Units, representing approximately 74.5% of the Partnership’s outstanding Common Units. Hartree controls, through its control of Sprague Holdings, Partnership GP. The principal business of Hartree is global energy and commodities trading.
Sprague HP Holdings, LLC.   Sprague Holdings is a Delaware limited liability company and a direct wholly owned subsidiary of Hartree. Sprague Holdings directly owns 19,548,849 Common Units, representing approximately 74.5% of the Partnership’s outstanding Common Units, as well as the Incentive Distribution Rights. Sprague Holdings was formed on April 16, 2021 solely to hold interests in the Partnership on behalf of Hartree.
Sparrow HP Merger Sub, LLC.   Merger Sub is a Delaware limited liability company. Merger Sub is a direct wholly owned subsidiary of Sprague Holdings, formed solely for the purpose of facilitating the Merger under the laws of the State of Delaware on May 31, 2022. Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Merger Agreement. See “Parties to the Merger Agreement.”
Hartree Partners GP, LLC.   Hartree GP is a Delaware limited liability company and indirectly beneficially owns 19,548,849 Common Units, representing approximately 74.5% of the Partnership’s outstanding Common Units. In its capacity as the general partner of Hartree, Hartree GP controls, through Hartree’s control of Sprague Holdings, Partnership GP. The principal business of Hartree GP is global energy and commodities trading.
During the past five years, none of the Hartree Filing Parties has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
The principal place of business and telephone number for each member of the Hartree Filing Parties is:
c/o Hartree Partners, LP
1185 Avenue of the Americas
New York, New York 10036
(212) 536-8915

PAST CONTACTS, TRANSACTIONS AND NEGOTIATIONS
Significant Corporate Events Involving the Hartree Filing Parties
The following describes certain significant corporate events during the past two years between the Partnership and the Hartree Filing Parties.
On April 20, 2021, the Partnership announced that Sprague Resources Holdings LLC entered into an agreement to sell to Sprague Holdings the interest of Sprague Resources Holdings LLC in Partnership GP, the Incentive Distribution Rights and all of the Common Units that Sprague Resources Holdings LLC owned in the Partnership. This Axel Johnson Transaction was completed and effective on May 28, 2021.
In connection with the closing of the Axel Johnson Transaction, Sprague Holdings appointed Stephen M. Hendel, Stephen M. Semlitz, Jonathan Guy Merison, Scott Levy and Heiko Voelker (the “Hartree Directors”) as directors to fill the vacancies left by the resignation of Michael Milligan, Sally Sarsfield, Gary Rinaldi and Ben Hennelly from the GP Board. Each of the Hartree Directors is an employee of Hartree or its affiliates.
During the year ended December 31, 2021, the Partnership recorded tank use and storage fee revenue of $0.7 million from lease agreements entered into with Hartree which expired in 2021 and were not renewed. In addition the Partnership made oil and natural gas product purchases from Hartree totaling $147.9 million and generated sales of natural gas products to Hartree of $3.3 million. During the three months ended March 31, 2022, the Partnership made oil and natural gas product purchases from Hartree totaling $9.2 million and generated sales of natural gas products to Hartree of $0.6 million.
On May 28, 2021, Sprague Holdings, as the sole member of Partnership GP, adopted the Second Amended and Restated Limited Liability Company Agreement of Partnership GP. Among other things, the agreement was amended to reflect the change in the sole member of Partnership GP to Sprague Holdings.
On June 16, 2021, Sprague Holdings, as borrower, entered into a Credit Agreement with Coöperatieve Rabobank U.A., New York Branch, as administrative agent (the “Administrative Agent”), and the lenders from time to time party thereto (the “Credit Agreement”), providing for a term loan facility in an aggregate principal amount of $160 million. As security for the obligations under the Credit Agreement and certain secured hedging obligations (if incurred in the future), Sprague Holdings granted security interests in substantially all of its assets in favor of the Administrative Agent, including pledges of all Common Units owned by Sprague Holdings, all of the Partnership’s Incentive Distribution Rights and all of the issued and outstanding membership interests of Partnership GP. As additional security for the obligations under the Credit Agreement, Hartree granted a security interest in all of the issued and outstanding membership interests of Sprague Holdings in favor of the Administrative Agent.
On September 1, 2021, Heiko Voelker resigned from the board of directors of Partnership GP, and Jason T. Lemme was appointed by Sprague Holdings to fill the vacancy.

COMMON UNIT MARKET PRICE AND DISTRIBUTION INFORMATION
Common Unit Market Price Information
The Common Units trade on the NYSE under the symbol “SRLP.” On June 1, 2022, the last trading day prior to the public announcement of the execution of the Merger Agreement, the reported closing price of Common Units on the NYSE was $15.98 per unit. On August 1, 2022, the most recent practicable date before the printing of this information statement, there were approximately 5,030 holders of Common Units, including beneficial owners of Common Units held in “street name.”
The following table shows the high and low sales prices per Common Unit, as reported by the NYSE, for the periods indicated.
	Common Unit Price Ranges
	High	Low
Year Ending December 31, 2022
Quarter Ending September 30 (through August 2)	$19.30	$18.99
Quarter Ending June 30	$19.01	$15.36
Quarter Ended March 31	$17.72	$13.73
Year Ended December 31, 2021
Quarter Ended December 31	$21.95	$12.79
Quarter Ended September 30	$29.41	$15.31
Quarter Ended June 30	$28.00	$22.38
Quarter Ended March 31	$22.70	$18.75
Year Ended December 31, 2020
Quarter Ended December 31	$19.53	$15.02
Quarter Ended September 30	$18.43	$14.95
Quarter Ended June 30	$15.96	$12.75
Quarter Ended March 31	$17.30	$10.27
Distribution Information
The Partnership considers cash distributions to holders of Common Units on a quarterly basis, although there is no assurance as to the future cash distributions since they are dependent upon future earnings, cash flows, capital requirements, financial condition and other factors.
On July 25, 2022, Partnership GP declared a cash distribution to holders of Common Units for the calendar quarter ending June 30, 2022, of $0.4338 per Common Unit. The distribution will be paid on August 10, 2022, to unitholders of record as of the close of business on August 5, 2022. Other than the cash distribution for the calendar quarter ending June 30, 2022, the Partnership does not expect to make any distributions on the Common Units prior to the completion of the Merger, and the Partnership may not pay any other distribution without the prior written consent of Sprague Holdings under the terms of the Merger Agreement.
The following table shows the cash distributions paid during each quarter for the previous 10 completed quarters. Cash distributions shown below were paid within 50 days after the end of each applicable quarter.
Cash Distribution Paid Per Unit
Year Ending December 31, 2022
Quarter Ended June 30	$0.4338(1)
Quarter Ended March 31	$0.4338
Year Ended December 31, 2021

Cash Distribution Paid Per Unit
Quarter Ended December 31	$0.4338
Quarter Ended September 30	$0.4338
Quarter Ended June 30	$0.6675
Quarter Ended March 31	$0.6675
Year Ended December 31, 2020
Quarter Ended December 31	$0.6675
Quarter Ended September 30	$0.6675
Quarter Ended June 30	$0.6675
Quarter Ended March 31	$0.6675

(1)
The cash distribution for the quarter ended June 30, 2022, was announced by the Partnership on July 25, 2022, but has not been paid as of the date of this Information Statement. The distribution will be paid on August 10, 2022.

WHERE YOU CAN FIND MORE INFORMATION
The Partnership files periodic reports, proxy and information statements and other information with the SEC in accordance with the requirements of the Exchange Act. These reports and other information contain additional information about the Partnership. The Partnership will make these materials available for inspection and copying by any unitholder, or a representative of any unitholder who is so designated in writing, at the Partnership’s executive offices during regular business hours. The Partnership’s SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. Common Units are listed and traded on the NYSE under the trading symbol “SRLP.”
Because the Merger is a “going private” transaction, the Partnership, Partnership GP and the Hartree Filing Parties are concurrently filing with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC with respect to the Merger and any such information contained in a document filed with the SEC after the date of this information statement will not automatically be incorporated into the Schedule 13E-3.
The opinion of Jefferies and certain presentations Jefferies made to the Conflicts Committee will be made available for inspection and copying at the principal executive offices of the Partnership during regular business hours by any interested unitholder of the Partnership or such unitholder’s representative who has been so designated in writing.
The SEC maintains an Internet website that contains reports, proxy and information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at www.sec.gov. You can find information that the Partnership files with the SEC by reference to its name or to its SEC file number.
The SEC allows the Partnership to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this information statement by referring you to those documents. The information incorporated by reference is an important part of this information statement. We incorporate by reference the documents listed below and any filings we make with the SEC until the completion or termination of the Merger (in each case, excluding any information furnished under Items 2.02 or 7.01 or exhibits furnished under Item 9.01 on any Current Report on Form 8-K):
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 4, 2022, and attached as Annex C to this information statement.

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 5, 2022.

•
Current Reports on Form 8-K filed on April 13, 2022, April 19, 2022 and June 2, 2022.

You may obtain any of the documents incorporated by reference in this information statement from the SEC through the SEC’s website at www.sec.gov. You may request a copy of any document we have filed with the SEC that is incorporated by reference into this information statement (including exhibits to those documents specifically incorporated by reference in this document), at no cost, by visiting our website at www.spragueenergy.com or by making written or telephone requests for such copies to:
Sprague Resources LP
185 International Drive
Portsmouth, New Hampshire 03801
(800) 225-1560
Any statement contained in a document incorporated or considered to be incorporated by reference in this information statement shall be considered to be modified or superseded for purposes of this information statement to the extent that a statement contained in this information statement or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes that statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this information statement.
This information statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this information statement should not create an implication that there has been no change in the affairs of the Partnership since the date of this information statement or that the information herein is correct as of any later date regardless of the time of delivery of this information statement.
You should rely only on the information provided in this filing. You should not assume that the information in this information statement is accurate as of any date other than the date of this document. The Partnership has not authorized anyone else to provide you with any information.

UNITHOLDERS SHARING AN ADDRESS
The Partnership will deliver only one information statement to multiple unitholders sharing an address unless it has received contrary instructions from one or more of the unitholders. The Partnership undertakes to deliver promptly, upon written or oral request, a separate copy of this information statement to a unitholder at a shared address to which a single copy of the information statement is delivered. A unitholder can notify us that the unitholder wishes to receive a separate copy of the information statement by contacting us at the address or phone number set forth above. Conversely, if multiple unitholders sharing an address receive multiple information statements and wish to receive only one, such unitholders can notify us at the address or phone number set forth above.

ANNEX A
Confidential
AGREEMENT AND PLAN OF MERGER
DATED AS OF JUNE 2, 2022
BY AND AMONG
SPRAGUE HP HOLDINGS, LLC,
SPARROW HP MERGER SUB, LLC,
SPRAGUE RESOURCES LP,
AND
SPRAGUE RESOURCES GP LLC

A-i

A-ii

EXHIBITS
Exhibit A Form of Written Consent

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of June 2, 2022 (this “Agreement”), is by and among Sprague HP Holdings, LLC, a Delaware limited liability company and sole member of Merger Sub (“Parent”), Sparrow HP Merger Sub, LLC, a Delaware limited liability company (“Merger Sub” and, together with Parent, the “Parent Parties”), Sprague Resources LP, a Delaware limited partnership (the “Partnership”), and Sprague Resources GP LLC, a Delaware limited liability company (the “Partnership GP” and, together with the Partnership, the “Partnership Parties”). Each of Parent, Merger Sub, the Partnership and the Partnership GP are referred to herein as a “Party” and together as “Parties.” Certain capitalized terms used in this Agreement are defined in Article I.
WITNESSETH:
WHEREAS, the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of the Partnership GP (the “Board”) has (i) determined that this Agreement and the consummation of the transactions contemplated hereby, including the Merger, are in the best interests of the Partnership and the Partnership Unaffiliated Unitholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, which action constituted “Special Approval” as defined in Section 7.9(b) of the Partnership Agreement and (iii) resolved to recommend the submission of this Agreement to a vote of the Limited Partners by written consent pursuant to Section 13.11 of the Partnership Agreement;
WHEREAS, Parent, in its capacity as sole member of the Partnership GP, has irrevocably approved this Agreement and the consummation of the transactions contemplated hereby;
WHEREAS, the general partner of the sole member of Parent has (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (ii) authorized the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, Parent directly owns 100% of the issued and outstanding limited liability company interests in Merger Sub, and Parent, in its capacity as the sole member of Merger Sub, has (i) determined that the Merger is in the best interests of Merger Sub, and declared it advisable, to enter into this Agreement and (ii) approved this Agreement, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and
WHEREAS, Parent will, immediately following execution of this Agreement, in its capacity as the record and beneficial owner of Common Units constituting a “Unit Majority” (as defined in the Partnership Agreement), deliver to the Partnership the irrevocable Written Consent approving this Agreement and the transactions contemplated by this Agreement, including the Merger, pursuant to Section 13.11 of the Partnership Agreement.
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:
ARTICLE I
Defined Terms; Construction
Section 1.1   Definitions.
(a)   As used in this Agreement, the following terms have the meanings ascribed thereto below:
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise; provided, however, that, except where otherwise expressly provided, for the purposes of this Agreement, none of the Partnership Entities shall be considered Affiliates of any of the Parent Parties, and none of the Parent Parties shall be considered Affiliates of any of the Partnership Entities.

“Agreement” has the meaning set forth in the Preamble.
“Applicable Anti-Corruption Laws” has the meaning set forth in Section 4.22.
“Axel Johnson Purchase Agreement” has the meaning set forth in Section 6.7(c).
“Axel Johnson Retirement Plan” has the meaning set forth in Section 4.14(f).
“Board” has the meaning set forth in the Recitals.
“Book-Entry Units” has the meaning set forth in Section 3.1(a).
“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the city of New York are authorized or required by applicable Law to be closed.
“Certificate of Merger” has the meaning set forth in Section 2.3.
“Certificated Units” has the meaning set forth in Section 3.1(a).
“Closing” has the meaning set forth in Section 2.2.
“Closing Date” has the meaning set forth in Section 2.2.
“Closing Failure Notice” has the meaning set forth in Section 8.1(e).
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Unit” has the meaning set forth in the Partnership Agreement.
“Conflicts Committee” has the meaning set forth in the Recitals.
“Conflicts Committee Financial Advisor” has the meaning set forth in Section 4.6.
“Continuing Employees” means those individuals who are employees of a Partnership Entity immediately prior to the Closing Date and who remain employed by the Surviving Entity or any of its Affiliates immediately following the Closing.
“Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, evidence of indebtedness, security agreement, lease, easement, right of way agreement, sublease, license, commitment, subcontract or any other arrangement, understanding, undertaking, obligation, commitment or legally enforceable agreement, whether written or oral.
“Covered Person” has the meaning set forth in Section 6.7(a).
“COVID-19” means the COVID-19 pandemic, including any evolutions or mutations of the COVID-19 disease, and any further epidemics or pandemics arising therefrom.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive or guidelines promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19.
“DGCL” means the General Corporation Law of the State of Delaware.
“Divestiture Action” has the meaning set forth in Section 6.3(b).
“DLLCA” means the Delaware Limited Liability Company Act.
“DRULPA” means the Delaware Revised Uniform Limited Partnership Act.
“DTC” has the meaning set forth in Section 3.2(a).
“Effective Time” has the meaning set forth in Section 2.3.

“Encumbrances” means any mortgage, deed of trust, encumbrance, charge, claim, equitable or other interest, easement, right of way, building or use restriction, lease, license, lien, option, pledge, security interest, purchase rights, preemptive right, right of first refusal or similar right or adverse claim or restriction of any kind.
“Enforceability Exceptions” has the meaning set forth in Section 4.2(a).
“Environmental Laws” means all applicable federal, state and local Laws relating to the protection, preservation or restoration of the environment (including natural resources), occupational health or workplace safety, pipeline safety, or otherwise imposing Liability or standards of conduct concerning the generation, use, storage, management, treatment, transportation, disposal or arrangement for disposal of any Hazardous Material.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Fund” has the meaning set forth in Section 3.2(b).
“Financing Indemnified Parties” has the meaning set forth in Section 6.4.
“GAAP” means generally accepted accounting principles in the United States.
“General Partner Interest” has the meaning set forth in the Partnership Agreement.
“Governmental Authority” means any (a) federal, state, local, foreign or municipal government, or any subsidiary body thereof or (b) governmental or quasi-governmental authority of any nature, including, (i) any governmental agency, branch, department, official, committee (including interagency committee), or entity, (ii) any court, judicial authority or other tribunal, and (iii) any arbitration body or tribunal.
“Hazardous Material” shall mean (a) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (b) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, (c) any petroleum hydrocarbons, petroleum or petroleum product, petroleum substances, natural gas, crude oil, or any components, fractions or derivatives thereof, (d) any polychlorinated biphenyl, (e) any per- or polyfluoroalkyl substance, and (f) any chemical, product, material, substance or waste regulated under, or defined as or included in the definition of “hazardous substance,” “hazardous material,” “hazardous waste,” “restricted hazardous waste,” “extremely hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance” or “toxic pollutant” pursuant to, any Environmental Law.
“Incentive Distribution Right” has the meaning set forth in the Partnership Agreement.
“Inside Date” has the meaning set forth in Section 2.2.
“Intellectual Property” means any and all proprietary and intellectual property rights, under the Law of any jurisdiction or rights under international treaties, both statutory and common law rights, including: (a) utility models, supplementary protection certificates, patents and applications for same, and extensions, divisions, continuations, continuations-in-part, reexaminations, and reissues of the foregoing; (b) trademarks, service marks, trade names, slogans, domain names, logos, trade dress, other source identifiers (including all goodwill associated with the foregoing), and registrations and applications for registrations of the foregoing; (c) copyrights, moral rights, database rights, other rights in works of authorship and registrations and applications for registration of the foregoing; and (d) Trade Secrets.
“IRS” means the U.S. Internal Revenue Service.
“Law” means any applicable domestic or foreign federal, state, local, municipal or other administrative order, constitution, law (including common law), Order, ordinance, rule, code, case, decision, regulation, statute, tariff or treaty, or other requirements with similar effect of any Governmental Authority or any binding provisions or interpretations of the foregoing.

“Liability” means, collectively, any direct or indirect indebtedness, commitment, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation, contingency, responsibility or other liability, in each case, whether fixed or unfixed, asserted or unasserted, known or unknown, liquidated or unliquidated, due or to become due, accrued or unaccrued, absolute, contingent or otherwise.
“Limited Partner” has the meaning set forth in the Partnership Agreement.
“Limited Partner Interest” has the meaning set forth in the Partnership Agreement.
“Loss” means as to any specified Person, any losses, costs, damages, claims, obligations, deficiencies, demands, judgments, assessments, awards, Taxes, amounts paid in settlement, interests, expenses (including litigation costs, costs of investigation and defense and reasonable fees of and actual disbursements by attorneys, consultants, experts or other representatives), fines of, penalties on, or liabilities of any other nature of that Person.
“Material Contract” means each Contract filed or required to be filed as an exhibit to any SEC Report to which any of the Partnership Entities is a party.
“Merger” has the meaning set forth in Section 2.1.
“Merger Consideration” has the meaning set forth in Section 3.1(a).
“Merger Sub” has the meaning set forth in the Preamble.
“NYSE” means the New York Stock Exchange.
“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, demand, request, writ, decree or verdict entered, issued, made or rendered by any Governmental Authority.
“Organizational Documents” means (a) with respect to a corporation, the articles or certificate of incorporation and bylaws thereof together with any other governing agreements or instruments of such corporation or the shareholders thereof, each as amended, (b) with respect to a limited liability company, the certificate of formation and the operating or limited liability company agreement or regulations thereof, or any comparable governing instruments, each, as amended, (c) with respect to a partnership, the certificate of formation and the partnership agreement of the partnership and, if applicable, the Organizational Documents of such partnership’s general partner, or any comparable governing instruments, each as amended and (d) with respect to any other Person, the organizational, constituent or governing documents or instruments of such Person, each as amended.
“Outside Date” has the meaning set forth in Section 8.1(b)(ii).
“Parent” has the meaning set forth in the Preamble.
“Parent Credit Agreement” means that certain Credit Agreement, dated June 16, 2021, among Parent, as borrower, Coöperatieve Rabobank U.A., New York Branch, as administrative agent, and the lenders from time to time party thereto, as may be amended, modified or supplemented from time to time.
“Parent Material Adverse Effect” means any event, change, fact, development, circumstance, condition or occurrence that would materially impair the ability of Parent or Merger Sub or their Affiliates to perform their respective obligations or to consummate the transactions under this Agreement, including the Merger, or materially impede Parent’s or Merger Sub’s or any of their Affiliates’ consummation or performance of the transactions or obligations under this Agreement, including the Merger.
“Parent Non-Recourse Party” has the meaning set forth in Section 9.11(a).
“Parent Parties” has the meaning set forth in the Preamble.
“Parent Parties’ Knowledge” means, in the case of the Parent Parties, the actual knowledge of the individuals listed in Section 1.1 of Parent Party Disclosure Schedule.
“Parent Party Disclosure Schedule” has the meaning set forth in Article V.

“Parent Termination Fee” has the meaning set forth in Section 8.2(b).
“Parent Units” means each Common Unit that is, as of immediately prior to the Effective Time, held by Parent or its permitted transferees.
“Partnership” has the meaning set forth in the Preamble.
“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 30, 2013, as amended, modified or supplemented from time to time.
“Partnership Benefit Plan” has the meaning set forth in Section 4.14(a).
“Partnership Disclosure Schedule” has the meaning set forth in Article IV.
“Partnership Entities” means the Partnership, the Partnership GP and each of their respective Subsidiaries.
“Partnership GP” has the meaning set forth in the Preamble.
“Partnership GP LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Partnership GP, dated as of May 28, 2021, as amended, modified or supplemented from time to time.
“Partnership Information Statement” means the information statement of the type contemplated by Rule 14c-2 promulgated under the Exchange Act to be filed by the Partnership in connection with the Merger.
“Partnership LTIP” means the Sprague Resources LP 2013 Long-Term Incentive Plan and any and all award agreements granted thereunder.
“Partnership Material Adverse Effect” means any event, change, fact, development, circumstance, condition or occurrence that is materially adverse to, or has had a material adverse effect on or change in, on or to the business, condition (financial or otherwise) or operations of the Partnership Entities, taken as a whole; provided, however, that none of the following events, changes, facts, developments, circumstances, conditions or occurrences (either alone or in combination) shall be taken into account for purposes of determining whether or not a Partnership Material Adverse Effect has occurred: (a) changes in general local, domestic, foreign or international economic conditions; (b) changes affecting generally the industries or markets in which such Person operates (including changes in commodity prices or interest rates); (c) acts of war, sabotage or terrorism, military actions or the escalation thereof, weather conditions, or other force majeure events or acts of God, including any material worsening of any of the foregoing conditions threatened or existing as of the date of this Agreement; (d) the announcement (in accordance with the terms of this Agreement) or performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including any disruption of customer or supplier relationships or loss of any employees or independent contractors of any Partnership Entity; provided, that the exception set forth in this clause (d) with respect to the performance of this Agreement shall not apply in connection with any representation or warranty set forth in Section 4.4, or any condition insofar as it relates to any such representation or warranty; (e) any changes in the applicable Laws or accounting rules or principles, including changes required by GAAP or interpretations thereof; (f) any failure of any Partnership Entity to meet any internal or published projections, estimates or expectations of such Partnership Entity’s revenue, earnings or other financial performance or results of operations for any period, or any failure by any Partnership Entity to meet its internal budgets, plans or forecasts of its revenue, earnings or other financial performance of results of operations (it being understood, in each case, that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a Partnership Material Adverse Effect may be taken into account); (g) any changes in (i) the market price or trading volume of the equity securities of any Partnership Entity (and the associated costs of capital) or (ii) the credit rating of any Partnership Entity (it being understood, in each case of (i) and (ii), that the facts or occurrences giving rise or contributing to such change that are not otherwise excluded from the definition of a Partnership Material Adverse Effect may be taken into account); and (h) any Proceedings commenced by or involving any current or former member, partner or stockholder of any Partnership Entity arising out of or related to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby;

except, in the case of clauses (a) through (c) and (e), to the extent disproportionately affecting the Partnership Entities as compared with other Persons of similar size operating in the same industry in the United States and then only such disproportionate impact shall be considered.
“Partnership Non-Recourse Party” has the meaning set forth in Section 9.11(b).
“Partnership Parties” has the meaning set forth in the preamble.
“Partnership Parties’ Knowledge” means, in the case of the Partnership Parties, the actual knowledge of the individuals listed in Section 1.1 of Partnership Disclosure Schedule.
“Partnership Unaffiliated Unitholders” means Unitholders other than Parent, Merger Sub, Partnership GP and their respective Affiliates.
“Partnership Unitholder Approval” has the meaning set forth in Section 7.1(b).
“Party” and “Parties” has the meaning set forth in the Preamble.
“Paying Agent” has the meaning set forth in Section 3.2(a).
“Permits” has the meaning set forth in Section 4.12(b).
“Permitted Encumbrances” means, with respect to any Person, (a) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other like Encumbrances or purchase money security interests, in each case, arising in the ordinary course of business which are not yet delinquent or which are being contested in good faith by appropriate Proceedings; (b) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (c) Encumbrances for Taxes not yet delinquent or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP; (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations and surety and appeal bonds; (e) encumbrances created pursuant to construction, operating and maintenance agreements, space lease agreements and other similar agreements, in each case having ordinary and customary terms and entered into in the ordinary course of business by such Person and its Subsidiaries, which do not materially impair the value or materially and adversely affect the continued ownership, use or operation of the property for the purpose for which the property is currently being used by such Person or its Subsidiaries; (f) with respect to any item of real property, title exceptions, defects in title, Encumbrances, liens, charges, easements, rights-of-way, covenants, declarations, restrictions, restrictive covenants, revocable interests and other matters of record, or that would be shown by an accurate survey, which do not, in any such case, materially impair the value or materially and adversely affect the continued ownership, use or operation of the property for the purposes for which the property is currently being used by such Person or its Subsidiaries, but excluding, in any case, any monetary lien; (g) with respect to the Partnership Entities, Encumbrances disclosed in any SEC Report or otherwise securing liabilities reflected therein; (h) with respect to any equity interests or other securities, Encumbrances imposed by any applicable securities Laws or contained in the Organizational Documents of such applicable entity; (i) non-exclusive licenses or software granted by such Person in the ordinary course of business; and (j) Encumbrances imposed by the terms and conditions of any Permit held by such Person.
“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.
“Proceeding” means any actual claim or claim threatened in writing (including a claim of a violation of Law), action, audit, demand, suit, proceeding, charge, grievance, investigation or other proceeding at law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, audit, demand, suit, proceeding, charge, grievance, investigation or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action.
“Q2 Distribution” has the meaning set forth in Section 3.1(d).

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dispersion, migration, dumping or disposing.
“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives.
“Restraints” has the meaning set forth in Section 7.1(c).
“Rights” means, with respect to any Person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such Person (or the general partner of such Person) to issue, transfer or sell any partnership interest or other equity interest of such Person or any of its Subsidiaries or any securities convertible into or exchangeable for such partnership interests or equity interests, or (b) contractual obligations of such Person (or the general partner of such Person) to repurchase, redeem or otherwise acquire any partnership interest or other equity interest in such Person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this definition.
“Schedule 13E-3” means the filing of a Rule 13E-3 transaction statement on Schedule 13E-3 relating to the Written Consent and the transactions contemplated by this Agreement.
“SEC” means the United States Securities and Exchange Commission.
“SEC Reports” means all periodic reports, current reports and registration statements, including exhibits and other information incorporated therein, required to be filed or actually filed or furnished by the Partnership with the SEC under the Exchange Act or the Securities Act, since January 1, 2020.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Special Approval” has the meaning set forth in the Recitals.
“Sprague Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of May 19, 2020, as amended by that certain First Amendment to the Second Amended and Restated Credit Agreement, dated May 11, 2021, and by that certain Second Amendment to the Second Amended and Restated Credit Agreement, dated April 13, 2022, among Sprague Operating Resources LLC, as U.S. borrower, Kildair Service ULC, as Canadian borrower, the several lenders parties thereto, MUFG Bank Ltd., as administrative agent, the co-syndication agents, the co-collateral agents and the co-documentation agents party thereto.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity, whether incorporated or unincorporated, of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, (b) if a partnership (whether general or limited), a general partner interest is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof or (c) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof or, in the case of a limited liability company, a managing member interest is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses; provided, however, that, except where otherwise expressly provided, for the purposes of this Agreement, the Partnership, the Partnership GP and their respective Subsidiaries shall not be considered Subsidiaries of Parent.
“Surviving Entity” has the meaning set forth in Section 2.1.

“Takeover Statutes” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover statute or similar statute enacted under state or federal Law and any similar provision incorporated into an Organizational Document.
“Taxes” means all taxes, charges, fees, levies, customs duties or other assessments, in each case, in the nature of a tax that are imposed by a Governmental Authority, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property or other taxes, and including all interest, penalties and additions thereto.
“Tax Authority” means a Governmental Authority or political subdivision thereof responsible for the imposition, administration, assessment or collection of any Tax (domestic or foreign) and the agency (if any) charged with the collection or administration of such Tax.
“Tax Returns” means any return, declaration, report, claim for refund, estimate, rendition, statement or other document pertaining to any Taxes or the administration of Tax-related matters that is filed or required to be filed with a Governmental Authority, and including any attachments or supplements or amendments thereto.
“Trade Secrets” means common law and statutory rights associated with trade secrets, confidential and proprietary information and know-how.
“Transaction Documents” means this Agreement, the Certificate of Merger, and each other contract, agreement, certificate or other instrument entered into or delivered by any Party pursuant to this Agreement in connection with the transactions contemplated by this Agreement, including the Merger.
“Treasury Regulations” means the final or temporary regulations promulgated by the U.S. Department of the Treasury under the Code.
“Unit” has the meaning set forth in the Partnership Agreement.
“Unit Majority” has the meaning set forth in the Partnership Agreement.
“Unitholder” has the meaning set forth in the Partnership Agreement.
“Written Consent” means the approval of this Agreement and the transactions contemplated hereby, including the Merger, by the irrevocable written consent of Parent, as the holder of a number of Common Units constituting a Unit Majority, without a meeting in accordance with Sections 13.11 and 14.3 of the Partnership Agreement, the form of which is attached hereto as Exhibit A.
Section 1.2    Interpretation.   Unless expressly provided for elsewhere in this Agreement, this Agreement shall be interpreted in accordance with the following provisions:
(a)   the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used;
(b)   the word “including” and its derivatives mean “including without limitation” and are terms of illustration and not of limitation;
(c)   all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings;
(d)   the word “or” is not exclusive and has the inclusive meaning represented by the phrase “and/or”;
(e)   a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;
(f)   the phrase “made available,” when used herein, means that the information or materials referred to have been physically or electronically delivered, directly or indirectly, to the applicable Party or its Representatives (including information or materials that have been posted to an on-line “virtual data room” established by or on behalf of one of the Parties or their respective Affiliates, and information and materials that have been publicly made available through filings with the SEC since January 1, 2020), in each case, (i) with respect to any information or materials that have been publicly made available through filings with the SEC, prior to the execution of this Agreement and (ii) with respect to any other information or materials, on or before 9:00 a.m. on June 1, 2022;
(g)   all references to prices, values or monetary amounts refer to United States dollars;
(h)   wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;
(i)   this Agreement has been jointly prepared by the Parties, and this Agreement will not be construed against any Person as the principal draftsperson and no consideration may be given to any fact or presumption that any applicable Party had a greater or lesser hand in drafting this Agreement;
(j)   the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement;
(k)   any references herein to a particular Section, Article or Schedule means a Section or Article of, or a Schedule to, this Agreement unless otherwise expressly stated herein;
(l)   the Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement;
(m)   unless otherwise specified herein, all accounting terms used herein shall be interpreted, and all determinations with respect to accounting matters hereunder shall be made, in accordance with GAAP, applied on a consistent basis;
(n)   all references to days shall mean calendar days unless otherwise provided;
(o)   all references to time shall mean New York, New York time;
(p)   references to any Person shall include such Person’s successors and permitted assigns; and
(q)   all references to any Law or Contract shall mean such Law or Contract, including any amendments thereto, as in effect on the date of this Agreement, provided that all references to any Law or Contract not contained in Article IV or Article V shall also include any amendments to any such Law after the date hereof and any amendments to any such Contract that are permitted or otherwise contemplated by the terms of this Agreement.
ARTICLE II
The Merger
Section 2.1   The Merger and Surviving Entity.   Upon the terms and subject to the conditions of this Agreement, and in accordance with the DRULPA and the DLLCA, at the Effective Time, Merger Sub shall merge with and into the Partnership (the “Merger”), the separate existence of Merger Sub shall cease and the Partnership shall survive and continue to exist as a Delaware limited partnership and direct wholly owned Subsidiary of Partnership GP and Parent (the Partnership as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”).
Section 2.2   Closing.   Subject to the provisions of Article VII, the closing of the Merger (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 845 Texas Avenue, Suite 4700, Houston, Texas 77002, at 9:00 A.M., Houston, Texas time, on the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, date and time as the Partnership and Parent shall agree; provided, however, that in no event shall the Closing occur prior to July 31, 2022 (the “Inside Date”) unless otherwise mutually agreed by the Parties. The date on which the Closing actually occurs is referred to as the “Closing Date.”
Section 2.3   Effective Time.   Subject to the provisions of this Agreement, at the Closing, the Partnership and Parent will cause a certificate of merger, executed in accordance with the relevant provisions of the Partnership Agreement, the DRULPA and the DLLCA (the “Certificate of Merger”), to be duly filed with the Secretary of State of the State of Delaware. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Partnership and Parent in writing and specified in the Certificate of Merger (the effective time of the Merger being hereinafter referred to as the “Effective Time”).
Section 2.4   Effects of the Merger.   The Merger shall have the effects set forth in this Agreement, the Partnership Agreement and the applicable provisions of the DRULPA and the DLLCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises and all and every other interest of the Partnership shall continue in the Partnership as the Surviving Entity, all the property, rights, privileges, powers and franchises and all and every other interest of Merger Sub shall vest in the Partnership as the Surviving Entity, all claims, obligations, debts, liabilities and duties of the Partnership shall continue in the Partnership as the Surviving Entity and all claims, obligations, debts, liabilities and duties of Merger Sub shall become the claims, obligations, debts, liabilities and duties of the Partnership as the Surviving Entity.
Section 2.5   Organizational Documents of the Surviving Entity.   At the Effective Time, (a) the certificate of limited partnership of the Partnership as in effect immediately prior to the Effective Time shall remain unchanged and shall be the certificate of limited partnership of the Surviving Entity from and after the Effective Time, until duly amended in accordance with applicable Law and (b) the Partnership Agreement as in effect immediately prior to the Effective Time shall remain unchanged and shall be the agreement of limited partnership of the Surviving Entity from and after the Effective Time, until duly amended in accordance with the terms thereof and applicable Law.
Section 2.6   Admission as Partner.   At the Effective Time, (a) by virtue of the Merger, Parent will hold all Limited Partner Interests in the Partnership, (b) the Partnership GP shall continue as the sole general partner of the Partnership holding a non-economic general partner interest in the Partnership and (c) the Partnership shall continue without dissolution.
ARTICLE III
Merger Consideration; Payment Procedures
Section 3.1   Merger Consideration.   Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Parties or any holder of equity or voting securities of the Parties:
(a)   Conversion of Common Units (other than Parent Units).   Subject to Section 3.1(d) and Section 3.3, each Common Unit (other than Parent Units) issued and outstanding as of immediately prior to the Effective Time shall be converted into the right to receive $19.00 per Common Unit in cash without any interest thereon (the “Merger Consideration”). As of the Effective Time, all Common Units converted into the right to receive the Merger Consideration pursuant to this Section 3.1(a) shall no longer be outstanding and shall automatically be cancelled and cease to exist. As of the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented any such Common Units (“Certificated Units”) or non-certificated Common Units represented in book-entry form (other than Parent Units) immediately prior to the Effective Time (“Book-Entry Units”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificated Unit or Book-Entry Unit in accordance with Section 3.2(c) without interest and distributions, if any, in accordance with Section 3.1(d).
(b)   Parent Units, Incentive Distribution Rights and General Partner Interest Unaffected.   Each Parent Unit and each Incentive Distribution Right issued and outstanding as of immediately prior to the Effective Time and the General Partner Interest will be unaffected by the Merger and shall be unchanged and remain outstanding, and no consideration shall be delivered in respect thereof pursuant to this Agreement or the transactions contemplated hereby.
(c)   Equity of Merger Sub.   The limited liability company interests in Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted automatically into a number of

Common Units equal to the Common Units converted into the right to receive the Merger Consideration pursuant to Section 3.1(a).
(d)   Distributions.   To the extent applicable, Unitholders immediately prior to the Effective Time shall have continued rights to receive any distribution, without interest, with respect to such Units with a record date occurring prior to the Effective Time that may have been declared by the Partnership GP or made by the Partnership with respect to such Units in accordance with the terms of this Agreement and that remain unpaid as of the Effective Time. The Partnership GP shall declare, and cause the Partnership to pay, a cash distribution to Unitholders (including the Partnership Unaffiliated Unitholders) for the calendar quarter ending June 30, 2022, in an amount not less than $0.4338 per Common Unit (the “Q2 Distribution”). If the record date for the Q2 Distribution has not occurred prior to the Effective Time, the record date for such quarter shall be established or reestablished, as applicable, as the day that includes the Effective Time (and the distribution shall be payable to the Unitholders of record as of immediately prior to the Effective Time). Any distributions by the Partnership are not part of the Merger Consideration and shall be paid in accordance with the terms of this Agreement to such Unitholders or former-Unitholders, as applicable.
(e)   Books and Records of the Partnership.   At the Effective Time, the books and records of the Partnership shall be revised to reflect that all Limited Partners of the Partnership immediately prior to the Effective Time (other than Parent) cease to be Limited Partners of the Partnership pursuant to this Agreement and that Parent is the only Limited Partner of the Partnership that will hold all of the Common Units of the Surviving Entity.
Section 3.2   Surrender of Common Units.
(a)   Paying Agent.   Prior to the Closing Date, Parent shall appoint a paying agent reasonably acceptable to the Partnership (the “Paying Agent”) for the purpose of exchanging Certificated Units and Book-Entry Units for the Merger Consideration. As promptly as practicable after the Effective Time, Parent or its designee will send, or will cause the Paying Agent to send, to each holder of record of Common Units other than The Depository Trust Company (“DTC”) as of the Effective Time whose Common Units were converted into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that, with respect to Certificated Units, the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificated Unit or affidavits of loss in lieu thereof pursuant to Section 3.2(g) to the Paying Agent) in such customary forms as the Partnership and Parent or its designee may reasonably agree, including, as applicable, instructions for use in effecting the surrender of Certificated Units (or effective affidavits of loss in lieu thereof pursuant to Section 3.2(g)) and Book-Entry Units to the Paying Agent in exchange for the Merger Consideration.
(b)   Deposit.   On or prior to the Closing Date, Parent shall deposit, or cause another designee to deposit, with the Paying Agent, in trust for the benefit of the holders of Common Units as of the Effective Time whose Common Units are converting into the right to receive the Merger Consideration at the Effective Time, an amount of cash in U.S. dollars equal to the amount of the aggregate Merger Consideration payable pursuant to Section 3.1(a) and upon the due surrender of the Certificated Units (or affidavits of loss in lieu thereof pursuant to Section 3.2(g) with respect to Certificated Units) or Book-Entry Units pursuant to the provisions of this Article III. Parent agrees to make available, or cause to be made available, to the Paying Agent, from time to time as needed, cash sufficient to pay distributions pursuant to Section 3.1(d), if any, all such cash deposited with the Paying Agent shall be referred to in this Agreement as the “Exchange Fund.” The Paying Agent shall, pursuant to irrevocable instructions delivered by Parent or its designee at or prior to the Effective Time, deliver the Merger Consideration contemplated to be paid pursuant to this Article III and distributions pursuant to Section 3.1(d), if any, out of the Exchange Fund. Subject to Sections 3.2(h) and 3.2(i), the Exchange Fund shall not be used for any purpose other than to pay such Merger Consideration and distributions pursuant to Section 3.1(d), if any.
(c)   Exchange.   Each holder of Common Units, other than DTC, that have been converted into the right to receive the Merger Consideration, upon delivery to the Paying Agent of a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto, and surrender of Certificated Units (or affidavit of loss in lieu thereof pursuant to Section 3.2(g) with respect to Certificated Units) or Book-Entry Units and such other documents as may reasonably be required by the Paying Agent (including with respect to Book-Entry Units), will be entitled to receive in exchange therefor a check in an amount equal to the aggregate amount of cash that such holder has a right to receive pursuant to Sections 3.1(a) and 3.1(d). DTC, upon surrender of its Book-Entry Units to the Paying Agent in accordance with the customary surrender procedures of DTC and the Paying Agent, will be entitled to receive in exchange for each surrendered Book-Entry Unit a cash amount equal to the Merger Consideration. The Merger Consideration and distributions pursuant to Section 3.1(d), if any, shall be paid as promptly as practicable by mail after receipt by the Paying Agent of the Certificated Units (or affidavit of loss in lieu thereof pursuant to Section 3.2(g) with respect to Certificated Units) or any applicable documentation with respect to the surrender of Book-Entry Units, and letter of transmittal in accordance with the foregoing, provided that (i) no Person beneficially owning Common Units through DTC will be required to deliver a letter of transmittal to receive the Merger Consideration and distributions pursuant to Section 3.1(d), if any, that such holder is entitled to receive through DTC and (ii) any such Person will receive its Merger Consideration and distributions pursuant to Section 3.1(d), if any, in accordance with the customary payment procedures of DTC and its participants following the Effective Time. No interest shall be paid or accrued on any Merger Consideration. Until so surrendered, each such Certificated Unit and Book-Entry Unit shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.
(d)   Other Payees.   If any payment of the Merger Consideration is to be made to a Person other than the Person in whose name the applicable surrendered Certificated Unit or Book-Entry Unit is registered (other than DTC), it shall be a condition of such payment that the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificated Unit or Book-Entry Unit or shall establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.
(e)   No Further Transfers.   From and after the Effective Time, there shall be no further registration on the books of the Partnership of transfers of Common Units converted into the right to receive the Merger Consideration. From and after the Effective Time, the holders of Certificated Units or Book-Entry Units representing Common Units converted into the right to receive the Merger Consideration and that were outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Common Units, except as otherwise provided in this Agreement or by applicable Law, and the Merger Consideration paid upon such conversion and distributions pursuant to Section 3.1(d), if any, shall be deemed to have been paid in full satisfaction of all rights pertaining to such Common Unit. If, after the Effective Time, Certificated Units or Book-Entry Units are presented to the Paying Agent or Parent, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article III.
(f)   Termination of Exchange Fund.   Any portion of the Exchange Fund that remains unclaimed by the holders of Common Units converted into the right to receive the Merger Consideration twelve (12) months after the Effective Time shall be returned to Parent or its designee, upon demand, and any such holder who has not exchanged his, her or its Common Units for the Merger Consideration in accordance with this Section 3.2 prior to that time shall thereafter look only to Parent or the Surviving Entity for delivery of the Merger Consideration. Notwithstanding the foregoing, no Party shall be liable to any holder of Common Units for any Merger Consideration duly delivered to a public official pursuant to applicable abandoned property escheat or similar Laws. Any Merger Consideration remaining unclaimed by holders of Common Units immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of any claims or interest of any Person previously entitled thereto.
(g)   Lost, Stolen or Destroyed Certificated Units.   If any Certificated Unit shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificated Unit to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificated Unit, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificated Unit the Merger Consideration to be paid in respect of the Common Units represented by such Certificated Unit as contemplated by this Article III and pay distributions pursuant to Section 3.1(d), if any.
(h)   Withholding Taxes.   Each of Parent, Merger Sub, the Surviving Entity, the Paying Agent and their respective Affiliates shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts, if any, as are required to be deducted and withheld with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or under any provision of applicable state, local or foreign Tax Law. To the extent amounts are so withheld and paid over to the appropriate Tax Authority, such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the Person in respect of whom such withholding was made.
(i)   Investment of the Exchange Fund.   Parent may cause the Paying Agent to invest any cash included in the Exchange Fund solely in cash or cash equivalent investments, as directed by Parent, on a daily basis, in Parent’s sole discretion; provided, however, that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to the Partnership Unaffiliated Unitholders pursuant to this Article III. Any interest and other income resulting from such investments shall be paid promptly to Parent.
Section 3.3   Adjustments.   Notwithstanding any provision of this Article III to the contrary, if between the date of this Agreement and the Effective Time the number of outstanding Common Units shall have been changed into a different number of Units or a different class or series by reason of the occurrence or record date of any Unit dividend, subdivision, reclassification, recapitalization, split, split-up, Unit distribution, combination, exchange of Units or similar transaction, the Merger Consideration and any other similar dependent item, as the case may be, shall be appropriately adjusted to reflect fully the effect of such Unit dividend, subdivision, reclassification, recapitalization, split, split-up, Unit distribution, combination, exchange of Units or similar transaction and to provide the holders of Common Units the same economic effect as contemplated hereby prior to such event.
Section 3.4   No Dissenters’ or Appraisal Rights.   No dissenters’ or appraisal rights shall be available with respect to the Merger or the other transactions contemplated hereby.
ARTICLE IV
Representations and Warranties of the Partnership Parties
Except (a) as disclosed in any SEC Report publicly available at least 24 hours prior to the date hereof (other than any disclosures contained therein under the headings “Risk Factors” or “Cautionary Statement Regarding Forward-Looking Statements” (other than any factual information contained therein) or any general statements regarding risks and uncertainties that are similarly cautionary, predictive or forward-looking in nature) or (b) as set forth on the corresponding section or subsection of the disclosure letter delivered by the Partnership Parties to the Parent Parties (the “Partnership Disclosure Schedule”) prior to the execution of this Agreement; provided that (i) disclosure in any section of such Partnership Disclosure Schedule will be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section and (ii) the mere inclusion of an item in such Partnership Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Partnership Material Adverse Effect, each Partnership Party represents and warrants, jointly and severally, to Parent as follows:
Section 4.1   Organization.
(a)   Each of the Partnership Entities (i) is duly incorporated, organized or formed, as the case may be, validly existing and in good standing under the Laws of its jurisdiction of incorporation, organization or formation, as applicable, and (ii) has all requisite legal and entity power and authority to own, lease and operate its assets and properties and to conduct its business as currently owned and conducted, except in the case of this clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.
(b)   Each of the Partnership Entities is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the ownership, operation or leasing of its assets and properties requires it to so qualify, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.
(c)   The Partnership Parties have made available to Parent or its Affiliates true and complete copies of the Organizational Documents of each of the Partnership Parties and their material Subsidiaries, in each case as in effect on the date of this Agreement.
Section 4.2   Validity of Agreement; Authorization.
(a)   Each of the Partnership Parties has all necessary partnership or limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to obtaining Partnership Unitholder Approval in the case of the Partnership. The execution, delivery and performance by each of the Partnership Parties of this Agreement, and the consummation by the Partnership Parties of the transactions contemplated hereby, have been duly authorized and approved by the Conflicts Committee and the Board and, except for obtaining Partnership Unitholder Approval, no other entity action on the part of any of the Partnership Entities is necessary to authorize the execution, delivery and performance by the Partnership Parties of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Partnership Parties and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Partnership Parties, enforceable against each of the Partnership Parties in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether applied in a Proceeding at law or in equity) (collectively, “Enforceability Exceptions”).
(b)   The Conflicts Committee, at a meeting duly called and held, has(i) determined that this Agreement and the consummation of the transactions contemplated hereby, including the Merger, are in the best interests of the Partnership and Partnership Unaffiliated Unitholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger and (iii) resolved to recommend the submission of this Agreement to a vote of the Limited Partners by written consent pursuant to Section 13.11 of the Partnership Agreement. Such action by the Conflicts Committee described in clause (ii) above constituted Special Approval of this Agreement and the transactions contemplated hereby, including the Merger, under the Partnership Agreement.
Section 4.3   Capitalization; Subsidiaries.
(a)   As of close of business on June 1, 2022, there are outstanding (i) 26,238,232 Common Units, (ii) the General Partner Interest and (iii) the Incentive Distribution Rights. As of close of business on June 1, 2022, there are (i) no outstanding equity or equity-based awards granted under the Partnership LTIP and (ii) 1,171,920 Common Units remaining available for grant under the Partnership LTIP. Except as described in this Section 4.3(a), there are no voting securities or other outstanding equity interests (or interests convertible into equity interests) in the Partnership or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any voting securities or other equity or equity-based interests of the Partnership, including any representing the right to purchase or otherwise receive any of the foregoing. All of the outstanding equity interests of the Partnership have been, or upon issuance will be, duly authorized, validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as set forth in the Partnership Agreement or as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the DRULPA) and not subject to any Encumbrances (other than as set forth in the Partnership Agreement).
(b)   The Partnership GP is the record and beneficial owner of the General Partner Interest, which constitutes 100% of the outstanding general partner interests in the Partnership, free and clear of any

Encumbrances, except for (A) restrictions on transfer arising under applicable securities Laws and (B) the applicable terms and conditions of this Agreement and the Organizational Documents of the Partnership Parties. The Partnership GP is not a party to any agreements, arrangements or commitments obligating it to grant, deliver or sell, or cause to be granted, delivered or sold, the General Partner Interest by sale, lease, license or otherwise. The Partnership GP has all necessary limited liability company power and authority to act as general partner of the Partnership.
(c)   Except as described in the Organizational Documents of the Partnership Entities, there are no (i) outstanding options, warrants, subscriptions, puts, calls or other rights, agreements, arrangements or commitments (preemptive, contingent or otherwise) obligating any of such Partnership Entities to offer, issue, sell, redeem, repurchase, otherwise acquire or transfer, pledge or encumber any equity interest in any of such Partnership Entities; (ii) outstanding securities or obligations of any kind of any of such Partnership Entities that are convertible into or exercisable or exchangeable for any equity interest in any of such Partnership Entities or any other Person, and none of such Partnership Entities has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities; (iii) outstanding equity appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based on the book value, income or any other attribute of any of such Partnership Entities; (iv) outstanding bonds, debentures or other evidence of indebtedness or obligations of any of such Partnership Entities having the right to vote (or that are exchangeable for or convertible or exercisable into securities having the right to vote) with the holders of equity interests of such Partnership Entity; and (v) shareholder or unitholder agreements, proxies, voting trusts, rights to require registration under securities Laws or other similar arrangements or commitments to which any of such Partnership Entities is a party.
(d)   Section 4.3(d) of the Partnership Disclosure Schedule sets forth each Subsidiary of the Partnership as of the date hereof. As of the date hereof, the Partnership does not, directly or indirectly, own any equity securities in any Person that is not a Subsidiary of the Partnership.
(e)   Except as set forth on Section 4.3(e) of the Partnership Disclosure Schedule, no Person other than the Partnership or its Subsidiaries owns any interests in any Subsidiary of the Partnership as of the date hereof.
(f)   All of the outstanding equity interests in the Partnership Entities held, directly or indirectly, by the Partnership (i) have been duly authorized and validly issued and are fully paid (in the case of an interest in a corporation, limited partnership or limited liability company, to the extent required under the Organizational Documents of such Person) and non-assessable except to the extent specified in the DGCL, DLLCA or the DRULPA, as applicable (or any other applicable Law with respect to any other applicable jurisdiction of incorporation, organization or formation of any Partnership Entity), or in the Organizational Documents of such applicable Partnership Entity and (ii) are owned, directly or indirectly, by the Partnership, free and clear of all Encumbrances other than (x) restrictions on transfer arising under applicable securities Law, the DGCL, the DLLCA and the DRULPA, and (y) the applicable terms and conditions of this Agreement, the Sprague Credit Agreement and the Organizational Documents of such Partnership Entity.
Section 4.4   No Conflicts; Consents.
(a)   The execution, delivery and performance by the Partnership Parties of this Agreement, and the consummation of the transactions contemplated hereby, do not (assuming Partnership Unitholder Approval is obtained): (i) violate or conflict with any provision of the Organizational Documents of any of the Partnership Entities; (ii) violate any applicable Law binding on any of the Partnership Entities; (iii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default under, give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice or the passage of time or both) under, or require any consent under any of the terms, conditions or provisions of any Material Contract to which a Partnership Entity is a party or by which any Partnership Entity is bound or to which any Partnership Entity’s properties or assets are subject; or (iv) result in the creation or imposition of any Encumbrance (other than any Permitted Encumbrance or Encumbrances arising under or in connection with the Sprague Credit Agreement) upon any of the properties or assets of any of the Partnership Entities; except, in the case of clauses (ii), (iii), and (iv) for any such matter that would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.
(b)   Except (i) as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect, or (ii) (a) (x) the filing with the SEC of such registrations, reports or other actions under the Exchange Act and Securities Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby and (y) any filing in respect of the Merger applicable under state “blue sky” or similar securities Laws, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Partnership is qualified to do business, (c) such filings as may be required under the rules and regulations of the NYSE for any filings required for compliance with any applicable requirements of the federal securities Laws, any applicable state or local securities Laws and any applicable requirements of a national securities exchange, and (d) any consent, approval, waiver, authorization, declaration, filing, registration or qualification as has been waived, made or obtained or with respect to which the time for asserting such right has expired, neither the execution and delivery by the Partnership Parties of this Agreement nor either Partnership Party’s performance of its obligations hereunder, requires the consent, approval, waiver or authorization of, or declaration, filing, registration or qualification with, any Governmental Authority by either Partnership Party.
Section 4.5   Financial Statements; SEC Reports.   Since January 1, 2020, the Partnership has filed all SEC Reports required to be filed or furnished with the SEC. All such SEC Reports, at the time filed with the SEC or, if amended, as of the date of the last such amendment (in the case of documents filed pursuant to the Exchange Act), or when declared effective by the SEC (in the case of registration statements filed under the Securities Act), complied as to form in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, as in effect on the date so filed. No SEC Report at the time described above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All financial statements (including any related notes thereto) contained or incorporated by reference in such SEC Reports complied as to form, when filed, in all material respects with the rules and regulations of the SEC with respect thereto, and were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Partnership and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Partnership and its consolidated Subsidiaries for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end audit adjustments that are not individually or in the aggregate material). As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any SEC Reports. No Subsidiary of the Partnership is required to file periodic reports with the SEC, either pursuant to the requirements of the Exchange Act or by Contract.
Section 4.6   Opinion of Financial Advisor.   The Conflicts Committee has received the opinion of Jefferies LLC (the “Conflicts Committee Financial Advisor”), dated as of June 2, 2022, to the effect that, as of such date, and based upon the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken in rendering its opinion as set forth therein, the Merger Consideration described in Section 3.1(a) to be received by Partnership Unaffiliated Unitholders pursuant to this Agreement is fair, from a financial point of view, to the Partnership and the Partnership Unaffiliated Unitholders.
Section 4.7   Disclosure Controls; Sarbanes-Oxley.
(a)   The Partnership has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to provide reasonable assurance that the information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is accumulated and communicated to management of the Partnership GP, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made. From the date of the filing of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 to the date of this Agreement, the Board has not been advised of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Partnership’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal control over financial reporting.
(b)   The Partnership, and to the Partnership Parties’ Knowledge, the directors and officers of the Partnership GP, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, and any applicable requirements of a national securities exchange, in each case, that are effective and applicable to the Partnership.
(c)   The representations and warranties contained in this Section 4.7 do not address Tax matters, employee and Partnership Benefit Plan matters or environmental matters, which are addressed only in Section 4.13, Section 4.14 and Section 4.17, respectively.
Section 4.8   Information Supplied.   None of the information supplied (or to be supplied) in writing by or on behalf of the Partnership Parties specifically for inclusion or incorporation by reference in (a) the Partnership Information Statement will, on the date it is first mailed to the Unitholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (b) the Schedule 13E-3 will, at the time the Schedule 13E-3, or any amendment or supplement thereto, is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Partnership Parties make no representation or warranty with respect to information supplied by or on behalf of the Parent Parties for inclusion or incorporation by reference in any of the foregoing documents.
Section 4.9   Absence of Undisclosed Liabilities.   None of the Partnership Entities has any indebtedness or liability, absolute or contingent, that is not shown or provided for (a) in the consolidated financial statements included in the SEC Reports or (b) in the “contractual obligations” subsection of the “management’s discussion and analysis of financial condition and results of operations” section of the SEC Reports, in each case, other than (x) liabilities that have arisen in the ordinary course of business consistent with past practice, including liens for current Taxes and assessments not in default, since December 31, 2020, (y) liabilities incidental to the existence and status of the Partnership Entities as entities under the Laws of their respective jurisdictions of incorporation, organization or formation, such as annual fees owed to such jurisdictions and fees owed to a registered agent in such jurisdictions, or (z) other liabilities of the Partnership Entities that would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.
Section 4.10   Brokers and Other Advisors.   Except for the Conflicts Committee Financial Advisor, the fees and expenses of which will be paid by the Partnership, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Merger or the transactions contemplated hereby based on arrangements made by or on behalf of any Partnership Entity. The Partnership has heretofore made available to Parent or its Affiliates a correct and complete copy of the Conflicts Committee’s engagement letter with the Conflicts Committee Financial Advisor, which letter describes all fees payable to the Conflicts Committee Financial Advisor in connection with the transactions contemplated hereby and all agreements under which any such fees or any expenses are payable and all indemnification and other agreements with the Conflicts Committee Financial Advisor entered into in connection with the transactions contemplated hereby.
Section 4.11   Absence of Certain Changes or Events.
(a)   Since December 31, 2020, there has not been or occurred any event, change, fact, development, circumstance, condition or occurrence with respect to the Partnership Entities that has had or would, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.
(b)   From December 31, 2020 through the date of this Agreement, (i) the business of each of the Partnership Entities has been conducted in the ordinary course of business in all material respects consistent with past practice (except as contemplated by this Agreement) and (ii) there has not been any material physical damage, destruction or other casualty loss (whether or not covered by insurance) to any of the Partnership Entities’ respective properties or assets that are material to the business of the Partnership Entities, as applicable, taken as a whole, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect. Without limiting the foregoing, from December 31, 2020 through the date of this Agreement, (i) the Partnership has not declared or paid, or agreed or committed to declare or pay, any distribution payable in cash, stock or property, other than the declaration and payment of regular quarterly distributions to holders of Common Units and, to the extent applicable, Incentive Distribution Rights in accordance with the Partnership Organizational Documents and as approved by the Board, in its capacity as the general partner of the Partnership and (ii) Section 4.11(b) of Partnership Disclosure Schedule sets forth the outstanding borrowings under the Sprague Credit Agreement as of 5:00 p.m. New York, New York time on June 1, 2022.
(c)   The representations and warranties contained in this Section 4.11 do not address Tax matters, employee and Partnership Benefit Plan matters or environmental matters, which are addressed only in Section 4.13, Section 4.14 and Section 4.17, respectively.
Section 4.12   Compliance with Law; Permits.
(a)   The operations of each Partnership Entity are currently being conducted in compliance with all applicable Laws, including those relating to the use, ownership and operation of their respective assets and properties, except as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect. None of the Partnership Entities nor any of their respective Affiliates has received written notice of any violation of any applicable Law related to any of the Partnership Entities, except any such violation as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect. To the Partnership Parties’ Knowledge, none of the Partnership Entities is under investigation by any Governmental Authority for potential, material non-compliance with any Law, except as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.
(b)   Each of the Partnership Entities is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders (the “Permits”) necessary to own, lease and operate its assets and properties and to lawfully carry on its business as it is now being conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect. None of the Partnership Entities is in conflict with, or in default or violation of, any of such Permits, except as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.
(c)   The representations and warranties contained in this Section 4.12 do not address Tax matters, employee and Partnership Benefit Plan matters or environmental matters, which are addressed only in Section 4.13, Section 4.14 and Section 4.17, respectively.
Section 4.13   Tax Matters.
(a)   Except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect:
(i)   Each of the Partnership Entities has:
(A)   timely filed (or has obtained extensions with respect to) all income Tax Returns and other Tax Returns required to be filed, which Tax Returns are complete and correct; and
(B)   timely paid in full all Taxes owed by such entity that have become due, other than those that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP.
(ii)   Within the past four (4) years, no written claim or inquiry has been made by a Tax Authority in a jurisdiction where a Partnership Entity does not file Tax Returns that such Person is or may be subject to taxation by that jurisdiction.

(iii)   There is no action, suit, proceeding, investigation, audit, dispute or claim concerning any Tax Return or any Taxes of any of the Partnership Entities either claimed or raised by any Tax Authority in writing.
(iv)   There are no Encumbrances for Taxes on any of the assets of the Partnership Entities other than Permitted Encumbrances.
(v)   There are no outstanding agreements or waivers extending the applicable statutory periods of limitation for any Taxes associated with the Partnership Entities.
(b)   Each Partnership Entity that is treated as a partnership for U.S. federal income tax purposes and each joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes of which a Partnership Entity is a party has in effect a valid election under Section 754 of the Code (and any comparable elections for any applicable state income Tax purposes) for the taxable period that includes the Closing Date.
(c)   No Partnership Entity has been a party to a transaction that is a “listed transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(2).
(d)   Each Subsidiary of the Partnership (other than Sprague Energy Solutions Inc., Sprague Resources Finance Corp. and Sprague Resources Canada ULC) is currently (and has been since its respective formation) either (i) properly classified as a partnership for U.S. federal income Tax purposes or (ii) properly disregarded as an entity separate from its respective owner for U.S. federal income Tax purposes in accordance with Treasury Regulations Section 301.7701-3. No Subsidiary of the Partnership that is a partnership or a limited liability company has elected to be treated as a corporation for U.S. federal income Tax purposes.
(e)   The Partnership is, and at all times since its formation has been, properly classified as an entity disregarded as separate from its owner or a partnership for U.S. federal income Tax purposes and is not, and has never been, treated as a corporation, including under Section 7704 of the Code, or classified as an association taxable as a corporation, including under Treasury Regulations Section 301.7701-3.
(f)   For each taxable year of the Partnership ending after its initial public offering and for the current portion of the Partnership’s current taxable year, at least 90% of the gross income of the Partnership has been from sources that are treated as “qualifying income” within the meaning of Section 7704(d) of the Code.
(g)   Notwithstanding anything to the contrary contained elsewhere in this Agreement, this Section 4.13 and Section 4.14 contain the sole and exclusive representations and warranties with respect to Tax matters regarding the Partnership Entities.
Section 4.14   Employees and Benefit Matters.
(a)   Section 4.14(a) of the of the Partnership Disclosure Schedule contains a list of each (i) “employee benefit plan” as defined in Section 3(3) of ERISA (regardless of whether such plan is subject to ERISA) and (ii) personnel policy, equity option plan, equity appreciation rights plan, restricted equity plan, phantom equity plan, equity-based compensation arrangement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, retention agreement, change of control agreement post-termination or retiree health or welfare, pension, savings, profit sharing, retirement, hospitalization or other health, medical, dental, accident, disability, life or other insurance and each other employee benefit or compensation plan, program, policy, agreement or arrangement which is not described in clause (i) above in which any Continuing Employee participates (whether written or unwritten), in each case, that is sponsored, maintained or contributed to, or required to be contributed to, by a Partnership Entity or with respect to which Partnership Entity has or could have any Liability or obligation (each, a “Partnership Benefit Plan”).

(b)   Each Partnership Benefit Plan has been maintained in compliance with all applicable Laws, including ERISA and the Code, and all contributions required to be made under the terms of any of the Partnership Benefit Plans as of the date this representation is made have been timely made or, if not yet due, have been properly accrued in accordance with GAAP, except where a failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.
(c)   With respect to each Partnership Benefit Plan, the Partnership Parties have made available to Parent or its Affiliates complete copies of (i) each Partnership Benefit Plan, including all plan documents, trust agreements, insurance contracts or other funding vehicles and all amendments thereto, (ii) the current summaries and summary plan descriptions, including any summary of material modifications, (iii) the most recent annual reports (Form 5500 series) filed with the IRS, (iv) the most recent actuarial report or other financial statement, (v) the most recent determination or opinion letter, if any, issued by the IRS, (vi) the most recent nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) and (vii) all non-routine filings made with, or material correspondence to or from, any Governmental Authorities, in each case, as of the date hereof.
(d)   Each Partnership Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code (i) satisfies the requirements of Section 401(a) of the Code, (ii) is maintained pursuant to a prototype document approved by the IRS and is entitled to rely on a favorable opinion letter issued by the IRS with respect to such prototype document, or has received a favorable determination from the IRS as to its qualification, (iii) to the Partnership Parties’ Knowledge, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification and (iv) has not been terminated or partially terminated within the meaning of Section 411(d)(3) of the Code. No event has occurred and no condition exists that would subject the Partnership Entities, either directly or indirectly, to any Tax, fine, lien, penalty or other liability imposed by ERISA or the Code, and no nonexempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code or Section 502 of ERISA) has occurred with respect to any Partnership Benefit Plan, except where such event or nonexempt prohibited transaction would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.
(e)   No Partnership Benefit Plan provides, and no Partnership Entity has incurred any current or projected liability in respect of, post-employment or post-retirement health, medical or life insurance coverage for current, former or retired employees or any other Person, except as required under Section 4980B of the Code or otherwise except as may be required pursuant to any other applicable Law. Each Partnership Benefit Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without material cost or Liability to any Partnership Entity.
(f)   No Partnership Benefit Plan is: (i) a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, or (ii) a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA) or a “multiple employer plan” (as defined in Section 413(c) of the Code). No Partnership Entity contributes to or has any obligation to contribute to, or has at any time within the previous six years contributed to or had an obligation to contribute to: (i) a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code except for the Axel Johnson Inc. Retirement Plan (the “Axel Johnson Retirement Plan”), or (ii) a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA) or a “multiple employer plan” (as defined in Section 413(c) of the Code).
(g)   No Partnership Entity has incurred any withdrawal liability under Title IV of ERISA which remains unsatisfied or has engaged in any transaction described in Section 4069 or Section 4212(c) of ERISA.
(h)   With respect to any Partnership Benefit Plan, except as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Partnership Parties’ Knowledge, threatened, (ii) to the Partnership Parties’ Knowledge, no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or other Governmental Authorities are pending, or, to the Partnership Parties’ Knowledge, threatened (including any routine requests for information from the Pension Benefit Guaranty Corporation).
(i)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (whether alone or in conjunction with a subsequent event) will result in the acceleration or creation of any rights of any employee or other service provider to vested rights, payments or benefits or increases in or funding of any payments or benefits or any loan forgiveness, in each case, under or in connection with any Partnership Benefit Plan.
(j)   No amount or benefit that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former employee, officer or director of any Partnership Entity who is a “disqualified individual” within the meaning of Section 280G of the Code could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement. No Partnership Benefit Plan provides for the gross-up of any Taxes imposed by Section 4999 or Section 457A of the Code.
(k)   Each Partnership Benefit Plan that could be a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and any award thereunder that could be nonqualified deferred compensation subject to Section 409A of the Code, has been operated, documented and maintained in material compliance with Section 409A of the Code. No service provider is entitled to a Tax gross-up or similar payment for any Tax or interest that may be due under Section 409A of the Code.
(l)   Except as set forth on Section 4.14(l) of the Partnership Disclosure Schedule, no Partnership Benefit Plan provides compensation or benefits to any employee or service provider who resides or performs services primarily outside of the United States.
(m)   Notwithstanding anything to the contrary contained elsewhere in this Agreement, this Section 4.14 contains the sole and exclusive representations and warranties with respect to employees and the Partnership Benefit Plans.
(n)   Other than as set forth on Section 4.14(n) of the Partnership Disclosure Schedule, no Partnership Entity is a party to or bound by any collective bargaining agreement, collective agreement, or other Contract with a labor union, works council, trade union, or other representative of employees. No material labor disruption by any of the employees of any of the Partnership Entities exists or, to the Partnership Parties’ Knowledge, is threatened or imminent. There are no, and since December 31, 2020, there have been no, strikes, lockouts, work stoppages or other material labor disruptions existing or, to the Partnership Parties’ Knowledge, threatened, with respect to any employees of a Partnership Entity or representatives thereof or any other individuals who have provided services with respect to an Partnership Entity.
(o)   Since December 31, 2020, the Partnership Entities have complied in all respects with all Laws with respect to labor and employment and the employment or engagement of each individual who has provided services with respect to the Partnership Entities (including the Fair Labor Standards Act and all national, state, provincial, and local Laws regarding the payment of wages and hours of work, and all such Laws regarding collective bargaining, labor relations, classification of employees and contractors, anti-discrimination, anti-retaliation, recordkeeping, employee leave, Tax withholding and reporting, immigration and safety), except where a failure to so comply would not, individually or in the aggregate, reasonably be expected to have an Partnership Material Adverse Effect.
Section 4.15   Insurance.   Except as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect, the insurance policies covering the Partnership Entities and their respective businesses and properties are with reputable insurance carriers and in character and amount customary for Persons engaged in similar business in similar industries and subject to the same or substantially similar perils or hazards, and are in all material respects in force in accordance with their terms. None of the Partnership Entities has received written notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.
Section 4.16   Regulatory Matters.   Except as set forth on Section 4.16 of the Partnership Disclosure Schedule:
(a)   None of the Partnership Entities is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(b)   None of the Partnership Entities is subject to regulation pursuant to (1) the Federal Power Act, 12 U.S.C. § 791a et seq., (2) the Public Utility Holding Company Act of 2005 or (3) the Natural Gas Act of 1938, as amended.
(c)   None of the Partnership Entities is subject to (1) regulation of rates charged for services or commodities provided or supplied by the Partnership Entity or (2) other regulation by a state public utility commission or other Governmental Authority as a “public utility,” “electric utility,” “gas utility,” or other utility or similar designation under applicable state law and the Merger, and the consummation of the other transactions contemplated by this Agreement and the other documents or instruments contemplated hereby will not cause the Parties to become subject to, or not exempt from, any such regulation.
Section 4.17   Environmental Matters.
(a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect:
(i)   Each of the Partnership Entities is, and, for the past five years has been, in compliance with any and all applicable Environmental Laws, and there are currently no capital expenditures required to maintain compliance with such Environmental Laws.
(ii)   Each of the Partnership Entities has received all Permits required of it under applicable Environmental Laws to conduct its respective business, and all such Permits are in full force and effect or have been timely applied for renewal. To the Partnership Parties’ Knowledge, no such Permits are subject to challenge by a third party or adverse modification by a Governmental Authority.
(iii)   There are no Proceedings or Orders pending or, to the Partnership Parties’ Knowledge, threatened against or involving the Partnership Entities pursuant to any Environmental Law or related to any Release of or exposure of any Person to Hazardous Materials.
(iv)   There has been no Release of any Hazardous Materials by any of the Partnership Entities at any currently owned or leased real property used in connection with the business and, to the Partnership Parties’ Knowledge, none of the Partnership Entities has any liability in connection with any Release of any Hazardous Materials at any location formerly owned or operated by any of the Partnership Entities or third-party location under any applicable Environmental Law.
(v)   The Partnership has furnished to Parent complete and accurate copies of all material environmental audits, assessments, reports, studies, analyses and correspondence on alleged environmental matters (including any alleged non-compliance with any Environmental Law, any alleged exposure to Hazardous Materials, or any Release or threatened Release of Hazardous Materials) that are in any Partnership Entity’s possession or control and relating to the Partnership Entities.
(b)   Notwithstanding anything to the contrary contained elsewhere in this Agreement, this Section 4.17 contains the sole and exclusive representations and warranties with respect to environmental matters and Environmental Laws.

Section 4.18   Material Contracts.
(a)   Except for this Agreement or as filed or publicly furnished with the SEC prior to the date of this Agreement, neither the Partnership nor any of its Subsidiaries is a party to or bound by, as of the date of this Agreement, any Material Contract.
(b)   Each of the Material Contracts to which any Partnership Entity is a party (i) constitutes the legal, valid and binding obligation of each such Partnership Entity party thereto, and, to the Partnership Parties’ Knowledge, constitutes the legal, valid and binding obligation of the other parties thereto, and (ii) is in full force and effect, except insofar as such enforceability may be limited by Enforceability Exceptions, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect. A true and complete copy of each Material Contract and all amendments thereto have been made available to Parent.
(c)   No Partnership Entity or, to the Partnership Parties’ Knowledge, any other party to any Material Contract is in default or breach under the terms of such Material Contract and, to the Partnership Parties’ Knowledge, no event has occurred that with the giving of notice or the passage of time or both would constitute a breach or default by a Partnership Entity or any other party to such Material Contract, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.
Section 4.19   Litigation.
(a)   There are no Proceedings or Orders pending or, to the Partnership Parties’ Knowledge, threatened in writing against or involving the Partnership Entities, that, individually or in the aggregate, have had or would reasonably be expected to have a Partnership Material Adverse Effect. There is no Order of any Governmental Authority outstanding against any Partnership Entity or any of their respective assets and properties that would, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect. To the Partnership Parties’ Knowledge, there are (i) no outstanding Orders that adversely affect the ability of any of the Partnership Entities to own, use or operate the assets or businesses of the Partnership Entities as they are currently owned, used, operated and conducted by the Partnership Entities and (ii) no unsatisfied judgments, penalties or awards against or affecting any of the Partnership Entities or any of their respective properties or assets, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.
(b)   The representations and warranties contained in this Section 4.19 do not address Tax matters, employee and Partnership Benefit Plan matters or environmental matters, which are addressed only in Section 4.13, Section 4.14 and Section 4.17, respectively.
Section 4.20   Title to Property and Assets.   Each of the Partnership Entities has good (and with respect to real property, indefeasible) title to, or valid leasehold or other interests in, as applicable, all real and personal property described in the SEC Reports, as owned, leased or used and occupied by such Partnership Entity, free and clear of all Encumbrances, except (a) as would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect, (b) Permitted Encumbrances, or (c) Encumbrances created under the Organizational Documents of any Partnership Entity or created under or permitted by the Sprague Credit Agreement.
Section 4.21   Listing.   The Common Units are listed on the New York Stock Exchange.
Section 4.22   Anti-Corruption.   None of the Partnership Entities, or any of their respective directors, officers, employees, or to the Partnership Parties’ Knowledge, any of its representatives, consultants, or any other Person acting for or on behalf of the foregoing (individually and collectively) has for the past five years, directly or knowingly indirectly, offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, including cash, checks, wire transfers, tangible and intangible gifts, favors, services, entertainment and travel expenses or other illicit payments to any officer, employee, or agent of any Governmental Authority, to any political party, political party official, or candidate for political office, or to any other Persons, where such action would violate the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, any applicable

Law prohibiting commercial bribery, or any other applicable Law prohibiting bribery or corruption (“Applicable Anti-Corruption Laws”). The Partnership Entities have implemented and maintain policies and procedures reasonably designed to detect and prevent violations of Applicable Anti-Corruption Laws.
Section 4.23   No Other Representations or Warranties.   Except for the representations and warranties contained in this Article IV, the Parent Parties acknowledge that neither Partnership Party nor any other Person on behalf of the Partnership Parties, including any Affiliate of either Partnership Party, makes or has made any other express or implied representation or warranty with respect to the Partnership Entities or with respect to any other information provided to the Parent Parties or their Affiliates or Representatives in connection with the Merger, this Agreement or the other transactions contemplated hereby. Without limiting the generality of the foregoing, except to the extent required otherwise by applicable Law, neither Partnership Party nor any other Person will have or be subject to, and each Partnership Party expressly disclaims, any Liability or other obligation to a Parent Party or any other Person resulting from the distribution or communication to a Parent Party (including their respective Affiliates or Representatives) of, or a Parent Party’s (or such Affiliates’ or Representatives’) use of, any such information, including any information, documents, projections, forecasts or other materials made available, distributed or communicated (orally or in writing) to a Parent Party or its Affiliates or Representatives in expectation of the Merger, unless any such information is the subject of an express representation or warranty set forth in this Article IV. The Partnership Parties acknowledge and agree that, except for the representations and warranties contained in Article V, the Partnership Parties have not relied on, and none of the Parent Parties or any of their respective Affiliates or Representatives has made, any representation, warranty or statement, including as to the accuracy or completeness thereof, either express or implied, whether written or oral, concerning the Parent Parties or any of their respective Affiliates or any of their respective businesses, operations, assets, liabilities, results of operations, condition (financial or otherwise) or prospects, the transactions contemplated by this Agreement or otherwise with respect to information provided by or on behalf of the Parent Parties or any of their respective Affiliates or Representatives.
ARTICLE V
Representations and Warranties of the Parent Parties
Except as set forth on the corresponding section or subsection of the disclosure letter delivered by the Parent Parties to the Partnership Parties (the “Parent Party Disclosure Schedule”) prior to the execution of this Agreement; provided that (i) disclosure in any section of such Parent Party Disclosure Schedule will be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section and (ii) the mere inclusion of an item in such Parent Party Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception of material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Parent Material Adverse Effect, each Parent Party hereby represents and warrants, jointly and severally, to the Partnership Parties as follows:
Section 5.1   Organization.
(a)   Each Parent Party (i) is duly incorporated, organized or formed, as the case may be, validly existing and in good standing under the Laws of its jurisdiction of incorporation, organization or formation, as applicable, and (ii) has all requisite legal and entity power and authority to own, lease and operate its assets and properties and to conduct its business as currently owned and conducted, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(b)   Each Parent Party is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its assets and properties requires it to so qualify, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
Section 5.2   Operations and Ownership of Merger Sub.   All of the issued and outstanding limited liability company interests of Merger Sub are owned beneficially and of record by Parent, free and clear of any Encumbrances (other than Permitted Encumbrances and Encumbrances under the Parent Credit

Agreement). Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby. Except for obligations and liabilities incurred in connection with its formation and the transactions contemplated hereby, Merger Sub has not and will not have incurred, directly or indirectly, any obligations or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person or acquired any material assets or liabilities other than those incidental to its existence.
Section 5.3   Ownership of Common Units, Incentive Distribution Rights and Partnership GP.    As of the date of this Agreement, Parent is the beneficial owner of 19,548,849 Common Units, and owns such Common Units free and clear of any Encumbrances (other than Permitted Encumbrances and Encumbrances under the Parent Credit Agreement). As of the date of this Agreement, the Common Units beneficially owned by Parent and its Subsidiaries constitute a Unit Majority. As of the date of this Agreement, Parent is the record and beneficial owner of 100% of (i) the Incentive Distribution Rights, and owns such Incentive Distribution Rights free and clear of any Encumbrances (other than Permitted Encumbrances and Encumbrances under the Parent Credit Agreement) and (ii) the issued and outstanding equity interests of the Partnership GP, and owns such equity interests free and clear of any Encumbrances (other than Permitted Encumbrances and Encumbrances under the Parent Credit Agreement).
Section 5.4   Validity of Agreement; Authorization.   Each Parent Party has all necessary legal and entity power and authority to enter into and deliver this Agreement and to perform its obligations hereunder, to comply with the terms and conditions hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by such Parent Party of its respective obligations hereunder have been duly authorized by such Parent Party’s governing body and, to the extent required, its equityholder(s), and no other proceedings on the part of such Parent Party are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed and delivered by such Parent Party and, assuming due execution and delivery by the other parties hereto, constitutes such Parent Party’s valid and binding obligation, enforceable against such Parent Party in accordance with their respective terms, except insofar as such enforceability may be limited by Enforceability Exceptions.
Section 5.5   No Conflict or Violation.   The execution, delivery and performance by the Parent Parties of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any provision of either Parent Party’s Organizational Documents; (b) violate any applicable Law binding on either Parent Party; (c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default under, give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving or notice or the passage of time or both), or cause any obligation, penalty or premium to arise or accrue under any material Contract to which a Parent Party is a party or by which a Parent Party is bound or to which any of its properties or assets are subject; (d) result in the creation or imposition of any Encumbrance (other than any Permitted Encumbrance) upon either Parent Party’s properties or assets; or (e) result in the cancellation, modification, revocation or suspension of any consent, license, permit, certificate, franchise, authorization, registration or filing with any Governmental Authority of a Parent Party except, in the case of clauses (b) through (e), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
Section 5.6   Consents and Approvals.   Except as set forth on Section 5.6 of the Parent Party Disclosure Schedule, no consent, approval, waiver or authorization of, or declaration, filing, registration or qualification with, any Governmental Authority or any similar Person (on the part of either Parent Party) is required for such Parent Party to execute and deliver this Agreement or to perform its respective obligations hereunder.
Section 5.7   Legal Proceedings.   There are no Proceedings or Orders pending or, to the Parent Parties’ Knowledge, threatened in writing against or involving either Parent Party, that, individually or in the aggregate, have had or would reasonably be expected to have a Parent Material Adverse Effect. There are no Orders of any Governmental Authority outstanding against either Parent Party or any of their respective assets and properties that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
Section 5.8   Access to Information.   Parent acknowledges that it has conducted its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition and prospects of the Partnership and its Subsidiaries and that it and its Representatives have received access to such books, records and facilities, equipment, Contracts and other assets of the Partnership and its Subsidiaries that it and its Representatives have requested for such purposes and that it and its Representatives have had the opportunity to meet with management of the Partnership to discuss the foregoing, and that it and its Representatives have not relied on any representation, warranty or other statement by any Person on behalf of the Partnership Parties or any of their Subsidiaries, other than the representations and warranties expressly set forth in Article IV.
Section 5.9   Information Supplied.    None of the information supplied (or to be supplied) in writing by or on behalf of the Parent Parties specifically for inclusion or incorporation by reference in (a) the Partnership Information Statement will, on the date it is first mailed to the Unitholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (b) the Schedule 13E-3 will, at the time the Schedule 13E-3, or any amendment or supplement thereto, is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no Parent Party makes any representation or warranty with respect to information supplied by or on behalf of the Partnership Parties for inclusion or incorporation by reference in any of the foregoing documents.
Section 5.10   Brokers and Other Advisors.   Except for the fees and expenses payable to Evercore Group LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Merger or the transactions contemplated hereby based on arrangements made by or on behalf of the Parent Parties or any of their respective Affiliates.
Section 5.11   Bankruptcy.   There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to the Parent Parties’ Knowledge, threatened against either Parent Party, and no Parent Party is insolvent.
Section 5.12   Sufficiency of Funds.   At the Closing, Parent will have sufficient cash, available lines of credit or other sources of immediately available funds to enable Parent and Merger Sub to consummate the transactions contemplated by this Agreement and the other Transaction Documents, including the payment of the Merger Consideration and any fees and expenses of or payable by Parent or Merger Sub under this Agreement that are due and payable on the Closing Date.
Section 5.13   Compliance with Laws.   Each of the Parent Parties is, and since the later of January 1, 2020 and its date of formation has been, in compliance with and is not in default under or in violation of any applicable Law, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.14   No Other Representations or Warranties.   Except for the representations and warranties contained in this Article V, the Partnership acknowledges that none of the Parent Parties or any other Person on behalf of the Parent Parties, including any Affiliate of either Parent Party, makes or has made any other express or implied representation or warranty with respect to the Parent Parties or with respect to any other information provided to the Partnership Parties, the Board, the Conflicts Committee or their respective Affiliates or Representatives. Without limiting the generality of the foregoing, except to the extent required otherwise by applicable Law, neither the Parent Parties nor any other Person will have or be subject to, and each Parent Party expressly disclaims, any Liability or other obligation to the Partnership Parties or any other Person resulting from the distribution or communication to the Partnership Parties, the Board or the Conflicts Committee (including their respective Affiliates or Representatives) of, or the Partnership’s or the Partnership GP’s (or such Affiliates’ or Representatives’) use of, any such information, including any information, documents, projections, forecasts or other materials made available, distributed or communicated (orally or in writing) to the Partnership Parties, the Board, the Conflicts Committee or their respective Affiliates or Representatives in expectation of the Merger, unless any such information is the subject of an express representation or warranty set forth in this Article V. The Parent Parties acknowledge and agree that, except for the representations and warranties contained in Article IV, the Parent Parties have not relied on, and none of the Partnership Parties or any of their respective Affiliates or Representatives has made, any representation, warranty or statement, including as to the accuracy or completeness thereof, either express or implied, whether written or oral, concerning the Partnership Parties or any of their respective Affiliates or any of their respective businesses, operations, assets, liabilities, results of operations, condition (financial or otherwise) or prospects, the transactions contemplated by this Agreement or otherwise with respect to information provided by or on behalf of the Partnership Parties or any of their respective Affiliates or Representatives.
ARTICLE VI
Additional Covenants and Agreements
Section 6.1   Preparation of the Partnership Information Statement and Schedule 13E-3.   As promptly as practicable following the date of this Agreement, the Partnership Parties and the Parent Parties shall jointly prepare and file with the SEC the Schedule 13E-3 and any amendments thereto as required by Rule 13E-3 under the Exchange Act, and the Partnership and Parent shall prepare and the Partnership shall file with the SEC the Partnership Information Statement. Each of the Partnership and Parent shall use its commercially reasonable efforts to cause the Partnership Information Statement to be mailed to the Limited Partners as promptly as reasonably practicable after the date of this Agreement. Each of the Parties shall cooperate and consult with each other in connection with the preparation and filing of the Partnership Information Statement and the Schedule 13E-3, as applicable, including promptly furnishing to each other in writing upon reasonable request any and all information relating to a Party or its Affiliates as may be required to be set forth in the Partnership Information Statement or the Schedule 13E-3, as applicable, under applicable Law. If at any time prior to the Effective Time any information relating to a Party or any of their respective Affiliates, directors or officers, is discovered by another Party that should be set forth in an amendment or supplement to, the Partnership Information Statement or the Schedule 13E-3, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the Limited Partners. The Parties shall notify each other promptly of the receipt of any comments, written or oral, from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Partnership Information Statement or the Schedule 13E-3 or for additional information, and each Party shall supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Partnership Information Statement, the Schedule 13E-3 or the transactions contemplated hereby. The Partnership Parties, with the Parent Parties’ cooperation, shall use commercially reasonable efforts to respond as promptly as reasonably practicable to and use commercially reasonable efforts to resolve all comments received from the SEC or the staff of the SEC concerning the Partnership Information Statement as promptly as reasonably practicable and shall respond (with the cooperation of, and after consultation with, each other as provided by this Section 6.1) as promptly as reasonably practicable to and use commercially reasonable efforts to resolve all comments received from the SEC or the staff of the SEC concerning the Schedule 13E-3 as promptly as reasonably practicable. No filing of, or amendment or supplement to, including by incorporation by reference, or correspondence with the SEC with respect to the Partnership Information Statement or the Schedule 13E-3 will be made by the Partnership without providing the Parent Parties a reasonable opportunity to review and comment thereon, which comments the Partnership shall consider in good faith.
Section 6.2   Conduct of Business.   Except (1) as provided in this Agreement, (2) as described on Section 6.2 of the Partnership Disclosure Schedule, (3) as required by applicable Law, or (4) as consented to in writing by Parent (such consent not to be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement to the Effective Time, (i) the Partnership GP shall, and shall cause the other Partnership Entities to, operate in the ordinary course of business consistent with past practices and (ii) the Partnership GP shall not, and shall cause the other Partnership Entities not to, as applicable:
(a)   amend the Organizational Documents of (i) the Partnership GP or the Partnership or (ii) any other Partnership Entity if, in the case of this clause (ii), such amendment is adverse to the Parent Parties or would reasonably be expected to materially impair the ability of the Parties to perform their respective obligations or to consummate the transactions under the Transaction Documents or materially impede their respective consummation or performance of the transactions or obligations under the Transaction Documents;
(b)   declare or pay any distribution payable in cash, stock or property, other than the Q2 Distribution;
(c)   make or enter into any transaction or series of related transactions for the acquisition or disposition of assets or property or the expansion of, or other capital projects relating to, existing assets or properties that involves a total purchase price or cost exceeding $1,500,000 individually or in the aggregate;
(d)   split, combine, divide, subdivide, reverse split, reclassify, recapitalize or effect any other similar transaction with respect to any Partnership Entity’s capital stock or other equity interests;
(e)   enter into or adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization or other reorganization, in each case, to the extent such transaction would reasonably be expected to materially impair the ability of the Parties to perform their respective obligations or to consummate the transactions under the Transaction Documents or materially impede their respective consummation or performance of the transactions or obligations under the Transaction Documents;
(f)   issue, deliver or sell any equity securities in any Partnership Entity other than issuances of Common Units upon vesting or settlement of awards granted under the Partnership LTIP that are outstanding on the date of this Agreement or are otherwise granted in compliance with this Agreement;
(g)   repurchase, redeem or otherwise acquire any securities of any Partnership Entity;
(h)   grant any awards consisting of Common Units or other equity securities in any Partnership Entity under the Partnership LTIP or any other equity incentive plan;
(i)   enter into any collective bargaining agreements, collective agreements, or other Contracts with any labor unions or other representatives of employees of any Partnership Entity;
(j)   except as required by the terms of any Partnership Benefit Plan existing and in effect on the date of this Agreement or as contemplated by this Agreement, (i) grant or provide any increase in the compensation (including incentive, severance, redundancy, bonus, change-in-control or retention compensation) or benefits paid, payable, provided or to become payable or provided to, or grant any cash-based awards to, any current or former directors, officers, employees or other individual service providers of any Partnership Entity except for increases in compensation to employees who are not officers of a Partnership Entity in connection with promotions in the ordinary course of business consistent with past practice, (ii) establish, adopt, enter into, amend or terminate any Partnership Benefit Plan or any other plan, policy, program, agreement or arrangement that would be a Partnership Benefit Plan if in effect on the date hereof, or (iii) take any action to accelerate the vesting or payment of compensation or benefits under any Partnership Benefit Plan;
(k)   waive, release, assign, settle or compromise any Proceedings to which a Partnership Entity is party seeking damages or an injunction or other equitable relief, which waiver, release, settlement or compromise would reasonably be expected to result in a Partnership Material Adverse Effect;
(l)   create, assume, incur, modify, guarantee or otherwise become liable for, either directly or indirectly, any indebtedness (or increase the maximum amount that may be borrowed under any Sprague Credit Agreement) except for indebtedness that does not exceed $5,000,000 individually or in the aggregate and does not violate the terms of any other then-existing indebtedness of any Partnership Entity; provided, however, that the borrowing of funds under the Sprague Credit Agreement to fund (i) any activity, transaction or project that is not otherwise prohibited by this Section 6.2 or (ii) expenditures authorized in the annual budget made available to the Parent Parties shall not count toward the dollar limitation referenced in this Section 6.2(l); provided, further that the Partnership GP shall not create, assume, incur or modify, either directly or indirectly, any indebtedness;

(m)   (i) make or change any material Tax election (which shall be deemed to include any entity classification election), change any annual Tax accounting period, adopt or change any material method of Tax accounting, amend any material Tax Return, enter into any closing agreement, settle any material Tax claim, audit or assessment or surrender any right to claim a Tax refund, or (ii) engage in any activity or conduct its business in a manner that would cause less than 90% of the gross income of the Partnership for any calendar quarter ending prior to or that includes the Closing Date to be treated as “qualifying income” within the meaning of Section 7704(d) of the Code;
(n)   sell, transfer, assign, exclusively license, abandon, permit to lapse or otherwise dispose of any Intellectual Property of the Partnership Entities; or
(o)   (i) agree, in writing or otherwise, to take any of the foregoing actions, or (ii) take any action or agree, in writing or otherwise, to take any action that would reasonably be expected to materially impair the ability of the Parties to perform their respective obligations or to consummate the transactions under the Transaction Documents or materially impede their respective consummation or performance of the transactions or obligations under the Transaction Documents;
provided, that this Section 6.2 shall not prohibit the Partnership Entities from taking commercially reasonable actions outside of the ordinary course of business or not consistent with past practice in response to (x) changes or developments resulting or arising from COVID-19 or any COVID-19 Measures or (y) other changes or developments that would reasonably be expected to cause a reasonably prudent company similar to the Partnership to take commercially reasonable actions outside of the ordinary course of business or not consistent with past practice; provided, further, however, that prior to taking any such action outside of the ordinary course of business or not consistent with past practice, the Partnership Parties shall consult with the Parent Parties and consider in good faith the views of the Parent Parties regarding any such proposed action.
Section 6.3   Regulatory Approvals; Other Efforts Related to the Consummation of the Merger.
(a)   Each Party shall (i) make or cause to be made any filings to the extent required or requested of such Party or any of its Subsidiaries under any applicable Laws or by any Governmental Authority with competent jurisdiction with respect to this Agreement as promptly as is reasonably practicable; (ii) reasonably cooperate with the other Parties and furnish all information in such Party’s possession that is necessary in connection with any other Party’s filings; (iii) use commercially reasonable efforts to secure the expiration or termination of any applicable waiting period and clearance or approval by any relevant Governmental Authority with respect to this Agreement as promptly as is reasonably practicable (including, with respect to the Parent Parties refraining from acquiring or seeking to acquire any entity or assets (other than pursuant to the transactions contemplated by this Agreement) that would present a material risk of delaying or making it more difficult to secure such waiting period expiration or termination, clearance or approval); (iv) promptly inform the other Parties of (and, at any other Party’s reasonable request, supply to such other Party) any communication (or other correspondence, submission or memoranda) from or to, and any proposed understanding or agreement with, any Governmental Authority in respect of any applicable filings; (v) use commercially reasonable efforts to comply, as promptly as is reasonably practicable and with due regard to maintaining the confidentiality of information that would be commercially harmful if publicly disclosed, with any requests received by such Party or any of its Affiliates under any Laws for additional information, documents, submissions or other materials; (vi) use commercially reasonable efforts to respond to and resolve any objections as may be asserted by any Governmental Authority with respect to this Agreement; and (vii) use commercially reasonable efforts to contest and resist any Proceeding instituted (or threatened in writing to be instituted) by any Governmental Authority challenging this Agreement as violative of any Law. Notwithstanding anything to the contrary in this Section 6.3, materials and information provided to another Party or its outside counsel may be redacted, or to the extent reasonably necessary withheld entirely, (x) as necessary to comply with contractual arrangements (other than any contractual arrangements specifically entered into in order to avoid disclosure under this Section 6.3) and (y) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.
(b)   Notwithstanding anything herein to the contrary, in no event shall any of the Parent Parties or any of their respective Affiliates be required to take or agree to take any of the following actions on behalf of themselves, the Partnership Parties or any of their respective Subsidiaries in order to ensure that no Governmental Authority enters any order, decision, judgment, decree, ruling, injunction (preliminary or permanent), or establishes any Law or other action preliminarily or permanently restraining, enjoining or prohibiting the consummation of the Merger, or to ensure that no Governmental Authority with the authority to grant a clearance or approval or otherwise clear, authorize or approve the consummation of the Merger, fails to do so by the Outside Date: (i) selling or otherwise disposing of, or holding separate and agreeing to sell or otherwise dispose of, assets, categories of assets or businesses; (ii) terminating existing relationships, contractual rights or obligations; (iii) terminating any venture or other arrangement; (iv) creating any relationship, contractual rights or obligations or (v) effectuating any other change or restructuring of the Partnership Parties, the Parent Parties or any of their Affiliates (each a “Divestiture Action”). The Partnership Parties shall and shall cause their respective Subsidiaries to agree to take any Divestiture Action requested by Parent if such actions are only effective after the Effective Time and conditioned upon the consummation of the Merger.
Section 6.4   Financing Cooperation.   Prior to the Closing, the Partnership Parties shall use commercially reasonable efforts to provide, and shall use commercially reasonable efforts to cause their respective Representatives and the Partnership Entities and their respective Representatives to provide, assistance with any financing of Parent or its Affiliates as is reasonably requested by Parent or its Affiliates. For the avoidance of doubt, obtaining any such financing shall not be a condition to the Closing. Parent shall, upon request by the Partnership Parties, their current and future Affiliates, and each of their respective current and future direct and indirect equityholders, members, partners and Representatives (collectively, the “Financing Indemnified Parties”), or any Partnership Entity, reimburse such Financing Indemnified Parties or Partnership Entities, as applicable, for all reasonable and documented out-of-pocket costs and expenses incurred by such Financing Indemnified Parties or Partnership Entities, as applicable, including reasonable attorney’s fees and accountants’ fees, in connection with cooperation required under or with respect to requests made under this Section 6.4.
Section 6.5   Public Announcements.   The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Partnership. Thereafter, the Parties shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect this Agreement or the transactions contemplated hereby and none of the Parent Parties and their Affiliates, on the one hand, nor the Partnership Parties and their Affiliates, on the other hand, shall issue any such public announcement, statement or other disclosure without having first notified the Parent Parties, on the one hand, or the Partnership Parties, on the other hand, and provided such Parties with, if legally permitted and practically possible, a reasonable time period to review and comment thereon and give due consideration to any reasonable comments thereto; provided that “a reasonable time period” shall in all cases require a Party to inform the other Party with sufficient time to allow such other Party to timely announce publicly or file any reports with the SEC as required under the Exchange Act or the Securities Act or any applicable requirements of a national securities exchange. Notwithstanding the foregoing, any Party may make, without consulting or notifying any other Party, public announcements, statements or other disclosures with respect to this Agreement or the transactions contemplated hereby that are not materially inconsistent with, and do not contain any material information not disclosed in, previous public announcements, statements or other disclosures made by a Party in compliance with this Section 6.5.
Section 6.6   Access to Information.   From the date hereof until the Closing Date, the Partnership Parties shall provide the Parent Parties and their Affiliates and Representatives with reasonable access during normal business hours and upon reasonable notice to the offices, properties, books and records of the Partnership Entities; provided that such access does not unreasonably interfere with the normal operations of any of the Partnership Entities. The Parent Parties shall, at their sole cost and expense and without any cost and expense to the Partnership Entities, restore the properties and assets of the Partnership Entities to at least the same condition they were in prior to the commencement of any access provided to the Parent Parties and their Affiliates and Representatives, including repair of any damage done or resulting from such access. Notwithstanding the foregoing, no Party shall have an obligation to provide access to any information the disclosure of which the other party has concluded may jeopardize any privilege available to such party or any of its Affiliates relating to such information or would be in violation of a confidentiality obligation binding on such party or any of its Affiliates.

Section 6.7   Indemnification and Insurance.
(a)   Parent Parties agree that all rights to indemnification, exculpation and advancement of expenses, elimination of liability and exculpation from liabilities existing in favor of (x) any natural Person (together with such Person’s heirs, executors and administrators) who is or was, or at any time prior to the Closing Date becomes, an officer, director or manager of any Partnership Entity or (y) any natural Person (together with such Person’s heirs, executors and administrators) who is or was serving, or at any time prior to the Closing Date serves, at the request of any Partnership Entity as an officer, director, member, general partner, fiduciary or trustee of another Person (other than Persons solely providing, on a fee-for-services basis, trustee, fiduciary or custodial services) (each, a “Covered Person”), as provided in the respective Organizational Documents of such Partnership Entities in effect as of the date of this Agreement, or pursuant to any other agreements in effect on the date hereof and disclosed in Section 6.7(a) of the Partnership Disclosure Schedule, shall survive the Closing and shall continue in full force and effect for a period of not less than six years following the Closing Date, and the Parent Parties shall cause each Partnership Entity to honor and maintain in effect all such rights to indemnification, exculpation and advancement of expenses, elimination of Liability and exculpation from liabilities during such period. For a period of not less than six years, the Parent Parties shall not, and shall not cause or permit any Partnership Entity to, amend, restate, waive or terminate any Organizational Document of the Partnership Entities in any manner that would adversely affect the indemnification or exculpation rights of any such Covered Person.
(b)   The Parent Parties covenant and agree that, during the period that commences on the Closing Date and ends on the sixth anniversary of the Closing Date, the Parent Parties shall indemnify and hold harmless each Covered Person, including, for the avoidance of doubt, any such director, manager or officer that resigned or was removed effective as of the Closing pursuant to this Agreement, against any reasonable costs or expenses (including reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Proceeding, including any Proceeding relating to a claim for indemnification or advancement brought by a Covered Person), judgments, fines, losses, claims, damages or liabilities, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in connection with any actual or threatened Proceeding, and, upon receipt by Parent of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined in a final and non-appealable judgment entered by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified, provide advancement of expenses with respect to each of the foregoing to, all Covered Persons. Any right of a Covered Person pursuant to this Section 6.7(b) shall be enforceable by such Covered Person and their respective heirs and Representatives against Parent Parties and their respective successors and assigns.
(c)   The Parent Parties covenant and agree that, during the period that commences on the Closing Date and ends on the sixth anniversary of the Closing Date, with respect to each Covered Person, including, for the avoidance of doubt, any such director, manager or officer that resigned or was removed effective as of the Closing pursuant to this Agreement, the Parent Parties shall (i) maintain in effect the current directors and officers liability and fiduciary liability insurance policy or policies that such Partnership Entity has as of the date of this Agreement, or (ii) upon the termination or cancellation of any such policy or policies, (A) to provide fiduciary liability or similar insurance in substitution for, or in replacement of, such cancelled or terminated policy or policies, or (B) to provide a “tail” or runoff policy (covering all claims, whether choate or inchoate, made during such six year period), in each case, providing coverage thereunder for acts, events, occurrences or omissions occurring or arising at or prior to the Closing that is no less advantageous to each such Covered Person (including policy limits, exclusions and scope) as such Covered Person as in existence as of the date of this Agreement covering such acts, events, occurrences or omissions under the directors and officers liability and fiduciary liability insurance or similar policy maintained by the Partnership Entities as of the date of this Agreement; provided that Parent Parties and the Partnership Entities shall not be required to pay premiums for such insurance policy in excess of 300% of the current premium for such coverage, but shall purchase as much of such coverage as possible for such applicable amount. Notwithstanding anything to the contrary herein, the Parent Parties shall maintain all “tail” or runoff directors and officers liability insurance policies obtained in connection with the transactions contemplated by that certain Purchase Agreement dated April 20, 2021 by and among Sprague Resources Holdings LLC, as Seller, Sprague HP Holdings, LLC, as Acquiror, and Solely for Purposes of Section 11.14 thereof, Hartree Partners, LP, as Guarantor (the “Axel Johnson Purchase Agreement”) in accordance with the requirements of Section 6.8(b) of the Axel Johnson Purchase Agreement, and, for the avoidance of doubt, it is agreed that the Parent Parties shall have no obligations with respect to such “tail” or runoff policies other than the obligations set forth in Section 6.8(b) of the Axel Johnson Purchase Agreement.
(d)   In the event that either Parent Party or any Partnership Entity (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) in one or more series of transactions, directly or indirectly, transfers all or substantially all of its properties and assets to any Person (whether by consolidation, merger or otherwise), then, and in each such case, proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, assumes the obligations set forth in this Section 6.7.
(e)   The provisions of this Section 6.7 shall survive the consummation of the transactions contemplated hereby for a period of six years; provided, however, that in the event that any claim or claims for indemnification or advancement of expenses set forth in this Section 6.7 are asserted or made within such six-year period, all rights to indemnification and advancement of expenses in respect of any such claim or claims shall continue until the disposition of such claims. The provisions of this Section 6.7 (i) are expressly intended to benefit each Covered Person, (ii) shall be enforceable by any Covered Person and its heirs and representatives against the Partnership Entities and the Parent Parties, and (iii) shall be in addition to any other rights such Covered Person or its heirs and representatives have under the Organizational Documents of any Partnership Entity, any indemnification agreements or applicable Law.
(f)   This Section 6.7 shall not be amended, repealed, terminated or otherwise modified at any time in a manner that would adversely affect the rights of a Covered Person as provided herein except with the prior written consent of such Covered Person.
Section 6.8   Fees and Expenses.   Except as otherwise provided in Section 8.2, all fees and expenses incurred in connection with the transactions contemplated hereby, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a Party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective Party incurring such fees and expenses, except Parent and the Partnership shall each bear and pay one half of the expenses incurred in connection with the filing, printing and mailing of the Partnership Information Statement.
Section 6.9   Section 16 Matters.   Prior to the Effective Time, the Partnership Parties shall, with the Parent Parties’ cooperation, take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Common Units (including derivative securities with respect to Common Units) resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Partnership to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.10   Termination of Trading and Deregistration.   The Partnership will cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions and all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable (a) the delisting of the Common Units from the NYSE and the termination of trading of the Common Units on the Closing Date and (b) the deregistration of the Common Units under the Exchange Act as promptly as practicable after the Effective Time.
Section 6.11   Conflicts Committee.   Prior to the earlier of the Effective Time and the termination of this Agreement, Parent shall not, and it shall not permit any of its Subsidiaries to, take any action intended to cause the Partnership GP (or the sole member of the Partnership GP) to, without the consent of a majority of the then-existing members of the Conflicts Committee, eliminate the Conflicts Committee, remove or cause the removal of any member of the Board who is a member of the Conflicts Committee either as a member of such board or such committee or revoke or diminish the authority of the Conflicts Committee with respect to this Agreement. For the avoidance of doubt, this Section 6.11 shall not apply to the filling, in accordance with the provisions of the Partnership GP LLC Agreement, of any vacancies caused by the resignation, death or incapacity of any such director.
Section 6.12   Tax Matters.   For U.S. federal income Tax purposes (and for purposes of any applicable state, local or foreign Tax that follows the U.S. federal income Tax treatment), the Parties intend that the Merger be treated, from the perspective of Parent, consistent with McCauslen v. Commissioner, 45 T.C. 588 (1966), and, from the perspective of the recipients of the Merger Consideration, as a sale of partnership interests.
Section 6.13   Takeover Statutes.   The Partnership Parties and Parent shall each use reasonable best efforts to (a) take actions to ensure that no Takeover Statute is or becomes applicable to any of the transactions contemplated hereby and (b) if any Takeover Statute becomes applicable to any of the transactions contemplated hereby, take actions to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise minimize the effect of such Takeover Statute or Law on the transaction.
Section 6.14   No Rights Triggered.   The Partnership Parties shall take all steps necessary to ensure that the entering into of this Agreement, the Merger and the other transactions contemplated hereby or related thereto and any other action or combination of actions do not and will not result in the grant of any Rights to any Person under the Partnership Agreement or under any material agreement to which the Partnership or any of its Subsidiaries is a party.
Section 6.15   Notification of Certain Matters.   Each of the Partnership Parties and Parent shall give prompt notice to the other of (a) any fact, event or circumstance known to it that (i) could reasonably be expected to, individually or taken together with all other facts, events and circumstances known to it, result in any Partnership Material Adverse Effect or prevent, materially delay or impair the ability of such Party to consummate the Merger or comply with its respective obligations under this Agreement or (ii) could cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein, (b) any change in the Partnership’s financial condition or business that results in, or could reasonably be expected to result in, a Partnership Material Adverse Effect, (c) any Proceedings, to the extent such Proceedings relate to this Agreement or the Merger or result in a Partnership Material Adverse Effect or (d) any notice or other communication received from any Governmental Authority or other Person related to this Agreement or the transactions contemplated hereby alleging that the consent of such Person is or may be required in connection with this Agreement or the transactions contemplated hereby, if the subject matter of such communication or the failure of such Party to obtain such consent would reasonably be expected to cause any of the conditions to the Closing set forth in Article VII not to be satisfied or to cause the satisfaction thereof to be materially delayed.
Section 6.16   Transaction Litigation.   The Partnership shall give Parent prompt notice and the opportunity to participate in the defense or settlement of any security holder litigation against the Partnership Parties or their respective directors relating to the Merger and the other transactions contemplated hereby, and no such settlement shall be agreed to without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that the Partnership and the Partnership GP shall in any event control such defense and/or settlement and shall not be required to provide information if doing so would be reasonably expected to violate the confidentiality obligations of such party or threaten the loss of any attorney-client privilege or other applicable legal privilege.
Section 6.17   Performance by the Partnership GP.   The Partnership GP shall cause the Partnership and its Subsidiaries to comply with the provisions of this Agreement. Notwithstanding the foregoing, it is understood and agreed that actions or inactions by the Partnership Parties and their respective Subsidiaries shall not be deemed to be breaches or violations or failures to perform by the Partnership Parties of any of the provisions of this Agreement if such action or inaction was or was not taken at the direction of or on the recommendation of Parent.

Section 6.18   Delivery of Written Consent.   Parent shall deliver to the Partnership, on the date hereof and substantially concurrent with the execution of this Agreement, the Written Consent, substantially similar to the Form of Written Consent attached hereto as Exhibit A.
ARTICLE VII
Conditions Precedent
Section 7.1   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of each Party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a)   Written Consent.   The Written Consent shall not have been amended, modified, withdrawn, terminated or revoked; provided, however, that this Section 7.1(a) shall not imply that the Written Consent is permitted by the Partnership Agreement or applicable Law to be amended, modified or revoked following its execution by holders of the Common Units constituting a Unit Majority.
(b)   Partnership Unitholder Approval.   The affirmative vote or written consent in favor of the approval of this Agreement and the Merger by holders of the majority of the issued and outstanding Common Units shall have been obtained (which shall be satisfied upon the delivery of the Written Consent substantially concurrently with the execution hereof) (the “Partnership Unitholder Approval”).
(c)   No Injunctions or Restraints.   No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated hereby or making the consummation of the transactions contemplated hereby illegal.
Section 7.2   Conditions to Obligations of the Parent Parties to Effect the Merger.   The obligations of the Parent Parties to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of the Partnership Parties contained in Sections 4.1, 4.2, 4.3(a), 4.3(b) and 4.3(d) are true and correct, except for any de minimis inaccuracies, and (ii) the other representations and warranties of the Partnership Parties contained in Article IV of this Agreement are true and correct, in each of clauses (i) and (ii), as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Partnership Material Adverse Effect” set forth in any individual such representation or warranty) would not reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect.
(b)   Performance of Obligations of the Partnership Parties.   Each Partnership Party shall have performed or complied with in all material respects all covenants and obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c)   No Partnership Material Adverse Effect.   Since the date of this Agreement, there shall not have been a Partnership Material Adverse Effect.
(d)   Certificate.   Parent shall have received a certificate of an authorized executive officer of the Partnership GP, dated as of the Closing Date, certifying that the conditions specified in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been fulfilled.
Section 7.3   Conditions to Obligation of the Partnership Parties to Effect the Merger.   The obligation of the Partnership Parties to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of the Parent Parties contained in Sections 5.1 and 5.4 are true and correct, except for any de minimis inaccuracies, and (ii) the other representations and warranties of the Parent Parties contained in Article V of this Agreement are true and correct, in each of clauses (i) and (ii), as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth in any individual such representation or warranty) would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Performance of Obligations of the Parent Parties.   Each Parent Party shall have performed or complied with in all material respects all covenants and obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c)   Certificate.   The Partnership shall have received a certificate of an authorized executive officer of Parent, dated as of the Closing Date, certifying that the conditions specified in Section 7.3(a) and Section 7.3(b) have been fulfilled.
Section 7.4   Frustration of Closing Conditions.
(a)   Neither Partnership Party may rely on the failure of any condition set forth in Section 7.1 or Section 7.3, as the case may be, to be satisfied if such failure was due to the failure of such Party to perform and comply in all material respects with the covenants and agreements to be performed or complied with by it prior to the Closing.
(b)   No Parent Party may rely on the failure of any condition set forth in Section 7.1 or Section 7.2, as the case may be, to be satisfied if such failure was due to the failure of such Party to perform and comply in all material respects with the covenants and agreements to be performed or complied with by it prior to the Closing.
ARTICLE VIII
Termination
Section 8.1   Termination.   This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Effective Time:
(a)   by the mutual written consent of the Partnership (acting in accordance with the last sentence of Section 9.2) and Parent;
(b)   by either of the Partnership (acting in accordance with the last sentence of Section 9.2) or Parent:
(i)   if any Restraint having the effect set forth in Section 7.1(c) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to the Partnership or Parent, as applicable, if such Restraint was primarily due to the failure of, in the case of the Partnership, either Partnership Party, or in the case of Parent, either Parent Party, to perform any of its obligations under this Agreement; or
(ii)   if the Closing shall not have been consummated on or before December 2, 2022 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to (A) the Partnership or Parent, as applicable, if the failure of the Closing to occur by the Outside Date was primarily due to the failure of, in the case of the Partnership, either Partnership Party, or in the case of Parent, either Parent Party, to perform and comply in all material respects with the covenants and agreements to be performed or complied with by it prior to the Closing or (B) the Partnership or Parent if, in the case of the Partnership, either Parent Party, or in the case of the Parent, either Partnership Party, has filed (and is then pursuing) an action seeking specific performance as permitted by Section 9.8;
(c)   by Parent if either Partnership Party shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the Partnership Parties set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (B) is incapable of being cured, or is not cured, by the Partnership Parties within the earlier of (x) thirty (30) days following receipt of written notice from Parent of such breach or failure and (y) the Outside Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c) if either Parent Party is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;
(d)   by the Partnership (acting in accordance with the last sentence of Section 9.2) if either Parent Party shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any such representations or warranties of the Parent Parties set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (B) is incapable of being cured, or is not cured, by the Parent Parties within the earlier of (x) thirty (30) days following receipt of written notice from the Partnership of such breach or failure and (y) the Outside Date; provided, however, that the Partnership shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if either Partnership Party is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or
(e)   by the Partnership (acting in accordance with the last sentence of Section 9.2), if (A) at least two Business Days have elapsed since the Inside Date and all of the closing conditions set forth in Section 7.1 and Section 7.2 were and continue to be satisfied (other than such conditions that by their nature are only capable of being satisfied by the delivery of documents or the taking of any other action at the Closing, provided such conditions are capable of being satisfied if the Closing Date were the date of delivery of the Closing Failure Notice but subject to the satisfaction (or waiver) of such conditions at the Closing) and the Closing has not occurred by the time required under Section 2.2, (B) the Partnership GP has confirmed by irrevocable written notice delivered to Parent that (x) all conditions set forth in Section 7.3 have been and remain satisfied (other than such conditions as, by their nature, are only capable of being satisfied by the delivery of documents or the taking of any other action at the Closing, but subject to the satisfaction (or waiver) of such conditions at the Closing) or that the Partnership has irrevocably waived any unsatisfied conditions in Section 7.3 and (y) each Partnership Party stands ready, willing and able to consummate the transactions contemplated hereby (including the Closing) on the date of such notice and at all times during the five Business Day period immediately thereafter (such notice, a “Closing Failure Notice”) and (C) Parent fails to consummate the transactions contemplated hereby (including the Closing) within such five Business Day period after the date of the delivery of a Closing Failure Notice.
Section 8.2   Effect of Termination.
(a)   In the event that this Agreement is terminated as provided in Section 8.1, then this Agreement shall forthwith become null and void and of no further force and effect (except for the provisions of Article I, Section 6.7(a), Section 6.8, this Section 8.2, Section 9.7, Section 9.8, Section 9.9), and each of the Parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and the Parties shall have no further Liability hereunder (except pursuant to Section 6.7(a), this Section 8.2 and Section 9.8); provided, subject to Section 8.2(d), that nothing in this Section 8.2 shall relieve the Partnership Parties of any Liability for fraud or a willful breach of this Agreement.
(b)   In the event that this Agreement is terminated by the Partnership pursuant to Section 8.1(d) or Section 8.1(e), or is terminated by the Partnership or Parent pursuant to Section 8.1(b)(ii) at a time when the Partnership could have terminated the Agreement pursuant to Section 8.1(d) or Section 8.1(e), then, in any such case, Parent or its designee shall promptly, but in no event later than 10 Business Days after the date of such termination, pay or cause to be paid to the Partnership or its designee an amount in cash equal to $5,000,000 (the “Parent Termination Fee”) by wire transfer of immediately available funds to one or more accounts designated by the Partnership in writing.
(c)   It is agreed that the agreements contained in this Section 8.2 are an integral part of this Agreement and without these agreements, the Parties would not have entered into this Agreement. Each of the parties hereto acknowledges and agrees that the Parent Termination Fee is not intended to be a penalty, but rather liquidated damages in a reasonable amount that will compensate the Partnership Parties, in the circumstances in which such amount is due and payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Accordingly, if Parent fails to pay or cause to be paid the Parent Termination Fee pursuant to this Section 8.2 on or prior to the date such amounts are due hereunder, and, in order to obtain such payment, the Partnership commences a Proceeding that results in a final, nonappealable judgment against Parent for any payment of the Parent Termination Fee pursuant to this Section 8.2, Parent shall pay, or cause to be paid, to the Partnership, interest on such amount at an annual rate equal to the prime rate as published in the Wall Street Journal, Eastern Edition, in effect on the date such amounts were originally due hereunder, which shall accrue from such date through the date such payment is actually delivered to the Partnership, or its designee, and the costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Partnership in connection with such Proceeding.
(d)   The Parties agree that the monetary remedies set forth in this Section 8.2 (when and if available under the express terms hereof) and the specific performance remedies set forth in Section 9.8 shall be the sole and exclusive remedies (whether at law, in equity, in contract, in tort or otherwise, whether by or through piercing of the corporate or partnership veil, by or through a claim by or on behalf of any Person) of the Parent Parties and the Partnership Parties and any of their respective former, current and future Affiliates, each of their former, current and future partners, members, equityholders and Representatives, and each of their respective heirs, executors, administrators, successors and assigns, for any Losses or Liabilities suffered or incurred by any such Person with respect to this Agreement and the transactions contemplated hereby as a result of the failure of the Closing to occur or the transactions contemplated by this Agreement to be consummated for any or no reason or, in the event of a failure of the Closing to occur or the transactions contemplated by this Agreement to be consummated for any reason or for no reason, for any breach by any Party of this Agreement. Upon the payment of the Parent Termination Fee following a failure of the Closing to occur or the transactions contemplated hereby, no Parent Party or Parent Non-Recourse Party shall have any Liability or obligation in connection with, relating to or arising out of this Agreement or the transactions contemplated hereby. Under no circumstance shall any Person be permitted or entitled both to obtain specific performance pursuant to Section 9.8 and to receive all or any portion of the Parent Termination Fee.
ARTICLE IX
Miscellaneous
Section 9.1   No Survival, Etc.   The representations, warranties and agreements in this Agreement (including, for the avoidance of doubt, any schedule, instrument or other document delivered pursuant to this Agreement) shall terminate at the Effective Time or, except as otherwise provided in Section 8.2 upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Article I, Article II, Article III, Section 6.7, Section 6.8, Section 6.16 and Article IX and any other agreement in this Agreement that contemplates performance after the Effective Time shall survive the Effective Time.
Section 9.2   Amendment or Supplement.   At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Partnership Unitholder Approval, by written agreement of the Parties hereto, by action taken or authorized by the Parent and the Conflicts Committee; provided, however, that following receipt of the Partnership Unitholder Approval, there shall be no amendment or change to the provisions of this Agreement that by applicable Law or stock exchange rule would require further approval by the Limited Partners, as applicable, without such approval. Unless otherwise expressly set forth in this Agreement, whenever a determination, decision, approval, consent, waiver or agreement of either Partnership Party is required pursuant to this Agreement (including any determination to exercise or refrain from exercising any rights under Article VIII or to enforce the terms of this Agreement (including Section 9.8)), such determination, decision, approval, consent or agreement must be authorized by the Conflicts Committee and, unless otherwise required by the Partnership Agreement or applicable Law, such action shall not require approval of the holders of Common Units.

Section 9.3   Extension of Time, Waiver, Etc.   At any time prior to the Effective Time, any Party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other Party hereto, (b) extend the time for the performance of any of the obligations or acts of any other Party hereto, (c) waive compliance by the other Party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such Party’s conditions or (d) make or grant any consent under this Agreement; provided, however, that neither Partnership Party shall take or authorize any such action without the prior written approval of the Conflicts Committee. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.
Section 9.4   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other parties, except that each of Parent and Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any Subsidiary or Affiliate of Parent, but no such assignment shall relieve either Parent Party of any of its obligations hereunder and the Partnership may assign, in its sole discretion, any of or all of its rights, interests and obligations under this Agreement to any Subsidiary or Affiliate of the Partnership, but no such assignment shall relieve the Partnership of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 9.4 shall be null and void.
Section 9.5   Counterparts.   This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
Section 9.6   Entire Understanding; No Third-Party Beneficiaries.   This Agreement, the Parent Party Disclosure Schedule, the Partnership Disclosure Schedule, and any certificates delivered by any Party pursuant to this Agreement (a) constitute the entire agreement and understanding, and supersede all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement and thereof and (b) shall not confer upon any Person other than the Parties hereto any rights (including third-party beneficiary rights or otherwise) or remedies hereunder, except for, in the case of clause (b), (i) the provisions of Section 6.7 and Section 9.11 and (ii) the right of a holder of Common Units to receive the Merger Consideration after the Closing (a claim by a holder of Common Units with respect to which may not be made unless and until the Closing shall have occurred) and to receive amounts to which it is entitled to receive pursuant to Section 3.1(d), if any. Any inaccuracies in the representations and warranties set forth in this Agreement are subject to waiver by the Parties hereto in accordance with Section 9.3 without notice or Liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties hereto of risks associated with particular matters regardless of the knowledge of any of the Parties hereto. Consequently, Persons other than the Parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.7   Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)   This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to Contracts executed in and to be performed entirely within that State, regardless of the Law that might otherwise govern under applicable principles of conflicts of Law thereof. Each of the Parties hereto irrevocably agrees that any legal action or Proceeding with respect to this Agreement and the rights and obligations arising hereunder, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware

Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereto consents to service of process being made upon it through the notice procedures set forth in Section 9.9, irrevocably submits with regard to any such action or Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the Parties hereto irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or Proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 9.7(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or Proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party hereto expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Law of the State of Delaware and of the United States of America; provided, however, that each such Party’s consent to jurisdiction and service contained in this Section 9.7(a) is solely for the purposes referred to in this Section 9.7(a) and shall not be deemed to be a general submission to such courts or in the State of Delaware other than for such purpose.
(b)   EACH PARTY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 9.8   Specific Performance; Parent Party Liability Cap.
(a)   The Parties each agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed (including failing to take such actions as are required of it hereunder in order to consummate the Merger) in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 9.8 in the Delaware Court of Chancery (or, if the Delaware Court of Chancery declines to accept personal jurisdiction, any federal court sitting in the State of Delaware), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief as provided herein on the basis that (a) either Party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity (it being understood that nothing in this sentence shall prohibit the Parties hereto from raising other defenses to a claim for specific performance or other equitable relief under this Agreement). Each Party further agrees that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.8, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
(b)   Notwithstanding anything to the contrary in this Agreement, the maximum Liability of the Parent Parties for Liabilities or Losses incurred by the Partnership Parties and any of their respective former, current and future Affiliates (which, for the purposes of this Section 9.8(b), shall be deemed to include the Partnership Entities), each of their former, current and future partners, members, equityholders and Representatives, and each of their respective heirs, executors, administrators, successors and assigns, in each case, relating to the failure of the Closing to occur or the transactions contemplated by this Agreement to be consummated, breach of this Agreement by any Parent Party and the transactions contemplated by this Agreement shall be limited to an amount equal to the Parent Termination Fee, and in no event shall the Partnership Parties or any of their Affiliates seek any amount in excess of the Parent Termination Fee in connection with this Agreement and the transactions contemplated by this Agreement or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, tort or otherwise.
Section 9.9   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by email transmission, or mailed by a nationally recognized overnight courier requiring acknowledgement of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):
If to the Parent Parties, to:
Hartree Partners, LP
1185 Avenue of the Americas
New York, New York 10036
Attention: Scott Levy; Ali Taqi
Email: slevy@hartreecapital.com; ATAQI@Hartreecapital.com
with copies (which shall not constitute notice) to:
Hartree Partners, LP
1185 Avenue of the Americas
New York, New York 10036
Attention: Hartree Legal
Email: legal@hartreepartners.com
and
Vinson & Elkins L.L.P.
845 Texas Avenue
Suite 4700
Houston, Texas 77002
Attention: David Oelman; Lande Spottswood
Emails: doelman@velaw.com; lspottswood@velaw.com
If to the Partnership or the Partnership GP, to:
Sprague Resources LP
185 International Drive
Portsmouth, NH 03801
Attention: Paul Scoff
Email: pscoff@spragueenergy.com
with copies (which shall not constitute notice) to:
Latham & Watkins LLP
811 Main Street
Suite 3700
Houston, TX 77002
Attn: Bill Finnegan; Ryan J. Maierson; Ryan J. Lynch
E-mails: bill.finnegan@lw.com; ryan.maierson@lw.com; ryan.lynch@lw.com
Notices will be deemed to have been received on the date of receipt (a) if delivered by hand or nationally recognized overnight courier service or (b) upon receipt of an appropriate confirmation by the recipient when so delivered by email (to such email specified or another email or emails as such person may subsequently designated by notice given hereunder only if followed by overnight or hand delivery).
Section 9.10   Severability.   If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 9.11   Non-Recourse.
(a)   Each of the following is herein referred to as a “Parent Non-Recourse Party”: each of the Affiliates of each Parent Party, each of their respective present, former and future partners, members, equityholders and Representatives, and each of the Affiliates and present, former and future partners, members, equityholders and Representatives of any of the foregoing, and each of their respective heirs, executors, administrators, successors and assigns (“Affiliates” for purposes of the definition of “Parent Non-Recourse Party” to include the portfolio companies of investment funds advised or managed by a Parent Party or any of their respective Affiliates), provided, however, that the term Parent Non-Recourse Party expressly excludes the Parent Parties and any Person that is assigned any interest in any of this Agreement by a Parent Party to the extent of such assignment. No Parent Non-Recourse Party shall have any Liability or obligation to the Partnership Parties or their Affiliates of any nature whatsoever in connection with or under this Agreement, or the transactions contemplated hereby, and the Partnership Parties hereby waive and release all claims of any such Liability and obligation. Subject to the Partnership Parties’ right to specific performance under Section 9.8, this Agreement may only be enforced against, and any dispute, controversy, matter or claim based on, related to or arising out of this Agreement, or the negotiation, performance or consummation of this Agreement, may only be brought against, the entities that are expressly named as Parties, and then only with respect to the specific obligations set forth herein with respect to such Party. Subject to Section 9.6, each Parent Non-Recourse Party is expressly intended as a third-party beneficiary of this Section 9.11(a).
(b)   Each of the following is herein referred to as a “Partnership Non-Recourse Party”: each of the Affiliates of each the Partnership Parties, each of the Partnership Parties’ respective present, former and future partners, members, equityholders and Representatives, and each of the Affiliates and present, former and future partners, members, equityholders and Representatives of any of the foregoing, and each of their respective heirs, executors, administrators, successors and assigns, provided, however, that the term Partnership Non-Recourse Party expressly excludes the Partnership Entities or any Person that is assigned any interest in this Agreement to the extent of such assignment. Except as expressly agreed elsewhere, no Partnership Non-Recourse Party shall have any Liability or obligation to the Parent Parties or their Affiliates (including for these purposes the Partnership Entities) of any nature whatsoever in connection with or under this Agreement, or the transactions contemplated hereby, and the Parent Parties hereby waive and release all claims of any such Liability and obligation. Subject to the Parent Parties’ right to specific performance under Section 9.8, this Agreement may only be enforced against, and any dispute, controversy, matter or claim based on, related to or arising out of this Agreement, or the negotiation, performance or consummation of this Agreement, may only be brought against, the entities that are expressly named as Parties, and then only with respect to the specific obligations set forth herein with respect to such Party. Subject to Section 9.6, each Partnership Non-Recourse Party is expressly intended as a third-party beneficiary of this Section 9.11(b).
(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
PARENT
SPRAGUE HP HOLDINGS, LLC
By:
Hartree Partners, LP, its sole member

By:
Hartree Partners GP, LLC, its general partner

By:
/s/ Stephen M. Hendel

Name:
Stephen M. Hendel

Title:
Authorized Signatory

MERGER SUB
SPARROW HP MERGER SUB, LLC
By:
Sprague HP Holdings, LLC, its sole member

By:
Hartree Partners, LP, its sole member

By:
Hartree Partners GP, LLC, its general partner

By:
/s/ Stephen M. Hendel

Name:
Stephen M. Hendel

Title:
Authorized Signatory

[Signature Page to Agreement and Plan of Merger]

PARTNERSHIP
SPRAGUE RESOURCES LP
By:
Sprague Resources GP LLC,
its general partner

By:
/s/ David Glendon

Name:
David Glendon

Title:
President & CEO

PARTNERSHIP GP
SPRAGUE RESOURCES GP LLC
By:
/s/ David Glendon

Name:
David Glendon

Title:
President & CEO

[Signature Page to Agreement and Plan of Merger]

Exhibit A
Form of Written Consent
[See attached.]
[Exhibit A — Form of Written Consent]

ANNEX B
Jefferies LLC
Three Allen Center
333 Clay Street, Suite 2400
Houston, TX 77002
www.jefferies.com
June 2, 2022
The Conflicts Committee of the Board of Directors
Sprague Resources GP LLC, General Partner
Sprague Resources LP
185 International Drive
Portsmouth, New Hampshire 03801
Members of the Conflicts Committee:
We understand that Sprague Resources LP, a Delaware limited partnership (the “Partnership”), and Sprague Resources GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), propose to enter into an agreement and plan of merger (the “Merger Agreement”) with Sprague HP Holdings, LLC, a Delaware limited liability company (“Parent”), and Sparrow HP Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement. Pursuant to the terms of the Merger Agreement, (i) Merger Sub will be merged with and into the Partnership (the “Merger”), with the Partnership continuing its limited partnership existence as the surviving entity in the Merger, (ii) each Common Unit (other than Parent Units) issued and outstanding prior to the Effective Time shall be converted into the right to receive $19.00 in cash without interest thereon (the “Merger Consideration”), (iii) each Parent Unit and each Incentive Distribution Right issued and outstanding as of immediately prior to the Effective Time and the General Partner Interest will be unaffected by the Merger and will remain outstanding, and no consideration shall be delivered in respect thereof, and (iv) the limited liability company interests in Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted automatically into a number of Common Units equal to the number of Common Units converted into the right to receive the Merger Consideration. The transactions described in clauses (i) through (iv) above are collectively referred to herein as the “Transaction”. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.
You, the Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”), have asked for our opinion as to whether the Merger Consideration to be received in the Transaction by the Partnership Unaffiliated Unitholders pursuant to the Merger Agreement is fair, from a financial point of view, to the Partnership and the Partnership Unaffiliated Unitholders.
In arriving at our opinion, we have, among other things:
(i)
reviewed a draft dated June 1, 2022 of the Merger Agreement;

(ii)
reviewed certain publicly available financial and other information about the Partnership;

(iii)
reviewed certain information furnished to us by the management of the General Partner, including financial forecasts and analyses under various business assumptions, relating to the business, operations and prospects of the Partnership;

(iv)
held discussions with members of senior management of the General Partner concerning the matters described in clauses (ii) and (iii) above;

(v)
reviewed valuation multiples for the Partnership and compared them with those of certain publicly traded companies that we deemed relevant; and

(vi)
conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the management of the General Partner, or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the management of the General Partner that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of the Partnership, nor did we conduct a physical inspection of any of the properties or facilities of the Partnership, nor have we been furnished with any such evaluations or appraisals or any such physical inspections, nor do we assume any responsibility to obtain any such evaluations, appraisals or physical inspections.
With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The management of the General Partner has informed us, however, and we have assumed, that such financial forecasts relating to the Partnership that we were directed to use for purposes of our analyses and opinion were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the General Partner as to the future financial performance of the Partnership under various business assumptions. We express no opinion as to the financial forecasts or the assumptions on which they are made.
Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.
We have made no independent investigation of any legal or accounting matters affecting the Partnership, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Conflicts Committee, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement to the Partnership. In addition, in preparing this opinion, we have not taken into account any tax consequences of the Transaction to any Partnership Unaffiliated Unitholders. We have assumed that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us in all respects material to our opinion. We have assumed that the Transaction will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement and in compliance with applicable laws, documents and other requirements in all respects material to our analysis. We have assumed that cash distributions will be paid to Unitholders and former Unitholders, as applicable, in accordance with Section 3.1(d) of the Merger Agreement. We have also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Partnership in any respect material to our opinion.
It is understood that our opinion is for the use and benefit of the Conflicts Committee (in its capacity as such) in its consideration of the Transaction, and our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Partnership, nor does it address the underlying business decision by the General Partner to engage in the Transaction or the terms of the Merger Agreement or the documents referred to therein. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Partnership, other than the Partnership Unaffiliated Unitholders. We express no view on the amount or timing of distributions to be paid to Unitholders and former Unitholders, as applicable, in accordance with Section 3.1(d) of the Merger Agreement. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of the General Partner’s officers, directors or employees, or any class of such persons, in connection with the Transaction relative to the Merger Consideration to be received by the Partnership Unaffiliated Unitholders or otherwise. Our opinion has been authorized by the Fairness Committee of Jefferies LLC.

We have been engaged by the Conflicts Committee to act as financial advisor to the Conflicts Committee in connection with the Transaction and will receive a fee for our services, a portion of which is payable in connection with our engagement and a portion of which is payable upon delivery of this opinion. We will also be reimbursed for certain expenses reasonably incurred in connection with our engagement, and the Partnership has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement.
In the past two years, we have not provided financial advisory or financing services to the Partnership or its affiliates, or to Parent or entities affiliated with Parent. In the ordinary course of our business, we and our affiliates may trade or hold securities of the Partnership, Parent and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Partnership, Parent or entities that are affiliated with Parent for which we would expect to receive compensation.
Except as otherwise expressly provided in our engagement letter with the Conflicts Committee and the Partnership, our opinion may not be used or referred to by the Conflicts Committee or the Partnership, or quoted or disclosed to any person in any manner, without our prior written consent.
Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received in the Transaction by the Partnership Unaffiliated Unitholders pursuant to the Merger Agreement is fair, from a financial point of view, to the Partnership and the Partnership Unaffiliated Unitholders.
Very truly yours,
JEFFERIES LLC

ANNEX C

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

(Mark one)
☒
ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Fiscal Year Ended December 31, 2021
or
☐
TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                 to
Commission File Number: 001-36137

Sprague Resources LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-2637964 (I.R.S. Employer Identification No.)
185 International Drive
Portsmouth, New Hampshire 03801
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (800) 225-1560
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	SRLP	New York Stock Exchange
Securities registered pursuant to Section 12(g) of the Act: NONE

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒
Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☐ No ☒
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by checkmark if the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☒
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.): Yes ☐ No ☒
The aggregate market value of common units held by non-affiliates of the registrant was approximately $195 million as of June 30, 2021 (the last business day of its most recently completed second fiscal quarter), based on the last sale price of such units as quoted on the New York Stock Exchange. This determination of affiliate status is not necessarily a conclusive determination for other purposes.
The registrant had 26,234,547 common units outstanding as of March 3, 2022.
Documents Incorporated by Reference: None

SPRAGUE RESOURCES LP
ANNUAL REPORT ON FORM 10-K

C-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Annual Report on Form 10-K (“Annual Report”) and any information incorporated by reference, contains statements that we believe are “forward-looking statements”. Forward-looking statements are statements that express our belief, expectations, estimates, or intentions, as well as those statements we make that are not statements of historical fact. Forward-looking statements provide our current expectations and contain projections of results of operations, or financial condition, and/ or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “seek,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “outlook,” “potential,” “will,” “could,” “should,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties which could cause our actual results to differ materially from those contained in any forward-looking statement. Consequently, no forward-looking statements can be guaranteed. You are cautioned not to place undue reliance on any forward-looking statements.
Factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to: (i) changes in federal, state, local, and foreign laws or regulations including those that permit us to be treated as a partnership for federal income tax purposes, those that govern environmental protection and those that regulate the sale of our products to our customers; (ii) changes in the marketplace for our products or services resulting from events such as dramatic changes in commodity prices, increased competition, increased energy conservation, increased use of alternative fuels and new technologies, changes in local, domestic or international inventory levels, seasonality, changes in supply, weather and logistics disruptions, or general reductions in demand; (iii) security risks including terrorism and cyber-risk; (iv) adverse weather conditions, particularly warmer winter seasons and cooler summer seasons, climate change, environmental releases and natural disasters; (v) adverse local, regional, national, or international economic conditions, including but not limited to, public health crises that reduce economic activity, affect the demand for travel (public and private), as well as impacting costs of operation and availability of supply (including the coronavirus COVID-19 pandemic), unfavorable capital market conditions and detrimental political developments such as the inability to move products between foreign locales and the United States; (vi) nonpayment or nonperformance by our customers or suppliers; (vii) shutdowns or interruptions at our terminals and storage assets or at the source points for the products we store or sell, disruptions in our labor force, as well as disruptions in our information technology systems; (viii) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets; (ix) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies and benefits; and (x) our ability to successfully complete our organic growth and acquisition projects and/or to realize the anticipated financial and operational benefits. These are not all of the important factors that could cause actual results to differ materially from those expressed in our forward-looking statements. Other known or unpredictable factors could also have material adverse effects on future results. Consequently, all of the forward-looking statements made in this Annual Report are qualified by these cautionary statements, and we cannot assure you that actual results or developments that we anticipate will be realized or, even if realized, will have the expected consequences to or effect on us or our business or operations. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Annual Report may not occur.
When considering these forward-looking statements, please note that we provide additional cautionary discussion of risks and uncertainties in Part I, Item 1A “Risk Factors,” in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in Part II, Item 7A “Quantitative and Qualitative Disclosures About Market Risk” of this Annual Report. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Annual Report may not occur.
Forward-looking statements contained in this Annual Report speak only as of the date of this Annual Report (or other date as specified in this Annual Report) or as of the date given if provided in another filing with the U.S. Securities and Exchange Commission (“SEC”). We undertake no obligation, and disclaim any obligation, to publicly update, review or revise any forward-looking statements to reflect events or circumstances after the date of such statements. All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Annual Report and our other existing and future periodic reports filed with the SEC.

C-ii

PART I
Item 1.   Business
As used in this Annual Report, unless the context otherwise requires, prior to May 28, 2021, references to “Sprague Resources” and the “Partnership,” refer to Sprague Resources LP and its subsidiaries; references to the “General Partner” refer to Sprague Resources GP LLC; references to “Axel Johnson” or the “Sponsor” refer to Axel Johnson Inc. and its controlled affiliates, collectively, other than Sprague Resources, its subsidiaries and its General Partner; references to “Sprague Holdings” refer to Sprague Resources Holdings LLC, a wholly owned subsidiary of Axel Johnson and the owner of the General Partner.
Unless the context otherwise requires, effective May 28, 2021, references referring to “Sprague Resources” and the “Partnership” refer to Sprague Resources LP and its subsidiaries; references to the “General Partner” refer to Sprague Resources GP LLC; references to “Hartree” or the “Sponsor” refer to Hartree Partners, LP, and its controlled affiliates, collectively, other than Sprague Resources, its subsidiaries and its General Partner; references to “Sprague Holdings” refer to Sprague HP Holdings LLC, a wholly owned subsidiary of Hartree and the owner of the General Partner.
References to “our Predecessor” refer to Sprague Operating Resources LLC and its precursor Sprague Energy Corp.
Our Partnership
We are a Delaware limited partnership formed in June 2011 by Sprague Holdings and our General Partner. We engage in the purchase, storage, distribution and sale of refined products and natural gas, and provide storage and handling services for a broad range of materials. In October 2013, we became a publicly traded master limited partnership (“MLP”) and our common units representing limited partner interests are listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “SRLP.”
Our company history began with the 1870 founding of the Charles H. Sprague Company in Boston, Massachusetts; and, in 1905, the company opened the Penobscot Coal and Wharf Company, a tidewater terminal located in Searsport, Maine. By World War II, the company was operating eleven terminals and a fleet of two dozen vessels transporting coal and other products throughout the world. As fuel needs diversified in the United States, the company expanded its product offerings and invested in terminals, tankers, and product handling activities. In 1959, the company expanded its oil marketing activities via entry into the distillate oil market. In 1970, the company was sold to Royal Dutch Shell’s Asiatic Petroleum subsidiary; and, in 1972, Royal Dutch Shell sold the company to Axel Johnson, a member of the Axel Johnson Group of Stockholm, Sweden.
On April 20, 2021, the Partnership announced that Sprague Holdings, an Axel Johnson subsidiary, entered into an agreement to sell to Sprague HP Holdings, LLC (a wholly-owned subsidiary of Hartree) Sprague Holdings’ interest in the General Partner, the incentive distribution rights and all of the common units representing limited partner interests that Sprague Holdings owned in the Partnership (the “Transaction”). The Transaction was completed and effective on May 28, 2021 and the aggregate purchase price was $290.0 million, consisting of approximately $265.0 million attributable to the purchase of 16,058,484 common units and approximately $25.0 million attributable to the general partner interest and incentive distribution rights.
On January 11, 2022, the Partnership received an unsolicited non-binding proposal from Hartree pursuant to which Hartree would acquire all of the outstanding common units of the Partnership that Hartree and its affiliates do not already own in exchange for $16.50 in cash for each such common unit. The board of directors of the General Partner has delegated authority to evaluate and negotiate the proposal to its conflicts committee. The conflicts committee’s evaluation process is currently ongoing.
We are one of the largest independent wholesale distributors of refined products in the Northeast United States based on aggregate terminal capacity. We own, operate and/or control a network of refined products and materials handling terminals and storage facilities predominantly located in the Northeast United States from New York to Maine and in Quebec, Canada that have a combined storage tank capacity of approximately 14.3 million barrels for refined products and other liquid materials, as well as approximately 2.0 million square feet of materials handling capacity. We also have access to approximately 48 third-party terminals in the Northeast United States through which we sell or distribute refined products pursuant to rack, exchange and throughput agreements.
We operate under four business segments: refined products, natural gas, materials handling and other operations. See Part II, Item 7 — “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations” for a discussion of financial results by segment and see Segment Reporting included under Note 17 to our Consolidated Financial Statements for a presentation of financial results by reportable segment.
As of December 31, 2021, the Sponsor, through its ownership of Sprague Holdings, owned 19,548,849 common units. On October 31, 2021, Hartree Bulk Storage, LLC (“Bulk Storage”) ceased to be managed by HP Bulk Storage Manager, LLC and became managed by HBS Acquisition Co., LLC a wholly owned subsidiary of the Sponsor, Hartree. As a result of this change, the Sponsor was deemed to beneficially own the 1,375,000 common units held by Bulk Storage in addition to the 18,173,849 units held by Sprague Holdings, for a total of 19,548,849 common units representing 74.5% of the limited partner interests in the Partnership. Subsequent to this change, on December 3, 2021, the 1,375,000 common units held by Bulk Storage were transferred to Sprague Holdings in a transfer between two wholly owned subsidiaries of the Sponsor. As a result of this transfer, Sprague Holdings directly owns 19,548,849 common units, which consists of all of the common units beneficially owned by Hartree. Sprague Holdings also owns the General Partner, which in turn owns a non-economic interest in the Partnership. Sprague Holdings currently holds incentive distribution rights (“IDRs”) that entitle it to receive increasing percentages of the cash the Partnership distributes from distributable cash flow in excess of $0.7676 per unit per quarter, up to a maximum of 50.0%. The maximum distribution of 50% does not include any distributions that Sprague Holdings may receive on any limited partner units that it owns.
We furnish or file with the SEC our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We make these documents available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Our internet address is www.spragueenergy.com. Information on our website is not incorporated into this Annual Report on Form 10-K or our other filings with the SEC and is not a part of them.
Business Strategies
Our primary business objective is to increase distributable cash flow per unit over time by executing the following strategies:
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Increase our business with our existing assets and customers.   We will make investments in our existing asset base to handle additional products and provide new services to customers. We also intend to win additional business by better serving customers’ need for certainty of supply, reduced commodity price risk and high quality customer service.

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Target emerging opportunities in the energy transition, leveraging our asset base and customer franchise.   As customers’ demand for lower carbon fuels increase, we will continue to source and provide energy products to meet that demand. We intend to expand our liquid renewable fuels offerings, such as biodiesel and renewable diesel, explore the generation and supply of renewable natural gas at our terminals, expand our program of installing solar panels on our infrastructure, and position for materials handling opportunities in the growing offshore wind market.

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Acquire additional terminals and marketing and distribution businesses that are accretive.   We intend to grow our asset and customer base by acquiring additional marine and inland terminals (both refined products and materials handling) within and adjacent to the geographic markets we currently serve. We also intend to acquire additional refined products and natural gas marketing businesses that can leverage our existing investment in our logistics capabilities and customer service systems to further increase our cash flow.

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Limit our exposure to commodity price risk and volatility.   We take title to the products we sell in our refined products and natural gas segments, while our materials handling business does not take title to products and is operated predominantly under fixed-fee, multi-year contracts. We will continue to manage our exposure to commodity prices and seek to protect our sales margins by maintaining a balanced position in our purchases and sales through the use of derivatives and forward contracts. Our hedging activities are bounded by specific limits established by the board of directors of our General Partner, which are monitored and reported to senior management on a daily basis by our risk group.
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Maintain our operational excellence.   We intend to maintain our long history of safe, cost-effective operations and environmental stewardship by investing in the maintenance of our assets and providing training programs for our personnel. We will work diligently to meet environmental regulations and we will continue to enhance our safety programs as our business grows and operating conditions change.

Refined Products
Overview
The products we sell in our refined products segment can be grouped into the following categories: distillates, gasoline and residual fuel oil and asphalt. Our refined products segment accounted for 90%, 86% and 89% of our total net sales for the years ended December 31, 2021, 2020 and 2019, respectively. Of our total volume sold in our refined products segment in 2021, distillates accounted for 75%, gasoline accounted for 16% and residual fuel oil and asphalt accounted for 8%.
Distillates.   We sell four kinds of distillates: heating oil (both unbranded and our proprietary premium HeatForce® heating oil brand), diesel fuel (both unbranded and our proprietary premium RoadForce® diesel fuel brand), kerosene and jet fuel. In 2021, heating oil accounted for 58%, diesel fuel accounted for 40%, and other distillates accounted for 2% of the total volume of distillates we sold. We have the capability at several of our facilities to blend biodiesel with distillates in order to sell heating oil and diesel fuel with wide varieties of biodiesel content. In 2021, biofuel blended products accounted for 6% of the distillate fuel volumes sold. Distillate volumes accounted for 75%, 78%, and 79% of our total refined products sales for the years ended December 31, 2021, 2020 and 2019, respectively.
Gasoline.   We also sell unbranded gasoline. Gasoline volumes accounted for 16%, 13% and 10% of our total refined products sales for the years ended December 31, 2021, 2020 and 2019, respectively.
Residual Fuel Oil and Asphalt.   We sell various sulfur grades of residual fuel oil, blended to meet customer requirements. Residual fuel oil and asphalt volumes accounted for 8%, 9% and 11% of our total refined products sales for the years ended December 31, 2021, 2020 and 2019, respectively.
Customers, Contracts and Pricing
We sell heating oil, diesel fuel, kerosene, unbranded gasoline, jet fuel, and residual fuel oil to wholesalers, retailers and commercial customers. The majority of these sales are made free on board, or FOB, at the bulk terminal or inland storage facility we own and/or operate or at facilities with which we have storage and throughput arrangements. In a FOB sale, the price of products sold includes the cost of delivering such product to the FOB location and any further shipping expenses are borne by the purchaser.
Heating oil sales are made to approximately 1,000 wholesale distributors and retailers through the Sprague RealTime® pricing platform, under rack agreements based upon our posted price, contracts with index-based pricing provisions, and fixed price forward contracts. Diesel fuel sales are made to approximately 590 wholesalers and transportation fuel distributors. We also sell unbranded gasoline at Partnership-owned and at third-party locations, primarily to resellers. Residual fuel oil is sold to approximately 100 commercial and industrial accounts under rack agreements and contracts with index-based pricing provisions.
Our commercial customers include federal and state agencies, municipalities, regional transit authorities, large industrial companies, real estate management companies, natural gas resource development companies and educational institutions. Most of these sales are made on a delivered basis, whereby we either deliver the product with our own trucks and barges or arrange with third-party haulers to make deliveries. We also deliver distillate and residual fuel oil by truck to marine customers.

Public sector entities also purchase our heating oil, diesel fuel, unbranded gasoline and residual fuel oil through competitive bidding processes. We currently have contracts with the U.S. government as well as with numerous states, municipalities, agencies and educational institutions.
For the year ended December 31, 2021, no customer represented more than 10% of net sales for our refined products segment.
Natural Gas
Overview
We purchase, sell and distribute natural gas to approximately 15,000 commercial and industrial customer locations across 13 states in the Northeast and Mid-Atlantic United States. Our natural gas segment accounted for 8%, 11% and 9% of our total net sales for the years ended December 31, 2021, 2020 and 2019, respectively. We deliver natural gas to customers through utility interconnections of pipelines and manage interactions with utilities on behalf of our customers. We sell natural gas pursuant to fixed price, floating price and other structured pricing contracts. We utilize physical purchase instruments as well as financial and derivative instruments both over the counter and through exchanges such as the Intercontinental Exchange Inc. (“ICE”) and the New York Mercantile Exchange (“NYMEX”), to manage our natural gas commodity price risk.
In order to manage our supply commitments to our customers and provide operational flexibility and logistic opportunities, we enter into supply contracts, commitments for pipeline transportation capacity, leases for storage space and other physical delivery services for various terms. We believe that entering into these types of arrangements provides us with potential opportunities to grow our existing customer relationships and to pursue additional relationships.
Customers
Our natural gas customers operate in the industrial and commercial sectors in the Northeast and Mid-Atlantic United States, with the highest concentration in New England and New York. Examples of customers include industrial users of varying sizes (e.g., pulp and paper, chemicals, pharmaceutical and metals plants) to various commercial customers (e.g., hospitals, universities, apartment buildings and retail establishments). The industrial customers have a high concentration of process load to support their manufacturing requirements, with the largest uses by the commercial customers typically for heating, cooling, lighting, cooking and drying.
For the year ended December 31, 2021, no customer represented more than 10% of net sales for our natural gas segment.
Contracts/Pricing
We use various types of contracts for the sale and delivery of natural gas to our customers, with terms ranging from month-to-month to over two years. We provide a wide range of pricing options to our customers, including daily pricing and long-term fixed pricing. For example, we may offer a contract that permits the customer to lock in a basis or location differential relative to the Henry Hub delivery location and then fix the price at a later date based on the prevailing market pricing. There are various other alternatives such as “capped” pricing (essentially setting a maximum) or daily pricing based on a differential to a published market index. Due to the commodity price risk associated with uncertain customer usage patterns, we limit the number of transactions that require a single price for all volumes delivered, with the pricing of the non-contractual volumes primarily based on prevailing market economics. For any transaction where the competitive dynamics require a single price for all volumes delivered, we seek to manage the risk by, for instance, including appropriate increases in the cost build-up to reflect higher hedging costs.
Materials Handling
Overview
Materials handling consists of the movement of raw materials and finished goods through our waterfront terminals. We utilize our terminal network to offload, store and/or prepare for delivery a large number of liquid products, bulk and break bulk materials and provide heavy lift services and other handling services to some of the same customers that we supply with refined products and natural gas. Our materials handling segment accounted for 1%, 2%, and 2% of our total net sales for the year ended December 31, 2021, 2020 and 2019, respectively.
We are capable of providing numerous types of materials handling services, including ship handling, crane operations, pile building, warehouse operations, scaling and, in some cases, transportation to the final customer. Because the products we handle are generally owned by our customers, we have minimal to no working capital requirements, commercial risk or inventory risk. Our materials handling activity is generally conducted under multi-year agreements as either fee-based activities or as leasing arrangements when the right to use an identified asset (such as storage tanks or storage locations) has been conveyed in the agreement.
Major Types of Materials Handling and Services
The type of materials handling and services we provide can be divided into three major categories:
Liquid.   In a manner similar to our refined products operation our terminal network of marine docks, product pipelines and storage tanks are utilized to store and trans-load various other third party owned liquid products to and from ocean vessels, railcars and tanker trucks. Examples of liquid materials handled include crude oil, refined products, asphalt and clay slurry. Liquid handling activities include securing the vessel, attaching product lines from ship pipes to dock product lines, supervising discharge into tanks, measuring tank quantities, storing product, loading product into authorized trucks or railcars and in some cases transporting the product. Some products require heated storage allow for flow at ambient temperatures. The operations of Kildair Service ULC, our Canadian subsidiary (“Kildair”), include materials handling contracts involving trans-loading and storage of various petroleum products including crude, liquid asphalt and vacuum gas oil (“VGO”).
Bulk.   Bulk materials are typically aggregate materials that are moved in large vessels configured with multiple holds that store unpackaged products. Examples of bulk material include salt, petroleum coke, gypsum, and coal. Bulk load vessels are normally offloaded using cranes that can reside either on the vessel or on the dock of the terminal. In a typical discharge, the services performed include: securing the vessel to the dock, operating the vessel cranes, transferring products to trucks via large dock hoppers, transporting the materials to a holding pad, building materials up into large storage piles, covering the piles with protective tarps, storing the product, loading the product into trucks or railcars, scaling the loaded trucks and sometimes transporting the product to its final destination.
Break bulk.   Break bulk materials are shipped in less than bulk quantities, normally with some type of secondary packaging. Examples of break bulk materials include one-ton sacks of raw materials, pallets of stones, bales of raw wood pulp and rolls of paper. Another subcategory of break bulk materials is large construction project cargo such as windmill components, often referred to as heavy lift. Break bulk handling activities include securing vessels, unloading or loading vessels either with cranes or specialty fork trucks, transferring products into warehouses or onto pads for storage, reloading products onto trucks or railcars and sometimes transporting products to their final destinations.
Customers
Our materials handling operations can service multiple customer types during any single operation, including: ocean shippers, multiple logistics firms, trucking firms and the materials supplier or consumer. Materials we handle normally fall into three major categories. The first category involves raw materials or finished goods shipped by water into local markets to support local production, manufacturing or construction firms. Examples of these products include asphalt for road construction, gypsum rock for drywall manufacturing, road salt for local road treatment, petroleum coke or utility fuels for energy demand and clay slurry for finished paper treatment. The second category of materials we handle are materials manufactured locally for export via vessel to other countries. These materials include wood pulp for paper manufacture in Asia or Europe and tallow for biodiesel production in Europe. The third category of materials we handle are both crude oil and refined products sourced either in Canada, U.S. or internationally for a range of use in local refineries and/or for further export to the U.S. or elsewhere.

Contracts/Pricing
The typical contract term for our materials handling services varies depending on the frequency and type of service. For bulk and liquid services, the commodity is normally a raw materials input for industrial production (clay slurry) or construction of roads (asphalt) or wallboard (gypsum rock). As such, the demand is more ratable and the customer is normally in need of guaranteed space within a terminal. These customers typically enter into term contracts that can range from one to 20 years depending on the relative importance of the material to their production and the amount of any capital infrastructure that we need to develop for such customers. As of December 31, 2021, the weighted-average life of our materials handling contracts was eight years, with a weighted-average remaining term of four years, each calculated using adjusted gross margin as defined in Item 7 — “Management’s Discussion and Analysis of Financial Condition and Results of Operations-How Management Evaluates Our Results of Operations-Adjusted Gross Margin and Adjusted EBITDA,” attributable to these contracts.
Historically, our customers have paid for terminal improvements for specialty handling systems such as a clay slurry screening plant, while we pay for more generic infrastructure improvements such as storage pads.
For container and break bulk services, it is typical for the user of that material to contract on an individual shipment basis. For example, a typical pulp merchant may choose to sell its pulp domestically or to users in Europe or Asia depending on the highest delivered value it can yield. As such, its choice of delivery mode and terminal will be driven by the location of its final customer. Therefore, we normally maintain a published rate for most generic services, subject to change depending on market conditions.
Other Operations
Our other operations segment primarily includes the marketing and distribution of coal out of our Portland, Maine terminal and certain commercial trucking activities conducted by Kildair. For the years ended December 31, 2021, 2020 and 2019 our other operations segment accounted for less than 1% of our total net sales.
Commodity Risk Management
Because we take title to the refined products and natural gas that we sell, we are exposed to commodity risk. Our materials handling business is a fee-based business and, accordingly, our operations in that business segment have only limited exposure to commodity risk. Commodity risk is the risk of market fluctuations in the price of commodities such as refined products and natural gas. We endeavor to limit commodity price risk in connection with our daily operations. Generally, as we purchase and/or store refined products, we reduce commodity risk through hedging by selling futures contracts on regulated exchanges or using other derivatives, and close out the hedges as we sell the product for physical delivery to third parties. Products are generally purchased and sold at spot prices, fixed prices or indexed prices. While we seek to use these transactions to maintain a position that is substantially balanced between purchased volumes and sales volumes through regulated exchanges or derivatives, we may experience net unbalanced positions for short periods of time as a result of variances in daily sales and transportation and delivery schedules, as well as logistical issues associated with inclement weather conditions or infrastructure disruptions. Our general practice is to not hold refined products futures contracts or other derivative products and instruments for the sole purpose of speculating on price changes. While our policies are designed to limit market risk, some degree of exposure to unforeseen fluctuations in market conditions remains.
Our operating results are sensitive to a number of commodity risk factors. Such factors include commodity location, grades of product, individual customer demand for grades or location of product, localized market price structures, availability of transportation facilities, daily delivery volumes that vary from expected quantities and timing and costs to deliver the commodity to the customer. The term “basis risk” is used to describe the inherent market price risk created when a commodity of certain grade or location is purchased, sold or exchanged as compared to a purchase, sale or exchange of that commodity at a different time or place, including, without limitation, transportation costs and timing differentials. We attempt to reduce our exposure to basis risk by grouping our purchase and sale activities by geographical region and commodity quality in order to stay balanced within such designated region.

With respect to the pricing of commodities, we enter into derivative positions to limit or hedge the impact of market fluctuations on our purchases and forward fixed price sales of refined products and natural gas. All hedge positions are reflected in our results of operations.
With respect to refined products, we primarily use a combination of futures contracts, over-the-counter swaps and forward purchases and sales to hedge our price risk. For light oils (gasoline and distillates), we primarily utilize the actively traded futures contracts on the regulated NYMEX to hedge our positions. Heavy oils are typically hedged with fixed-for-floating price residual fuel oil swaps contracts, which are either balanced by offsetting positions or financially settled.
With respect to natural gas, we generally use fixed-for-floating price swaps contracts that trade on the Intercontinental Exchange (“ICE”) for hedging. As an alternative, we may use NYMEX natural gas futures for such purposes. In addition, we use natural gas basis swaps to hedge our basis risk.
For both refined products and natural gas, if we trade in any derivatives that are not cleared on an exchange, we strive to enter into derivative agreements with counterparties that we believe have a strong credit profile and/or provide us with trade credit to limit counterparty risk and margin requirements.
Our risk management policies, and the specific limits therein, are intended to prevent unauthorized trading and to maintain substantial balance between purchases and sales or future delivery obligations. However, these steps may not detect and/or prevent all violations of such risk management policies, processes and procedures, particularly if deception or other intentional misconduct is involved.
Storage and Distribution
Marine terminals and inland storage facilities play a key role in the distribution of product to our customers. Our facilities are equipped to provide terminalling, storage and distribution of both solid and liquid products to serve our refined products and materials handling businesses. Each facility has capabilities that are unique to the local markets served. A number of facilities are used to handle liquid, dry bulk, break bulk and refined products at the same terminal and in most cases across the same dock, providing flexibility to fully utilize terminal assets to meet a variety of fuel and third-party cargo handling demands.
The marine terminals and inland storage facilities from which we distribute product are supplied by ship, barge, truck, pipeline or rail. Our customers receive product from our network of marine terminals and inland storage facilities via truck, barge, rail or pipeline.
Our marine terminals consist of multiple storage tanks and automated truck loading equipment. These automated systems monitor terminal access, volumetric allocations, credit control and carrier certification through the electronic identification of customers. In addition, some of the marine and inland terminals are equipped with truck loading racks capable of providing automated blending and additive packages that meet our customers’ specific requirements. Many of our marine and inland terminals operate 24 hours per day.
Throughput arrangements allow storage of our product at terminals owned by others. These arrangements permit our customers to receive product at third-party terminals while we pay terminal owners fees for services rendered in connection with the receipt, storage and handling of the product. Payments we make to terminal owners may be fixed or fluctuate based upon the volume of product that is delivered and sold at the terminal.
Exchange agreements allow our customers to take delivery of product at a terminal or facility that is not owned or leased by us. An exchange is a contractual agreement pursuant to which the parties exchange product at their respective terminals or facilities. For example, we (or our customers) receive product that is owned by the other party from such party’s facility or terminal and we deliver the same volume of product to such party (or to such party’s customers) out of one of the terminals in our terminal network. Generally, both parties to an exchange transaction pay a handling fee (similar to a throughput fee) and often one party also pays a location differential that covers any excess transportation costs incurred by the other party in supplying product to the location at which the first party receives product. Costs incurred in exchanges may also include product value differentials.

Our Terminals and Storage Facilities
As of December 31, 2021, we owned, operated, and/or controlled a network of refined products and material handling terminals and storage facilities predominantly located in the Northeast United States from New York to Maine and in Quebec, Canada that have a combined storage tank capacity of approximately 14.3 million barrels for refined products and other liquid materials, as well as approximately 2.0 million square feet of materials handling capacity. We also have access to approximately 48 third-party terminals in the Northeast United States through which we sell or distribute refined products pursuant to rack, exchange and throughput agreements.
On April 29, 2021, we sold the Oswego terminal to an unaffiliated buyer. In connection with the sale, the Partnership recorded a net gain of $9.0 million which is included within other operating income in the consolidated statements of operations for the year ended December 31, 2021. The remaining $0.7 million of other operating income for the year ended December 31, 2021 relates to a gain associated with a parcel of land sold at the Bronx terminal on April 29, 2021.
For a more detailed description of our terminals and storage facilities, please read Part I, Item 2 — “Properties.”
Competition
We encounter varying degrees of competition in the marketing of our refined products based on product type and geographic location. In our primary Northeast United States market, we compete in various product lines and for a range of customer types. The principal methods of competition in our refined products operations are pricing, service offerings to customers, credit support and certainty of supply. Our competitors include terminal companies, major integrated oil companies and their marketing affiliates and independent marketers of varying sizes, financial resources and experience. We believe that our being one of the largest independent wholesale distributors of refined products in the Northeast United States (based on aggregate terminal capacity), our ownership of various marine-based terminals and our reputation for reliability and strong customer service allow us to be competitive in marketing refined products in the areas in which we operate.
Competitors of our natural gas sales operations generally include natural gas suppliers and distributors of varying sizes, financial resources and experience, including producers, pipeline companies, utilities and independent marketers. The principal methods of competition in our natural gas operations are in obtaining supply, pricing optionality for customers and effective support services, such as scheduling and risk management. We believe that our sizable market presence and strong customer service and offerings allow us to be competitive in marketing natural gas in the areas in which we operate.
In our materials handling operations, we primarily compete with public and private port operators. Although customer decisions are substantially based on location, additional points of competition include types of services provided and pricing. We believe that our ability to provide materials handling services at a number of our refined products terminals and our demonstrated ability to handle a wide range of products provides us a competitive advantage in competing for products-related handling services in the areas in which we operate.
Seasonality
Demand for natural gas and some refined products, specifically heating oil and residual fuel oil for space heating purposes, is generally higher during the period of November through March than during the period of April through October. Therefore, our results of operations for the first and fourth calendar quarters are generally stronger than for the second and third calendar quarters. For example, over the 36-month period ended December 31, 2021, we generated an average of 76% of our total heating oil and residual fuel oil net sales during the months of November through March.
Employees and Human Capital
As of December 31, 2021, our General Partner employed approximately 654 full-time employees who supported our operations, 75 of whom were covered by five collective bargaining agreements. One of these agreements, covering 9 employees, is up for renewal on May 31, 2022. Our Canadian subsidiary had 103 employees as of December 31, 2021, 40 of whom were covered by one collective bargaining agreement which expires on March 18, 2024. Overall, we believe that our relationships with full-time employees and labor unions are generally good.
Our employees are our greatest asset, and we seek to attract and retain top talent by fostering a culture that is guided by our four pillars of people, integrity, safety, and innovation. These four pillars guide our values in a manner that respects all people with a commitment to safety and the environments where we operate.
Health and Safety
We maintain a culture of safety grounded on the premise of eliminating workplace incidents, risks and hazards. We have a Health, Safety, Environment and Sustainability department (“HSE”) to implement processes to help eliminate high-risk actions and identified safety hazards. We strive to provide all employees with a safe work environment and the necessary skills, training, knowledge, equipment, and management to perform their responsibilities in the healthiest and safest manner possible. We track safety performance using industry standard metrics and work continuously to improve safety across our businesses. In 2021, Sprague’s company-wide Recordable Injury Frequency (“RIF”) was calculated to be 2.65, up from 1.68 in 2020. Approximately 40% of the Partnership’s 2021 recordable injuries were COVID-19 related. Our 2022 goal is to reduce recordable incidents, as defined by Occupational Safety and Health Administration (“OSHA”), by 50% year over year.
During the second year of the global novel coronavirus pandemic (“COVID-19”), we have continued to prioritize employee safety through maintaining necessary safety measures in all our facilities. We have relied on and followed the guidance from health officials and regulatory bodies and implemented various masking and social distancing standards throughout the workplace. The ongoing COVID-19 pandemic has led to unique challenges, and we are striving to ensure the health, safety and general well-being of our employees. We continue to evolve our programs to meet our employees’ health and wellness needs, which we believe is essential to attract and retain employees of the highest level, and we offer a competitive benefits package focused on fostering work/life integration. We have taken steps to embrace a hybrid model for a portion of our workforce, providing flexibility for employees going forward.
Inclusion, Equity and Diversity
We make it a priority to embrace diversity and collaboration in our workforce, our ways of thinking, and our business experiences. Our goal is to create a culture where we value, respect, and provide fair treatment and equal opportunities for all employees. We encourage employees to consider all points of view to help deliver better results. Inclusion, equity and diversity (“IE&D”) is vital to our business as whole, not strictly a human resources initiative. We continue to build IE&D into our culture with a focus on continuous improvement, and have identified several key objectives that guide our effort and by which we will demonstrate our commitment to fostering inclusion, equity and diversity, including:
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Promoting a work environment that enables employees to feel safe to express their ideas and perspectives and feel they belong to our team; and,

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Recruiting, developing and retaining diverse top talent.

Corporate social and environmental responsibility
Our values, rooted in trust, integrity, and collaboration, lay the foundation for our commitment to corporate social and environmental responsibility. We are committed to conducting business in an environmentally sensitive manner and we seek to comply with all applicable local, state, provincial, and federal environmental regulatory requirements. Beyond providing energy solutions that solve our customers’ current energy challenges, we believe that to be truly successful, it’s crucial that we do our part to adapt to the ever changing energy landscape by seeking out opportunities that reduce our environmental footprint, which would help to improve the world for current and future generations. For example, we are pursuing opportunities to help our customers reduce their carbon footprint by offering the ability to blend biofuels into both transportation and heating oil products. In addition, we have piloted new solar storage tanks at our South Portland Terminal and anticipate deploying additional solar storage tanks at other facilities in the near future.
For us, that means we are committed to: conducting business in a manner that considers and, as appropriate, implements processes to minimize the environmental impact associated with our operations; striving to contribute our time, talent and resources to strengthen the communities where we live and work; and, engaging in ethical practices. Nonetheless, we may not be able to adequately identify or manage the related risks or appropriate opportunities and also cannot assure that we will be able to implement such opportunities because of potential costs or technical or operational obstacles.
Compensation programs and employee benefits
The main objective of our compensation program is to provide a compensation package that will attract, retain, motivate and reward employees. In addition to competitive base salaries, we accomplish this compensation objective through our Thrift 401(k) plan match program and contributions to a Defined Contribution plan. Employees are also eligible for annual bonus amounts tied to our incentive plan metrics and objectives.
We are committed to providing comprehensive benefit options and it is our intention to offer benefits that will allow our employees and their families to live healthier and more secure lives. Some examples of the wide ranging benefits we offer are: medical insurance, prescription drug benefits, dental insurance, vision insurance, parental leave, short-term disability, long-term disability, health rewards, employee assistance programs, health savings accounts and flexible spending accounts.
Environment
General
Our petroleum product terminal and supply operations are subject to extensive and stringent environmental laws. As part of our business, we own and operate petroleum storage and distribution facilities and a fleet of petroleum trucks, and must comply with environmental laws at the federal, state and local levels, which increase the cost of operating terminals and our business generally. These laws include statutes, such as the federal Clean Water Act (“CWA”) and the federal Clean Air Act (“CAA”), and their implementing regulations, which can be modified or revised to impose new obligations that are applicable to our operations, including the need to acquire permits to conduct certain activities limiting or preventing the release of materials from our facilities into the environment, managing, transporting and disposing of wastes generated by our operations, the installation of pollution control equipment, responding to releases of process materials or wastes from our operations, and the risk of substantial liabilities for pollution resulting from our operations. However, we do not believe that we are affected in a significantly different manner by these laws and regulations than are our competitors.
Our operations also utilize a number of petroleum storage facilities and distribution facilities that we do not own or operate, but at which refined products are stored. We utilize these facilities through several different contractual arrangements, including leases, throughput and terminalling services agreements. If facilities with which we contract that are owned and operated by third parties fail to comply with environmental laws, they could be shut down, requiring us to incur costs to use alternative facilities.
Environmental laws and regulations can restrict or impact our business in several ways, such as:
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Requiring capital expenditures to comply with environmental control requirements;

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Requiring investigatory, remedial and corrective actions to mitigate releases of hydrocarbons, hazardous substances or wastes caused by our operations or attributable to former operators; and,

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Delaying, restricting or ceasing the operations of facilities deemed in non-compliance with environmental laws and regulations.

Failure to comply with environmental laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of investigatory, remedial and curative requirements or the occurrence of restrictions, delays or cancellations in the permitting, development or expansion of projects and the issuance of orders enjoining future operations in affected areas. Certain environmental statutes impose strict, joint and several liability for costs required to clean up and restore sites where hydrocarbons, hazardous substances or wastes have been released or disposed. Moreover, neighboring landowners and other third parties may file claims for personal injury and property damage allegedly caused by the release of hydrocarbons, hazardous substances or other wastes into the environment.
The trend in environmental regulation is to place more restrictions and limitations on activities that may affect the environment. For example, President Biden has made the combat of climate change a priority under his administration and has issued a series of executive orders designed to address climate change including potentially the restriction of greenhouse gas (“GHG”) emissions. President Biden may issue additional executive orders and agencies under his administration may issue new or amending regulations that could impose more stringent requirements in respect of protection of the environment. As a result, there can be no assurance as to the amount or timing of future expenditures for environmental compliance or remediation and actual future expenditures may be different from the amounts we currently anticipate. We try to anticipate future regulatory requirements that might be imposed and to plan accordingly to remain in compliance with changing environmental laws and regulations and to minimize the costs of such compliance.
Historically, our compliance costs with environmental laws and regulations have not had a material adverse effect on our financial position, cash flows and results of operations but there can be no assurance that such costs will not be material in the future as a result of such existing laws and regulations, changes in the interpretation of existing laws and regulations, promulgation of new laws and regulations or will not have a material adverse effect on our financial position, results of operations or cash available for distribution to our unitholders.
Hazardous Substances and Releases
Our business is subject to laws relating to the release of hazardous substances into the water or soils, which include requirements to control pollution of the environment. For instance, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, also known as CERCLA or the Superfund law, and comparable state laws impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons who are considered to be responsible for the release of a hazardous substance into the environment. These persons include the owner or operator of the site where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances. Under the Superfund law, these persons may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. The Superfund law also authorizes the EPA, and in some instances third parties, to act in response to threats to the public health or the environment and to seek to recover from the responsible persons the costs they incur. It is possible for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances or other pollutants released into the environment. In the course of our ordinary operations, we may generate substances that fall within the Superfund law’s definition of a hazardous substance and, as a result, we may be jointly and severally liable under the Superfund law for all or part of the costs required to clean up sites at which those hazardous substances have been released into the environment.
We currently own, lease or use storage or distribution facilities where hydrocarbons are being or have been handled for many years. Although we have used operating and disposal practices that were standard in the industry at the time, hydrocarbons or other wastes may have been disposed of or released on, under or from the properties owned or leased by us or on or under other locations where we have contractual arrangements or where these wastes have been taken for disposal. In addition, many of these properties have been operated by third parties whose treatment and disposal or release of hydrocarbons or other wastes was not under our control. These properties and wastes disposed thereon may be subject to the Superfund law or other federal and state laws. Under these laws, we could be required to remove or remediate previously disposed wastes, including wastes disposed of or released by prior owners or operators, to clean up contaminated property, including groundwater contaminated by prior owners or operators, or to make capital improvements to prevent future contamination.

Our operations generate a variety of wastes, including some hazardous wastes that are subject to the federal Resource Conservation and Recovery Act, as amended (“RCRA”) and comparable state laws. These regulations impose detailed requirements for the handling, storage, treatment and disposal of hazardous waste. Our operations also generate solid wastes which are regulated under state law or the potentially less stringent solid waste requirements of the federal Solid Waste Disposal Act. Historically, our compliance costs with the existing requirements of RCRA, the Solid Waste Disposal Act and similar state and local laws, and the cost involved in complying with these requirements has not been material though there can be no assurance that such costs will not be material in the future. While we are currently incurring ongoing costs for monitoring groundwater at several facilities that we operate such costs are not anticipated to have a material impact on our financial condition or results of operations.
Above-Ground Storage Tanks
Above-ground tanks that contain petroleum and other hazardous substances are subject to comprehensive regulation under environmental laws. Generally, these laws impose liabilities for releases and require secondary containment systems for tanks or require the operators take alternative precautions to ensure that no contamination results from tank leaks or spills. Historically, our compliance costs with the existing environmental requirements applicable to above-ground storage tank have not been material but there can be no assurance that such costs will not be material in the future.
The Oil Pollution Act of 1990, or OPA, addresses three principal areas of oil pollution-prevention, containment and cleanup. In order to handle, store or transport oil, we are required to file oil spill response plans with the U.S. Coast Guard (for marine facilities) and the EPA. States in which we operate have enacted laws similar to OPA. We maintain such plans, and when required have submitted plans and received federal and state approvals necessary to comply with the OPA, the CWA and related regulations.
Under OPA and comparable state laws, responsible parties for a regulated facility from which oil is discharged may be subject to strict, joint and several liability for removal costs and certain other consequences of an oil spill such as natural resource damages, where the spill is into navigable waters or along shorelines. Under the authority of the federal CWA, the EPA imposes specific requirements for Spill Prevention, Control, and Countermeasure, or SPCC, plans that are designed to prevent, and minimize the impacts of, releases from above ground storage tanks. Historically, our compliance costs with the existing requirements of OPA, the CWA and similar state laws have not been material but there can be no assurance that such costs will not be material in the future.
From time to time, we experience spills and releases during various phases of our operations, and some of these releases can reach waters that applicable federal and state laws would define as navigable. As a result we may be responsible for fines and penalties as well as required capital expenditures and for implementation of compliance and maintenance programs.
Water Discharges
The CWA, and analogous state laws impose strict controls on the discharge of pollutants, including spills and leaks of oil and other substances, into waters of the United States. This law and comparable state laws prohibit the discharge of pollutants into regulated waters, except in accordance with the terms of a permit issued by the EPA or analogous state agency and impose substantial liabilities for noncompliance. The CWA also regulates the discharge of storm water runoff from certain industrial facilities. Accordingly, several of our facilities are required to obtain and maintain storm water discharge permits, which require monitoring and sampling of storm water runoff from such facilities. While we have experienced permit discharge exceedances at some of our terminals, from time to time, we do not anticipate any material liabilities as a result of such exceedances and, furthermore, do not anticipate that foreseeable new permit requirements will have a material adverse effect on our financial position or results of operations.
The CWA further prohibits the discharge of dredge and fill material in regulated waters, including wetlands, unless authorized by permit, and there continues to be uncertainty on the federal government’s applicable jurisdictional reach over waters of the United States, including wetlands. The EPA and U.S. Army Corps of Engineers (the “Corps”) under the Obama, Trump and Biden Administrations have pursued multiple rulemakings since 2015 in an attempt to determine the scope of such reach. While the EPA and

Corps under the Trump Administration issued a final rule in January 2021 narrowing federal jurisdictional reach over waters of the United States, President Biden issued an executive order to further review and assess these regulations consistent with the new administration’s policy objectives, following which the EPA and Corps announced plans in June 2021 to initiate a new rulemaking process that would repeal the 2020 rule and restore protections that were in place prior to the 2015. Although the EPA and Corps did not seek to vacate the 2020 rule on an interim basis, two federal district courts in Arizona and New Mexico have vacated the 2020 rule in decisions announced during the third quarter of 2021. While these district court decisions may be appealed, it is clear that the EPA and Corps intend to adopt a more expansive definition for waters of the United States. As an initial step, the agencies published on December 7, 2021 a proposed rulemaking that would put back into place the pre-2015 definition of “waters of the United States” in effect prior to 2015 rule issued under the Obama Administration and updated to reflect consideration of Supreme Court decisions. The proposed rule, if adopted would serve as an interim approach to “waters of the United States” and provide the agency with time to develop a subsequent rule that builds upon the currently proposed rule based, in part, on additional stakeholder involvement. Additionally, in January 2022, the Supreme Court agreed to hear a case on the scope and authority of the CWA and the definition of WOTUS. As a result of these developments, the scope of jurisdiction under the CWA is uncertain at this time. To the extent any rule expands the scope of the CWA’s jurisdiction in areas where we operate, we could face increased costs and delays with respect to obtaining permits for dredge and fill activities in wetland areas.
Air Emissions
Our operations are subject to the CAA and comparable state and local laws. Under such laws, permits are typically required to emit pollutants into the atmosphere above certain thresholds. The trend in air emissions regulation is to place more restrictions and limitations on activities that may affect the environment. If more restrictive air laws and regulations are enacted in the future, they may have a material adverse effect on our financial condition or results of operations.
Various federal, state and local agencies have the authority to prescribe product quality specifications for the refined products that we sell, largely in an effort to reduce air pollution. Failure to comply with these regulations can result in substantial penalties. Historically, our compliance costs with the existing requirements of the CAA and similar state laws have not been material but there can be no assurance that such costs will not be material in the future.
Changes in product quality specifications could require us to incur additional handling costs or reduce our throughput volume. For instance, different product specifications for different markets could require the construction of additional storage. Also, states in which we operate have either started or plan to limit the sulfur content of home heating oil, which could also increase our costs to purchase such oil or limit our ability to sell heating oil.
Changing sulfur regulations also impact the residual fuel oil business. Restrictions on certain grades of product and in certain cases, banning residual fuel oil in certain municipalities or regions, will force us to reconfigure existing tanks that are in residual fuel oil service.
Climate Change
The threat of climate change continues to attract considerable attention in the United States and around the world. Numerous proposals have been made and could continue to be made at the international, national, regional and state levels of government to monitor and limit existing emissions of GHGs as well as to restrict or eliminate such future emissions.
No comprehensive climate change legislation has been implemented at the United States federal level, but President Biden has made the combat of climate change arising from GHG emissions a priority under his Administration and has issued, and may continue to issue, executive orders or other regulatory initiatives in pursuit of his regulatory agenda. The EPA has adopted rules that, among other things, establish construction and operating permit reviews for GHG emissions from certain large stationary sources and require the monitoring and annual reporting of GHG emissions from certain specified large GHG emissions sources. Additionally, various states and groups of states have adopted or are considering adopting legislation, regulations or other regulatory initiatives that are focused on such areas as GHG cap and trade programs, carbon taxes, GHG reporting and tracking programs, and restriction of GHG emissions. While our operations fall below the thresholds that would characterize large sources, we are required to implement systems to track certain purchases of product and, historically, the costs of complying with such tracking requirements has not been material.
Additionally, various states and groups of states have adopted or are considering adopting legislation, regulations or other regulatory initiatives that are focused on such areas as GHG cap and trade programs, carbon taxes, GHG reporting and tracking programs, and restriction of GHG emissions. For example, a number of states, including Connecticut, Maine, New Hampshire, New York and Pennsylvania, have introduced legislation to establish taxes or assessments on the carbon content of fuels. These states and others also participate in, or may soon join, interstate efforts such as the Regional Greenhouse Gas Initiative (“RGGI”), a cap-and-trade program to limit emissions from the power sector. Future efforts at the state level to limit emissions associated with transportation fuels and heating fuels could increase costs, reduce the market for, or impact the pricing of, our products, and thus adversely impact our business.
Overall, there has been a trend towards increased regulation of GHGs and initiatives, both domestically and internationally, to limit GHG emissions. Future efforts to limit emissions associated with transportation fuels and heating fuels could reduce the market for, or pricing of, our products, and thus adversely impact our business. At the international level, there exists the United Nations-sponsored Paris Agreement, which is a non-binding agreement for nations to limit their GHG emissions through individually-determined reduction goals every five years after 2020. President Biden announced in April 2021 a new, more rigorous nationally determined emissions reduction level of 50% – 52% reduction from 2005 levels in economy-wide net GHG emissions by 2030. Moreover, the international community gathered again in Glasgow in November 2021 at the 26th Conference of the Parties (“COP26”), during which the multiple announcements (not having the effect of law) were made, including a call for parties to eliminate certain fossil fuel subsidies and pursue further action on non-CO2 GHGs. Relatedly, the United States and European Union jointly announced at COP26 the launch of a Global Methane Pledge, an initiative which over 100 counties joined, committing to a collective goal of reducing global methane emissions by at least 30 percent from 2020 levels by 2030, including “all feasible reductions” in the energy sector. The impacts of these orders, pledges, agreements and any legislation or regulation promulgated to fulfill the United States’ commitments under the Paris Agreement, COP26, or other international conventions cannot be predicted at this time.
In addition to the regulatory efforts described above, activists concerned about the potential effects of climate change have, in certain instances, directed their attention at sources of funding for fossil-fuel energy companies. This could make it more difficult to secure funding for projects. Many of the largest U.S. banks have made net zero commitments and have announced that they will be assessing financed emissions across their portfolios and taking steps to quantify and reduce those emissions. For example, at COP26, the Glasgow Financial Alliance for Net Zero (“GFANZ”) announced that commitments from over 450 firms across 45 countries had resulted in over $130 trillion in capital committed to net zero goals. The various sub-alliances of GFANZ generally require participants to set short-term, sector-specific targets to transition their financing, investing and/or underwriting activities to net zero emissions by 2050. Additionally, financial institutions may be required to adopt policies that have the effect of reducing the funding provided to the fossil fuel sector. For example, the Federal Reserve has joined the Network for Greening the Financial System (“NGFS”), a consortium of financial regulators focused on addressing climate-related risks in the financial sector and, in November 2021, issued a statement in support of the efforts of the NGFS to identify key issues and potential solutions for the climate-related challenges most relevant to central banks and supervisory authorities. The SEC has also announced that it will promulgate rules requiring climate disclosures. Although the form and substance of these requirements is not yet known, and we cannot predict what any such rules may require to the extent the rules impose additional reporting obligations, we could face increased costs. Separately, the SEC has also announced that it is scrutinizing existing climate-change related disclosures in public filings, increasing the potential for enforcement if the SEC were to allege an issuer’s existing climate disclosures to be misleading or deficient.
Kildair is subject to both Canadian federal and provincial environmental regulations relating to climate change, GHG emissions, fuel content requirements, and energy policies, including, without limitation, regulations that require the purchase of emission allowances, credits and/or compliance units needed to cover emissions attributable to the combustion of some fossil fuels it sells for consumption or otherwise related to the renewable fuel content of such fuels. These laws and regulations are currently under review by the federal and provincial authorities and, as a result, modifications to the regulatory framework is expected in the near future, notably involving the imposition of a carbon levy on products sold by Kildair as well as carbon intensity reduction requirements on such products. In December 2021, the federal government published an update to the federal carbon pricing benchmark beyond 2022. Under the updated scheme, the minimum national carbon pollution price has been established for 2023 to 2030, with the carbon price set at CAD$65/tonne in 2023 with a further annual increase of CAD$15 per year up to to $170/tonne in 2030. To comply with these laws and regulations, Kildair must, and will, incur costs such as, for example, the cost to purchase allowances, credits and compliance units, that allow Kildair to continue operations at its current or increased levels. Increased costs may result in increased prices for Kildair’s products or decreased profitability. Increased product price as well as the laws and regulations applicable to Kildair’s customers, who are themselves subject to laws and regulations relating to climate change, GHG emissions, and energy policies, could result in a reduction of demand for Kildair’s product and therefore reduce our revenues. Additional risks include the inability of Kildair to acquire the required amount of emission allowances, credits or compliance units to offset emissions and/or meet the renewable fuel content which would subject Kildair to various fines.
Additionally, increasing concentrations of GHG in the Earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts, floods, rising sea levels and other climatic events, as well as chronic shifts in temperature and precipitation patterns. These climatic developments have the potential to cause physical damage to our assets and thus could have an adverse effect on our exploration and production operations. Additionally, changing meteorological conditions, particularly temperature, may result in changes to the amount, timing, or location of demand for energy or its production. While our consideration of changing climatic conditions and inclusion of safety factors in design is intended to reduce the uncertainties that climate change and other events may potentially introduce, our ability to mitigate the adverse impacts of these events depends in part on the effectiveness of our facilities and our disaster preparedness and response and business continuity planning, which may not have considered or be prepared for every eventuality.
The adoption and implementation of any international, federal, regional or state legislation, executive actions, regulations or other regulatory initiatives that impose more stringent standards for GHG emissions in areas where we operate could result in increased compliance costs or costs of consuming fossil fuels. Additionally, political, financial and litigation risks may result in us restricting, delaying or canceling certain operational activities, incurring liability for infrastructure damages as a result of climatic changes, or impairing the ability to continue to operate in an economic manner. The occurrence of one or more of these developments could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Members of the investment community have recently increased their focus on sustainability practices, including practices related to GHGs and climate change, in the oil and natural gas industry. As a result, we and others in our industry have come under increasing pressure to improve our sustainability practices. Additionally, members of the investment community have begun to screen companies such as ours for sustainability performance before investing in our common units. If we are unable to establish adequate sustainability practices, our common unit price may be negatively impacted, our reputation may be negatively affected, and it may be more difficult for us to compete effectively. Our efforts to improve our sustainability practices in response to these pressures may increase our costs, and we may be forced to implement technologies that are not economically viable in order to improve our sustainability performance and to perform services for certain customers.

Item 1A.   Risk Factors
Common units are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business.
If any of the following risks were actually to occur, our business, financial condition, results of operations and ability to pay distributions to our unitholders could be materially adversely affected. Additional risks and uncertainties not currently known to us or that we currently consider to be immaterial may also materially adversely affect our business, financial condition, results of operations and ability to make quarterly distributions to our unitholders.
Risks Related to Our Business
We may not have sufficient distributable cash flow following the establishment of cash reserves and payment of fees and expenses, including cost reimbursements to our General Partner and its affiliates, to enable us to pay the current quarterly distribution of $0.4338 to our unitholders.
For the quarter ended December 31, 2021, we paid a distribution of $0.4338 per unit, which is significantly less than the minimum quarterly distribution of $0.6675 per unit. In order to pay a quarterly distribution amount of $0.4338 per unit per quarter, or $1.73 per unit on an annualized basis, we will require distributable cash flow of $11.4 million per quarter, or $45.6 million per year, based on the number of common units currently outstanding. We may not have sufficient distributable cash flow each quarter to enable us to pay the quarterly distribution. The amount of cash we can distribute on our units principally depends upon the amount of cash we generate from our operations and our borrowing capacity, which will fluctuate from quarter to quarter based on, among other things:
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Competition from other companies that sell refined products, natural gas, renewable fuels and material handling businesses in the Northeast United States and eastern Canada as well as demand for such products and services;

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Absolute price levels, and volatility of prices, of refined products and natural gas in both the spot and futures markets;

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Seasonal variation in temperature, which affects demand for natural gas and refined products such as heating oil and residual fuel oil (to the extent that it is used for space heating); and

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Prevailing economic and regulatory conditions.

In addition, the actual amount of distributable cash flow that we distribute will depend on other factors such as:
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The level of maintenance capital expenditures we make;

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The level of operating and general and administrative expenses, including reimbursements to our General Partner and certain of its affiliates for services provided to us;

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Fluctuations or changes in federal, state, local and foreign tax rates, including Canadian income and withholding tax rates;

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The restrictions contained in our Credit Agreement (as defined herein), including borrowing base limitations and limitations on distributions as well as debt service requirements;

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Fluctuations in our working capital needs;

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Our ability to access capital markets and to borrow under our Credit Agreement to make distributions to our unitholders; and

The COVID-19 pandemic could adversely impact our business, financial condition and results of operations.
The global outbreak of the novel coronavirus (“COVID-19”) was declared a pandemic by the World Health Organization and a national emergency by the U.S. Government in March 2020 and has negatively affected the U.S. and global economy — including commodity and stock volatility, disrupted global supply chains, travel and transport restrictions, mandated closures and orders to “shelter-in-place,” and disruption of the financial markets. As a result of the pandemic, we experienced a period of lower revenues in certain customer sectors, particularly during the period from March 2020 through December 2020.
In 2021, a wide array of sectors continued to be affected by COVID-19, and its variants, including but not limited to energy, transportation, manufacturing and commercial and retail businesses and global economic conditions continued to be volatile. Some of the Partnership’s commercial and industrial customers continue to experience impacts to their operations due to reduced demand and increased government restrictions, particularly as it relates to the shutdown or limitations imposed on various businesses. While we expect that many of these effects will not be permanent, it is impossible to predict their duration.
With the easing of restrictions, health advancements and other ongoing measures to alleviate the pandemic in 2021, demand for refined products appears to have normalized and fuel prices are now at levels higher than pre-pandemic. While stabilization is a positive trend, there is risk of permanent demand destruction if economic conditions deteriorate, or if some businesses are unable to recover. In order to continue to mitigate the effects of the pandemic, even as market conditions have improved, we continue to focus on the safety of employees and other stakeholders as well as a number of initiatives relating to cost reduction, liquidity and operating efficiencies.
The Partnership makes estimates and assumptions that affect the reported amounts on these condensed consolidated financial statements and accompanying notes as of the date of the financial statements. The Partnership assessed accounting estimates that require consideration of forecasted financial information, including, but not limited to, the allowance for credit losses, the carrying value of goodwill, intangible assets, and other long-lived assets. This assessment was conducted in the context of information reasonably available to the Partnership, as well as consideration of the future potential impacts of COVID-19, and its variants, on the Partnership’s business as of December 31, 2021. While market conditions for our products and services appear to have stabilized as compared to a year ago, the pandemic remains fluid, indicating that the full impact may not have been realized across our business and operations. The economic and operational landscape has been altered, and it is difficult to determine whether such changes are temporary or permanent, with challenges related to staffing, supply chain, and transportation globally. Accordingly if the impact is more severe or longer in duration than the Partnership has assumed, such impact could potentially result in impairments and increases in credit allowances. As we strategize with regard to fiscal year 2022 and beyond, the Partnership continues to monitor the evolving impacts of COVID-19 and its variants closely and adapting our operations to changing demand patterns and the potential impact of the COVID-19 pandemic on future cash flows and access to adequate liquidity.
Our business is seasonal and generally our financial results are lower in the second and third quarters of the calendar year which may result in an increased need to borrow money in order to make quarterly distributions to our unitholders during these quarters.
Demand for natural gas and some refined products, specifically home heating oil and residual fuel oil for space heating purposes, is generally higher during the period of November through March than during the period of April through October. Therefore, our results of operations for the first and fourth calendar quarters are generally better than for the second and third calendar quarters. For example, over the 36‑month period ended December 31, 2021, we generated an average of 76% of our total heating oil and residual fuel oil net sales during the months of November through March in the Northeast United States and Canada. With reduced cash flow during the second and third calendar quarters, we may be required to borrow money in order to pay the minimum quarterly distribution to unitholders. Any restrictions on our ability to borrow could restrict our ability to make quarterly distributions to unitholders.
A significant decrease in demand for refined products, natural gas or our materials handling services in the areas we serve would adversely affect our business, financial condition, results of operations and ability to make quarterly distributions to unitholders.
A significant decrease in demand for refined products, natural gas or our materials handling services in the areas that we serve would significantly reduce net sales and, therefore, adversely affect our business, financial condition, results of operations, our ability to borrow and make quarterly distributions to our unitholders. Factors that could lead to a decrease in market demand for refined products or natural gas include:
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Recession or other adverse economic conditions, including but not limited to, public health crises that reduce economic activity, affect the demand for travel (public and private), as well as impact costs of operation and availability of supply (including the coronavirus COVID-19 pandemic);

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Unseasonably warm temperatures or higher prices;

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Increased conservation, technological advances and the availability of alternative energy, whether as a result of industry changes, governmental or regulatory actions or otherwise; and,

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Conversion from consumption of heating oil or residual fuel oil to natural gas as such switching and conversions could reduce our sales of heating oil and residual fuel oil.

Factors that could lead to a decrease in demand for our materials handling services include weakness in the housing and construction industries and the economy generally.
Certain of our operating costs and expenses are fixed and do not vary with the volumes we store, distribute and sell. These costs and expenses may not decrease ratably, or at all, should we experience a reduction in volumes stored, distributed and sold. As a result, we may experience declines in operating margin if our volumes decrease.
Our business, financial condition, results of operations and ability to make quarterly distributions to unitholders are influenced by changes in demand for, and therefore indirectly by changes in the prices of, refined products and natural gas, which could adversely affect our profit margins, our customers’ and suppliers’ financial condition, contract performance, trade credit and the amount and cost of borrowing under our Credit Agreement.
Financial and operating results from our purchasing, storing, terminalling and selling operations are influenced by price volatility in the markets for refined products and natural gas. When prices for refined products and natural gas rise, some of our customers may have insufficient credit to purchase supply from us at their historical purchase volumes, and their customers, in turn, may adopt conservation measures which reduce consumption, thereby reducing demand for product. Furthermore, when prices increase rapidly and dramatically, we may be unable to promptly pass our additional costs to our customers, resulting in lower margins for a period of time before margins expand to cover the incremental costs. Significant increases in the costs of refined products can materially increase our costs to carry inventory. We use the working capital facility in our Credit Agreement, which limits the amounts that we can borrow, as the primary source of financing for our working capital requirements. Lastly, higher prices for refined products or natural gas may (1) diminish our access to trade credit support or cause it to become more expensive and (2) decrease the amount of borrowings available for working capital as a result of total available commitments, borrowing base limitations and advance rates thereunder.
Restrictions in our Credit Agreement could adversely affect our business, financial condition, results of operations and ability to make quarterly distributions to unitholders as well as the value of our common units.
We are dependent upon the earnings and cash flow generated by operations in order to meet our debt service obligations and to allow us to make cash distributions to unitholders. The operating and financial restrictions and covenants in our Credit Agreement and any future financing agreements could restrict our ability to finance future operations or capital needs or to expand or pursue business, which may, in turn, adversely affect our business, financial condition, results of operations and ability to make quarterly distributions to unitholders. Our Credit Agreement contains covenants requiring us to maintain certain financial ratios. The provisions of the Credit Agreement may affect our ability to obtain future financing for and pursue attractive business opportunities and maintain flexibility in planning for, and reacting to, changes in business conditions. In addition, a failure to comply with the provisions of the Credit Agreement could result in an event of default which could enable our lenders, subject to the terms and conditions of our Credit Agreement, to declare the outstanding principal of that debt, together with accrued interest, to be immediately due and payable. If we were unable to repay the accelerated amounts, our lenders could proceed against the collateral granted to them to secure such debt. If the payment of our debt is accelerated, defaults under our other debt instruments, if any, may be triggered and our assets may be insufficient to repay such debt in full, and the holders of our units could experience a partial or total loss of their investment. See Part II, Item 7 — “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”
Warmer weather conditions during winter could adversely affect our business, financial condition, results of operations and ability to make quarterly distributions to unitholders.
Weather conditions during winter have an impact on the demand for heating oil, residual fuel oil and natural gas. Because we supply distributors whose customers depend on heating oil, residual fuel oil and natural gas during the winter, warmer-than-normal temperatures during the first and fourth calendar quarters in one or more regions in which we operate can decrease the total volume we sell and the adjusted gross margin realized on those sales and, consequently, our business, financial condition, results of operations and ability to make quarterly distributions to unitholders.
Our risk management policies, processes and procedures cannot eliminate all commodity price risk or basis risk, which could adversely affect our business, financial condition, results of operations and ability to make quarterly distributions to unitholders. In addition, any noncompliance with our risk management policies, processes and procedures could result in significant financial losses.
While our risk management policies, processes and procedures are designed to limit commodity price risk, some degree of exposure to unforeseen fluctuations in market conditions remains. For example, we change our hedged position daily in response to movements in our inventory. If we overestimate or underestimate sales from inventory, we may be unhedged for the amount of the overestimate or underestimate. Although we monitor policies, processes and procedures designed to prevent unauthorized trading and to maintain substantial balance between purchases and sales or future delivery obligations, we can provide no assurance that these steps will detect and/or prevent all violations of such risk management policies, processes and procedures.
Some of our refined products and natural gas competitors have capital resources many times greater than ours and control greater supplies. Competitors able to supply customers with products and services at a lower price could adversely affect our business, financial condition, results of operations and ability to make quarterly distributions to unitholders.
Our competitors include terminal companies, major integrated oil companies and their marketing affiliates and independent marketers of varying size, financial resources and experience. Some of our competitors are substantially larger than us, have capital resources many times greater than ours, control greater supplies of refined products and natural gas than us and/or control substantially greater storage capacity than us.
Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.
In the ordinary course of business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of our customers and employees, in data centers and on our networks. The secure maintenance of this information is critical to our operations. Despite our security measures, information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disrupt operations and the services we provide to customers, damage our reputation, and cause a loss of confidence in our products and services, which could adversely affect business/operating margins, revenues and competitive position.
A principal focus of our business strategy is to grow and expand our business through acquisitions. If we do not make acquisitions on economically acceptable terms, our future growth may be limited and any acquisitions we make may reduce, rather than increase, our cash generated from operations on a per unit basis.
A principal focus of our business strategy is to grow and expand our business through acquisitions. Our ability to grow depends, in part, on our ability to make accretive acquisitions that result in an increase in cash from operations generated per unit. If we are unable to make accretive acquisitions, either because we are (1) unable to identify attractive acquisition candidates or negotiate acceptable purchase contracts, (2) unable to obtain financing for these acquisitions on economically acceptable terms or (3) outbid by competitors, then our future growth and ability to increase distributions will be limited. Furthermore, even if we do make acquisitions that we believe will be accretive, such acquisitions may nevertheless result in a decrease in the cash generated from operations per unit.
Any acquisition involves potential risks, including, among other things:
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Mistaken assumptions about volumes, cash flows, net sales and costs, including synergies;

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An inability to successfully integrate the businesses we acquire;

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An inability to hire, train or retain qualified personnel to manage and operate our newly acquired assets;

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The assumption of unknown liabilities;

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Unforeseen difficulties operating in new product areas or new geographic areas; and

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Customer or key employee losses at the acquired businesses.

A portion of our net sales is generated under contracts that must be renegotiated or replaced periodically. If we are unable to successfully renegotiate or replace these contracts, our business, financial condition, results of operations and ability to make quarterly distributions to unitholders could be adversely affected.
Most of our contracts with refined products customers are for a single season or on a spot basis, while most of our contracts with natural gas customers are for a term of one year or less. As these contracts and our materials handling contracts expire from time to time, they must be renegotiated or replaced. While our materials handling contracts are generally long-term, they are also subject to periodic renegotiation or replacement. If we cannot successfully renegotiate or replace any of our contracts, or if we renegotiate or replace them on less favorable terms, net sales and margins from these contracts could decline and our business, financial condition, results of operations and ability to make quarterly distributions to unitholders could be adversely affected.
Due to our lack of geographic diversification, adverse developments in the terminals we use or in our operating areas would adversely affect results of operations and distributable cash flow.
Our operations are largely located in the Northeast United States and eastern Canada. Due to our lack of geographic diversification, an adverse development in the businesses or areas in which we operate, including adverse developments due to catastrophic events, weather or decreases in demand for refined products or materials handling services, could have a significantly greater impact on our results of operations and distributable cash flow than if we operated in more diverse locations.
Our operations are subject to operational hazards and unforeseen interruptions for which we may not be able to maintain adequate insurance coverage.
We are not fully insured against all risks incident to our business. Our operations are subject to many operational hazards and unforeseen interruptions inherent in our business. If any event of a substantial nature were to occur, we could incur substantial losses because of personal injury or loss of life, severe damage to and destruction of property and equipment, and pollution or other environmental damage resulting in curtailment or suspension of related operations.
We may be unable to maintain or obtain insurance of the type and amount we believe to be appropriate for our business at reasonable rates or at all. As a result of market conditions, premiums and deductibles for certain of our insurance policies could increase or escalate further. In some instances, certain insurance could become unavailable or available only for reduced amounts of coverage. Certain types of risks, such as fines and penalties, or remediation or damages claims from environmental pollution, are either not covered by insurance or applicable insurance may be unavailable for particular claims based on exclusions or limitations in the policies.

Our terminalling and materials handling operations are subject to federal, state and local laws and regulations relating to environmental protection and operational safety and health that expose us to substantial costs and that may become more stringent over time.
A fundamental risk inherent in terminalling and materials handling operations is that we may incur substantial environmental costs and liabilities. In particular, our terminalling operations involve the receipt, storage and redelivery of refined products and are subject to stringent federal, state and local laws and regulations governing occupational safety and health aspects, including the discharge of materials into the environment, or otherwise relating to the protection of the environment, operational safety and related matters. We are also subject to laws and regulations that impose product quality specifications that could have a material adverse effect on our business. The trend of more expansive and stringent environmental and occupational safety and health legislation and regulations could continue, resulting in material increases in our costs of doing business and consequently affecting profitability. See “Item 1. Business — Environment” for more discussion on these environmental and occupational health and safety matters. Compliance with existing environmental and occupational safety and health laws, regulations, executive orders and other regulatory initiatives, or any other such new legal requirements, could, among other things, require us to install new or modified emission controls on equipment or processes, incur longer permitting timelines, and incur significantly increased capital or operating expenditures, which costs may be significant. One or more of these developments that impact us could have a material adverse effect on our business, results of operations and financial condition, reduce demand for our services, and ability to make quarterly distributions to our unitholders.
The risks of spills and releases and the associated liabilities for investigation, remediation and third-party claims, if any, are inherent in terminalling operations, and the liabilities that we incur may be substantial.
Our operation of refined products terminals and storage facilities as well as our transportation and logistics activities are inherently subject to the risks of spills, discharges or other inadvertent releases of petroleum or other hazardous substances. If any of these events have previously occurred or occur in the future, whether in connection with any of our storage facilities or terminals, any other facility to which we send or have sent wastes or by-products for treatment or disposal or on any property which we own or have owned, we could be liable for all costs, jointly and severally, and administrative, civil and criminal penalties associated with the investigation and remediation of such facilities under federal, state and local environmental laws or the common law. We may also be held liable for damages to natural resources, personal injury or property damage claims from third parties, including the owners of properties located near our terminals and those with whom we do business, alleging contamination from spills or releases from our facilities or operations. See “Item 1. Business — Environment” for more discussion on liabilities that may arise as a result of spills and releases of regulated substances.
Our operations are subject to a series of risks arising out of the threat of climate change, energy conservation measures or initiatives that stimulate demand for alternative forms of energy that could result in increased operating costs and reduced demand for refined products as a fuel source, which could in turn reduce demand for our products and adversely affect our business, financial condition, results of operations and ability to make quarterly distributions to unitholders.
The threat of climate change continues to attract considerable attention in the United States and foreign countries. As a result, numerous proposals have been made and are likely to continue to be made at the international, national, regional and state levels of government to monitor and limit emissions of GHGs as well as to eliminate such future emissions. As a result, our operations are subject to a series of regulatory, political, litigation and financial risks associated with the production and processing of fossil fuels and emission of GHGs. See “Item 1. Business — Environment” for more discussion on the threat of climate change and restriction of GHG emissions. The adoption and implementation of any international, federal, regional or state legislation, executive actions, regulations or other regulatory initiatives that impose more stringent standards for GHG emissions could result in increased compliance costs or costs of consuming fossil fuels. Such legislation, executive actions or regulations could result in our increased costs to operate and reduced demand for our services. Additionally, political, financial and litigation risks may result in us restricting, delaying or canceling operational activities, incurring liability for infrastructure damages as a result of climatic changes, or impairing the ability to continue to operate in an economic manner. The occurrence of one or more of these developments could have a material adverse effect on our business, financial condition, results of operations, cash flows and ability to make quarterly distributions to unitholders.
Increasing attention to ESG matters and conservation measures may adversely impact our business.
Increasing attention to climate change, societal expectations on companies to address climate change, investor and societal expectations regarding voluntary ESG disclosures, and consumer demand for alternative forms of energy, may result in increased costs, reduced demand for our products, reduced profits, increased investigations and litigation and negative impacts on our stock price and access to capital markets. Increasing attention to climate change and environmental conservation, for example, may result in demand shifts for oil and natural gas products and additional governmental investigations and private litigation against us or our customers. To the extent that societal pressures or political or other factors are involved, it is possible that such liability could be imposed without regard to our causation of or contribution to the asserted damage, or to other mitigating factors. While we may participate in various voluntary frameworks and certification programs to improve the ESG profile of our operations and products, we cannot guarantee that such participation or certification will have the intended results on our or our products’ ESG profile.
Moreover, while we create and publish voluntary disclosures regarding ESG matters from time to time, many of the statements in those voluntary disclosures are based on hypothetical expectations and assumptions that may or may not be representative of current or actual risks or events or forecasts of expected risks or events, including the costs associated therewith. Such expectations and assumptions are necessarily uncertain and may be prone to error or subject to misinterpretation given the long timelines involved and the lack of an established single approach to identifying, measuring and reporting on many ESG matters. Additionally, while we may elect to seek out various voluntary ESG targets in the future, such targets are aspirational. We may not be able to meet such targets in the manner or on such a timeline as initially contemplated, including as a result of unforeseen costs or technical difficulties associated with achieving such results. To the extent we elected to pursue such target and were able to achieve the desired target levels, such achievement may have been accomplished as a result of entering into various contractual arrangements, including the purchase of various credits or offsets that may be deemed to mitigate our ESG impact instead of actual changes in our ESG performance. Notwithstanding our election to pursue aspirational targets in the future, we may receive pressure from investors, lenders or other groups to adopt more aggressive climate or other ESG-related goals, but we cannot guarantee that we will be able to implement such goals because of potential costs or technical or operational obstacles.
In addition, organizations that provide information to investors on corporate governance and related matters have developed ratings processes for evaluating companies on their approach to ESG matters. Such ratings are used by some investors to inform their investment and voting decisions. Unfavorable ESG ratings and recent activism directed at shifting funding away from companies with energy-related assets could lead to increased negative investor sentiment toward us and our industry and to the diversion of investment to other industries, which could have a negative impact on our stock price and our access to and costs of capital. Also, institutional lenders may decide not to provide funding for fossil fuel energy companies or the corresponding infrastructure projects based on climate change related concerns, which could affect our access to capital for potential growth projects. Moreover, to the extent ESG matters negatively impact our reputation, we may not be able to compete as effectively or recruit or retain employees, which may adversely affect our operations. Such ESG matters may also impact our customers, which may adversely impact our business, financial condition or results of operations.
We are subject to federal, state and local laws and regulations that govern the product quality specifications of the refined products we purchase, store, transport and sell.
Various federal, state and local government agencies have the authority to prescribe specific product quality specifications to the sale of commodities. Changes in product quality specifications, such as reduced sulfur content in refined products, or other more stringent requirements for fuels, could reduce our ability to procure or create products of various specifications and limit purchase and storage opportunities associated with market dislocations and discrepancies. Changes in product specifications may require us to incur additional handling costs and capital expenditures. If we are unable to procure product or recover these costs through increased sales, our business would be negatively impacted and we may not be able to meet our financial obligations.

We depend on unionized labor for our operations in Bronx, Lawrence, and Albany, New York; Providence, Rhode Island; and Sorel-Tracy Quebec, Canada. Work stoppages or labor disturbances at these facilities could disrupt our business.
Work stoppages or labor disturbances by our unionized labor force could have an adverse effect on our business, financial condition, results of operations and ability to make quarterly distributions to unitholders. In addition, employees who are not currently represented by labor unions may seek representation in the future, and renegotiation of collective bargaining agreements may result in agreements with terms that are less favorable to us than our current agreements.
We rely on our information technology systems to manage numerous aspects of our business, and a disruption of these systems could adversely affect our business, financial condition, results of operations and ability to make quarterly distributions to unitholders.
We depend on our information technology, or IT, systems to manage numerous aspects of our business and to provide analytical information to management. Our IT systems are an essential component of our business and growth strategies, and a serious disruption to our IT systems could limit our ability to manage and operate our business efficiently. These systems are vulnerable to, among other things, damage and interruption from power loss or natural disasters, computer system and network failures, loss of telecommunication services, physical and electronic loss of data, security breaches and computer viruses. We employ back-up IT facilities and have disaster recovery plans; however, these safeguards may not entirely prevent delays or other complications that could arise from an IT systems failure, a natural disaster or a security breach. Significant failure or interruption in our IT systems could cause our business and competitive position to suffer and damage our reputation, which would adversely affect our business, financial condition, results of operations and ability to make quarterly distributions to unitholders.
Risks Inherent in an Investment in Us
We distribute significant portions of our distributable cash flow, which could limit our ability to grow and make acquisitions.
We rely primarily upon external financing sources, including commercial bank borrowings and the issuance of debt and equity securities, to fund our acquisitions and expansion capital expenditures. As a result, to the extent we are unable to finance growth externally, our cash distribution policy will significantly impair our ability to grow. In addition, because we distribute a significant portion of our distributable cash flow, our growth may not be as fast as that of businesses that reinvest their available cash to expand ongoing operations. To the extent we issue additional units in connection with any acquisitions or expansion capital expenditures, the payment of distributions on those additional units may increase the risk that we will be unable to maintain or increase our per unit distribution level. There are no limitations in the partnership agreement or Credit Agreement on our ability to issue additional units, including units ranking senior to the common units. The incurrence of additional commercial borrowings or other debt to finance our growth strategy would result in increased interest expense, which, in turn, may adversely impact the cash that we have available to distribute to unitholders.
Hartree Partners LP indirectly controls our General Partner, which has sole responsibility for conducting our business and managing our operations. Our General Partner and its affiliates, including Hartree, may have conflicts of interest with us and have limited duties to us and our common unitholders, and they may favor their own interests to the detriment of us and our common unitholders.
On April 20, 2021, the Partnership and Hartree Partners, LP (“Hartree”) announced that Sprague Holdings entered into an agreement to sell to Sprague HP Holdings, LLC (a wholly owned subsidiary of Hartree) the interest of Sprague Holdings in the General Partner, the incentive distribution rights and all of the common units representing limited partner interests that Sprague Holdings owned in the Partnership (the “Transaction”). The Transaction was completed and effective on May 28, 2021.
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Our General Partner is allowed to take into account the interests of parties other than us, such as its affiliates, including Hartree and its affiliates, in resolving conflicts of interest, which has the effect of limiting its duty to our unitholders.

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Affiliates of our General Partner, including Hartree and Sprague Holdings, may engage in competition with us.

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Neither our partnership agreement nor any other agreement requires Hartree or Sprague Holdings to pursue a business strategy that favors us.

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Our partnership agreement limits the liability of and reduces the duties owed by our General Partner to us and our common unitholders, and also restricts the remedies available to our unitholders for actions that, without such limitations, might constitute breaches of fiduciary duty.

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Except in limited circumstances, our General Partner has the power and authority to conduct our business without unitholder approval.

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Our General Partner determines the amount and timing of asset purchases and sales, borrowings, issuances of additional partnership securities and the creation, reductions or increases of cash reserves, each of which can affect the amount of cash that is available for distribution to our unitholders and to the holders of the incentive distribution rights.

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Our General Partner determines the amount and timing of any capital expenditures and whether a capital expenditure is classified as a maintenance capital expenditure, which reduces distributable cash flow. Such determination can affect the amount of distributable cash flow available to the holders of our common units and to the holders of the incentive distribution rights. Our partnership agreement does not limit the amount of maintenance capital expenditures that our General Partner can cause us to make.

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Our partnership agreement and the services agreement allow our General Partner to determine, in good faith, the expenses that are allocable to us. Our partnership agreement and the services agreement do not limit the amount of expenses for which our General Partner and its affiliates may be reimbursed. These expenses include salary, incentive compensation and other amounts paid to persons, including affiliates of our General Partner, who perform services for us or on our behalf.

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Our General Partner may cause us to borrow funds in order to permit the payment of cash distributions, including incentive distributions.

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Our partnership agreement permits us to distribute up to $25.0 million as distributable cash flow, even if it is generated from sources that would otherwise constitute capital surplus, and this cash may be used to fund the incentive distributions.

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Our partnership agreement does not restrict our General Partner from entering into additional contractual arrangements with any of its affiliates on our behalf.

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Our General Partner intends to limit its liability regarding our contractual and other obligations.

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Our General Partner may exercise its right to call and purchase all of the common units not owned by it and its affiliates if it and its affiliates own more than 80% of all outstanding common units.

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Our General Partner controls the enforcement of obligations owed to us by our General Partner and its affiliates.

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Our General Partner decides whether to retain separate counsel, accountants or others to perform services for us.

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Sprague Holdings, or any transferee holding a majority of the incentive distribution rights, may elect to cause us to issue common units to it in connection with a resetting of the target distribution levels related to the incentive distribution rights without the approval of the conflicts committee of the board of directors of our General Partner or unitholders. This election may result in lower distributions to common unitholders in certain situations.

Under the terms of our partnership agreement, the doctrine of corporate opportunity, or any analogous doctrine, does not apply to our General Partner or any of its affiliates, including their executive officers, directors and owners. Other than as provided in our omnibus agreement, any such person or entity that becomes aware of a potential transaction, agreement, arrangement or other matter that may be an opportunity for us will not have any duty to communicate or offer such opportunity to us. Any such person or entity will not be liable to us or to any limited partner for breach of any fiduciary duty or other duty by reason of the fact that such person or entity pursues or acquires such opportunity for itself, directs such opportunity to another person or entity or does not communicate such opportunity or information to us. This may create actual and potential conflicts of interest between us and affiliates of our General Partner and result in less than favorable treatment of us and our unitholders.
Our General Partner intends to limit its liability regarding our obligations.
Our General Partner intends to limit its liability under contractual arrangements so that the counterparties to such arrangements have recourse only against our assets and not against our General Partner or its assets. Our General Partner may therefore cause us to incur indebtedness or other obligations that are nonrecourse to our General Partner. Our partnership agreement provides that any action taken by our General Partner to limit its liability is not a breach of our General Partner’s duty to act in good faith, even if we could have obtained more favorable terms without the limitation on liability. In addition, we are obligated to reimburse or indemnify our General Partner to the extent that it incurs obligations on our behalf. Any such reimbursement or indemnification payments would reduce the amount of distributable cash flow otherwise available for distribution to unitholders.
Our partnership agreement limits our General Partner’s duties to our unitholders.
Our partnership agreement contains provisions that modify and reduce the standards to which our General Partner would otherwise be held under state fiduciary duty law. For example, our partnership agreement permits our General Partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our General Partner, or otherwise free of fiduciary duties to us and our unitholders. This entitles our General Partner to consider only the interests and factors that it desires and relieves it of any duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or our limited partners. Examples of decisions that our General Partner may make in its individual capacity include:
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How to allocate business opportunities among us and its other affiliates;

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Whether to exercise its limited call right;

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How to exercise its voting rights with respect to any units it owns;

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Whether to exercise its registration rights with respect to any units it owns; and

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Whether to consent to any merger or consolidation of the Partnership or amendment to the partnership agreement.

By purchasing a common unit, a unitholder is treated as having consented to the provisions in the partnership agreement, including the provisions discussed above.
Our partnership agreement restricts the remedies available to our unitholders for actions taken by our General Partner that might otherwise constitute breaches of fiduciary duty.
Our partnership agreement contains provisions that restrict the remedies available to unitholders for actions taken by our General Partner that might otherwise constitute breaches of fiduciary duty under state fiduciary duty law. For example, our partnership agreement:
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Provides that whenever our General Partner makes a determination or takes, or declines to take, any other action in its capacity as our General Partner, our General Partner is required to make such determination, or take or decline to take such other action, in good faith and will not be subject to any other or different standard imposed by our partnership agreement, Delaware law or any other law, rule or regulation, or at equity;

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Provides that a determination, other action or failure to act by our General Partner, the board of directors of our General Partner or any committee thereof (including the conflicts committee) will be deemed to be in good faith unless our General Partner, the board of directors of our General Partner or any committee thereof believed such determination, other action or failure to act was adverse to the interests of the Partnership;

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Provides that our General Partner will not have any liability to us or our unitholders for decisions made in its capacity as a General Partner so long as it acted in good faith;

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Provides that our General Partner and its officers and directors will not be liable for monetary damages to us or our limited partners resulting from any act or omission unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that our General Partner or its officers and directors, as the case may be, acted in bad faith or, in the case of a criminal matter, acted with knowledge that the conduct was criminal; and

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Provides that our General Partner will not be in breach of its obligations under the partnership agreement or its duties to us or our limited partners if a transaction with an affiliate or the resolution of a conflict of interest is:

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Approved by the conflicts committee of the board of directors of our General Partner, although our General Partner is not obligated to seek such approval; or

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Approved by the vote of a majority of the outstanding common units, excluding any common units owned by our General Partner and its affiliates.

In connection with a situation involving a transaction with an affiliate or a conflict of interest, any determination by our General Partner must be made in good faith. If an affiliate transaction or the resolution of a conflict of interest is not approved by our common unitholders or the conflicts committee then it will be presumed that, in making its decision, taking any action or failing to act, the board of directors acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the Partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.
Cost reimbursements and fees due to our General Partner and its affiliates for services provided to us or on our behalf, which may be determined in our General Partner’s sole discretion, may be substantial and will reduce our distributable cash flow.
Under our partnership agreement, prior to making any distribution on the common units, our General Partner and its affiliates shall be reimbursed for all costs and expenses that they incur on our behalf for managing and controlling our business and operations. Pursuant to the terms of the services agreement, our General Partner has agreed to provide certain general and administrative services and operational services to us, and we have agreed to reimburse our General Partner and its affiliates for all costs and expenses incurred in connection with providing such services to us, including salary, incentive compensation, insurance premiums and other amounts allocable to the employees and directors of our General Partner or its affiliates that perform services on our behalf. Our General Partner and its affiliates also may provide us other services for which we may be charged fees as determined by our General Partner. Our partnership agreement and the services agreement do not limit the amount of expenses for which our General Partner and its affiliates may be reimbursed. Payments to our General Partner and its affiliates may be substantial and will reduce the amount of distributable cash flow.
Unitholders have limited voting rights and, even if they are dissatisfied, cannot remove our General Partner without its consent.
Unlike the holders of common stock in a corporation, unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management’s decisions regarding our business. Unitholders did not elect our General Partner or the board of directors of our General Partner and will have no right to elect our General Partner or the board of directors of our General Partner on an annual or other continuing basis. The board of directors of our General Partner is chosen by Sprague Holdings, a wholly owned subsidiary of Hartree and the sole member of our General Partner. Furthermore, if the unitholders are dissatisfied with the performance of our General Partner, they will have little ability to remove our General Partner. As a result of these limitations, the price at which our common units will trade could be diminished because of the absence or reduction of a takeover premium in the trading price.
The unitholders will be unable to remove our General Partner without its consent because our General Partner and its affiliates own sufficient units to be able to prevent its removal. The vote of the holders of at least 66 2/3% of all outstanding common units is required to remove our General Partner. As of March 3, 2022, Sprague Holdings owned 74.5% of our common units.
Furthermore, unitholders’ voting rights are further restricted by the partnership agreement provision providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than our General Partner, its affiliates, their transferees and persons who acquired such units resulting in ownership of at or in excess of such levels with the prior approval of the board of directors of our General Partner, cannot vote on any matter.
Our partnership agreement also contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders’ ability to influence the manner or direction of management.
Our General Partner interest or the control of our General Partner may be transferred to a third party without unitholder consent.
Our General Partner may transfer its General Partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the unitholders. Furthermore, there is no restriction in the partnership agreement on the ability of Sprague Holdings to transfer its membership interest in our General Partner to a third party. The new members of our General Partner would then be in a position to replace the board of directors and officers of our General Partner with their own choices and to control the decisions taken by the board of directors and officers.
The incentive distribution rights held by Sprague Holdings may be transferred to a third party without unitholder consent.
Sprague Holdings may transfer the incentive distribution rights to a third party at any time without the consent of our unitholders. If Sprague Holdings transfers the incentive distribution rights to a third party but retains its ownership interest in our General Partner, our General Partner may not have the same incentive to grow our Partnership and increase quarterly distributions to unitholders over time as it would if Sprague Holdings had retained ownership of the incentive distribution rights. For example, a transfer of incentive distribution rights by Sprague Holdings could reduce the likelihood of Hartree accepting offers made by us relating to assets owned by it, as Hartree would have less of an economic incentive to grow our business, which in turn may impact our ability to grow our asset base.
We may issue additional units without unitholder approval, which would dilute unitholder interests.
At any time, we may issue an unlimited number of limited partner interests of any type without the approval of our unitholders. Further, neither the partnership agreement nor the Credit Agreement prohibits the issuance of equity securities that may effectively rank senior to our common units. The issuance by us of additional common units or other equity interests of equal or senior rank will have the following effects:
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Our unitholders’ proportionate ownership interest in us will decrease;

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The amount of distributable cash flow on each unit may decrease;

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The ratio of taxable income to distributions may increase;

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The relative voting strength of each previously outstanding unit may be diminished; and

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The market price of our common units may decline.

Sprague Holdings may sell units in the public or private markets, and such sales could have an adverse impact on the trading price of the common units.
As of March 3, 2022, Sprague Holdings held 19,548,849 common units. We have agreed to provide Sprague Holdings with certain registration rights (which may facilitate the sale by Sprague Holdings of its common units into the public markets). The sale of these units in the public or private markets, or the perception that such sales might occur, could have an adverse impact on the price of the common units or on any trading market that may develop.

We rely on the master limited partnership (“MLP”) structure and its appeal to investors for accessing debt and equity markets to finance our growth and repay or refinance our debt. The volatility in energy prices over the past few years has, among other factors, caused increased volatility and contributed to a dislocation in pricing for MLPs.
The volatility in pricing for MLPs and other energy companies may be adversely affected by a lower energy prices environment. A number of MLPs have reduced or eliminated their distributions to unitholders. A protracted deterioration in the valuation of our common units would increase our cost of capital, make any equity issuance significantly dilutive and may affect our ability to access capital markets and, as a result, our capacity to pay distributions to our unitholders and service or refinance our debt.
An increase in interest rates may cause the market price of our common units to decline.
Like all equity investments, an investment in our common units is subject to certain risks. In exchange for accepting these risks, investors may expect to receive a higher rate of return than would otherwise be obtainable from lower-risk investments. Accordingly, as interest rates rise, the ability of investors to obtain higher risk-adjusted rates of return on government-backed debt securities may cause a corresponding decline in demand for riskier investments generally, including yield-based equity investments such as publicly traded limited partnership interests. Reduced demand for our common units resulting from investors seeking other more favorable investment opportunities may cause the trading price of our common units to decline.
Our General Partner’s discretion in establishing cash reserves may reduce the amount of distributable cash flow that we distribute.
The partnership agreement permits our General Partner to reduce the amount of distributable cash flow distributed to our unitholders by establishing cash reserves for the proper conduct of our business, to comply with applicable law or agreements to which we are a party or to provide funds for future distributions to partners.
Our General Partner may cause us to borrow funds in order to make cash distributions, even where the purpose or effect of the borrowing benefits our General Partner or its affiliates.
In some instances, our General Partner may cause us to borrow funds from its affiliates, including Hartree, or from third parties in order to permit the payment of cash distributions. These borrowings are permitted even if the purpose and effect of the borrowing is to enable us to make incentive distributions.
Our General Partner has a limited call right that may require you to sell your common units at an undesirable time or price.
If at any time our General Partner and its affiliates own more than 80% of our common units, our General Partner will have the right, but not the obligation, which it may assign to any of its affiliates or to us, to acquire all, but not less than all, of the common units held by unaffiliated persons. As a result, you may be required to sell your common units at an undesirable time or price, including at a price below the then-current market price, and may not receive any return on your investment. You may also incur a tax liability upon a sale of your units. As of March 3, 2022, Sprague Holdings and its affiliates owned 74.5% of our common units.
Your liability may not be limited if a court finds that unitholder action constitutes control of our business.
A general partner of a partnership generally has unlimited liability for the obligations of the partnership, except for those contractual obligations of the partnership that are expressly made without recourse to the general partner. Our partnership is organized under Delaware law, and we conduct business in a number of other states. The limitations on the liability of holders of limited partner interests for the obligations of a limited partnership have not been clearly established in some jurisdictions. You could be liable for our obligations as if you were a general partner if a court or government agency were to determine that:

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We were conducting business in a state but had not complied with that particular state’s partnership statute; or

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Your right to act with other unitholders to remove or replace the general partner, to approve some amendments to our partnership agreement or to take other actions under our partnership agreement constitutes “control” of our business.

Unitholders may have liability to repay distributions that were wrongfully distributed to them.
Under certain circumstances, unitholders may have to repay amounts wrongfully returned or distributed to them. Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, or the Delaware Act, we may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets. Delaware law provides that for a period of three years from the date of the impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited partnership for the distribution amount. Transferees of common units are liable for the obligations of the transferor to make contributions to the partnership that are known to the transferee at the time of the transfer and for unknown obligations if the liabilities could be determined from the partnership agreement. Liabilities to partners on account of their partnership interest and liabilities that are non-recourse to the partnership are not counted for purposes of determining whether a distribution is permitted.
Sprague Holdings, or any transferee holding a majority of the incentive distribution rights, may elect to cause us to issue common units to it in connection with a resetting of the target distribution levels related to the incentive distribution rights, without the approval of the conflicts committee of the board of directors of our General Partner or the holders of our common units. This could result in lower distributions to our unitholders.
The holder or holders of a majority of the incentive distribution rights (currently Sprague Holdings) have the right, in their discretion and without the approval of the conflicts committee of the board of directors of our General Partner or the holders of our common units, at any time when the holders received distributions on their incentive distribution rights at the highest level to which they are entitled (50.0%) for each of the prior four consecutive fiscal quarters, to reset the target distribution levels at higher levels based on distributions at the time of the exercise of the reset election. Following a reset election, the minimum quarterly distribution will be adjusted to equal the reset minimum quarterly distribution, and the target distribution levels will be reset to correspondingly higher levels based on percentage increases above the reset minimum quarterly distribution. Sprague Holdings has the right to transfer the incentive distribution rights at any time, in whole or in part, and any transferee holding a majority of the incentive distribution rights shall have the same rights as Sprague Holdings relative to resetting target distributions.
In the event of a reset of target distribution levels, the holders of the incentive distribution rights will be entitled to receive a number of common units equal to the number of common units that would have entitled the holders to an average aggregate quarterly cash distribution in the prior two quarters equal to the average of the distributions on the incentive distribution rights in the prior two quarters. We anticipate that Sprague Holdings would exercise this reset right in order to facilitate acquisitions or internal growth projects that would not be sufficiently accretive to cash distributions per common unit without such conversion. It is possible, however, that Sprague Holdings or a transferee could exercise this reset election at a time when it is experiencing, or expects to experience, declines in the cash distributions it receives related to its incentive distribution rights and may, therefore, desire to be issued common units rather than retain the right to receive distributions based on the target distribution levels. This risk could be elevated if our incentive distribution rights have been transferred to a third party. As a result, a reset election may cause our common unitholders to experience a reduction in the amount of cash distributions that they would have otherwise received had we not issued new common units in connection with resetting the target distribution levels.
The New York Stock Exchange (NYSE) does not require a publicly traded limited partnership like us to comply with certain of its corporate governance requirements.
As a limited partnership, we are not required to have a majority of independent directors on our General Partner’s board of directors or to establish a compensation committee or a nominating and corporate governance committee, as is required for other NYSE-listed entities. Accordingly, unitholders do not have the same protections afforded to certain entities, including most corporations that are subject to all of the NYSE corporate governance requirements.
Tax Risks to Common Unitholders
Our tax treatment depends on our status as a partnership for U.S. federal income tax purposes, as well as our not being subject to a material amount of entity-level taxation by individual states. If the Internal Revenue Service (“IRS”) were to treat us as a corporation for U.S. federal income tax purposes, or we become subject to entity level taxation for state tax purposes, our cash available for distribution would be substantially reduced. The tax treatment of publicly traded partnerships or an investment in our units could be subject to potential legislative, judicial or administrative changes or differing interpretations, possibly applied on a retroactive basis.
The anticipated after-tax economic benefit of an investment in our common units depends largely on our being treated as a partnership for U.S. federal income tax purposes. A publicly traded partnership such as us may be treated as a corporation for U.S. federal income tax purposes unless it satisfies a “qualifying income” requirement. Based upon our current operations, we believe we satisfy the qualifying income requirement. However, no ruling has been or will be requested regarding our treatment as a partnership for U.S. federal income tax purposes. Failing to meet the qualifying income requirement or a change in current law could cause us to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to taxation as an entity.
If we were treated as a corporation for U.S. federal income tax purposes, we would pay U.S. federal income tax on our taxable income at the corporate tax rate, and would likely pay additional state income tax at varying rates. Distributions to our unitholders would generally be taxed again as corporate distributions, and no income, gains, losses or deductions would flow through to our unitholders. Because a tax would be imposed upon us as a corporation, our cash available for distributions to our unitholders would be substantially reduced. Therefore, treatment of us as a corporation would result in a material reduction in the anticipated cash flow and after-tax return to our unitholders, likely causing a substantial reduction in the value of our common units.
The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units, may be modified by administrative, legislative or judicial changes or differing interpretations at any time. From time to time, members of Congress have proposed and considered substantive changes to the existing U.S. federal income tax laws that would affect publicly traded partnerships. Although there is no current legislative proposal, a prior legislative proposal would have eliminated the qualifying income exception to the treatment of all publicly traded partnerships as corporations upon which we rely for our treatment as a partnership for U.S. federal income tax purposes.
Any modification to the U.S. federal income tax laws or other applicable tax laws may be applied retroactively and could make it more difficult or impossible for us to meet the exception for certain publicly traded partnerships to be treated as partnerships for U.S. federal income tax purposes. We are unable to predict whether any of these changes or other proposals will ultimately be enacted. Any similar or future legislative changes could negatively impact the value of an investment in our common units. You are urged to consult with your own tax advisor with respect to the status of regulatory or administrative developments and proposals and their potential effect on your investment in our common units.
In addition to U.S. federal income tax, we are currently subject to entity level taxes and fees in a number of states and such taxes and fees reduce our distributable cash flow. Changes in current state and local laws may subject us to additional entity-level taxation by individual states and local governments. Additionally, unitholders may be subject to other state and local taxes that are imposed by various jurisdictions in which the unitholder resides or in which we conduct business or own property.
Our partnership agreement provides that if a law is enacted, or existing law is modified or interpreted in a manner, that subjects us to taxation as a corporation or otherwise subjects us to entity-level taxation for U.S. federal, state, local or non-U.S. income tax purposes, the minimum quarterly distribution amount and the target distribution amounts may be adjusted to reflect the impact of that law on us.

Notwithstanding our treatment for U.S. federal income tax purposes, we are subject to certain non-U.S. taxes. If a taxing authority were to successfully assert that we have more tax liability than we anticipate or legislation were enacted that increased the taxes to which we are subject, our distributable cash flow would be further reduced.
A material amount of our business operations and subsidiaries are subject to income, withholding and other taxes in the non-U.S. jurisdictions in which they are organized or from which they receive income, reducing the amount of our distributable cash flow. In computing our tax obligation in these non-U.S. jurisdictions, we are required to take various tax accounting and reporting positions on matters that are not entirely free from doubt and for which we have not received rulings from the governing tax authorities, such as whether withholding taxes will be reduced by the application of certain tax treaties. Upon review of these positions, the applicable authorities may not agree with our positions. A successful challenge by a tax authority could result in additional tax being imposed on us. In addition, changes in our operations or ownership could result in higher than anticipated tax being imposed in jurisdictions in which we are organized or from which we receive income. Any such increases in tax imposed on us would further reduce our distributable cash flow. Although these taxes may be properly characterized as foreign income taxes, unitholders may not be able to credit them against their liability for U.S. federal income taxes on their share of our earnings.
Our unitholders are required to pay taxes on their share of our income even if they do not receive any cash distributions from us.
Our unitholders are required to pay any U.S. federal income taxes and, in some cases, state and local income taxes on their share of our taxable income whether or not they receive cash distributions from us. For example, if we sell assets and use the proceeds to repay existing debt or fund capital expenditures, unitholders may be allocated taxable income and gain resulting from the sale and our cash available for distribution would not increase. Similarly, taking advantage of opportunities to reduce our existing debt, such as debt exchanges, debt repurchases, or modifications of our existing debt could result in “cancellation of indebtedness income” being allocated to our unitholders as taxable income without any increase in our cash available for distribution. Our unitholders may not receive cash distributions from us equal to their share of our taxable income or even equal to the actual tax liability that results from that income.
Tax gain or loss on the disposition of our common units could be more or less than our unitholders expect.
If a unitholder sells common units, such unitholder will recognize gain or loss equal to the difference between the amount realized and the unitholder’s tax basis in those units. Because distributions in excess of the unitholder’s allocable share of our net taxable income decrease its tax basis in its common units, the amount, if any, of such prior excess distributions with respect to the units being sold will, in effect, become taxable income to the unitholder if it sells such units at a price greater than its tax basis in those units, even if the price received is less than the unitholder’s original cost. In addition, because the amount realized includes a unitholder’s share of our nonrecourse liabilities, if a unitholder sells units, such unitholder may incur a tax liability in excess of the amount of cash received from the sale.
A substantial portion of the amount realized from the sale of your units, whether or not representing gain, may be taxed as ordinary income to you due to potential recapture items, including depreciation recapture. Thus, you may recognize both ordinary income and capital loss from the sale of your units if the amount realized on a sale of your units is less than your adjusted basis in the units. Net capital loss may only offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year. In the taxable period in which you sell your units, you may recognize ordinary income from our allocations of income and gain to you prior to the sale and from recapture items that generally cannot be offset by any capital loss recognized upon the sale of units.
Unitholders may be subject to limitation on their ability to deduct interest expense incurred by us.
In general, we are entitled to a deduction for interest paid or accrued on indebtedness properly allocable to our trade or business during our taxable year. However, our deduction for “business interest” is limited to the sum of our business interest income and 30% of our “adjusted taxable income.” For the purposes of this limitation, our adjusted taxable income is computed without regard to any business interest expense or business interest income, and in the case of taxable years beginning before January 1, 2022, any deduction allowable for depreciation, amortization, or depletion.
Tax-exempt entities face unique tax issues from owning common units that may result in adverse tax consequences to them.
Investment in our common units by tax-exempt entities, such as employee benefit plans and individual retirement accounts (“IRAs”), raises issues unique to them. For example, virtually all of our income allocated to organizations that are exempt from U.S. federal income tax, including IRAs and other retirement plans, will be unrelated business taxable income and will be taxable to them. Further, a tax-exempt entity with more than one unrelated trade or business (including by attribution from investment in a partnership such as ours that is engaged in one or more unrelated trades or businesses) is required to compute the unrelated business taxable income of such tax-exempt entity separately with respect to each such trade or business (including for purposes of determining any net operating loss deduction). As a result, it may not be possible for tax-exempt entities to utilize losses from an investment in our partnership to offset unrelated business taxable income from another unrelated trade or business and vice versa. If you are a tax exempt entity, you should consult your tax advisor before investing in our common units.
Non-U.S. unitholders will be subject to U.S. taxes and withholding with respect to their income and gain from owning our units.
Non-U.S. unitholders are generally taxed and subject to income tax filing requirements by the United States on income effectively connected with a U.S. trade or business (“effectively connected income”). Income allocated to our unitholders and any gain from the sale of our units will generally be considered to be “effectively connected” with a U.S. trade or business. As a result, distributions to a non-U.S. unitholder will be subject to withholding at the highest applicable effective tax rate and a non-U.S. unitholder who sells or otherwise disposes of a unit will also be subject to U.S. federal income tax on the gain realized from the sale or disposition of that unit.
The Tax Cuts and Jobs Act imposes a withholding obligation of 10% of the amount realized upon a non-U.S. unitholder’s sale or exchange of an interest in a partnership that is engaged in a U.S. trade or business, and we are required to deduct and withhold from the transferee amounts that should have been withheld by the transferee but were not withheld. However, the U.S. Department of the Treasury and the IRS suspended these rules for transfers of certain publicly traded partnership interests, including transfers of our common units, that occur before January 1, 2022. Under recently finalized Treasury Regulations, such withholding will be required on open market transactions, but in the case of a transfer made through a broker, a partner’s share of liabilities will be excluded from the amount realized. In addition, the obligation to withhold will be imposed on the broker instead of the transferee (and we will generally not be required to withhold from the transferee amounts that should have been withheld by the transferee but were not withheld). These withholding obligations will apply to transfers of our common units occurring on or after January 1, 2022. If you are a non-U.S. person, you should consult your tax adviser before investing in our common units.
If a tax authority contests the tax positions we take, the market for our common units may be adversely affected and the cost of any such contest would reduce our distributable cash flow.
We have not requested a ruling from the IRS with respect to our treatment as a partnership for U.S. federal income tax purposes. Tax authorities may adopt positions that differ from the positions we take. It may be necessary to resort to administrative or court proceedings to sustain some or all of the positions we take. A court may not agree with some or all of the positions we take. Any contest with a tax authority may materially and adversely affect the market for our common units and the price at which they trade. Our costs of any contest with a tax authority will be borne indirectly by our unitholders and our General Partner because the costs will reduce our distributable cash flow.

If the IRS makes audit adjustments to our income tax returns, it (and some states) may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustments directly from us, in which case our cash available for distribution to our unitholders might be substantially reduced and our current and former unitholders may be required to indemnify us for any taxes (including any applicable penalties and interest) resulting from such audit adjustments that were paid on such unitholders’ behalf.
If the IRS makes audit adjustments to our income tax returns, it (and some states) may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustments directly from us. To the extent possible under the new rules, our General Partner may elect to either pay the taxes (including any applicable penalties and interest) directly to the IRS or, if we are eligible, issue a revised information statement to each unitholder and former unitholder with respect to an audited and adjusted return. Although our General Partner may elect to have our unitholders and former unitholders take such audit adjustment into account and pay any resulting taxes (including applicable penalties or interest) in accordance with their interests in us during the tax year under audit, there can be no assurance that such election will be practical, permissible or effective in all circumstances. As a result, our current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own units in us during the tax year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties and interest, our cash available for distribution to our unitholders might be substantially reduced and our current and former unitholders may be required to indemnify us for any taxes (including any applicable penalties and interest) resulting from such audit adjustments that were paid on such unitholders’ behalf. Additionally, we may be required to allocate an adjustment disproportionately among our unitholders, causing our publicly traded units to have different capital accounts, unless the IRS issues further guidance.
In the event the IRS makes an audit adjustment to our income tax return and we do not or cannot shift the liability to our unitholders in accordance with their interests in us during the year under audit, we will generally have the ability to request that the IRS reduce the determined underpayment by reducing the suspended passive loss carryovers of our unitholders (without any compensation from us to such unitholders), to the extent such underpayment is attributable to a net decrease in passive activity losses allocable to certain partners. Such reduction, if approved by the IRS, will be binding on any affected unitholders.
We treat each purchaser of our common units as having the same tax benefits without regard to the common units actually purchased. The IRS may challenge this treatment, which could adversely affect the value of the common units.
Due to a number of factors including our inability to match transferors and transferees of common units, we have adopted certain methods for allocating depreciation and amortization that may not conform to all aspects of existing Treasury Regulations. A successful IRS challenge to the use of these methods could adversely affect the amount of tax benefits available to our unitholders. It also could affect the timing of these tax benefits or the amount of gain from any sale of common units and could have a negative impact on the value of our common units or result in audit adjustments to our unitholders’ tax returns.
We generally prorate our items of income, gain, loss and deduction between transferors and transferees of our units each month based upon the ownership of our units on the first day of each month, instead of on the basis of the date a particular unit is transferred. The IRS may challenge this treatment, which could change the allocation of items of income, gain, loss and deduction among our unitholders.
We generally prorate our items of income, gain, loss and deduction between transferors and transferees of our common units each month based upon the ownership of our common units on the first day of each month (the “Allocation Date”), instead of on the basis of the date a particular common unit is transferred. Similarly, we generally allocate certain deductions for depreciation of capital additions, gain or loss realized on a sale or other disposition of our assets and, in the discretion of our General Partner, any other extraordinary item of income, gain, loss or deduction based upon ownership on the Allocation Date. Treasury Regulations allow a similar monthly simplifying convention, but such regulations do not specifically authorize all aspects of our proration method. If the IRS were to challenge our proration method, we may be required to change the allocation of items of income, gain, loss, and deduction among our unitholders.

A unitholder whose common units are the subject of a securities loan (e.g. a loan to a “short seller” to cover a short sale of common units) may be considered to have disposed of those common units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those common units during the period of the loan and could recognize gain or loss from the disposition.
Because there are no specific rules governing the U.S. federal income tax consequences of loaning a partnership interest, a unitholder whose common units are the subject of a securities loan to the short seller may be considered to have disposed of the loaned units. In that case, such unitholder may no longer be treated for tax purposes as a partner with respect to those common units during the period of the loan and the unitholder may be required to recognize gain or loss from such disposition. Moreover, during the period of the loan, any of our income, gain, loss or deduction with respect to those common units may not be reportable by the unitholder and any cash distributions received by the unitholder as to those common units could be fully taxable as ordinary income. Unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a securities loan are urged to consult a tax advisor to determine whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their common units.
We have adopted certain valuation methodologies in determining a unitholder’s allocations of income, gain, loss and deduction. The IRS may challenge these methodologies or the resulting allocations, which could adversely affect the value of our common units.
In determining the items of income, gain, loss and deduction allocable to our unitholders, we must routinely determine the fair market value of our assets. Although we may, from time to time, consult with professional appraisers regarding valuation matters, we make many fair market value estimates using a methodology based on the market value of our common units as a means to measure the fair market value of our assets. The IRS may challenge these valuation methods and the resulting allocations of income, gain, loss and deduction.
A successful IRS challenge to these methods or allocations could adversely affect the timing or amount of taxable income or loss being allocated to our unitholders. It also could affect the amount of gain recognized from our unitholders’ sale of common units and could have a negative impact on the value of the common units or result in audit adjustments to our unitholders’ tax returns without the benefit of additional deductions.
Our unitholders will likely be subject to state and local taxes and income tax return filing requirements in jurisdictions where they do not live as a result of investing in our common units.
In addition to U.S. federal income taxes, unitholders will likely be subject to other taxes, including foreign, state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we conduct business or own property now or in the future, even if they do not live in any of those jurisdictions. Our unitholders will likely be required to file state and local income tax returns and pay state and local income taxes in some or all of these various jurisdictions. Further, unitholders may be subject to penalties for failure to comply with those requirements. We conduct business and own property in numerous states, in the United States most of which impose a personal income tax as well as an income tax on corporations and other entities. We may own property or conduct business in other U.S. states or non-U.S. countries that impose a personal income tax in the future. It is the unitholder’s responsibility to file all U.S. federal, state, local and non-U.S. tax returns.
Item 1B.   Unresolved Staff Comments
None.

Item 2.   Properties
The following tables set forth information with respect to our owned, operated and/or controlled terminals as of December 31, 2021.
	Liquids Storage Terminals	Number of Storage Tanks	Storage Tank Capacity (Bbls)	Principal Products and Materials
**	Sorel-Tracy Quebec, Canada	27	3,282,600	refined products; asphalt
**	Newington, NH: River Road	29	1,157,325	refined products; asphalt; tallow
**	Searsport, ME	17	1,141,186	refined products; caustic soda; asphalt
*	Bridgeport, CT	13	1,335,000	refined products
*	Albany, NY	9	1,103,600	refined products
**	South Portland, ME	24	910,484	refined products; asphalt; clay slurry
*	East Providence, RI	9	970,436	refined products
**	Bronx, NY	18	907,500	refined products; asphalt
**	Newington, NH: Avery Lane	12	722,000	refined products, asphalt
*	Quincy, MA	9	657,000	refined products
*	New Haven, CT(1)	9	517,505	refined products
**	Providence, RI	4	484,000	refined products; asphalt
***	Everett, MA	4	317,600	asphalt
*	Quincy, MA: TRT(2)	4	304,200	refined products
*	Springfield, MA	10	268,200	refined products
*	Lawrence, NY	8	148,000	refined products
*	Stamford, CT	3	46,600	refined products
*	Inwood, NY	2	26,000	refined products
*	Washington, PA area – four locations	20	9,071	refined products
	Total	231	14,308,307
	Dry Storage Terminals	Number of Storage Pads and Warehouses	Storage Capacity (Square Feet)	Principal Products and Materials
**	Searsport, ME	2 warehouses;	90,000	break bulk; salt; petroleum coke;
		15 pads	872,000	heavy lift
**	Newington, NH: River Road	3 pads	390,000	salt; gypsum
***	Portland, ME(3)	7 warehouses;	215,000	break bulk; dry bulk; coal;
		3 pads	95,000	salt
**	South Portland, ME	3 pads	230,000	salt; coal
**	Providence, RI	1 pad	75,000	salt
		9 warehouses;
	Total	25 pads	1,967,000

*
Refined Product activities;

**
Refined Products and Materials Handling activities;

***
Materials Handling activities

(1)
These tanks are controlled via a storage and throughput agreement with no expiration.

(2)
Operating assets and real estate are leased from an unaffiliated third party through April 30, 2025.

(3)
One storage warehouse is leased from an unaffiliated third party and the balance of the property is owned by us.

On April 29, 2021, we sold the Oswego terminal to an unaffiliated buyer. In connection with the sale, the Partnership recorded a net gain of $9.0 million which is included within other operating income in the consolidated statements of operations for the year ended December 31, 2021. The remaining $0.7 million of other operating income for the year ended December 31, 2021 relates to a gain associated with a parcel of land sold at the Bronx terminal on April 29, 2021.
Item 3.   Legal Proceedings
From time to time, we are a party to various legal proceedings or claims arising in the ordinary course of business. For information related to legal proceedings, see the discussion under the caption Legal, Environmental and Other Proceedings in Note 19 — Commitments and Contingencies to our consolidated financial statements included in Part II, Item 8 of this Annual Report, which information is incorporated by reference into this Item 3.
Item 4.   Mine Safety Disclosures
Not applicable.

Part II
Item 5.   Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities
Our public common units began trading on the NYSE under the symbol “SRLP” on October 25, 2013. As of March 3, 2022, Sprague Holdings owned 19,548,849 common units, which represents 74.5% of the limited partner interest in us. We have gathered tax information for our known unitholders and from brokers/nominees and, based on the information collected, we have estimated that the number of our beneficial common unitholders was 16,300 at December 31, 2021 and was 12,492 at December 31, 2020.
Certain Information from Our Partnership Agreement
Set forth below is a summary of certain provisions of our partnership agreement that relate to cash distributions and incentive distribution rights.
Our Cash Distribution Policy
On October 25, 2021, the Partnership announced a distribution cut from $0.6675 per unit to $0.4338 per unit, which is less than the minimum quarterly distribution of $0.6675 per unit. The board of directors of our General Partner will determine the amount of our quarterly distributions and may change our distribution policy at any time. The board of directors of our General Partner may determine to reserve or reinvest excess cash in order to permit gradual or consistent increases in quarterly distributions and may borrow to fund distributions in quarters when we generate less distributable cash flow than necessary to sustain or grow our cash distributions per unit.
There is no guarantee that unitholders will receive quarterly cash distributions from us. We do not have a legal obligation to pay distributions at our minimum quarterly distribution rate or at any other rate. Uncertainties regarding future cash distributions to our unitholders include, among other things, the following factors:
•
Our cash distribution policy may be affected by restrictions on distributions under our Credit Agreement as well as by restrictions in future debt agreements that we enter into. Specifically, our Credit Agreement contains financial tests and covenants that we must satisfy. Should we be unable to satisfy these restrictions or if we are otherwise in default under our Credit Agreement, we may be prohibited from making cash distributions notwithstanding our stated cash distribution policy.

•
Our General Partner has the authority to establish cash reserves for the prudent conduct of our business and for future cash distributions to our unitholders, and the establishment of or increase in those reserves could result in a reduction in cash distributions from levels we currently anticipate pursuant to our stated cash distribution policy.

•
Under Section 17-607 of the Delaware Act we may not make a distribution if the distribution would cause our liabilities to exceed the fair value of our assets.

•
We may lack sufficient cash to make distributions to our unitholders due to a number of operational, commercial and other factors or increases in our operating costs, general and administrative expenses, principal and interest payments on our outstanding debt and working capital requirements.

•
If we make distributions out of capital surplus, as opposed to distributable cash flow, any such distributions would constitute a return of capital and would result in a reduction in the minimum quarterly distribution and the target distribution levels. We do not anticipate that we will make any distributions from capital surplus.

•
Our ability to make distributions to our unitholders depends on the performance of our subsidiaries and their ability to distribute cash to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, the provisions of future indebtedness, applicable state partnership, limited liability company and corporate laws and other laws and regulations.

See Part I, Item 1A — Risk Factors — Risk Related to our Business.

General Partner Interest
Our General Partner owns a non-economic general partner interest in us, which does not entitle it to receive cash distributions. However, our General Partner may in the future own common units or other equity interests in us and will be entitled to receive distributions on any such interest.
Incentive Distribution Rights
On February 11, 2021, Sprague Holdings provided notice to the Partnership that Sprague Holdings had made an IDR Reset Election (the “IDR Reset Election”), as defined in the First Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “Partnership Agreement”). Pursuant to the IDR Reset Election, Sprague Holdings relinquished the right to receive incentive distribution payments based on the minimum quarterly and target cash distribution levels set at the time of the Partnership’s initial public offering and the Partnership issued 3,107,248 common units to Sprague Holdings. Pursuant to the IDR Reset Election, the levels at which the incentive distribution rights participate in distributions were reset at higher amounts based on then-current common unit distribution rates and a formula in the Partnership Agreement. The IDR Reset Election was effective on March 5, 2021, and as part of the IDR Reset Election, the target distribution levels were adjusted as follows: (i) the Minimum Quarterly Distribution was reset to equal $0.6675 per Common Unit per Quarter, (ii) the First Target Distribution was reset to equal $0.7676 per Common Unit per Quarter, (iii) the Second Target Distribution was reset to equal $0.8344 per Common Unit per Quarter and (iv) the Third Target Distribution was reset to equal $1.0013 per Common Unit per Quarter.
Issuer Purchases of Equity Securities
None.
Item 6.   Reserved
This item is reserved as a result of the Partnership’s adoption of Item 301 of Regulation S-K, pursuant to rules adopted by the Securities and Exchange Commission on November 19, 2020, which included removing the requirement to include selected financial data.
Item 7.   Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our Consolidated Financial Statements and notes to the Consolidated Financial Statements included elsewhere in this report, as well as the other financial information appearing elsewhere in this Annual Report. This section of this Form 10-K generally includes comparisons of certain 2021 financial information to the same information for 2020. Year-to-year comparisons of the 2020 financial information to the same information for 2019 that are not included in this Form 10-K are contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 4, 2021, which comparative information is incorporated by reference herein.
A reference to a “Note” herein refers to the accompanying Notes to Consolidated Financial Statements contained in Part IV, Item 15 — “Exhibits and Financial Statement Schedules” of this Annual Report.
Overview
We are a Delaware limited partnership formed in June 2011 by Sprague Holdings and our General Partner. We engage in the purchase, storage, distribution and sale of refined products and natural gas, and provide storage and handling services for a broad range of materials. In October 2013, we became a publicly traded master limited partnership (“MLP”) and our common units representing limited partner interests are listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “SRLP.”
Our Predecessor was founded in 1870 as the Charles H. Sprague Company in Boston, Massachusetts; and, in 1905, the company opened the Penobscot Coal and Wharf Company, a tidewater terminal located in Searsport, Maine. By World War II, the company was operating eleven terminals and a fleet of two dozen vessels transporting coal and other products throughout the world. As fuel needs diversified in the United States, the company expanded its product offerings and invested in terminals, tankers, and product handling activities. In 1959, the company expanded its oil marketing activities via entry into the distillate oil market. In 1970, the company was sold to Royal Dutch Shell’s Asiatic Petroleum subsidiary; and, in 1972, Royal Dutch Shell sold the company to Axel Johnson Inc., a member of the Axel Johnson Group of Stockholm, Sweden.
On April 20, 2021, the Partnership and Hartree Partners, LP (“Hartree”) announced that Sprague Holdings entered into an agreement to sell to Sprague HP Holdings, LLC (a wholly-owned subsidiary of Hartree) the interest of Sprague Holdings in the General Partner, the incentive distribution rights and all of the common units representing limited partner interests that Sprague Holdings owned in the Partnership (the “Transaction”). The Transaction was completed and effective on May 28, 2021 and the aggregate purchase price was $290.0 million, consisting of approximately $265.0 million attributable to the purchase of 16,058,484 common units and approximately $25.0 million attributable to the general partner interest and incentive distribution rights. The Partnership elected to not to apply push-down accounting in its consolidated financial statements upon the change in control on May 28, 2021.
On January 11, 2022, the Partnership received an unsolicited non-binding proposal from Hartree, pursuant to which Hartree would acquire all of the outstanding common units of the Partnership that Hartree and its affiliates do not already own in exchange for $16.50 in cash for each such common unit. The board of directors of the General Partner has delegated authority to evaluate and negotiate the proposal to its conflicts committee. The conflicts committee’s evaluation process is currently ongoing.
The Partnership is one of the largest independent wholesale distributors of refined products in the Northeast United States based on aggregate terminal capacity. We own, operate and/or control a network of refined products and materials handling terminals and storage facilities predominantly located in the Northeast United States from New York to Maine and in Quebec, Canada that have a combined storage tank capacity of approximately 14.3 million barrels for refined products and other liquid materials, as well as approximately 2.0 million square feet of materials handling capacity. We also have access to approximately 48 third-party terminals in the Northeast United States through which we sell or distribute refined products pursuant to rack, exchange and throughput agreements.
We operate under four business segments: refined products, natural gas, materials handling and other operations. See Note 17 — Segment Reporting to our Consolidated Financial Statements for a presentation of financial results by reportable segment and see Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations” for a discussion of financial results by segment.
In our refined products segment we purchase a variety of refined products, such as heating oil, diesel fuel, residual fuel oil, kerosene, jet fuel and gasoline (primarily from refining companies, trading organizations and producers), and sell them to our customers. We have wholesale customers who resell the refined products we sell to them and commercial customers who consume the refined products directly. Our wholesale customers consist of approximately 1,100 home heating oil retailers and diesel fuel and gasoline resellers. Our commercial customers include federal and state agencies, municipalities, regional transit authorities, drill sites, large industrial companies, real estate management companies, hospitals, educational institutions, and asphalt paving companies. In addition, our customers include businesses engaged in the development of natural gas resources in Pennsylvania and surrounding states.
In our natural gas segment we purchase natural gas from natural gas producers and trading companies and sell and distribute natural gas to approximately 15,000 commercial and industrial customer locations across 13 states in the Northeast and Mid-Atlantic United States.
Our materials handling segment is generally conducted under multi-year agreements as either fee-based activities or as leasing arrangements when the right to use an identified asset (such as storage tanks or storage locations) has been conveyed in the agreement. We offload, store and/or prepare for delivery a variety of customer-owned products, including asphalt, clay slurry, salt, gypsum, crude oil, residual fuel oil, coal, petroleum coke, caustic soda, tallow, pulp and heavy equipment. Historically, a majority of our materials handling activity has generated qualified income.

Our other operations segment primarily includes the marketing and distribution of coal conducted in our Portland, Maine terminal, and commercial trucking activity conducted by our Canadian subsidiary.
We take title to the products we sell in our refined products and natural gas segments. In order to manage our exposure to commodity price fluctuations, we use derivatives and forward contracts to maintain a position that is substantially balanced between product purchases and product sales. We do not take title to any of the products in our materials handling segment.
Our foreign sales, primarily sales of refined products and natural gas to customers in Canada, were $301.4 million, $185.1 million and $255.5 million for the years ended December 31, 2021, 2020 and 2019, respectively. Long-lived assets (exclusive of intangible and other assets, net, and goodwill) classified by geographic location were as follows:
	As of December 31,
	2021	2020
United States	$257,976	$266,469
Canada	65,654	68,827
Total	$323,630	$335,296
COVID-19
The global outbreak of the novel coronavirus (COVID-19) was declared a pandemic by the World Health Organization and a national emergency by the U.S. Government in March 2020 and has negatively affected the U.S. and global economy — including commodity and stock volatility, disrupted global supply chains, resulted in significant travel and transport restrictions, including mandated closures and orders to “shelter-in-place,” and created significant disruption of the financial markets. As a result, we experienced a period of lower revenues in certain customer sectors, particularly during the period from March 2020 through December 2020.
In 2021, a wide array of sectors continued to be impacted by COVID-19 and its variants, including, but not limited to, the energy, transportation, manufacturing and commercial and retail businesses. Global economic conditions also continued to be negatively impacted by the pandemic. Some of the Partnership’s commercial and industrial customers in these industries continue to experience substantial reductions in their operations due to reduced demand and increased government restrictions, particularly as it relates to the shutdown of various businesses in affected regions. While we expect that many of these effects will not be permanent, it is impossible to predict their duration.
With the easing of restrictions, health advancements and other ongoing measures to alleviate the pandemic in 2021, customer demand has started to normalize and fuel prices now at higher levels than pre-pandemic. While the stabilization is a positive trend, there continues to be a risk of permanent demand destruction if economic conditions deteriorate, or if some businesses are unable to recover. In order to continue to mitigate the effects of the pandemic, even as market conditions have improved, we continue to focus on the safety of employees and other stakeholders as well as a number of initiatives relating to cost reduction, liquidity and operating efficiencies.
The Partnership makes estimates and assumptions that affect the reported amounts on these consolidated financial statements and accompanying notes as of the date of the financial statements. The Partnership assessed accounting estimates that require consideration of forecasted financial information, including, but not limited to, the allowance for credit losses, the carrying value of goodwill, intangible assets, and other long-lived assets. This assessment was conducted in the context of information reasonably available to the Partnership, as well as consideration of the future potential impacts of COVID-19, and its variants, on the Partnership’s business as of December 31, 2021. While market conditions for our products and services appear to have stabilized as compared to a year ago, the pandemic remains fluid, indicating that the full impact may not have been realized across our business and operations. The economic and operational landscape has been altered, and it is difficult to determine whether such changes are temporary or permanent, with challenges related to staffing, supply chain, and transportation globally. Accordingly if the impact is more severe or longer in duration than the partnership has assumed, such impact could potentially result in impairments and increases in credit allowances. As we strategize with regard to fiscal year 2022 and beyond, the Partnership continues to monitor the evolving impacts of COVID-19 and its variants closely and adapting our operations to changing demand patterns and the potential impact of the COVID-19 pandemic on future cash flows and access to adequate liquidity.
IDR Reset Election
On February 11, 2021, Sprague Holdings provided notice to the Partnership that Sprague Holdings had made the IDR Reset Election. Pursuant to the IDR Reset Election, Sprague Holdings relinquished the right to receive incentive distribution payments based on the minimum quarterly and target cash distribution levels set at the time of the Partnership’s initial public offering and the Partnership issued 3,107,248 common units to Sprague Holdings. Pursuant to the IDR Reset Election, the levels at which the incentive distribution rights participate in distributions were reset at higher amounts based on then-current common unit distribution rates and a formula in the Partnership Agreement. The IDR Reset Election was effective on March 5, 2021, and as part of the IDR Reset Election, the target distribution levels were adjusted as follows: (i) the Minimum Quarterly Distribution was reset to equal $0.6675 per Common Unit per Quarter, (ii) the First Target Distribution was reset to equal $0.7676 per Common Unit per Quarter, (iii) the Second Target Distribution was reset to equal $0.8344 per Common Unit per Quarter and (iv) the Third Target Distribution was reset to equal $1.0013 per Common Unit per Quarter.
How Management Evaluates Our Results of Operations
Our management uses a variety of financial and operational measurements to analyze our performance. These measurements include: (1) adjusted EBITDA and adjusted gross margin, (2) operating expenses, (3) selling, general and administrative (or SG&A) expenses and (4) heating degree days.
EBITDA, adjusted EBITDA and adjusted gross margin used in this Annual Report are non-GAAP financial measures. We also present maintenance capital expenditures and expansion capital expenditures, additional non-GAAP financial measures, as described in “Liquidity and Capital Resources — Capital Expenditures” of this Annual Report.
EBITDA and Adjusted EBITDA
Management believes that adjusted EBITDA is an aid in assessing repeatable operating performance that is not distorted by non-recurring items or market volatility and the ability of our assets to generate sufficient revenue, that when rendered to cash, will be available to pay interest on our indebtedness and make distributions to our unitholders.
We define EBITDA as net income (loss) before interest, income taxes, depreciation and amortization. We define adjusted EBITDA as EBITDA adjusted for the change in unrealized hedging gains (losses) with respect to refined products and natural gas inventory as well as natural gas transportation contracts, changes in the fair value of contingent consideration, impact of acquisition related expenses and other operating income.
EBITDA and adjusted EBITDA are used as supplemental financial measures by external users of our financial statements, such as investors, trade suppliers, research analysts and commercial banks to assess:
•
The financial performance of our assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

•
The ability of our assets to generate sufficient revenue, that when rendered to cash, will be available to pay interest on our indebtedness and make distributions to our equity holders;

•
Repeatable operating performance that is not distorted by non-recurring items or market volatility; and

•
The viability of acquisitions and capital expenditure projects.

EBITDA and adjusted EBITDA are not prepared in accordance with GAAP and should not be considered alternatives to net income (loss) or operating income (loss), or any other measure of financial performance presented in accordance with GAAP. EBITDA and adjusted EBITDA exclude some, but not all, items that affect net income (loss) and operating income (loss).
The GAAP measure most directly comparable to EBITDA and adjusted EBITDA is net income (loss). EBITDA and adjusted EBITDA should not be considered as alternatives to net income (loss) or cash provided by (used in) operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and adjusted EBITDA are not presentations made in accordance with GAAP and have important limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Because EBITDA and adjusted EBITDA exclude some, but not all, items that affect net income (loss) and are defined differently by different companies, our definitions of EBITDA and adjusted EBITDA may not be comparable to similarly titled measures of other companies.
We recognize that the usefulness of EBITDA and adjusted EBITDA as evaluative tools may have certain limitations, including:
•
EBITDA and adjusted EBITDA do not include interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and impacts our ability to generate profits and cash flows. Therefore, any measure that excludes interest expense may have material limitations;

•
EBITDA and adjusted EBITDA do not include depreciation and amortization expense. Because capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate profits, any measure that excludes depreciation and amortization expense may have material limitations;

•
EBITDA and adjusted EBITDA do not include provision for income taxes. Because the payment of income taxes is a necessary element of our costs, any measure that excludes income tax expense may have material limitations;

•
EBITDA and adjusted EBITDA do not reflect capital expenditures or future requirements for capital expenditures or contractual commitments;

•
EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs; and

•
EBITDA and adjusted EBITDA do not allow us to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss.

Adjusted Gross Margin
Management purchases, stores and sells energy commodities that experience market value fluctuations. To manage the Partnership’s underlying performance, including its physical and derivative positions, management utilizes adjusted gross margin. In determining adjusted gross margin, management adjusts its segment results for the impact of unrealized gains and losses with regard to refined products and natural gas inventory as well as natural gas transportation contracts, which are not marked to market for the purpose of recording unrealized gains or losses in net income (loss). Adjusted gross margin is also used by external users of our consolidated financial statements to assess our economic results of operations and our commodity market value reporting to lenders.
We define adjusted gross margin as net sales less cost of products sold (exclusive of depreciation and amortization) adjusted for the impact of unrealized gains and losses with respect to refined products and natural gas inventory as well as natural gas transportation contracts, which are not marked to market for the purpose of recording unrealized gains or losses in net income. Adjusted gross margin has no impact on reported volumes or net sales.
Adjusted gross margin is used as a supplemental financial measure by management to describe our operations and economic performance to investors, trade suppliers, research analysts and commercial banks to assess:
•
The economic results of our operations;

•
The market value of our inventory and natural gas transportation contracts for financial reporting to our lenders, as well as for borrowing base purposes; and

•
Repeatable operating performance that is not distorted by non-recurring items or market volatility.

Adjusted gross margin is not prepared in accordance with GAAP and should not be considered as an alternative to net income (loss) or operating income (loss) or any other measure of financial performance presented in accordance with GAAP.
We define adjusted unit gross margin as adjusted gross margin divided by units sold, as expressed in gallons for refined products, and in MMBtus for natural gas.
For a reconciliation of adjusted gross margin and adjusted EBITDA to the GAAP measures most directly comparable, see the reconciliation tables included in Results of Operations. See Segment Reporting included under Note 17 to our Consolidated Financial Statements for a presentation of our financial results by reportable segment.
Management evaluates our segment performance based on adjusted gross margin. Based on the way we manage our business, it is not reasonably possible for us to allocate the components of operating expenses, selling, general and administrative expenses and depreciation and amortization among the operating segments.
Operating Expenses
Operating expenses are costs associated with the operation of the terminals and truck fleet used in our business. Employee wages, pension and 401(k) plan expenses, boiler fuel, repairs and maintenance, utilities, insurance, property taxes, services and lease payments comprise the most significant portions of our operating expenses. Employee wages and related employee expenses included in our operating expenses are incurred on our behalf by our General Partner and reimbursed by us. These expenses remain relatively stable independent of the volumes through our system but can fluctuate depending on the activities performed during a specific period.
Selling, General and Administrative Expenses
Selling, general and administrative expenses (“SG&A”) include employee salaries and benefits, discretionary bonus, marketing costs, corporate overhead, professional fees, information technology and office space expenses. Employee wages, related employee expenses and certain rental costs included in our SG&A expenses are incurred on our behalf by our General Partner and reimbursed by us.
Heating Degree Days
A “degree day” is an industry measurement of temperature designed to evaluate energy demand and consumption. Degree days are based on how much the average temperature departs from a human comfort level of 65°F. Each degree of temperature above 65°F is counted as one cooling degree day, and each degree of temperature below 65°F is counted as one heating degree day. Degree days are accumulated over the course of a year and can be compared to a monthly or a long-term average (“normal”) to see if a month or a year was warmer or cooler than usual. Degree days are officially observed by the National Weather Service and archived by the National Climate Data Center. In order to incorporate more recent average information and to better reflect the geographic locations of our customer base, we report degree day information for Boston and New York City (weighted equally) with a historical average for the same geographic locations over the previous ten-year period.
Hedging Activities
We hedge our inventory within the guidelines set in our risk management policies. In a rising commodity price environment, the market value of our inventory will generally be higher than the cost of our inventory. For GAAP purposes, we are required to value our inventory at the lower of cost or net realizable value. The hedges on this inventory will lose value as the value of the underlying commodity rises, creating hedging losses. Because we do not utilize hedge accounting, GAAP requires us to record those hedging losses in our income statements. In contrast, in a declining commodity price market we generally incur hedging gains. GAAP requires us to record those hedging gains in our income statements.
The refined products inventory market valuation is calculated using daily independent bulk market price assessments from major pricing services (either Platts or Argus). These third-party price assessments are primarily based in large, liquid trading hubs including but not limited to, New York Harbor (NYH) or US Gulf Coast (USGC), with our inventory values determined after adjusting these prices to the various inventory locations by adding expected cost differentials (primarily freight) compared to one of these supply sources. Our natural gas inventory is limited, with the valuation updated monthly based on the volume and prices at the corresponding inventory locations. The prices are based on the most applicable monthly Inside FERC, or IFERC, assessments published by Platts near the beginning of the following month.
Similarly, we can hedge our natural gas transportation assets (i.e., pipeline capacity) within the guidelines set in our risk management policy. Although we do not own any natural gas pipelines, we secure the use of pipeline capacity to support our natural gas requirements by either leasing capacity over a pipeline for a defined time period or by being assigned capacity from a local distribution company for supplying our customers. As the spread between the price of gas between the origin and delivery point widens (assuming the value exceeds the fixed charge of the transportation), the market value of the natural gas transportation contracts assets will typically increase. If the market value of the transportation asset exceeds costs, we may seek to hedge or “lock in” the value of the transportation asset for future periods using available financial instruments. For GAAP purposes, the increase in value of the natural gas transportation assets is not recorded as income in the income statements until the transportation is utilized in the future (i.e., when natural gas is delivered to our customer). If the value of the natural gas transportation assets increase, the hedges on the natural gas transportation assets lose value, creating hedging losses in our income statements. The natural gas transportation assets market value is calculated daily based on the volume and prices at the corresponding pipeline locations. The daily prices are based on trader assessed quotes which represent observable transactions in the market place, with the end-month valuations primarily based on Platts prices where available or adding a location differential to the price assessment of a more liquid location.
As described above, pursuant to GAAP, we value our commodity derivative hedges at the end of each reporting period based on current commodity prices and record hedging gains or losses, as appropriate. Also as described above, and pursuant to GAAP, our refined products and natural gas inventory and natural gas transportation contract rights, to which the commodity derivative hedges relate, are not marked to market for the purpose of recording gains or losses. In measuring our operating performance, we rely on our GAAP financial results, but we also find it useful to adjust those numbers to reflect the unrealized gains and losses with regard to refined products and natural gas inventory, and natural gas transportation contracts. By making such adjustments, as reflected in adjusted gross margin and adjusted EBITDA, we believe that we are able to align more closely hedging gains and losses to the period in which the revenue from the sale of inventory and income from transportation contracts relating to those hedges is realized.
Trends and Factors that Impact our Business
This section identifies certain factors and industry-wide trends that may affect our financial performance and results of operations.
•
New, stricter environmental laws and regulations are increasing the compliance cost of terminal operations, which could adversely affect our results of operations and financial condition.   Our operations are subject to federal, state, local and foreign laws and regulations regulating product quality specifications, emissions in the air, discharges to land and water, and the generation, handling, treatment, and disposal of hazardous waste and other materials. The trend in environmental regulation is to place more restrictions and limitations on activities that may affect the environment. Compliance with laws and regulations may increase our overall cost of business, including our capital cost to maintain and upgrade equipment and facilities.

Within the last year, decarbonization of energy and energy use has become a major focal point for many policymakers leading to decisions aimed at changing the future mix of energy sources. Certain jurisdictions in our operational territories are pursuing efforts to require future new build construction and major renovations to include all-electric buildings with a specific ban on fossil fuel use in new construction. Currently, Massachusetts, Rhode Island and New York are actively pursuing efforts to enact legislation that bans the use of fossil fuels in existing or new buildings, depending on the state. Should policymaker efforts come to fruition, new regulations requiring electric heat could potentially displace traditional heating-related sales growth of refined products and natural gas. However, there is a diversity of opinion on the speed at which the energy mix can change leading to some opposition and to delays in legislative efforts to implement changes aimed at shifting energy consumption, as illustrated by New Hampshire’s recently enacted legislation that would prohibit municipalities from banning certain heat sources.
•
Seasonality and weather conditions.   Our financial results are impacted by seasonality in our businesses and are generally better during the winter months, primarily because a material part of our business consists of supplying heating oil, residual fuel oil and natural gas for space heating purposes during the winter. For example, over the 36-month period ended December 31, 2021, we generated an average of 76% of our total heating oil and residual fuel oil net sales during the months of November through March in the Northeast United States. In addition, weather conditions, particularly during these five months, have a significant impact on the demand for our products. Warmer-than-normal temperatures during these months in our areas of operations can decrease the total volume of heating oil, residual fuel oil and natural gas we sell and the adjusted gross margins realized on those sales, whereas colder-than-normal temperatures increase demand for those products and the associated adjusted gross margins.

•
Evolution of the shale gas industry in the Marcellus and Utica formations, among other U.S. regions, can have volatile effects on our financial results.   Increased natural gas production can alter the supply and demand balance, price curves, and margin expectations of the Northeastern markets that we serve both in the near and over the long term. The amount of drilling and fracking operations can ebb and flow within these areas. In addition, technology-driven changes such as automated fueling or the use of electric fleets can impact the fuel and manual support required at these operations. Consequently, we may experience variability in the revenue we receive from this business segment. We can also see variability in the commercial segment such as in the construction industry, at times related to the increase or decrease in fracking and natural gas production, leading to further volatility.

•
Absolute price increase or decreases can impact demand and credit risk.   Commodity prices in both our refined products and natural gas segments can vary sharply due to market conditions. As commodity product prices rise, we can experience reduced demand as customers engage in conservation efforts, are exposed to a higher level of credit risk to meet customer requirements, and incur increased working capital costs for holding inventory and accounts receivable. In a lower commodity price environment our customers are generally less prone to engage in conservation efforts, we experience lower credit risk, and working capital costs to hold inventory and finance accounts receivable.

•
The impact of the market structure on our hedging strategy.   We typically hedge our exposure to commodity price moves with NYMEX futures contracts and “over the counter” or “OTC” swaps. In markets where futures prices are higher than spot prices (typically referred to as contango), we generate positive margins when rolling our inventory hedges to successive months. In markets where futures prices are lower than spot prices (typically referred to as backwardation), we realize losses when rolling our inventory hedges to successive months. In backwardated markets, we operate with lower inventory levels and, as a result, have reduced hedging and financing requirements, thereby limiting losses.

•
Energy efficiency, new technology and alternative fuels could reduce demand for our products.   Increased conservation and technological advances have adversely affected the demand for heating oil and residual fuel oil. Consumption of residual fuel oil, in particular, has steadily declined in recent years, primarily due to customers converting from other fuels to natural gas, weak industrial demand and tightening of environmental regulations. Use of natural gas is expected to continue to displace other fuels, which we believe will favorably impact our natural gas volumes and margins.

•
Interest rates could rise.   Interest rates could be higher than current levels, causing our financing costs to increase accordingly. During the 24 months ended December 31, 2021, we hedged approximately 48% of our floating-rate debt with fixed-for-floating interest rate swaps. Although higher interest rates could limit our ability to raise funds in the debt capital markets, we expect to remain competitive with respect to acquisitions and capital projects, as our competitors would face similar circumstances. As with other yield-oriented securities, our unit price is impacted by the level of our cash distributions and implied distribution yield. The distribution yield is often used by investors to compare and rank related yield-oriented securities for investment decision-making purposes. Therefore, changes in interest rates, either positive or negative, may affect the yield requirements of investors who invest in our common units, and a rising interest rate environment could have an adverse impact on our unit price and our ability to issue additional equity to make acquisitions, reduce debt or for other purposes.
Results of Operations
Overview
Our current and future results of operations may not be comparable to our historical results of operations. Our results of operations may be impacted by, among other things, swings in commodity prices, primarily in refined products and natural gas, and acquisitions or dispositions. We use economic hedges to minimize the impact of changing prices on refined products and natural gas inventory. As a result, commodity price increases at the end of a year can create lower gross margins as the economic hedges, or derivatives, for such inventory may lose value, whereas an increase in the value of such inventory is disregarded for GAAP financial reporting purposes and recorded at the lower of cost or net realizable value. Please read “How Management Evaluates Our Results of Operations.”
The following tables set forth information regarding our results of operations for the periods presented:
	Years Ended December 31,		Increase/(Decrease)
	2021	2020	$	%
	($ in thousands)
Net sales	$3,498,160	$2,335,983	$1,162,177	50%
Cost of products sold (exclusive of depreciation and amortization)	3,343,302	2,071,805	1,271,497	61%
Operating expenses	80,673	77,070	3,603	5%
Selling, general and administrative	82,700	81,514	1,186	1%
Depreciation and amortization	33,335	34,066	(731)(2)	%
Total operating costs and expenses	3,540,010	2,264,455	1,275,555	56%
Other operating income	9,700	8,094	1,606	20%
Operating (loss) income	(32,150)	79,622	(111,772)	(140)%
Other income	—	1,948	(1,948)	(100)%
Interest income	171	299	(128)	(43)%
Interest expense	(34,109)	(40,669)	(6,560)(16)	%
(Loss) income before income taxes	$(66,088)	$41,200	$(107,288)	(260)%
Income tax provision	(2,828)	(7,389)	(4,561)	(62)%
Net (loss) income	$(68,916)	$33,811	$(102,727)	(304)%
Reconciliation to Adjusted Gross Margin, EBITDA and Adjusted EBITDA
The following table sets forth a reconciliation of our consolidated operating income to our total adjusted gross margin, a non-GAAP measure, for the periods presented and a reconciliation of our consolidated net income to EBITDA and Adjusted EBITDA, non-GAAP measures, for the periods presented. See above “Management’s Discussion and Analysis of Financial Condition and Results of Operations — EBITDA and Adjusted EBITDA” of this report. The table below also presents information on weather conditions for the periods presented.

	Years Ended December 31,
	2021	2020
	($ in thousands)
Reconciliation of Operating Income to Adjusted Gross Margin:
Operating (loss) income	$(32,150)	$79,622
Operating costs and expenses not allocated to operating segments:
Operating expenses	80,673	77,070
Selling, general and administrative	82,700	81,514
Depreciation and amortization	33,335	34,066
Other operating income(4)	(9,700)	(8,094)
Add/(deduct):
Change in unrealized (loss) gain on inventory (1)	(13,437)	20,148
Change in unrealized value on natural gas transportation contracts(2)	132,554	(9,565)
Total adjusted gross margin(3):	$273,975	$274,761
Adjusted Gross Margin by Segment:
Refined products	$150,419	$171,626
Natural gas	65,801	40,741
Materials handling	50,327	56,185
Other operations	7,428	6,209
Total adjusted gross margin	$273,975	$274,761
Reconciliation of Net Income to Adjusted EBITDA
Net (loss) income	$(68,916)	$33,811
Add:
Interest expense, net	33,938	40,370
Tax provision	2,828	7,389
Depreciation and amortization	33,335	34,066
EBITDA(4):	$1,185	$115,636
Add/(deduct):
Change in unrealized (loss) gain on inventory(1)	(13,437)	20,148
Change in unrealized value on natural gas transportation contracts(2)	132,554	(9,565)
Gain on sale of fixed assets not in the ordinary course of business and other operating income(4)	(9,700)	(8,094)
Other non-operating income(5)	—	(1,947)
Acquisition related expenses(6)	—	1
Other adjustments(7)	139	564
Adjusted EBITDA	$110,741	$116,743
Other Data:
Ten Year Average Heating Degree Days	4,850	4,870
Heating Degree Days	4,518	4,546
Variance from average heating degree days	(7)%	(7)%
Variance from prior period heating degree days	(1)%	(6)%

(1)
Inventory is valued at the lower of cost or net realizable value. The adjustment related to change in unrealized gain on inventory which is not included in net income (loss), represents the estimated difference between inventory valued at the lower of cost or net realizable value as compared to market values. The fair value of the derivatives we use to economically hedge our inventory declines or appreciates in value as the value of the underlying inventory appreciates or declines, which creates unrealized hedging losses (gains) with respect to the derivatives that are included in net income (loss).
(2)
Represents our estimate of the change in fair value of the natural gas transportation contracts which are not recorded in net income (loss) until the transportation is utilized in the future (i.e., when natural gas is delivered to the customer), as these contracts are executory contracts that do not qualify as derivatives. As the fair value of the natural gas transportation contracts decline or appreciate, the offsetting physical or financial derivative will also appreciate or decline creating unmatched unrealized hedging losses (gains) in net income (loss).

(3)
For a discussion of the non-GAAP financial measures EBITDA, adjusted EBITDA and adjusted gross margin, see “How Management Evaluates Our Results of Operations.”

(4)
On April 29, 2021, we sold the Oswego terminal to an unaffiliated buyer. In connection with the sale, we recorded a net gain of $9.0 million which is included within other operating income in the consolidated statements of operations for the year ended December 31, 2021. The remaining $0.7 million of other operating income for the twelve months ended December 31, 2021 relates to a gain associated with a parcel of land sold at the Bronx terminal.

On December 23, 2020, we sold the Mt. Vernon terminal to an unaffiliated buyer. In connection with the sale, we recorded a net gain of $8.1 million for the year ended December 31, 2020, which is included within other operating income in the consolidated statements of operations.
(5)
On November 1, 2019, a fire occurred at the Kildair Tracy Terminal which impacted certain buildings and equipment at the facility. The resulting damage was covered by insurance coverage in place at the time of the incident, net of applicable deductibles. In connection with the insurance reimbursement for the asset losses from the fire, the Partnership recorded a $1.9 million gain for the year ended December 31, 2020, representing insurance proceeds that were in excess of the carrying value of impacted property, plant and equipment. This gain was included within other income in the consolidated statements of operations.

(6)
We incur expenses in connection with acquisitions and given the nature, variability of amounts, and the fact that these expenses would not have otherwise been incurred as part of our continuing operations, adjusted EBITDA excludes the impact of acquisition related expenses.

(7)
Represents the change in the fair value of contingent consideration related to the 2017 Coen Energy acquisition (ended in 2020) and other expense.

Analysis of Consolidated Operating Results
For the year ended December 31, 2021, our operating income decreased $111.8 million, or 140%, to an operating loss of $(32.2) million, as compared to operating income of $79.6 million for the year ended December 31, 2020. For the years ended December 31, 2021 and 2020, our operating (loss) income includes unrealized commodity derivative losses with respect to refined products and natural gas of $(119.1) million and $(10.6) million, respectively, which decreased operating income for the year ended December 31, 2021 by $108.5 million.
See “Analysis of Operating Segments” and “Liquidity and Capital Resources” below for additional details on changes in our operating results.

Analysis of Operating Segments
The following tables set forth information regarding our results of operating segments for the periods presented:
	Years Ended December 31,		Increase/(Decrease)
	2021	2020	$	%
	($ and volumes in thousands, except adjusted unit gross margin)
Volumes:
Refined products (gallons)	1,502,385	1,364,474	137,911	10%
Natural gas (MMBtus)	55,122	55,746	(624)	(1)%
Materials handling (short tons)	2,026	2,316	(290)	(13)%
Materials handling (gallons)	452,620	410,754	41,866	10%
Net Sales:
Refined products	$3,142,509	$1,998,197	$1,144,312	57%
Natural gas	284,529	261,358	23,171	9%
Materials handling	50,484	56,347	(5,863)	(10)%
Other operations	20,638	20,081	557	3%
Total net sales	$3,498,160	$2,335,983	$1,162,177	50%
Adjusted Gross Margin:
Refined products	$150,419	$171,626	$(21,207)	(12)%
Natural gas	65,801	40,741	25,060	62%
Materials handling	50,327	56,185	(5,858)	(10)%
Other operations	7,428	6,209	1,219	20%
Total adjusted gross margin	$273,975	$274,761	$(786)	—%
Adjusted Unit Gross Margin:
Refined products	$0.100	$0.126	$(0.026)	(21)%
Natural gas	$1.194	$0.731	$0.463	63%
Year Ended December 31, 2021 Compared to Year Ended December 31, 2020
Refined Products
Refined products net sales increased $1.1 billion, or 57% as compared to 2020 due primarily to the substantially higher oil price environment, with average sales prices increasing by 43%. The 10% increase in volumes was also a contributor to the higher net sales. The increased volumes were primarily a combination of distillates and gasoline, with heavy oil modestly higher. The increase in distillates was a combination of higher diesel volumes with gains from regional transit authorities, on-site fueling operations, and marine fueling requirements. Despite slightly warmer weather conditions, heating oil volumes were also higher. The gain in gasoline volumes was due to a recovery in transportation demand, with the higher heavy oil volumes a result of additional on-land demand at our Canadian operations.
Refined products adjusted gross margin in 2021 decreased $21.2 million or 12% as compared to 2020, as the 21% reduction in adjusted unit gross margins more than offset the higher volumes. The lower gross adjusted margins were primarily a result of substantially less attractive market conditions to purchase, store and hedge oil inventory compared to the market conditions last year, which was characterized by a surplus supply and weaker demand environment. Both the U.S. and Canadian operations contributed to the decline in adjusted gross margins.
Natural Gas
Natural gas net sales in 2021 increased by $23.2 million, or 9%, compared to 2020, due to 10% higher average price, partially offset by a 1% decrease in volume. The higher average sales price reflects the major increase in the market prices, particularly in the second half of the year.

Natural gas adjusted gross margin in 2021 increased $25.1 million, or 62%, primarily as a result of a 63% increase in average adjusted unit gross margins. The increase in adjusted unit gross margins was due to enhanced supply and inventory optimization opportunities as well as basis changes contributing to net gains from mark-to-market valuations of derivative contracts and natural gas transportation contracts. The enhanced supply and optimization opportunities occurred at various times throughout the year, including a combination of periods during the winter and colder temperatures concomitant higher price volatility, as well as in the summer as both market prices and volatility increased.
Materials Handling
Materials handling net sales and adjusted gross margin both decreased by $5.9 million or 10% each, compared to the same period last year. The decline was a result of $3.2 million reduction in the Canadian operations along with a $2.7 million decrease in the U.S. The decline in the Canadian operations was a result of reduced tank rental demand from third parties. The variance in the U.S. was primarily due to lower road salt and windmill component handling activity, with a decline in asphalt also a contributor. The decrease in salt was due to fewer bulk vessel deliveries, as mild winter conditions led to lower salt usage and less resupply requirements. Reduced windmill handling revenue resulted since there were lower component deliveries compared to the substantial activity early last year. The asphalt decline was primarily due to a combination of the sale of our Oswego terminal in April as well as some repair requirements that reduced tankage availability and revenue generation. These reductions were partially offset by increases in the U.S. heating requirements due to higher commodity prices and additional gypsum handling related to enhanced economic activity.
Other Operations
Net sales from other operations increased by $0.6 million, or 3%, with an increase in adjusted gross margin of $1.2 million, or 20% as compared to 2020 . The increase in adjusted gross margin was a result of higher coal margins, with a physical inventory reconciliation completed last year leading to part of this variance. An increase in boiler service activity was also a contributor.
Operating Costs and Expenses
The following tables set forth information regarding our results of operating costs and expenses for the periods presented:
	Years Ended December 31,		Increase/(Decrease)
	2021	2020	$	%
	($ in thousands)
Operating expenses	$80,673	$77,070	$3,603	5%
Selling, general and administrative expenses	$82,700	$81,514	$1,186	1%
Depreciation and amortization	$33,335	$34,066	$(731)	(2)%
Interest expense, net	$33,938	$40,370	$(6,432)	(16)%
Operating Expenses.   Operating expenses increased $3.6 million, or 5%, compared to the same period last year, primarily reflecting an increase of $1.7 million of employee-related expenses, $1.4 million in insurance related costs and $0.4 million in utilities and boiler fuel.
Selling, General and Administrative Expenses.   Selling, general and administrative expenses increased $1.2 million, or 1%, led by $0.7 million increase in insurance related costs and $0.4 million increase in incentive compensation.
Depreciation and Amortization.   Depreciation and amortization decreased $0.7 million, or 2%, primarily driven by the sales of the Oswego terminal in April 2021 and Mt. Vernon terminal in 2020.
Interest Expense, net.   Interest expense, net decreased $6.4 million, or 16%, compared to the same period last year primarily due to decreased net borrowing rates.

Liquidity and Capital Resources
Liquidity
Our primary liquidity needs are to fund our working capital requirements, operating expenses, capital expenditures and quarterly distributions. Cash generated from operations, our borrowing capacity under our Credit Agreement (as defined below) and potential future issuances of additional partnership interests or debt securities are our primary sources of liquidity. At December 31, 2021, our working capital deficit was $(99.3) million.
As of December 31, 2021, the undrawn borrowing capacity under the working capital facilities of our Credit Agreement was $171.8 million and the undrawn borrowing capacity under the acquisition facility was $53.8 million. We enter our seasonal peak period during the fourth quarter of each year, during which inventory, accounts receivable and debt levels increase. As we move out of the winter season at the end of the first quarter of the following year, typically inventory is reduced, accounts receivable are collected and converted into cash and debt is paid down. During the twelve months ended December 31, 2021, the amount drawn under the working capital facilities of our Credit Agreement fluctuated from a high of $402.0 million to a low of $148.7 million.
We believe that we have sufficient liquid assets, cash flow from operations and borrowing capacity under our Credit Agreement to meet our financial commitments, debt service obligations, contingencies and anticipated capital expenditures. However, we are subject to business and operational risks that could adversely affect our cash flow. A material decrease in our cash flow would likely have an adverse effect on our ability to meet our financial commitments and debt service obligations.
Capital Expenditures
Our terminals require investments to maintain, expand, upgrade or enhance existing assets and to comply with environmental and operational regulations. Our capital requirements primarily consist of maintenance capital expenditures and expansion capital expenditures. We define maintenance capital expenditures as capital expenditures made to replace assets, or to maintain the long-term operating capacity of our assets or operating income. Examples of maintenance capital expenditures are expenditures required to maintain equipment reliability, terminal integrity and safety and to address environmental laws and regulations. Costs for repairs and minor renewals to maintain facilities in operating condition and that do not extend the useful life of existing assets will be treated as maintenance expenses as we incur them. We define expansion capital expenditures as capital expenditures made to increase the long-term operating capacity of our assets or our operating income whether through construction or acquisition of additional assets. Examples of expansion capital expenditures include the acquisition of equipment and the development or acquisition of additional storage capacity, to the extent such capital expenditures are expected to expand our operating capacity or our operating income.
The following table summarizes expansion and maintenance capital expenditures for the periods indicated:
	Capital Expenditures
	Expansion	Maintenance	Total
	($ in thousands)
Years Ended December 31,
2021	$2,283	$11,605	$13,888
2020(1)	$3,810	$6,193	$10,003

(1)
Excludes approximately $2.1 million for building and equipment expenditures related to replacement of assets at Kildair Tracy Terminal due to property, plant and equipment losses from the November 1, 2019 fire.

We currently expect maintenance capital expenditures of approximately $10 million to $18 million and expansion capital expenditures, excluding acquisitions, of approximately $2 million to $5 million in 2022.

These current estimates depend, in part, on the timing of completion of projects, availability of equipment and workforce, weather, and unanticipated events or opportunities requiring additional maintenance or investments. We anticipate that future maintenance capital expenditures will be funded with cash generated by operations and that future expansion capital requirements will be provided through long-term borrowings or other debt financings and/or equity offerings. We believe that we will have sufficient cash flow from operations, borrowing capacity under our credit agreement and the ability to issue additional equity to meet our financial commitments, debt service obligations, contingencies and anticipated capital expenditures. However, we are subject to business and operational risks and geopolitical events, each of which could adversely affect our cash flow and access to debt and equity markets.
Contractual Obligations
We have contractual obligations that are required to be settled in cash. The amounts of our contractual obligations at December 31, 2021 were as follows:
	Payments due by period
	Total	Less than 1 year	1 – 3 years	4 – 5 years	More than 5 years
	(in thousands)
Operating lease obligations(1)	$19,534	$7,823	$10,981	$620	$110
Finance lease obligations (including interest)	15,749	4,028	5,648	2,898	3,175
Credit facilities (including interest)(2)	902,669	525,269	377,400	—	—
Product purchases(3)	666,640	662,282	4,358	—	—
Transportation and storage(4)	62,525	31,561	29,388	1,576	—
Deferred consideration(5)	20,366	3,818	7,637	7,637	1,274
Total	$1,687,483	$1,234,781	$435,412	$12,731	$4,559

(1)
We have leases for a refined products terminal, refined products storage, maritime charters, equipment, office and plant facilities that are accounted for as operating leases.

(2)
Amounts include principal and interest on our working capital revolving credit facility and our acquisition line revolving credit facility at December 31, 2021. The Credit Agreement has a contractual maturity of May 19, 2023, and no scheduled principal payments are required prior to that date. However, we repay amounts outstanding and borrow funds based on our working capital requirements. The curren+t portion of Credit Agreement represents the amounts of the working capital facility. Interest is calculated using the rates in effect as of December 31, 2021, and we assume a ratable payment of the current portion of the working capital revolving credit facility through the expiration date.

(3)
Product purchases include estimated purchase commitments for refined products and natural gas. The value of these future supply commitments, if not fixed in price, will fluctuate based on prevailing market prices. The prices at which we purchase refined products and natural gas are determined by reference to published market prices prevailing at the time of purchase. The value of our product purchase commitments were computed based on contractual prices.

(4)
Transportation and storage commitments include refined products throughput agreements at third-party terminals and natural gas pipeline transportation and storage agreements that have minimum usage requirements.

(5)
Deferred consideration payments are related to the Carbo acquisition (see Note 14 — Other Obligations, of Part II, Item 8 of this Annual Report on Form 10-K).

Cash Flows
	Years Ended December 31,
	2021	2020	2019
	(in thousands)
Net cash (used in) provided by operating activities	$(56,778)	$154,466	$(65,365)
Net cash (used in) provided by investing activities	$(2,775)	$514	$(13,886)
Net cash provided by (used in) financing activities	$56,480	$(156,552)	$77,068
Operating Activities
Net cash used in operating activities for the year ended December 31, 2021 was $56.8 million and was negatively impacted by net loss of $68.9 million, an increase of $87.4 million in accounts receivable driven by a combination of higher sales prices and volumes, and an increase of $184.3 million in inventories largely due to increases in the cost of inventory purchases. Cash flows from operations were positively impacted as a result of an increase of $118.0 million in accounts payable and accrued liabilities primarily relating to the timing of invoice payments for product purchases, a change of $87.0 million in derivative instruments as a result of the increase in commodity prices in refined products during the year, a decrease in prepaid expenses and other assets of $52.7 million primarily driven by changes in collateral requirements.
Net cash provided by operating activities for the year ended December 31, 2020 was $154.5 million and was favorably impacted by net income of $33.8 million, a change of $9.1 million in derivative instruments as a result of the increase in commodity prices in refined products during the year, a decrease of $88.1 million in accounts receivable driven by a combination of lower sales prices and volumes and a decrease of $37.7 million in inventories largely due to reductions in the cost of inventory purchases. Cash flows from operations were negatively impacted as a result of a reduction of $52.8 million in accounts payable and accrued liabilities primarily relating to the timing of invoice payments for product purchases.
Investing Activities
Net cash used in investing activities for the year ended December 31, 2021 was $2.8 million and consisted primarily of $11.6 million related to maintenance capital expenditures, $2.3 million related to expansion capital expenditures across our terminal system offset by $11.1 million related to proceeds largely driven by the proceeds of approximately $10.1 million from the sale of the Oswego terminal in April 2021.
Net cash provided by investing activities for the year ended December 31, 2020 was $0.5 million and consisted primarily of $6.2 million related to maintenance capital expenditures, $3.8 million related to expansion capital expenditures across our terminal system offset by $12.7 million related to proceeds largely driven by the proceeds of approximately $10.3 million from the sale of the Mount Vernon terminal.
Financing Activities
Net cash provided by financing activities for the year ended December 31, 2021 was $56.5 million, and primarily resulted from $133.6 million of net borrowings under our Credit Agreement due to increased financing requirements from higher commodity prices, year-end timing of accounts receivable and average higher inventory levels, which were offset by distributions of $63.8 million.
Net cash used in financing activities for the year ended December 31, 2020 was $156.6 million, and primarily resulted from $70.6 million of net payments under our Credit Agreement due to reduced financing requirements from accounts receivable levels and the reduction of inventory levels as well as distributions of $67.3 million.
Credit Agreement
On May 11, 2021, Sprague Operating Resources LLC (the “U.S. Borrower”) and Kildair, (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), wholly owned subsidiaries of the Partnership, entered into a first amendment (the “First Amendment”) to the second amended and restated

credit agreement dated May 19, 2020 (the “Original Credit Agreement;” the Original Credit Agreement as amended by the First Amendment, the “Credit Agreement”). Upon the effective date, the First Amendment increased the acquisition facility from $430 million to $450 million and was accounted for as a modification of a syndicated loan arrangement with partial extinguishment to the extent there was a decrease in the borrowing capacity on a creditor by creditor basis. Overall, the Credit Agreement matures on May 19, 2023. The Partnership and certain of its subsidiaries (the “Subsidiary Guarantors”) are guarantors of the obligations under the Credit Agreement. Obligations under the Credit Agreement are secured by substantially all of the assets of the Partnership, the Borrowers and the Subsidiary Guarantors (collectively, the “Loan Parties”).
As of December 31, 2021, the revolving credit facilities under the Credit Agreement contained, among other items, the following:
•
A committed U.S. dollar revolving working capital facility of up to $465.0 million, subject to borrowing base limits, to be used for working capital loans and letters of credit;

•
An uncommitted U.S. dollar revolving working capital facility of up to $200.0 million, subject to borrowing base limits and the sole discretion of the lenders, to be used for working capital loans and letters of credit;

•
A multicurrency revolving working capital facility of up to $85.0 million, subject to borrowing base limits, to be used for working capital loans and letters of credit;

•
A revolving acquisition facility of up to $450.0 million, subject to covenants, to be used for loans and letters of credit to fund capital expenditures and acquisitions and other general corporate purposes; and

•
Subject to certain conditions, including the receipt of additional commitments from lenders, the ability to increase the U.S. dollar revolving working capital facility to up to $1.2 billion and the multicurrency revolving working capital facility to up to $320.0 million. Additionally, subject to certain conditions, the revolving acquisition facility may be increased to up to $750.0 million.

Indebtedness under the Credit Agreement bears interest, at the Borrowers’ option, at a rate per annum equal to either (i) the Eurocurrency Rate (which is the LIBOR Rate for loans denominated in U.S. dollars and CDOR for loans denominated in Canadian dollars, in each case adjusted for certain regulatory costs, and in each case with a floor of 0.25%) for interest periods of one, two (solely with respect to Eurocurrency Rate loans denominated in Canadian dollars), three or six (solely with respect to Eurocurrency Rate loans denominated in U.S. dollars) months plus a specified margin or (ii) an alternate rate plus a specified margin.
For loans denominated in U.S. dollars, the alternate rate is the Base Rate which is the highest of (a) the U.S. Prime Rate as in effect from time to time, (b) the greater of the Federal Funds Effective Rate and the Overnight Bank Funding Rate as in effect from time to time plus 0.50% and (c) the one-month Eurocurrency Rate for U.S. dollars as in effect from time to time plus 1.00%.
For loans denominated in Canadian dollars, the alternate rate is the Prime Rate which is the higher of (a) the Canadian Prime Rate as in effect from time to time and (b) the one-month Eurocurrency Rate for U.S. dollars as in effect from time to time plus 1.00%.
The specified margins for the working capital revolving facilities vary based on the utilization of the working capital facilities as a whole, measured on a quarterly basis. The specified margin for (x) the committed U.S. dollar revolving working capital facility ranged from 1.00% to 1.50% for loans bearing interest at the Base Rate and from 2.00% to 2.50% for loans bearing interest at the Eurocurrency Rate, (y) the uncommitted U.S. dollar revolving working capital facility ranged from 0.75% to 1.25% for loans bearing interest at the Base Rate and 1.75% to 2.25% for loans bearing interest at the Eurocurrency Rate and (z) the multicurrency revolving working capital facility ranged from 1.00% to 1.50% for loans bearing interest at the Base Rate and 2.00% to 2.50% for loans bearing interest at the Eurocurrency Rate.
The specified margin for the revolving acquisition facility varies based on the consolidated total leverage of the Loan Parties. The specified margin for the revolving acquisition facility range from 1.25% to 2.25% for loans bearing interest at the Base Rate and from 2.25% to 3.25% for loans bearing interest at the Eurocurrency Rate.

In addition, the Borrowers will incur a commitment fee on the unused portion of (x) the committed U.S. dollar revolving working capital facility and multicurrency revolving working capital facility ranging from 0.375% to 0.500% per annum and (y) the revolving acquisition facility at a rate ranging from 0.35% to 0.50% per annum. Overdue amounts bear interest at the applicable rates described above plus an additional margin of 2%.
The Credit Agreement contains various covenants and restrictive provisions that, among other things, prohibit the Partnership from making distributions to unitholders if any event of default occurs or would result from the distribution or if the Loan Parties would not be in pro forma compliance with the financial covenants after giving effect to the distribution. In addition, the Credit Agreement contains various covenants that are usual and customary for a financing of this type, size and purpose, including, but not limited to, covenants that require the Loan Parties to maintain: a minimum consolidated EBITDA-to fixed-charge ratio, a minimum consolidated net working capital amount and a maximum consolidated total leverage-to-EBITDA ratio. The Credit Agreement also limits the Loan Parties ability to incur debt, grant liens, make certain investments or acquisitions, enter into affiliate transactions and dispose of assets. The Partnership was in compliance with the covenants under the Credit Agreement at December 31, 2021.
The Credit Agreement also contains events of default that are usual and customary for a financing of this type, size and purpose including, among others, non-payment of principal, interest or fees, violation of certain covenants, material inaccuracy of representations and warranties, bankruptcy and insolvency events, cross-payment default and cross-acceleration, material judgments and events constituting a change of control. If an event of default exists under the Credit Agreement, the lenders will be able to terminate the lending commitments, accelerate the maturity of the Credit Agreement and exercise other rights and remedies with respect to the collateral.
Impact of Inflation
Inflation in the United States and Canada has been relatively low in recent years and, though inflation has accelerated in 2021, did not have a material impact on our results of operations for the years ended December 31, 2021, 2020 and 2019.
Foreign Currency
Our most significant foreign operations are conducted by Kildair, our Canadian subsidiary. The functional currency of Kildair is the U.S. Dollar.
Kildair converts receivables and payables denominated in other than their functional currency at the exchange rate as of the balance sheet date. Kildair utilizes forward currency contracts to manage its exposure to currency fluctuations of certain of its transactions that are denominated in Canadian dollars. These forward currency exchange contracts are recorded at fair value at the balance sheet date and changes in fair value are recognized in net income (loss) as these forward currency contracts have not been designated as hedges. Transaction exchange gains or losses net of the impact of the forward currency exchange contracts, except for certain transaction gains or losses related to intercompany receivable and payables, are recorded in cost of products sold (exclusive of depreciation and amortization).
Transaction gains and losses related to intercompany receivables and payables not anticipated to be settled in the foreseeable future are excluded from the determination of net income (loss) and are recorded as a translation adjustment to accumulated other comprehensive income (loss) as a component of unitholders’ equity. As of December 31, 2021, all intercompany receivables or payables are anticipated to be settled in the foreseeable future and therefore, no amounts are included in accumulated other comprehensive income (loss).
Critical Accounting Policies and Estimates
Use of Estimates
The Partnership’s Consolidated Financial Statements have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and reported net sales and expenses in the income statement. Actual results could differ from those estimates. Among the estimates made by the Partnership are assets and liabilities valuations as part of an acquisition, the fair value of derivative assets and liabilities, valuation of the reporting units within the goodwill quantitative impairment assessment, and if necessary long-lived asset impairments and environmental and legal obligations.
These estimates are based on our knowledge and understanding of current conditions and actions that we may take in the future. Changes in these estimates will occur as a result of the passage of time and the occurrence of future events. Subsequent changes in these estimates may have a significant impact on our financial condition and results of operations and are recorded in the period in which they become known. We have identified the following estimates that, in our opinion, are subjective in nature, require the exercise of judgment and involve complex analysis:
Derivatives
As a matter of policy, refined products and natural gas businesses utilize futures contracts, forward contracts, swaps, options and other derivatives in an effort to minimize the impact of commodity price fluctuations. On a selective basis and within our risk management policy’s guidelines, we utilize futures contracts, forward contracts, swaps, options and other derivatives to generate profits from changes in market prices.
We record all derivative instruments as either assets or liabilities in the statement of financial position and measure those instruments at fair value. We recognize changes in the fair value of our commodity derivative instruments currently in earnings as cost of products sold (exclusive of depreciation and amortization).
We do not offset fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) against fair value amounts, including amounts that approximate fair value, recognized for derivative instruments executed with the same counterparty under the same master netting arrangement.
We also use interest rate swaps to convert a portion of our floating rate debt to fixed rates. These interest rate swaps are designated as cash flow hedges and the changes in fair value of the swaps are included as a component of comprehensive income (loss) and accumulated other comprehensive loss, net of tax, respectively.
Our derivative instruments are recorded at fair value, with changes in fair value recognized in net income (loss) or other comprehensive income (loss) each period, as appropriate. Fair value measurements are determined using the market approach and include non-performance risk and time value of money considerations. Counterparty credit is considered for receivable balances, and our credit is considered for payable balances.
We determine fair value based on a hierarchy for the inputs used to measure the fair value of financial assets and liabilities based on the source of the input, which generally range from quoted prices for identical instruments in a principal trading market (Level 1) to estimates determined using significant unobservable inputs (Level 3). Multiple inputs may be used to measure fair value; however, the level of fair value is based on the lowest significant input level within this fair value hierarchy.
Details on the methods and assumptions used to determine the fair values are as follows:
Fair value measurements based on Level 1 inputs: Measurements that are most observable and are based on quoted prices of identical instruments obtained from the principal markets in which they are traded. Closing prices are both readily available and representative of fair value. Market transactions occur with sufficient frequency and volume to assure liquidity.
Fair value measurements based on Level 2 inputs: Measurements derived indirectly from observable inputs or from quoted prices from markets that are less liquid are considered Level 2. Measurements based on Level 2 inputs include over-the-counter (“OTC”) derivative instruments that are priced on an exchange traded curve, but have contractual terms that are not identical to exchange traded contracts. We utilize fair value measurements based on Level 2 inputs for our fixed forward contracts, over-the-counter commodity price swaps, interest rate swaps and forward currency contracts.
Fair value measurements based on Level 3 inputs: Measurements that are least observable are estimated from significant unobservable inputs determined from sources with little or no market activity for comparable contracts or for positions with longer durations.
Goodwill
Goodwill is defined as the excess of cost over the fair value of assets acquired and liabilities assumed in a business combination. We test goodwill at the reporting unit level annually as of October 31 or on an as needed basis, for indicators of impairment at each reporting unit that has recorded goodwill. In performing the test, we either use a qualitative assessment or a single step quantitative approach. Under the qualitative approach we consider a number of factors, including the amount by which the previous quantitative test’s fair value exceeded the carrying value of the reporting units, actual performance as compared to internal forecasts used in the previous quantitative test, an evaluation of discount rates, and an evaluation of current economic factors for both the worldwide economy and specifically the oil and gas industry, and any significant changes in customer and supplier relationships. We weigh these factors to determine if it is more likely than not that the fair value of the reporting unit exceeds its carrying value. If after performing a qualitative assessment, indicators are present, or we identify factors that cause us to believe it is appropriate to perform a more precise calculation of fair value, we would move beyond the qualitative assessment and perform a quantitative impairment test.
Under the quantitative impairment test, we perform a comparison of the reporting unit’s carrying value to its fair value. We estimate the fair value of a reporting unit based upon future net discounted cash flows (Level 3 measurement). In calculating these estimates, we develop a discounted cash flow model based on forecasted operating results, discount rates, and growth rates, which contemplate business, market and overall economic conditions. Further, the discount rates used require estimates of the cost of equity and debt financing. The estimates of fair value of these reporting units could change if actual operating results or discount rates vary from these estimates. We performed sensitivity analyses on the fair values resulting from the discounted cash flows valuation utilizing more conservative assumptions that reflect reasonably likely future changes in the discount rates and perpetual growth rate in each of the reporting units. Based upon our 2021 annual impairment testing analyses, including the consideration of reasonably likely adverse changes in assumptions described above, the Partnership determined that all of its reportable units had fair values exceeding their carrying value. As of December 31, 2021, there was $35.5 million of goodwill allocated to the natural gas reporting unit which had a negative carrying value with respect to the annual goodwill test performed.
Revenue Recognition
Revenue is recognized when performance obligations under the terms of a contract with a customer are satisfied. The majority of our revenue is generated from refined products and natural gas contracts that have a single performance obligation which is the delivery of the related energy product. Accordingly, we recognize revenue for refined products and natural gas when title and control have been transferred to the customer which is generally at the time of shipment or delivery of products.
Revenue for our materials handling segment is recorded on a straight-line basis under leasing arrangements or as services are performed.
Revenue is measured as the amount of consideration we expect to receive in exchange for transferring products or providing services and is generally based upon a negotiated index, formula, list or fixed price. An allowance for doubtful accounts is recorded to reflect an estimate of the ultimate realization of the accounts receivable and includes an assessment of the customers’ creditworthiness and the probability of collection. The provision for the allowance for doubtful accounts is included in cost of products sold (exclusive of depreciation and amortization) and has not been significant in the past. Estimated discounts are included in the transaction price of the contracts with customers as a reduction to net sales. We sell our products or provide services directly to commercial customers and wholesale distributors generally under agreements with payment terms typically less than 30 days.
We account for shipping and handling as activities to fulfill the promise to transfer the good. As such, shipping and handling fees billed to customers in a sales transaction are recorded in net sales and shipping and handling costs incurred are recorded in cost of products sold (exclusive of depreciation and amortization). We exclude from net sales any value add, sales and other taxes which it collects concurrently with revenue-producing activities.
The majority of our revenue is derived from (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount in which we have the right to invoice the customer as product is delivered.
Recent Accounting Pronouncements
For information on recent accounting pronouncements impacting our business, see Recent Accounting Pronouncements included under Note 1 — Description of Business and Summary of Significant Accounting Policies to our Consolidated Financial Statements (Part II, Item 8 of this Annual Report).
Item 7A.   Quantitative and Qualitative Disclosures About Market Risk
Market risk is the risk of loss arising from adverse changes in market rates and prices. The principal market risks to which we are exposed are commodity price risk, interest rate risk and market/credit risk. We utilize various derivative instruments to manage exposure to commodity risk and swaps to manage exposure to interest rate risk.
Commodity Price Risk
We use various financial instruments as we seek to hedge our commodity price risk. We sell our refined products and natural gas primarily in the Northeast. We hedge our refined products positions primarily with a combination of futures contracts that trade on the NYMEX, and fixed-for-floating price swaps in the form of bilateral contracts that are traded “over-the-counter” or “OTC.” Although there are some notable differences between futures and the fixed-for-floating price swaps, both can provide a fixed price while the counterparty receives a price that fluctuates as market prices change.
As indicated in the table below, we primarily use futures contracts to hedge light oil transactions and swaps contracts for hedging residual fuel oils. There are no residual fuel oil futures contracts that actively trade in the United States. Each of the financial instruments trade by month for many months forward, allowing us the ability to hedge future contractual commitments.
Product Group	Primary Financial Hedging Instrument
Gasolines	NYMEX RBOB futures contract
Distillates	NYMEX Ultra Low Sulfur Diesel futures contract
Residual Fuel Oils	New York Harbor 1% Sulfur Residual Fuel Oil Swaps
In addition to the financial instruments listed above, we may periodically use the ethanol futures contract that trades on the Chicago Board of Trade, or CBOT, to hedge ethanol that is used for blending into our gasoline. This ethanol contract is based on Chicago delivery. There are also swaps alternatives available in the market to hedge ethanol. In addition, we also use Rotterdam Barge 0.1% Sulfur Gasoil swaps as the primary means to hedge Kildair’s marine gas oil positions.
For natural gas, there are no quality differences that need to be considered when hedging. Our primary hedging requirements relate to fixed price and basis (location) exposure. We largely hedge our natural gas fixed price exposure using fixed-for-floating price swaps that trade on the ICE with the prices based on the Henry Hub location near Erath, Louisiana. The Henry Hub is the most active natural gas trading location in the United States. Although we typically use swaps, there is also an actively traded NYMEX Henry Hub natural gas futures contract that we can use. We primarily use ICE basis swaps as the key financial instrument type to hedge our natural gas basis risk. Similar to the natural gas futures and ICE Henry Hub swaps, basis swaps for major locations trade actively for many months. These swaps are financially settled, typically using prices quoted by Platts. We also directly hedge our price exposure in oil and natural gas by using forward purchases or sales that require physical delivery of the product.
The following table presents total realized and unrealized gains (losses) on derivative instruments utilized for commodity risk management purposes. Such amounts are included in cost of products sold (exclusive of depreciation and amortization) for the years ended December 31, 2021, 2020 and 2019:
	2021	2020	2019
	(in thousands)
Refined products contracts	$(33,611)	$15,434	$(26,194)
Natural gas contracts	(101,754)	46,024	38,513
Total	$(135,365)	$61,458	$12,319
Substantially all of our commodity derivative contracts outstanding as of December 31, 2021 will settle prior to June 30, 2023.
Interest Rate Risk
We enter into interest rate swaps to manage exposures in changing interest rates. We swap the variable LIBOR interest rate payable under our Credit Agreement for fixed LIBOR interest rates. These interest rate swaps meet the criteria to receive cash flow hedge accounting treatment. Counterparties to our interest rate swaps are large multi-national banks and we do not believe there is a material risk of counterparty nonperformance. Additionally, we may enter into seasonal swaps which are intended to manage our increase in borrowings during the winter, as a result of higher inventory and accounts receivable levels.
Our interest rate swap agreements outstanding as of December 31, 2021 were as follows (in thousands):
Interest Rate Swap Agreements
Beginning	Ending	Notional Amount
January 2021	January 2022	$300,000
April 2021	April 2022	$25,000
January 2022	January 2023	$250,000
April 2022	April 2023	$25,000
January 2023	January 2024	$250,000
January 2024	January 2025	$50,000
During the two year period ended December 31, 2021, we hedged approximately 48% of our floating rate debt with fixed-for-floating interest rate swaps. We expect to continue to utilize interest rate swaps to manage our exposure to LIBOR interest rates. Based on a sensitivity analysis for the year ended December 31, 2021, we estimate that if short-term interest rates increase 100 basis points or decrease to zero, our interest expense would increase by $3.2 million and decrease by $0.1 million, respectively. These amounts were estimated by considering the effect of the hypothetical short-term interest rates on variable-rate debt outstanding, adjusted for interest rate hedges.

Derivative Instruments
The following tables present our derivative assets and derivative liabilities measured at fair value on a recurring basis as of December 31, 2021:
	Fair Value Measurement	Active Markets Level 1	Observable Inputs Level 2	Unobservable Inputs Level 3
	(in thousands)
Derivative assets:
Commodity fixed forwards	$25,793	$—	$25,793	$—
Commodity swaps and options	148,034	148,029	5	—
Commodity derivatives	173,827	148,029	25,798	—
Interest rate swaps	302	—	302
Total derivative assets	$174,129	$148,029	$26,100	$—
Derivative liabilities:
Commodity fixed forwards	176,602	—	176,602	—
Commodity swaps and options	78,026	77,948	78	—
Commodity derivatives	254,628	77,948	176,680	—
Interest rate swaps	5,295	—	5,295	—
Total derivative liabilities	$259,923	$77,948	$181,975	$—
Market and Credit Risk
The risk management activities for our refined products and natural gas segments involve managing exposures to the impact of market fluctuations in the price and transportation costs for commodities through the use of derivative instruments. The prices for energy commodities can be significantly influenced by market liquidity and changes in seasonal demand, weather conditions, transportation availability, and federal and state regulations. We monitor and manage our exposure to market risk on a daily basis in accordance with approved policies.
We maintain a control environment under the direction of our Chief Risk Officer through our risk management policy, processes and procedures, which our senior management has approved. Control measures include volumetric, value at risk, and stop loss limits, as well as contract term limits. Our Chief Risk Officer and Risk Management Committee must approve the use of new instruments or new commodities. Risk limits are monitored and reported daily to senior management. Our risk management department also performs independent verifications of sources of fair values. These controls apply to all of our commodity risk management activities.
We use a value at risk model to monitor commodity price risk within our risk management activities. The value at risk model uses both linear and simulation methodologies based on historical information, with the results representing the potential loss in fair value over one day at a 95% confidence level. Results may vary from time to time as hedging coverage, market pricing levels and volatility change.
We have a number of financial instruments that are potentially at risk including cash and cash equivalents, receivables and derivative contracts. Our primary exposure is credit risk related to our receivables and counterparty performance risk related to the fair value of derivative assets, which is the loss that may result from a customer’s or counterparty’s non-performance. We use credit policies to control credit risk, including utilizing an established credit approval process, monitoring customer and counterparty limits, employing credit mitigation measures such as analyzing customer financial statements, credit insurance with a third party provider and accepting personal guarantees and forms of collateral. We believe that our counterparties will be able to satisfy their contractual obligations. Credit risk is limited by the large number of customers and counterparties comprising our business and their dispersion across different industries.

Cash is held in demand deposit and other short-term investment accounts placed with federally insured financial institutions. Such deposit accounts at times may exceed federally insured limits. We have not experienced any losses on such accounts.
The following table presents the value at risk for our refined products and natural gas marketing and risk management commodity derivatives activities:
	Refined Products			Natural Gas
	2021	2020	2019	2021	2020	2019
	(in thousands)			(in thousands)
At December 31	$96	$228	$119	$3,523	$711	$502
Average	87	675	127	955	424	381
High	261	2,448	461	4,111	738	657
Low	17	13	27	301	151	120
Item 8.   Financial Statements and Supplementary Data
See Part IV, Item 15 — “Exhibits and Financial Statement Schedule — Index to Consolidated Financial Statements”.
Item 9.   Changes in and Disagreements With Accountants on Accounting and Financial Disclosure
None.
Item 9A.   Controls and Procedures
Disclosure Controls and Procedures
Disclosure controls and procedures are designed to ensure that information required to be disclosed in the Partnership’s reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in the Partnership’s reports under the Exchange Act is accumulated and communicated to the Partnership’s management, including the President, Chief Executive Officer and the Chief Financial Officer of Sprague Resources GP LLC (the Partnership’s general partner), or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.
As of December 31, 2021, the Partnership carried out an evaluation, under the supervision and with the participation of management (including the President, Chief Executive Officer and the Chief Financial Officer of the Partnership’s general partner) of the effectiveness of the design and operation of the Partnership’s disclosure controls and procedures pursuant to Exchange Act Rule 13a-15. Based on this evaluation, the general partner’s President, Chief Executive Officer and Chief Financial Officer concluded that the Partnership’s disclosure controls and procedures were effective as of December 31, 2021.
Management’s Report Regarding Internal Control Over Financial Reporting
Management of the general partner, including the President, Chief Executive Officer and the Chief Financial Officer of the Partnership’s general partner, is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with accounting principles generally accepted in the United States of America. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Further, because of changes in conditions, effectiveness of internal control over financial reporting may vary over time.
Management has assessed the effectiveness of Sprague Resources LP’s internal control over financial reporting as of December 31, 2021. In making its assessment, management has utilized the criteria set forth by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission in Internal Control — Integrated Framework (2013 Framework). Management concluded that based on its assessment, the Partnership’s internal control over financial reporting was effective as of December 31, 2021. Ernst & Young LLP, Registered Public Accounting Firm, has issued an attestation report on our internal control over financial reporting which is included in this Annual Report on page F-4.
Changes in Internal Control Over Financial Reporting
There have been no changes in our system of internal control over financial reporting during the three months ended December 31, 2021 that have materially affected, or are reasonably likely to materially affect, the Partnership’s internal control over financial reporting.
Item 9B.   Other Information
None.
Item 9C.   Disclosure Regarding Foreign Jurisdictions that Prevent Inspections
Not Applicable.

Part III
Item 10. Directors, Executive Officers and Corporate Governance
Executive Officers and Directors of our General Partner
Our General Partner oversees our operations and activities on our behalf through its board of directors. The board of directors of our General Partner appoints our officers, all of whom are employed by our General Partner and manage our day-to-day affairs. Neither our General Partner, nor the board of directors of our General Partner, is elected by our unitholders and neither will be subject to re-election in the future. Rather, the directors of our General Partner are appointed by Sprague Holdings, which owns 100% of our General Partner. The board of directors of our General Partner met five times during the 2021 fiscal year and each of its members attended 100% of the meetings. The audit committee of the board of directors of our General Partner met seven times during the 2021 fiscal year, of which each of its members attended 100% of the meetings. The conflicts committee of the board of directors of our General Partner did not meet during the 2021 fiscal year. Established in September 2021, the compensation committee of the board of directors of our General Partner met three times during the 2021 fiscal year with each of its members attending 100% of the meetings.
The following table provides information as of March 3, 2022 for the executive officers and directors of our General Partner. References to “our officers,” “our directors,” or “our board” refer to the officers, directors, and board of directors of our General Partner. Directors are appointed to hold office until their successors have been elected or qualified or until the earlier of their death, resignation, removal or disqualification. Executive officers serve at the discretion of the board.
Name	Age	Position with our General Partner
Stephen M. Hendel	70	Chairman of the Board of Directors
Beth A. Bowman	65	Director, Conflicts Committee Chair
C. Gregory Harper	57	Director, Audit Committee Chair
John A. Shapiro	70	Director, Compensation Committee Chair
Stephen M. Semlitz	69	Director
Jonathan Guy Merison	62	Director
Scott Levy	49	Director
Jason T. Lemme	46	Director
David C. Glendon*	56	President, Chief Executive Officer and Director
David C. Long*	48	Chief Financial Officer
Thomas F. Flaherty*	66	Vice President, Refined Products
Steven D. Scammon*	60	Vice President, Chief Risk Officer
Brian W. Weego*	55	Vice President, Natural Gas
Paul A. Scoff*	62	Vice President, General Counsel, Chief Compliance Officer and Secretary
Joseph S. Smith*	65	Vice President, Corporate Development
James A. Therriault*	61	Vice President, Materials Handling
Thomas E. Carey	64	Vice President, Operations
Ben Hennelly	51	Chief Information Officer

*
Indicates an “executive officer” for purposes of Item 401(b) of Regulation S-K.

Stephen M. Hendel — Mr. Hendel joined the board of directors as chairman in May 2021, upon the closing of the purchase by Hartree Partners, LP (“Hartree”) of the general partner interest, the incentive distribution rights and all of the common units representing limited partner interests that were held by Sprague Holdings, a subsidiary of Axel Johnson Inc. . Mr. Hendel, is currently serving, and has served since March 1997, as a Founding Partner and Managing Director of Hartree, where he is actively involved in the management of the firm. Prior to co-founding Hartree, from 1985 to 1996, Mr. Hendel was a partner at Goldman Sachs, where he held various management roles in the J. Aron division including co-head of energy trading and oversight of J. Aron’s division of quantitative strategies. From 1994 to 1996, Mr. Hendel shared responsibility for the energy, commodity and currency business for J. Aron. Prior to joining J. Aron in 1980, he was an associate at Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Hendel is active in a number of artistic not-for-profit foundations. Mr. Hendel holds a B.A. from Yale University and a J.D. from the University of Connecticut School of Law. We believe that Mr. Hendel’s more than 40 years of experience in the energy industry, as well as his extensive management skills he acquired through his involvement in the strategy, operations and governance of Hartree, bring substantial perspective and leadership to the board of directors of our General Partner.
Beth A. Bowman — Ms. Bowman was appointed to the board of directors of our General Partner in October 2014. Ms. Bowman served at Shell Energy North America for 17 years where she was the Senior Vice President of Sales and Origination North America, until her retirement in September 2015. Prior to joining Shell, Ms. Bowman held management positions at Sempra Energy Trading and Sempra’s San Diego Gas & Electric utility. Ms. Bowman has served as a director at Targa Resources Corp., Targa Resources Partners LP and Targa Resources GP LLC since September 2018. In 2014, Ms. Bowman was named one of the Top 50 Most Powerful Women in Oil and Gas in the U.S. by the National Diversity Council. Ms. Bowman served on the boards of the California Power Exchange and the California Foundation of Energy and Environment. Ms. Bowman received her Bachelor of Science degree Civil Engineering from the University of Illinois, a Master’s degree in Civil Engineering from San Diego State University and a Master’s degree in Business Administration Finance from University of San Diego. We believe that Ms. Bowman’s extensive energy industry background, particularly her experience in senior leadership roles and board positions of other energy companies, provide the board of directors of our General Partner with valuable knowledge and skill.
C. Gregory Harper — Mr. Harper was appointed to the board of directors of our General Partner in October 2013 in connection with our IPO. In June 2021 Mr. Harper was appointed Chairman and CEO of Evergreen Midstream LLC and in March 2021 Mr. Harper began to serve on the board of directors of Woodway Energy Infrastructure LLC. From April 2018 until April 2020, Mr. Harper served as President and CEO of Blue Mountain Midstream and as a board member of its parent Riviera Resources Inc. In April 2017, Mr. Harper retired from Enbridge Inc. where he served as President, Gas Pipelines and Processing. In January 2014, Mr. Harper was appointed principal executive officer of Midcoast Holdings L.L.C., an indirect subsidiary of Enbridge Inc. Mr. Harper also served as Senior Vice President of Midstream with Southwestern Energy Company from August 2013 to January 2014. Prior to joining Southwestern Energy, Mr. Harper served as Senior Vice President and Group President of CenterPoint Energy Pipelines and Field Services from December 2008 to June 2013. Before joining CenterPoint Energy in 2008, Mr. Harper served as President, Chief Executive Officer and as a Director of Spectra Energy Partners, LP from March 2007 to December 2008. From January 2007 to March 2007, Mr. Harper was Group Vice President of Spectra Energy Corp., and he was Group Vice President of Duke Energy from January 2004 to December 2006. Mr. Harper served as Senior Vice President of Energy Marketing and Management for Duke Energy North America from January 2003 until January 2004 and Vice President of Business Development for Duke Energy Gas Transmission and Vice President of East Tennessee Natural Gas, LLC from March 2002 until January 2003. Mr. Harper currently serves on the University of Houston Bauer College Board and the board of directors of the Houston Area Women’s Center. Mr. Harper received his Bachelor’s degree in Mechanical Engineering from the University of Kentucky and his Master’s degree in Business Administration from the University of Houston. We believe Mr. Harper’s extensive industry background, particularly his financial reporting and oversight expertise, brings important experience and skill to the board of directors of our General Partner.
John A. Shapiro — Mr. Shapiro was appointed to the board of directors of our General Partner in June 2021 at which time he was appointed as a member of the audit committee and the conflicts committee. Mr. Shapiro has more than 35 years of experience in the banking and energy industries and currently serves, and has served since November 2009, as a director on the board of Blueknight Energy Partners, L.P., a master limited partnership headquartered in Tulsa, Oklahoma. Since November 2015, Mr. Shapiro has served as a senior advisor to Mountain Capital Partners, LLC, a Houston-based private equity firm focused on upstream E&P investments. Additionally, he currently serves, and has served since December 2009, as a member of the board of Citymeals-on-Wheels. Mr. Shapiro was an officer at Morgan Stanley & Co., where he served from November 1984 to December 2008 in various capacities, ultimately as Global Head of Commodities and a member of the firm’s Management Committee. While an officer at Morgan Stanley, Mr. Shapiro participated in the successful acquisitions of TransMontaigne Inc. and Heidmar Inc. and served as a member of the board of directors of both companies. Prior to joining Morgan Stanley & Co., Mr. Shapiro worked for Conoco, Inc. and New England Merchants National Bank. Mr. Shapiro has been a lecturer at Princeton University, Harvard University School of Government, HEC Business School (Paris, France) and the Oxford University Energy Program (Oxford, UK). Mr. Shapiro received his Master of Business Administration from Harvard University and a bachelor’s degree in economics from Princeton University. We believe that Mr. Shapiro’s leadership skills, financial expertise and industry expertise gained while serving on the board of other energy companies, among other factors, qualify him to serve as a member of the board of directors of our General Partner.
Stephen M. Semlitz — Mr. Semlitz was appointed to the board of directors of our General Partner in May 2021. Mr. Semlitz, is currently serving, and has served since March 1997, as a Founding Partner and Managing Director of Hartree, where he is actively involved in the management of the firm. Prior to co-founding Hartree, from 1985 to 1996, Mr. Semlitz was a partner at Goldman Sachs, where he developed the energy business from inception and was the Co-Head of Energy Trading. From 1980 to 1986, Mr. Semlitz was the Head Metals Trader at J. Aron and Goldman Sachs. Mr. Semlitz holds a B.S. and an MBA from Cornell University. We believe that Mr. Semlitz’s 40 plus years’ prior experience in the energy industry and prior experience in leadership positions allows him to bring substantial experience and skills to the board of directors of our General Partner.
Jonathan Guy Merison — Mr. Merison was appointed to the board of directors of our General Partner in May 2021. Mr. Merison is currently serving, and has served since March 1997, as a Founding Partner and Managing Director of Hartree, where he is actively involved in the management of the firm. Prior to joining Hartree, from 1995 to 1997, Mr. Merison served as a portfolio manager at Odyssey Partners, where he was the commodities portfolio manager. From 1986 to 1995, Mr. Merison managed the Products Trading, Grain Trading, and Derivatives Trading groups at J. Aron, a division of Goldman Sachs. Prior to joining Goldman Sachs Mr. Merison served as the Senior Manager at Czarnikow Schroeder USA from 1981 to 1986. We believe that Mr. Merison’s significant investment, trading and leadership experience prepare him well to serve on the board of directors of our General Partner.
Scott Levy — Mr. Levy was appointed to the board of directors of our General Partner in May 2021. Mr. Levy is currently serving, and has served since July 2016, as a Partner of Hartree where he leads the firm’s Institutional Asset Management and Principal Investing activities. Prior to joining Hartree, Mr. Levy served on the Board of Directors of Hartree as one of Oaktree Capital Management’s (“Oaktree”) representatives. Mr. Levy joined Oaktree in 2011, where he worked as a Managing Director focused on the firms strategic and corporate development efforts. Prior to joining Oaktree, Mr. Levy was a Managing Director at Bank of America Merrill Lynch in the investment banking division focused on Mergers, Acquisitions and Restructuring. Mr. Levy began his career at Bankers Trust and subsequently Deutsche Bank. Over 11 years, Mr. Levy worked both as an analyst on the High Yield trading desk and an investment banker in the Financial Sponsor Advisory Group. Mr. Levy holds a B.A. in Mathematics from Colgate University. We believe that Mr. Levy’s experience in asset management and corporate development allows him to bring investment perspective, skills and experience to the board of directors of our General Partner.
Jason T. Lemme — Mr. Lemme was appointed to the board of directors in September 2021. Mr. Lemme is currently serving, and has served since May 2017, as the head of US Natural Gas Trading at Hartree. Mr. Lemme is a Partner of Hartree, an affiliate of the owner of our General Partner, and sits on Hartree’s Executive Committee. Prior to May 2017, Mr. Lemme led Hartree’s origination efforts in North America. Mr. Lemme has been with Hartree since 2002, and has held various positions in origination, investment and trading. Additionally, Mr. Lemme has served as a director of the New York Energy Forum since December 2019 and as a director of the Winston School of Short Hills since May 2020. Mr. Lemme graduated with a B.A. Economics from Rutgers University and earned a M.Sc. Global Market Economics from the London School of Economics. We believe that Mr. Lemme’s almost 20 years prior experience in the energy industry and leadership roles qualify him to serve as a member of the board of directors of our General Partner.

David C. Glendon — Mr. Glendon was appointed to the board of directors of our General Partner and was named President and Chief Executive Officer (“CEO”) of our General Partner in July 2011, a position he held with our Predecessor since January 15, 2008. Mr. Glendon was hired by our Predecessor on June 30, 2003 as the Senior Vice President of Oil and Materials Handling, focusing on driving the execution of a customer-centric approach across all elements of the business. Prior to joining our Predecessor, Mr. Glendon was a partner and global account manager at Monitor Group. He was also a founder and managing director of Monitor Equity Advisors, which worked with leading private capital providers in evaluating transactions and enhancing the strategic positions of their portfolio investments. Mr. Glendon received a Bachelor’s degree, cum laude, in Psychology from Williams College and a Master’s degree in Business Administration from the Stanford Graduate School of Business. As a result of his professional background, we believe Mr. Glendon brings executive-level strategic and financial skills along with significant operational experience that, when combined with his 15 years of consulting experience in a variety of industries and a deep knowledge of our business, make Mr. Glendon well-suited to serve on the board of directors of our General Partner.
David C. Long — Mr. Long joined our General Partner in December 2018 and assumed the role of Chief Financial Officer in January 2019. From June 2013 until December 2018, Mr. Long served as Senior Vice President with Kinetico Incorporated, a subsidiary of Axel Johnson, Inc., during which he was responsible for marketing, sales and business development activity in North America. From February 2008 through June 2013, Mr. Long served as Senior Vice President and Chief Financial Officer of Kinetico Incorporated where he led the finance and accounting organization. From 1998 through 2008, Mr. Long held a variety of roles with Axel Johnson, Inc., most recently as Managing Director of Sales, Refined Products. Mr. Long holds a Bachelor’s degree from the University of Maine and a Master of Finance degree from Boston College.
Thomas F. Flaherty — Mr. Flaherty was appointed Vice President, Refined Products of our General Partner in February, 2014 with responsibility for all activities in the business unit including Marketing, Supply, and Pricing. Previously, Mr. Flaherty was appointed to the position of Vice President, Sales of our General Partner in July 2011, a position he held with our Predecessor since November 28, 2006. In that role, Mr. Flaherty was responsible for all refined products sales and marketing activities. Mr. Flaherty has served in various roles during his continuous tenure with our Predecessor since he was hired as an Account Executive in Coal Sales in July 1983, including Vice President, Commercial Sales and subsequently Vice President, Industrial Marketing. Mr. Flaherty received his Bachelor’s degree in Management from the University of Massachusetts and a Master’s degree in Business Administration from the Whittemore School of Business, University of New Hampshire.
Steven D. Scammon — Mr. Scammon was appointed Vice President, Chief Risk Officer of our General Partner in February, 2014 with duties including overseeing risk management and related control processes, including all middle office activities and insurance groups. Previously, Mr. Scammon was appointed to the position of Vice President, Trading and Pricing of our General Partner in July 2011, a position he held with our Predecessor since January 28, 2008. In that role, Mr. Scammon was responsible for refined products trading and pricing. Mr. Scammon also managed customer service until February 2013 at which time he was moved into marketing. Mr. Scammon joined our Predecessor as Vice President, Clean Products on December 26, 2000 and has been continuously employed by our Predecessor since then. Prior to joining our Predecessor, Mr. Scammon served as Senior Vice President with the Consolidated Natural Gas Energy Services Co. Prior to that, Mr. Scammon served in several positions with Louis Dreyfus Corporation including as Global Position Manager and Manager — National Accounts. Mr. Scammon received his Bachelor’s degree in Economics from Denison University.
Paul A. Scoff — Mr. Scoff was appointed Vice President, General Counsel, Chief Compliance Officer and Secretary of our General Partner in July 2011, a position he held with our Predecessor since June 1, 2011. Mr. Scoff has been continuously employed by our Predecessor since December 1999, serving as Vice President, General Counsel and Secretary during such time. Prior to joining our Predecessor, Mr. Scoff was the Vice President and General Counsel of Genesis Energy L.P., a publicly traded master limited partnership. Prior to Genesis, Mr. Scoff served as Senior Counsel with Basis Petroleum (formerly known as Phibro Energy U.S.A. Inc., a division of Salomon Inc.). He also served as Senior Counsel with The

Coastal Corporation prior to joining Basis Petroleum. He received his Juris Doctor from the University of Houston Law Center and his Bachelor’s degree, cum laude, in Political Science and English from Washington and Jefferson College.
Joseph S. Smith — Mr. Smith was appointed Vice President, Corporate Development & IT of our General Partner in February 2019; and, with Mr. Hennelly joining the General Partner as Chief Information Officer in July 2021, Mr. Smith now serves as Vice President, Corporate Development. In this role he has oversight responsibility for Kildair and Coen Energy as well as leading Sprague’s acquisition sourcing and integration efforts. Prior to this appointment, Mr. Smith served as Vice President, Business Development from February 2014 to January 2019. Mr. Smith also served as Vice President, Chief Risk Officer and Strategic Planning of our General Partner from July 2011 to January 2014, a position he held with our Predecessor since July 2006. In such role, Mr. Smith was tasked with oversight responsibility for risk management and related control processes. Mr. Smith has been an employee of our Predecessor since April 2001 when he joined as Vice President, Corporate Planning and Development and was subsequently promoted to Vice President, Pricing and Performance Management. Prior to joining our Predecessor, Mr. Smith was a Principal with Arthur D. Little, Inc.’s international energy consulting practice. He also worked in various positions for Mobil Oil Corporation, including in the areas of sales and supply and research and development. Mr. Smith received his Bachelor’s degree in Chemical Engineering from the University of Maine. He received a Master’s degree in Chemical Engineering from Pennsylvania State University and a Master’s degree in Business Administration in Finance from Drexel University.
James A. Therriault — Mr. Therriault was appointed Vice President, Materials Handling of our General Partner in July 2011, a position he held with our Predecessor since October 2003. As Vice President, Materials Handling, Mr. Therriault is responsible for the sales and business development efforts of our materials handling business unit. Mr. Therriault has held a variety of business and financial positions since joining our Predecessor in 1984. Mr. Therriault graduated from The University of New Hampshire with a Bachelor of Arts degree in Economics and from the University of Southern New Hampshire with a Master’s degree in Business Administration.
Thomas E. Carey — Mr. Carey was appointed Vice President, Operations, on June 24, 2020. He is responsible for the safe, environmentally responsible and cost-efficient operation of our terminals and fleet. Mr. Carey joined Sprague in 2014. Prior to joining Sprague, Mr. Carey served as Senior Vice President of Operations for Castle Oil Corporation. Mr. Carey began his career in the oil industry in January 1979. In that time, he has continuously served in various positions including responsibility for terminals, fleet, safety, regulatory compliance, engineering and material handling.
Brian W. Weego — Mr. Weego was appointed Vice President, Natural Gas of our General Partner in July 2011, a position he held with our Predecessor since June 7, 2010. As Vice President, Natural Gas, Mr. Weego is responsible for all elements of the natural gas business unit. Mr. Weego has been continuously employed by our Predecessor since he was hired on December 7, 1998, having served as Manager, Natural Gas Supply Operations; Director, Natural Gas Marketing; and Managing Director, Natural Gas Marketing. Prior to joining our Predecessor, Mr. Weego spent 11 years in various segments in the natural gas industry and has worked for the Coastal Corporation (wholesale natural gas origination and sales), O&R Energy (natural gas supply and trading) and Commonwealth Gas Company (natural gas utility supply planning and acquisition). Mr. Weego received a Bachelor of Science degree in Management from Lesley University and a Master’s degree in Business Administration from the University of New Hampshire Whittemore School of Business and Economics.
Ben J. Hennelly — Mr. Hennelly was appointed Chief Information Officer of our General Partner in July 2021. Mr. Hennelly, also serves as President of The Agrippa Works, Inc., a strategy and technology consultancy. Mr. Hennelly was a member of the board of directors of our General Partner from July 2011 until May 2021. He also served as President and Chief Executive Officer of Decisyon, Inc. from December 2014 through July 2017. Mr. Hennelly previously served as Chief Financial Officer for Axel Johnson Inc. during the period of March 2007 through June 2012 and as Executive Vice President for Axel Johnson Inc. from June 2012 through December 2014. Mr. Hennelly has held various positions within the Axel Johnson Group. Before joining the Axel Johnson Group in 2003, Mr. Hennelly was on the founding management team of EPIK Communications, a provider of broadband telecommunication services, and previously was a consultant with the Monitor Group, a global management strategy consulting firm, where he advised clients across a range of industries, including the energy industry. Mr. Hennelly holds a Bachelor of Arts degree from Cornell University and a Ph.D from Brown University.
Director Independence
NYSE rules do not require that the board of directors of our General Partner be composed of a majority of independent directors. Nonetheless, the board of directors of our General Partner has affirmatively determined that Ms. Bowman, Mr. Harper and Mr. Shapiro meet the independence standards established by the NYSE.
Committees of the Board of Directors
The board of directors of our General Partner has an audit committee, a conflicts committee and, beginning in September 2021, a compensation committee. Each of the standing committees of the board of directors has the composition and responsibilities described below. Ms. Bowman and Messrs. Harper and Shapiro are members of the audit, conflicts and compensation committees and are independent (as that term is defined in the applicable NYSE rules and Rule 10C-1 of the Exchange Act) and non-employee directors (as that term is defined in Rule 16b-3 of the Exchange Act).
Audit Committee
We are required to have an audit committee of at least three members and all its members are required to meet the independence and experience standards established by the NYSE and the Exchange Act. Ms. Bowman and Messrs. Harper and Shapiro are the current members of our audit committee. The board of directors of our General Partner has determined that each director appointed to the audit committee is “financially literate,” and Mr. Harper, who serves as chairman of the audit committee, has “accounting or related financial management expertise” and constitutes an audit committee financial expert in accordance with SEC and NYSE rules and regulations. The audit committee of the board of directors of our General Partner serves as our audit committee and will assist the board in its oversight of the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements and partnership policies and controls. The audit committee operates under a written charter and has the sole authority to (1) retain and terminate our independent registered public accounting firm, (2) approve all auditing services and related fees and the terms thereof performed by our independent registered public accounting firm, and (3) pre-approve any non-audit services and tax services to be rendered by our independent registered public accounting firm. The audit committee is also responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm has been given unrestricted access to the audit committee and our management, as necessary. The audit committee met seven times during 2021.
Conflicts Committee
The board of directors of our General Partner established a conflicts committee to review specific matters that the board of directors believes may involve conflicts of interest. The conflicts committee will determine if the resolution of any such conflict of interest is fair and reasonable to us. The board of directors of our General Partner may, but is not required to, seek the approval of such resolution from the conflicts committee. The conflicts committee will determine if the resolution of the conflict of interest is fair and reasonable to us. The committee consists of a minimum of two members, none of whom can be officers or employees of our General Partner or directors, officers or employees of its affiliates (other than as directors of our subsidiaries) and each of whom must meet the independence standards for service on an audit committee established by the NYSE and the SEC. Ms. Bowman and Messrs. Harper and Shapiro are the independent members of the conflicts committee. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us, approved by all of our unitholders, and not a breach by our General Partner of any duties it may owe us or our unitholders. The conflicts committee did not meet during fiscal year 2021.
If the board of directors of our General Partner does not seek approval from the conflicts committee, and the board of directors of our General Partner approves a resolution or course of action taken with respect to a conflict of interest, then it will be presumed that, in making its decision, the board of directors of our General Partner acted in good faith, and in any proceeding brought by or on behalf of us or any unitholder, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.
Compensation Committee
As a limited partnership that is listed on the NYSE, we are not required to have a compensation committee. However, the board of directors of our General Partner determined that a compensation committee is appropriate in order to conform to best governance practices and in September 2021 established a charter for the compensation committee. The current members of the compensation committee include Ms. Bowman and Messrs. Shapiro and Harper. The compensation committee may delegate any of its responsibilities and duties to one or more members of the compensation committee to the extent permissible under the Exchange Act or the NYSE listing rules.
Oversight of our compensation plans is the compensation committee’s responsibility. The compensation committee oversees and evaluates the General Partner’s human resources and compensation structure, policies, programs and succession planning and assesses whether appropriate incentives and leadership development opportunities are established for management and other employees. The compensation committee also determines and approves compensation for our CEO and our other executive officers, including our named executive officers.
The compensation committee has authority to select and oversee outside compensation advisors, including consultants, legal counsel and other advisors, to review or make recommendations on our compensation programs. The compensation committee has the authority to enter into retention agreements with any such advisors establishing the fees payable to such advisors by the Partnership and any other retention terms.
The compensation committee determines and approves the compensation of the CEO, with the exception of the CEOs base compensation, which shall be approved by the independent directors of the full board of directors of the General Partner following the recommendation of the compensation committee. The compensation committee may seek guidance or input from the CEO when making determinations about the compensation of the other executive officers. The CEO also may provide recommendations to the compensation committee concerning the high-level allocation of incentive award pools among senior management other than executive officers. The CEO also may determine the salaries and amounts of individual incentive awards to senior management members other than executive officers.
The compensation committee did not retain an independent compensation consultant to assist in evaluating and advising on the compensation of its officers and directors for the fiscal year 2021. The compensation committee met three times during fiscal year 2021.
Corporate Code of Business Conduct and Ethics
The board of directors of our General Partner has approved a Corporate Code of Business Conduct and Ethics which is applicable to all directors, officers and employees of our General Partner, including the principal executive officer and the principal financial officer. The Corporate Code of Business Conduct and Ethics is available on the “Investor Relations — Corporate Governance” section of our website at http://investors.spragueenergy.com/corporate-governance and in print without charge to any unitholder who sends a written request to our secretary at our principal executive offices. We intend to post any amendments of this code or waivers of its provisions applicable to directors or executive officers of our General Partner, including its principal executive officer and principal financial officer, at the above referenced Corporate Governance location on our website.
Procedures for Review, Approval and Ratification of Related Person Transactions
Under our Corporate Code of Business Conduct and Ethics, the board of directors of our General Partner or its authorized committee will periodically review all related-person transactions that are required to be disclosed under SEC rules and, when appropriate, initially authorize or ratify all such transactions. Our Code of Business Conduct and Ethics and Partnership Agreement set forth policies and procedures with respect to transactions with related persons and potential conflicts of interest which, when taken together, provide a structure for the review and approval of transactions with related persons. In the event that the board of directors of our General Partner or its authorized committee considers ratification of a related-person transaction and determines not to so ratify, management will make all reasonable efforts to cancel or annul the transaction.
The conflicts committee is authorized to review, evaluate and approve any potential conflicts of interest between the General Partner or its affiliates (excluding the Partnership), on one hand, and the Partnership, its subsidiaries, or any limited partner of the Partnership, on the other hand; and, the conflicts committee may engage consultants, attorneys, independent accountants and/or other service providers to assist in the evaluation of quantitative and/or qualitative material conflicts matters. Any such approval by the conflicts committee will constitute approval of such matter and no other action of the board of directors is required.
In determining whether or not to recommend the initial approval or ratification of a related person transaction, the board of directors of our General Partner or its authorized committee may consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to us as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director’s independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director or an immediate family member of a director is a partner, shareholder, member or executive officer); (v) the availability of other sources for comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions; and (vii) whether entering into the transaction would be consistent with the Corporate Code of Business Conduct and Ethics.
Current conflicts committee members include Ms. Bowman and Messrs. Harper and Shapiro and these three members qualify as independent directors, satisfying the SEC and NYSE standards for independence as of the date hereof.
In April 2021, the SEC approved an amendment to NYSE Rule 314.00 pertaining to related party transactions which requires the Audit Committee, or another independent body of the board of directors of the General Partner, to conduct a reasonable prior review of, and have oversight for, all related party transactions for conflicts of interest and prohibit a transaction if it determines it to be inconsistent with the interests of the Partnership. Pursuant to this amendment, the Audit Committee has established a process to review related party transactions and has provided prior approval for related party transactions that (i) occur in the ordinary course of business; (ii) comply with the Partnership’s risk management policies; and, (iii) are conducted on an arm’s length basis at market prices and terms.
Available Information
Our audit committee charter, conflicts committee charter, compensation committee charter, Corporate Code of Business Conduct and Ethics, Corporate Governance Guidelines, Financial Code of Ethics, Insider Trading Policy, Short-Swing Trading and Reporting Policy and Whistleblower Policy are available, free of charge within the “Investor Relations — Corporate Governance” section of our website at http://investors.spragueenergy.com/corporate-governance and in print to any unitholder who so requests. Requests for print copies may be directed to: Investor Relations, Sprague Resources LP, 185 International Drive, Portsmouth, New Hampshire 03801 or made by telephone by calling (800) 225-1560. The information contained on or connected to our website is not incorporated by reference into this Annual Report and should not be considered part of this or any other report that we file with or furnish to the SEC.
Pursuant to our Corporate Governance Guidelines, Mr. Hendel is the lead, non-management director and will preside over regularly scheduled executive sessions of the board of directors without management (“Lead Director”). To view the designated Lead Director and the method for communicating directly with the Lead Director, please see the “Investor Relations — Corporate Governance” section of our website at http://investors.spragueenergy.com/corporate-governance.

Section 16(a) Beneficial Ownership Reporting Compliance
Each director, executive officer (and, for a specified period, certain former directors and executive officers) of our General Partner and each holder of more than 10 percent of a class of our equity securities is required to report to the SEC his or her pertinent position or relationship, as well as transactions in those securities, by specified dates. Based solely upon a review of reports on Forms 3 and 4 (including any amendments) furnished to us during our most recent fiscal year, reports on Form 5 (including any amendments) furnished to us with respect to our most recent fiscal year, and written representations from officers and directors of our General Partner, we believe that all filings applicable to our General Partner’s officers and directors, and our beneficial owners, required by Section 16(a) of the Exchange Act were filed on a timely basis with respect to our most recent fiscal year with the exception of three instances where Form 4s were inadvertently filed late on behalf of a former director and two executives to report certain transactions as follows: (i) in March 2021, to report the award of common units to a former director, Gary A. Rinaldi; (ii) in March 2021, to report the award of common units to executive David C. Long and the payment of tax liability using a portion of securities received; and, (ii) in June 2021, a sale of common units by named executive officer Thomas F. Flaherty.
Employee, Officer and Director Hedging
Per the Short-Swing Trading and Reporting Policy of the General Partner adopted on October 14, 2013, no director, Section 16 officer, or employee who beneficially owns 10% or more of the Partnership’s common units, (together, “insiders”), nor an immediate family member of an insider, nor any other relative of an insider living in the insider’s home, may make any short sales of any Partnership securities. Also, such persons may not buy or sell puts, calls or options in respect of the Partnership’s securities at any time.
Item 11. Executive Compensation
Compensation Committee Interlocks and Insider Participation
The board of directors of the General Partner has determined that all of the directors who served on the compensation committee during fiscal year 2021 are independent within the meaning of the NYSE listing standards. No member of the compensation committee is a current, or during fiscal year 2021 was, a former, officer, or employee of the General Partner. During fiscal year 2021, no member of the compensation committee had a relationship that must be described under the SEC rules relating to disclosure of “related person transactions” (for a description of our policy on “related person transactions,” see “Procedures for Review, Approval and Ratification of Related Person Transactions” in Item 10 and also see “Certain Relationships, Related Transactions and Director Independence” in Item 13. During fiscal year 2021, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the board or the compensation committee.
Compensation Committee Report
As required by Item 407(e)(5) of Regulation S-K, our compensation committee has reviewed and discussed the Compensation Discussion and Analysis with our management and, based on such review and discussion, has recommended to the board of directors of our General Partner that the Compensation Discussion and Analysis be included in this Annual Report.
THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS OF SPRAGUE RESOURCES GP LLC

John A. Shapiro, Chair
Beth A. Bowman
C. Gregory Harper
Compensation Discussion and Analysis
Introduction
Our General Partner has sole responsibility for conducting our business and for managing our operations and its board of directors and officers make decisions on our behalf. We reimburse our General

Partner for the expenses associated with the services its employees provide to us, including compensation expenses for executive officers and directors of our General Partner. The board of directors and the compensation committee of our General Partner has responsibility for establishing and evaluating the pay for the executive officers of our General Partner.
The purpose of this Compensation Discussion and Analysis is to explain our philosophy for determining the compensation program for the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of our General Partner for 2021, referred to in this report as the “Named Executive Officers,” and to discuss why and how the 2021 compensation package for these executives was implemented. Disclosure regarding our Named Executive Officers’ compensation for the 2021 fiscal year is disclosed in the tables below and discussed in this Compensation Discussion and Analysis.
The Named Executive Officers for the fiscal year ending December 31, 2021 are as follows:
David C. Glendon	President and Chief Executive Officer
David C. Long	Chief Financial Officer
Thomas F. Flaherty	Vice President, Refined Products
Brian W. Weego	Vice President, Natural Gas
Steven D. Scammon	Vice President, Chief Risk Officer
Objectives of Our Executive Compensation Program
Our executive compensation program is based on the following principles:
•
The compensation paid to our executives should be competitive with that paid to the executives of those companies with which we compete for executive talent so that we attract and retain a skilled and experienced management team.

•
Incentive compensation should be a material portion of total compensation so that our executives are properly motivated to achieve or exceed our financial and business goals.

•
Unit holders should receive a minimum acceptable threshold return on investment before payout of incentive compensation.

•
Management and owners should share value created above the agreed threshold return.

•
Incentive compensation should align the interests of the executive team with those of the unitholders.

The board of directors believes these objectives are best met by providing a mix of competitive base salaries in combination with short- and long-term incentive compensation.
Setting Executive Compensation
Prior to September 14, 2021, we did not have a compensation committee and all compensation decisions were made by the board of directors. Upon the establishment of the compensation committee, the compensation committee makes recommendations to the board of directors with respect to incentive compensation plans and equity-based plans that are subject to approval by the board of directors. When making determinations about each element of compensation for the Named Executive Officers, the compensation committee reviews the goals and objectives relevant to their compensation; and, based on the compensation committee’s evaluation, determines, approves and recommends the compensation of the Named Executive Officers.
The compensation committee may also ask Mr. Glendon and certain of our other executives to assess the design of, and make recommendations regarding, compensation and benefit programs and the performance measures and targeted levels of performance. The board of directors is under no obligation to implement the recommendations received from these executives but may take them into consideration when making compensation decisions.

Components of Compensation
For the fiscal year ending December 31, 2021, the compensation for our Named Executive Officers consisted of the following elements:
•
Base salary;

•
Annual and long-term incentive bonus; and,

•
Other benefits, including retirement, health and welfare, and related benefits and, in certain instances, the use of a car or a car allowance.

Base Salary
Each Named Executive Officer’s base salary is a fixed component of compensation and does not vary depending on the level of performance achieved. Base salaries for the Named Executive Officers were historically set at levels deemed appropriate to retain their services. When establishing and evaluating base salary levels the compensation committee generally considers the responsibilities associated with each Named Executive Officer’s position, experience, skill, education, and potential to contribute to our overall success. For example, when the board of directors evaluates Mr. Glendon’s role as President and Chief Executive Officer, the compensation committee considers his current and prior performance. In establishing the base salaries for the rest of our Named Executive Officers, the compensation committee also considers the extent to which the particular individual has the skills to help us solve the challenges we face and the expertise to help us meet our future business goals. Finally, the compensation committee considers the other employment opportunities available to the executive and earning potential associated with those opportunities.
Base salaries for each Named Executive Officer are reviewed annually by the compensation committee as well as at the time of any promotion or significant change in job responsibilities. In connection with each review, individual and company performance over the course of the year are also considered. Mr. Glendon makes recommendations with regard to base salary levels for our Named Executive Officers other than himself, and the compensation committee takes these recommendations into account when reviewing base salary levels.
The following 2021 Base Salary increases for the Named Executive Officers were approved by the board of directors and became effective on April 5, 2021.
Name	2020 Base Salaries	2021 Base Salaries	Percentage Increase
David C. Glendon	$375,000	$382,000	1.9%
David C. Long	$260,024	$267,825	3.0%
Thomas F. Flaherty	$275,014	$280,514	2.0%
Brian W. Weego	$270,000	$275,400	2.0%
Steven D. Scammon	$286,001	$291,721	2.0%
We believe that the competitive base salaries we pay to our Named Executive Officers help us to satisfy the objectives of our executive compensation program by attracting and retaining experienced executive talent. Additionally, by providing our Named Executive Officers with competitive base salaries, we mitigate risk by providing those individuals with a portion of their income that is not subject to change based on our financial performance.
Annual and Long-Term Incentive Bonus
While base salaries offer an important retention tool by providing a fixed level of compensation to our Named Executive Officers, we also seek to incentivize and motivate employees to strive for both individual and overall company success by providing a substantial portion of their compensation in the form of a discretionary annual incentive bonus. Further, we feel that our industry has historically relied heavily on performance-based bonuses to compensate executive officers and we want our compensation program to be consistent with industry trends and practices.

The board of directors restructured the short- and long-term incentive compensation for the Named Executive Officers in 2021. Changes for 2021 included:
•
75% of annual incentive bonus paid in cash in the first quarter of 2022, based on return on equity (“ROE”);

•
25% of annual incentive bonus to be paid in cash or common units as a long-term incentive bonus in the first quarter of each of 2023, 2024, and 2025 if the ROE threshold for each such year is met and approved by the board of directors in its sole discretion;

•
increases in target bonus levels for Named Executive Officers; and

•
no equity or equity-based awards granted to the Named Executive Officers (other than the portion of the 2020 annual incentive bonus that was settled in common units in the first quarter of 2021).

These changes to our compensation program were made by our board of directors to address retention concerns and to ensure that a minimum acceptable level of return was received by our unitholders prior to the payment of any amounts under our short- or long-term compensation program. The compensation committee determined that the annual and long-term incentive bonuses for 2021 will be paid entirely in cash due to the pending, unsolicited merger offer of January 11, 2022, from Hartree Partners, LP. The target levels for the Named Executive Officers as follows: Messrs. Long, Flaherty and Weego were each set at 100% of their base salary and Mr. Scammon’s target was 90% of base salary. The 2021 target for Mr. Glendon was set at 250% of his base salary in order to reflect the additional responsibilities associated with his position. Target levels were increased for 2021 to address retention concerns and to increase the value of the award since it would be utilized to calculate the total value of both annual and long-term incentive bonuses, thus replacing value that has historically been granted as long-term equity incentive awards.
Our board of directors selected ROE as the performance metric for the 2021 incentive bonus program, as such metric demonstrates the Partnership’s ability to deliver on its growth plan. ROE is a non-GAAP measure and, for Named Executive Officer annual incentive compensation purposes, we define ROE as (i) Sprague operating cash flow (“Sprague OCF”) divided by (ii) the Partnership’s Market Capitalization, as defined below.
Sprague OCF is a non-GAAP measure; and, for Named Executive Officer 2021 incentive compensation purposes, Sprague OCF defined as net income (loss) before income taxes (i) plus compensation, depreciation and amortization expense (ii) less capital expenditures and (iii) adjusted for (a) the change in unrealized hedging gains (losses) with respect to refined products and natural gas inventory and natural gas transportation contracts, (b) changes in the fair value of contingent consideration, (c) the impact of acquisition related expenses, and (d) extraordinary gains.
Market Capitalization is also a non-GAAP measure; and, for Named Executive Officer 2021 annual incentive compensation purposes, it is calculated as the sum of: (i) the average value of outstanding limited partnership units over the 20 trading days prior to and including December 31, 2020; and, (ii) the value of the incentive distribution rights.
The board of directors proposed a minimum threshold ROE of 5%, or $25.7 million, of Sprague OCF for the 2021 annual incentive bonus pool that must be met before the pool would begin to fund. If the Sprague OCF threshold of $25.7 is met, 22.5% of the Sprague OCF in excess of the threshold amount (the “sharing amount”) would be allocated to the bonus pool on a straight line sharing basis. For 2021, the Sprague OCF for annual incentive compensation purposes was $73.6 million. As a result, the Sprague OCF threshold level for the annual incentive bonus program was met.
The board of directors retains the authority to amend or terminate the incentive bonus program, including increasing, decreasing or cancelling bonuses at any time prior to payment of the short or long-term incentive bonus amounts.
The annual incentive bonus received by each Named Executive Officer for 2021 was initially calculated based on the percentage funding level for the total bonus pool. Mr. Glendon then recommended an annual incentive bonus that may be higher or lower based on each Named Executive Officer’s personal performance as well as the performance of their respective business for that year. Mr. Glendon submitted his recommendations to the compensation committee who then reviewed and discussed the recommendations. After weighing all of this information, the compensation committee established the final annual incentive bonus amounts for each Named Executive Officer.
The following table presents the target bonus levels and the actual payout percentage received by each Named Executive Officer:
Name	Target Bonus	Percentage of Target Achieved	Actual Percentage of Target Paid After Applying Committee Discretion(1)	2021 Bonus Paid in 2022(3)	2021 Bonus To Be Paid Ratably in 2023, 2024 and 2025(4)
David C. Glendon	$955,000	105%	105%	$750,000	$250,000
David C. Long	$267,825	105%	108%(2)	$217,500	$72,500
Thomas F. Flaherty	$280,514	105%	107%(2)	$225,000	$75,000
Brian W. Weego	$275,400	105%	111%(2)	$228,750	$76,250
Steven D. Scammon	$262,549	105%	105%	$206,250	$68,750

(1)
Rounded to the nearest whole percentage.

(2)
The difference between the Percentage of Target Achieved and the Actual Percentage of Target Paid After Applying Committee Discretion was due to the Named Executive Officer’s strong performance during the year.

(3)
Represents 75% of the 2021 incentive bonus. To the extent that this figure is greater than 105% of target bonus as the result of discretion applied by the compensation committee and the board of directors, the excess paid over and above 105% of target is reported in the Bonus column of the Summary Compensation Table. Otherwise, these amounts are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(4)
Represents 25% of the 2021 incentive bonus.

Accordingly, 75% of the Named Executive Officer’s annual incentive bonus for 2021 was paid in cash in the first quarter of 2022 and the remaining 25% will vest ratably over a three year period and be paid out in common units or cash, or a combination of both, in the discretion of the compensation committee, if the conditions described above are met and approved by the board in its sole discretion. The portion of the 2021 annual incentive bonus that was paid in the first quarter of 2022 is included in the Summary Compensation Table in the column titled “Non-Equity Incentive Compensation”; and, to the extent the actual payout percentage was in excess of the 105% bonus target, the excess amount paid is listed in the “Bonus” column.
Equity Incentive Compensation
In October 2013, our General Partner adopted the LTIP, which provides us with the flexibility to grant a wide variety of cash and equity or equity-based awards. A portion of the annual incentive bonus paid to the Named Executive Officers for performance during 2020 was paid in fully vested common units in the first quarter of 2021. The issuance of such common units represented the only equity or equity-based awards that were granted to any Named Executive Officer during 2021 and was reported in our 10-K filed for the fiscal year ended December 31, 2020.
After a thorough review and analysis in early 2021, the board of directors determined that the outstanding phantom unit awards held by the Named Executive Officers was not meeting the needs and expectations of the board of directors. As a result, in March of 2021, the board of directors terminated all phantom unit awards granted to the Named Executive Officers in 2018, 2019 and 2020. Instead of granting long-term equity incentive compensation in 2021, the board of directors provided the potential for equity compensation as described above.
Severance and Change in Control Benefits
The Named Executive Officers did not have agreements with us that contained severance provisions or change of control payment provisions during the 2021 fiscal year. However, we have a general practice of paying severance to certain of our employees in the event they are terminated by us without cause and they enter into a release. The severance historically provided to executives, such as the Named Executive Officers, serving at the Vice President level and above consists of the following: (i) 12 months of continued base salary payments, (ii) six months of outplacement support, and (iii) health and dental insurance for 12 months at the same cost to the individual as they paid during their employment with us.
We believe that the severance practices described above create an important retention tool for us as post-termination payments allow employees to leave our employment with value in the event of certain terminations of employment that are beyond their control. As a general matter, post-termination payments allow management to focus their attention and energy on making objective business decisions that are in the best interest of the company without allowing personal considerations to affect the decision-making process. Additionally, executive officers at other companies in our industry and the general market in which we compete for executive talent commonly provide post-termination payments, and we have consistently provided this benefit to certain executives in order to remain competitive in attracting and retaining skilled professionals in our industry.
Other Benefits
Health and Welfare Benefits
Eligible full-time employees, including our Named Executive Officers, may participate in the same health and welfare benefits. These benefits include group health, vision, and dental insurance coverage; participation in our retirement plan; short and long term disability insurance and life insurance coverage; participation in our flexible spending plan; and tuition assistance. The health and dental plans require employee contributions toward the cost of premiums. We provide short and long term disability as well as basic life insurance at no cost to our employees. Employees may also elect additional life insurance coverage at their own expense.
Retirement Benefits
Retiree Health and Life Insurance
During 2021, we provided eligible employees hired prior to January 1, 1991 who were scheduled to work at least 30 hours per week and met certain age and service requirements with the opportunity to participate in our retiree health plan. The obligation for premiums under the retiree health plan is shared by both us and the participants; and, our contributions to such premiums are capped. The retiree health plan does not provide dental benefits. Because Mr. Flaherty is the only Named Executive Officer that was employed by our Predecessor prior to January 1, 1991, he is the only Named Executive Officer eligible to participate in our retiree health plan. We also provide eligible employees with the opportunity to receive post-retirement life insurance on a non-discriminatory basis so long as certain age and service requirements are met. We have historically provided all eligible employees with a retirement program that consisted of multiple sources of contributions.
Sprague Retirement Plan
Eligible employees who are regularly scheduled to at least 1,000 hours per year, including the Named Executive Officers, are eligible to make salary deferrals (either pre-tax or Roth) and after-tax contributions to our retirement plan, and we have historically made certain matching contributions. Employees can contribute between 1% and 70% of their eligible compensation (i.e., base pay, annual bonus, overtime pay, and commissions) as salary deferrals; however, combined pre-tax and Roth contributions cannot exceed 70% of eligible compensation. The amounts that can be contributed are also subject to the annual limitations imposed by federal tax law. The company will match 60% of the first 6% of eligible compensation that an employee contributes as a salary deferral. The company also provides employer contributions to certain eligible employees. For 2021, the company provided an amount equal to 5% of all eligible compensation for eligible employees, including the Named Executive Officers. The company also provided an additional 3%-8% of eligible compensation for eligible employees with certain levels of service who participated in a defined benefit plan sponsored by our former affiliate at the time it was frozen and were close to retirement age. Mr. Flaherty is the only NEO who received this additional contribution in 2021, and he received a

5% contribution. This additional contribution is intended to help those employees with a shorter earnings horizon, as they had less time to adjust their financial retirement planning following our affiliate’s decision to freeze the defined benefit plan. Participating employees are immediately 100% vested in all contributions including employee and company contributions as well as any earnings of the plan.
Automobiles and Auto Allowances
We provide cars to employees based on their job requirements, such as the amount of travel that is necessary in order for such employee to properly perform his or her job duties. Employees who are eligible to receive a car benefit may elect whether to receive the use of a company car or a cash auto allowance. In 2021, Mr. Flaherty was the only Named Executive Officer eligible to receive this benefit.
Risk Assessment
The board of directors has reviewed our compensation policies as generally applicable to the employees of our General Partner and believes that such policies do not encourage excessive and unnecessary risk-taking, and that the level of risk associated with such policies is not reasonably likely to have a material adverse effect on us. Each time a new compensation policy or program is implemented we consider any risks that may be created by its implementation and work to design the program so as to minimize such risks. In addition, we continually evaluate the effectiveness of our compensation programs, by analyzing the incentives such programs create and considering how we can minimize or eliminate incentives that may create risk for us.
Our compensation policies and practices are centrally designed and administered, and are substantially identical between our business divisions, except in cases such as commission arrangements which have been tailored to encourage specific sales behavior. In addition, we believe the following specific factors, in particular, reduce the likelihood of excessive risk-taking:
•
Our overall compensation levels are competitive with the market.

•
Our compensation mix consists of fixed components like salary and benefits, as well as annual incentives that reward overall company and individual performance.

•
Our annual incentive bonus program combines short-term and long-term performance goals which we believe appropriately focuses our Named Executive Officers on both our short- and long-term performance.

•
The board of directors of our General Partner has retained an appropriate level of discretion to modify, eliminate, or withhold amounts under the annual and long-term incentive bonus compensation program.

Although a significant portion of the compensation provided to our Named Executive Officers is performance-based, we believe our compensation program does not encourage excessive and unnecessary risk taking by the executive officers (or other employees) as the program are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. We set performance goals that we believe are challenging but reasonable in light of our past performance and market conditions. At the end of each year, we review the performance of every employee as part of an annual performance review that involves several levels of management oversight. The results of those performance reviews, in addition to our short- and long-term performance, become a major factor in determining what incentives each employee will receive.
A portion of the performance-based, variable compensation we provide to our Named Executive Officers is comprised of amounts that are subject to non-payment or vesting if the organization does not achieve a threshold level of Sprague OCF and approval by the board of directors. As such, we believe that executives are less likely to take unreasonable risks. Once threshold levels of performance are achieved, our performance-based incentives provide payouts of compensation at levels below full performance target achievement, in lieu of an “all or nothing” approach.
Additionally, we have a Chief Risk Officer who serves as chair of the Risk Management Committee, comprised of several members of management. The Risk Management Committee is responsible for reviewing policies and procedures which could encourage risk taking. In addition to our internal reporting structure, the Chief Risk Officer has a direct reporting relationship to the board of directors and has the authority to review all aspects of our business and to develop and maintain policies and procedures that discourage employees from taking unnecessary or inappropriate risks.
Summary Compensation Table
The table below summarizes the total compensation earned by or paid to our Named Executive Officers during the last three fiscal years.
Name and Title	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
David C. Glendon President and Chief Executive Officer	2021	380,481	—	—	1,070,010	—	24,940	1,475,431
	2020	381,177	45,000	727,177	—	N/A	24,510	1,177,864
	2019	371,307	—	502,400	—	N/A	24,080	897,787
David C. Long Chief Financial Officer	2021	265,725	6,588	—	291,053	—	23,866	587,232
	2020	263,575	40,000	337,377	—	13,836	22,668	677,456
	2019	255,000	—	171,520	—	16,857	21,898	465,275
Thomas F. Flaherty Vice President, Refined Products	2021	279,034	4,095	—	316,425	—	51,440	650,994
	2020	279,635	40,000	228,759	—	51,066	50,031	649,491
	2019	272,696	—	145,920	—	97,304	48,781	564,701
Brian W. Weego Vice President, Natural Gas	2021	273,946	11,873	—	312,398	—	23,299	621,516
	2020	270,000	30,000	228,759	—	20,175	23,560	572,494
	2019	265,721	—	145,920	—	25,978	22,851	460,470
Steven D. Scammon Vice President, Chief Risk Officer	2021	290,181	—	—	287,701	—	24,940	602,822
	2020	291,050	40,000	220,544	—	20,024	24,510	596,128
	2019	284,437	—	134,560	—	26,476	23,791	469,264

(1)
Amounts in this column reflect all compensation earned by the Named Executive Officers during the fiscal year as base salary.

(2)
Amounts in this column reflect the discretionary cash bonus paid for the year specified. More specifically, for 2021, the amounts reported represent the portion of the 2021 annual cash incentive bonus that was paid over and above the 105% of target (the actual performance level).

(3)
Amounts in this column reflect the grant date fair value for the common units granted to our Named Executive Officers in the year noted as well as the portion of the annual bonus earned for that year that was paid in common units in the first quarter of the subsequent year.

(4)
These are the amounts paid under the annual incentive bonus program for performance in 2021. These amounts are comprised of the following:

Name	Portion of 2021 Incentive Bonus Paid in Q1 2022 ($)	Portion of the 2020 Incentive Bonus Paid in Q1 2022 Based on 2021 Performance ($)	Non-Equity Incentive Plan Total ($)
David C. Glendon	750,000	320,010	1,070,010
David C. Long	210,912	80,141	291,053
Thomas F. Flaherty	220,905	95,520	316,425
Brian W. Weego	216,878	95,520	312,398
Steven D. Scammon	206,250	81,451	287,701

(5)
Amounts in this column represent the actuarial increase, if any, in the present value of benefits under pension plans sponsored by our former affiliate in 2019 and 2020. Mr. Glendon did not participate in these plans. Negative values are not reported in this column and are instead indicated by use of a dash.

(6)
The amounts set forth in this column for 2021 represent: (i) Retirement Plan matching contributions; (ii) Retirement Plan employer contributions; (iii) Named Executive Officer car allowance for Mr. Flaherty; and, (iv) other incidental payments. Although we typically make a contribution to the Retirement Plan equal to 5% of each Named Executive Officer’s base pay, we make a supplemental contribution of an additional 5% for Mr. Flaherty as a result of his age and years of service at the time our former affiliate froze its defined benefit plan, and, as such, the amount of his employer contribution is double that of the other Named Executive Officers. For a quantification of these benefits, please see the table below. For more information regarding these benefits, please see the Other Benefits section of our Compensation Discussion and Analysis above.

Recipient	401(k) Plan Matching Contribution ($)	Defined Contribution Plan ($)	Car Allowance ($)	All Other Compensation Total ($)
David C. Glendon	10,440	14,500	—	24,940
David C. Long	9,366	14,500	—	23,866
Thomas F. Flaherty	10,440	29,000	12,000	51,440
Brian W. Weego	8,799	14,500	—	23,299
Steven D. Scammon	10,440	14,500	—	24,940
Grants of Plan-Based Awards
The Grants of Plan-Based Awards Table sets forth information regarding the annual and long-term incentive bonus granted for performance in 2021.
	Estimated future payouts under non-equity incentive plan awards
Name	Threshold ($)	Target ($)(1)	Maximum ($)
David C. Glendon		955,000
David C. Long		267,825
Thomas F. Flaherty		280,514
Brian W. Weego		275,400
Steven D. Scammon		262,549

(1)
Reflects the target bonus amount for each Named Executive Officer under our annual and long-term incentive compensation program for 2021. Because the award provides for only a single estimated payout, that amount is reported as the target and no threshold or maximum amounts are reported. For additional information regarding our annual and long-term incentive compensation program for 2021 please see the section of our Compensation Discussion and Analysis entitled “Annual and Long-Term Incentive Bonus”, above.

Outstanding Equity Awards at Fiscal Year-End and Option Exercises and Stock Vested
No time-based or performance-based phantom units held by our Named Executive Officers vested during 2021. We have not granted any stock options or stock appreciation rights under our LTIP or otherwise. The fully vested common units granted in the first quarter of 2021 in payment of the 2020 annual cash incentive bonus were reported in our 10-K filed for the fiscal year ended December 31, 2020.
Potential Payments Upon Termination or a Change in Control
The Named Executive Officers did not have agreements with us that contained severance provisions or change in control payment provisions during the 2021 fiscal year. However, we have a general practice of paying severance to certain of our employees in the event they are terminated by us without cause and they execute a release. A termination without “cause” has historically been determined on a case-by-case basis rather than by applying any one definition or a specific set of events to each employee. The severance payments historically provided to executives, such as the Named Executive Officers, serving at the Vice President level and above, consist of the following: (i) 12 months of continued base salary severance, (ii) 6 months of outplacement support; and, (iii) health and dental insurance for 12 months provided at the same cost as such individual paid during his or her employment with us.
The table below quantifies the payments that would be due to each of our Named Executive Officers if the events described below had occurred on December 31, 2021. These amounts are estimates calculated based on the assumptions included in the footnotes below. The actual value received by our Named Executive Officers upon the occurrence of one of these events may vary from the amounts reported below.
Name	Cash Severance ($)(1)	Outplacement Support ($)(2)	Health and Dental ($)(3)	Annual and Long-Term Incentive Bonus ($)(4)	Total Potential Termination Benefits ($)
David C. Glendon Termination Without Cause Retirement, Death, Disability	382,000	6,000	25,952	—	413,952
	—	—	—	—	—
David C. Long Termination Without Cause Retirement, Death, Disability	267,825	6,000	27,337	—	301,162
	—	—	—	—	—
Thomas F. Flaherty Termination Without Cause Retirement, Death, Disability	280,514	6,000	19,508	—	306,022
	—	—	—	—	—
Brian W. Weego Termination Without Cause Retirement, Death, Disability	275,400	6,000	19,508	—	300,908
	—	—	—	—	—
Steven D. Scammon Termination Without Cause Retirement, Death, Disability	291,721	6,000	25,952	—	323,673
	—	—	—	—	—

(1)
Amounts in this column reflect 12 months’ worth of continued base salary severance based on each Named Executive Officer’s base salary in effect as of December 31, 2021.

(2)
Amounts in this column reflect the estimated cost to us of providing outplacement services to the Named Executive Officers over a six-month period. The actual cost of such services could vary based on the individual needs of each Named Executive Officer and the outside provider of such services.

(3)
Amounts in this column reflect the value of continued health and dental benefits for a 12-month period based on the value of the benefits received by each individual as of December 31, 2021.

(4)
Amounts in this column assume threshold performance is achieved.

CEO Pay Ratio — 18.5:1
Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, this section provides information regarding the relationship of the annual total compensation for fiscal year 2021 of Mr. Glendon, our Chief Executive Officer (“CEO”), to that of our Median Employee (as defined below).
For fiscal year 2020, our CEO’s annual total compensation, as reported in the Summary Compensation Table, was $1,475,431, and our Median Employee’s annual total compensation was $79,726. The ratio of our CEO’s total annual compensation to that of our Median Employee for fiscal year 2021 is 18.5 to 1.
Determining our Median Employee
In determining our Median Employee (as defined below), we selected October 31, 2021 as the date on which to identify our total employee population, which includes all employees in the U.S. and Canada.

Employees on leave of absence were also included. In identifying our Median Employee, we used the compensation of all of our employees for the twelve-month period of January 1, 2021, through December 31, 2021, which included the following items:
i.
Actual wages and salaries based on all payroll payments, excluding group term life; and

ii.
Actual, or if not available target, annual incentive bonus amounts for each employee.

For permanent employees who were not employed for the full twelve-month period, their wages, salaries and target annual incentive bonuses were adjusted to reflect an estimate of such base rates of pay for the full twelve-month period. Wages and salaries were not adjusted for seasonal, part-time or temporary employees. In addition, we applied a Canadian to U.S. dollar exchange rate of 1.2639 USD per 1.00 CAD at December 31, 2021 to the compensation elements paid in Canadian currency.
After calculating each employee’s compensation using this consistently applied methodology, we then ranked all of our 747 employees, excluding the CEO, based on compensation from lowest to highest. We calculated the annual total compensation of the employee ranked 374 in the same manner as the “Total Compensation” shown for our CEO in the Summary Compensation Table above to determine compensation for the median employee (“Median Employee”).

2021 DIRECTOR COMPENSATION
We use a combination of cash and equity compensation to attract and retain qualified candidates to serve as directors of our General Partner. In setting director compensation, we consider the time commitment directors must make in performing their duties, the level of skills required by directors and the market competitiveness of director compensation levels.
Each non-employee director receives an annual retainer of $60,000, paid in quarterly installments. Each non-employee director also receives an annual equity award, granted within five business days of October 15 of each year, equal to the number of fully vested common units having a grant date fair value of approximately $60,000. Further, each non-employee director serving as a chairman or a member of a committee of the board receives an annual supplemental retainer of $10,000 or $5,000, respectively, paid in quarterly installments. If directors serve on more than one committee, they receive a supplemental retainer for each committee upon which they serve. All directors receive reimbursement for out-of-pocket expenses associated with attending meetings of the board or committees of the board of directors. Each director is covered by liability insurance and will be fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law.
The table below summarizes the compensation earned by members of the board for the fiscal year ended December 31, 2021.
Name(1)	Fees Earned or Paid in Cash ($)(2)	Unit Awards ($)(3)(4)	All Other Compensation ($)	Total ($)
C. Gregory Harper	77,500	60,000		137,500
Beth A. Bowman	77,500	60,000		137,500
John A. Shapiro(5)	57,500	60,000		117,500
Gary A. Rinaldi(6)	15,000	—		15,000
Ben J. Hennelly(7)	17,500	—	456,077	473,577

(1)
Mr. Milligan and Ms. Sarsfield, as officers of Axel Johnson, and Messrs. Hendel, Semlitz, Merison, Levy, Lemme, and Voelker as officers of Hartree, and Mr. Glendon are not included in this table because they receive no compensation for their services as directors. The compensation received by Mr. Glendon as a Named Executive Officer is shown in the Summary Compensation Table.

(2)
The amounts in this column reflect the aggregate dollar amount of fees earned or paid in cash for fiscal year 2021, including annual retainer fees and chairmanship or membership fees. Ms. Bowman served on the Conflicts Committee (Chair) and the Audit Committee and , beginning in September 2021, the Compensation Committee. Mr. Harper served on the Audit Committee (Chair) and the Conflicts Committee and, beginning in September 2021, the Compensation Committee. Mr. Shapiro joined the board of directors on June 23, 2021 and served on the Audit Committee and Conflicts Committee; and, beginning in September 2021, served on the Compensation Committee (Chair).

(3)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Messrs. Harper and Shapiro and Ms. Bowman all received a fully vested grant of 2,764 common units valued at approximately $60,000 in October 2021. Please see Note 20 — Equity and Equity-Based Compensation in the Notes to our Consolidated Financial Statements for assumptions used in valuing our common units.

(4)
On December 31, 2021, none of our directors held outstanding, unvested equity awards.

(5)
Mr. Shapiro was appointed to the board of directors as of June 23, 2021 and received three out of the four quarterly retainer payments and an October 2021 stock award of 2,764 units. Mr. Shapiro also earned the supplemental retainer for his role as Chair of the Compensation Committee.

(6)
Mr. Rinaldi ceased serving as a member of our board of directors on May 28, 2021, in connection with closing of the Transaction between Sprague Holdings (a subsidiary of Axel Johnson) and Sprague HP Holdings, LLC (a wholly-owned subsidiary of Hartree Partners LP) and, as a result, only received compensation for services rendered as a member of the board through such date.

(7)
April 19, 2021, Mr. Hennelly, then a member of our board of directors, entered into an offer letter (the “Offer Letter”) under which Mr. Hennelly would serve as Chief Information Officer (“CIO”) for the General Partner effective as of July 1, 2021. Mr. Hennelly ceased serving as a member of our board of directors on May 28, 2021 in connection with closing of the Transaction between Sprague Holdings (a subsidiary of Axel Johnson) and Sprague HP Holdings, LLC (a wholly-owned subsidiary of Hartree Partners LP) and, as a result, only received compensation for services rendered as a member of the board through such date. Pursuant to the Offer Letter for the CIO position, the General Partner has agreed to pay Mr. Hennelly $265,000 annually with a discretionary, annual incentive compensation opportunity equal to 100% of base salary, of which 25% would be deferred and, subject to threshold attainment and board approval, and in the board’s sole discretion, paid out ratably over three successive years. Mr. Hennelly’s total compensation includes compensation from his board service, consulting fees, wages and benefits and incentive bonus compensation. Amounts paid to Mr. Hennelly in his capacity as a consultant to our General Partner and as CIO in 2021 are reflected in the All Other Compensation column.

Item 12.
Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth the beneficial ownership of common units of Sprague Resources LP that are issued and outstanding as of March 3, 2022 and held by:
•
each person known by us to be a beneficial owner of more than 5% of our outstanding units, including Sprague Holdings;

•
each of the directors of and nominees to our General Partner’s board of directors;

•
each of the named executive officers of our General Partner; and

•
all of the directors, director nominees and executive officers of our General Partner as a group.

All of such information is based on publicly available filings, unless otherwise known to us from other sources. The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable.
Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned
Sprague HP Holdings, LLC(1)(2)	19,548,849	74.5%
Hartree Partners, LP(1)(2)	19,548,849	74.5%
Hartree Partners GP, LLC(1)(2)	19,548,849	74.5%
Stephen M. Hendel	—	*
Stephen M. Semlitz	—	*
Jonathan Guy Merison	—	*
Scott A. Levy	45,135	*
Jason T. Lemme	—	*
C. Gregory Harper	26,615	*
Beth A. Bowman	17,718	*
John A. Shapiro	2,764	*
David C. Glendon	123,459	*
David C. Long	30,050	*
Thomas E. Flaherty	41,991	*
Brian W. Weego	—	*
Steven D. Scammon	38,908	*
All executive officers and directors of our General Partner as a group (18 persons)	413,153(3)	1.6%

*
Represents less than 1%.

(1)
The address for this entity is 1185 Avenue of the Americas, New York, NY 10036.

(2)
Common units shown as beneficially owned by Hartree Partners and LP, Hartree Partners GP, LLC reflect common units owned of record by Sprague HP Holdings, LLC. Hartree Partners, LP is the sole member of Sprague HP Holdings, LLC and, as such, Hartree Partners, LP may be deemed to share beneficial ownership of the units beneficially owned by Sprague HP Holdings, LLC, but disclaims such beneficial ownership. Hartree Partners GP, LLC is the general partner of Hartree Partners, LP and, as such, Hartree Partners GP, LLC may be deemed to share beneficial ownership of the units beneficially owned by Sprague HP Holdings, LLC, but disclaims such beneficial ownership. Beneficial ownership reported is based solely on Form 13D filed on January 11, 2022.
(3)
The address of each of the executive officers and directors is 185 International Drive, Portsmouth, NH 03801.

Securities Authorized for Issuance Under Equity Compensation Plans
The following information is reported as of December 31, 2021.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	—	975,605
Equity compensation plans not approved by security holders	—	—	—

(1)
Awards in this column represent the total number of all performance-based phantom units granted under our LTIP and outstanding as of December 31, 2021. We have not granted any stock option awards.

(2)
The outstanding phantom units do not have an exercise price. As such, there is no weighted average exercise price to report for outstanding awards.

Our only equity compensation plan is the Sprague Resources LP 2013 Long-Term Incentive Plan, also referred to herein as the “LTIP”. The LTIP was approved by our shareholders prior to our initial public offering but has not been approved by our public shareholders. A description of the material terms of the LTIP is available in our registration statement on Form S-1, last filed on October 15, 2013 under the heading “Compensation Discussion and Analysis — 2013 Long-Term Incentive Plan.”

Item 13.
Certain Relationships, Related Transactions and Director Independence

Distributions and Payments to Sprague Holdings and Its Affiliates
The following summarizes the distributions and payments made or to be made by us to Sprague Holdings and its affiliates in connection with our formation and ongoing operation and distributions and payments that would be made by us if we were to liquidate in accordance with the terms of our partnership agreement. These distributions and payments were determined by and among affiliated entities and, consequently, are not the result of arm’s-length negotiations.
Formation Stage
Consideration given to Sprague Holdings and its affiliates for the contributions of assets and liabilities to us included the following:
•
1,571,970 common units;

•
10,071,970 subordinated units (converted to common units on February 16, 2017);

•
non-economic general partner interest; and

•
incentive distribution rights; and

Operational Stage
Distributions of Cash to Sprague Holdings and its Affiliates
We will generally make cash distributions to common unitholders, including Sprague Holdings as the holder of an aggregate of 19,548,849 common units. Our General Partner will not receive distributions on its non-economic general partner interest. If distributions exceed the minimum quarterly distribution and other higher target levels, the holders of our incentive distribution rights (currently Sprague Holdings) will be entitled to increasing percentages of the distributions, up to 50.0% of the distributions above the highest target level. During the year ended December 31, 2021, Sprague Holdings received $2.1 million related to its incentive distribution rights and received distributions of approximately $30.0 million on its common units.
On February 11, 2021, Sprague Holdings provided notice to the Partnership that Sprague Holdings had made an IDR Reset Election (the “IDR Reset Election”), as defined in our partnership agreement. Pursuant to the IDR Reset Election, the Partnership issued 3,107,248 common units to Sprague Holdings, the minimum quarterly distribution amount was increased from $0.4125 per common unit per quarter to $0.6675 per common unit per quarter and the levels at which the incentive distribution rights participate in distributions will be reset at higher amounts based on current common unit distribution rates and a formula in our partnership agreement. The IDR Reset Election was consummated and the common units were issued on March 5, 2021.
On October 25, 2021, the Partnership announced a distribution cut from $0.6675 per unit to $0.4338 per unit, which is less than the minimum quarterly distribution of $0.6675 per unit. The board of directors of our General Partner determines the amount of our quarterly distributions and may change our distribution policy at any time.
Payments to our General Partner and its Affiliates
Our General Partner will not receive any management fee or other compensation for its management of us, except as set forth in the services agreement entered into in connection with the closing of the IPO. Under the terms of the partnership agreement, our General Partner and its affiliates will be reimbursed for all expenses incurred on our behalf.
Pursuant to the terms of the services agreement, our General Partner agreed to provide certain general and administrative services and operational services to us, and we agreed to reimburse our General Partner and its affiliates for all costs and expenses incurred in connection with providing such services to us, including salary, bonus, incentive compensation, insurance premiums and other amounts allocable to the employees and directors of our General Partner or its affiliates that perform services on our behalf. Neither the partnership agreement nor the services agreement limits the amount that may be reimbursed or paid by us to our General Partner or its affiliates. The aggregate amount of reimbursements and fees paid by us to our General Partner was $97.2 million for the year ended December 31, 2021.
During the year ended December 31, 2021, the Partnership recorded tank use and storage fee revenue of $0.7 million from lease agreements entered into with Hartree which expired in 2021 and were not renewed. In addition the Partnership made oil and natural gas product purchases from Hartree totaling $147.9 million and generated sales of natural gas products to Hartree of $3.3 million.
During the year ended December 31, 2020, the Partnership recorded tank use and storage fee revenue of $1.4 million from lease agreements entered into with Hartree. In connection with these agreements, the Partnership made net inventory purchases from Hartree Partners LP totaling $71.2 million.
Withdrawal or Removal of our General Partner
If our General Partner withdraws or is removed, the general partner interest and its affiliates’ incentive distribution rights will either be sold to the new general partner for cash or converted into common units, in each case for an amount equal to the fair market value of those interests.
Liquidation Stage
Liquidation
Upon our liquidation, our partners, including our General Partner, will be entitled to receive liquidating distributions according to their respective capital account balances.
Agreements with Affiliates
In connection with the completion of our IPO on October 30, 2013, we entered into certain agreements with our sponsor and certain of its affiliates, as described below.
Omnibus Agreement
On May 28, 2021, pursuant to the terms of the purchase agreement, dated April 20, 2021, among Sprague Resources Holdings LLC, a wholly owned subsidiary of Axel Johnson Inc., Sprague HP Holdings, LLC and Hartree Partners, LP, Sprague Resources Holdings LLC and Axel Johnson Inc. provided notice to the General Partner and the Partnership of the termination, pursuant to its terms, of the Omnibus Agreement, dated October 30, 2013 among Axel Johnson Inc., Sprague Resources Holdings LLC, the General Partner and the Partnership.
There were no transactions under the Omnibus Agreement during fiscal year 2021.
Services Agreement
The Partnership, Sprague Energy Solutions, Inc. (“Sprague Solutions”) and Sprague Holdings entered into a services agreement with our General Partner pursuant to which our General Partner agreed to provide certain general and administrative services and operational services to us and our subsidiaries, Sprague Solutions and Sprague Holdings. Pursuant to the terms of the services agreement, we agreed to reimburse our General Partner and its affiliates for all costs and expenses incurred in connection with providing such services to us, including salary, bonus, incentive compensation, insurance premiums and other amounts allocable to the employees and directors of our General Partner or its affiliates that perform services on our behalf. Pursuant to the terms of the services agreement, our General Partner agreed to provide the same services to Sprague Solutions and Sprague Holdings, which also agreed to reimburse our General Partner and its affiliates for all costs and expenses incurred in connection with providing such services.
The services agreement does not limit the amount that may be reimbursed or paid by us to our General Partner or its affiliates. The amount of reimbursements and fees paid by us to our General Partner was $97.2 million for the year ended December 31, 2021.
The initial term of the services agreement was for five years, beginning on October 30, 2013. The agreement automatically renews at the end of the initial term for successive one-year terms until terminated by us or by Sprague Solutions or by giving 180 days prior written notice to our General Partner. The agreement will automatically terminate on the date Sprague Resources GP LLC ceases to be our General Partner. The provisions of the services agreement that are applicable to Sprague Holdings may be terminated by Sprague Holdings by giving 180 days prior written notice to our General Partner, and will automatically terminate on the date on which Sprague Holdings ceases to be our affiliate. The provisions of the services agreement applicable to Sprague Solutions shall automatically terminate on the date on which Sprague Solutions ceases to be a wholly owned direct or indirect subsidiary of us. The services agreement does not limit the ability of the officers and employees of our General Partner to provide services to other affiliates of Sprague Holdings or unaffiliated third parties.
The services agreement is not the result of arm’s-length negotiations and may not have been effected on terms at least as favorable to the parties to the agreement as could have been obtained from unaffiliated third parties.
Terminal Operating Agreement
In October 2013, we entered into an exclusive terminal operating agreement with Sprague Massachusetts Properties LLC, which is a wholly owned subsidiary of Axel Johnson, or one of its wholly owned subsidiaries, with respect to the terminal in New Bedford, Massachusetts. Pursuant to the terminal operating agreement, we were granted the exclusive use and operation of, and will retain title to all of the refined products stored at, the New Bedford terminal in exchange for a monthly fee of $15,200, subject to adjustment for changes in the Consumer Price Index for the Northeast region. This agreement is not the result of arm’s-length negotiations and may not have been effected on terms at least as favorable to the parties to this agreement as could have been obtained from unaffiliated third parties. The initial term of the terminal operating agreement was for five years, beginning on October 30, 2013 and the agreement has been subsequently extended through October 30, 2023. Additionally, the terminal operating agreement will terminate upon 60 days’ written notice from Axel Johnson or Sprague Massachusetts Properties LLC in the event that Axel Johnson or Sprague Massachusetts Properties LLC determines that termination is necessary to facilitate the sale or development of the New Bedford terminal.
Director Independence
The information required by Item 407(a) of Regulation S-K is included in Part III, Item 10 — “Directors, Executive Officers and Corporate Governance” above.

Item 14.
Principal Accountant Fees and Services

The Audit Committee has selected Ernst & Young LLP to serve as the Partnership’s independent auditor for the fiscal year ending December 31, 2021. The Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change will be in the best interests of the Partnership and our unitholders.
Audit Fees
The following is a summary of the fees billed to us by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2021 and 2020:
	2021	2020
Audit Fees(1)	$1,799,200	$1,765,000
Tax Fees(2)	254,962	248,958
Total	$2,054,162	$2,013,958

(1)
Audit fees consisted of the audit of our annual financial statements, reviews of our interim financial statements and services associated with SEC registration statements and other SEC matters.

(2)
Tax fees consisted of services related to tax compliance, the review of our partnership Form K-1, and research and consultation on other tax related matters.

Policy for Approval of Audit and Non-Audit Services
Our audit committee charter requires that all services provided by our independent public accountants, both audit and non-audit, must be pre-approved by the audit committee. The pre-approval of audit and non-audit services may be given at any time up to a year before commencement of the specified service.
In determining whether to approve a particular audit or permitted non-audit service, the audit committee will consider, among other things, whether such service is consistent with maintaining the independence of the independent public accountants. The audit committee will also consider whether the independent public accountants are best positioned to provide the most effective and efficient service to us and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.
All fees paid or expected to be paid to Ernst & Young LLP for fiscal 2021 and 2020 were pre-approved by the audit committee in accordance with this policy.

Part IV
Item 15.
Exhibits and Financial Statement Schedules

(a)
Financial Statements, Financial Statement Schedules and Exhibits — The following documents are filed as part of this Annual Report on Form 10-K for the year ended December 31, 2021.

1
Sprague Resources LP Audited Consolidated Financial Statements:

2
Financial Statement Schedules — No schedules are included because the required information is inapplicable or is presented in the Consolidated Financial Statements or related notes thereto.

3
Exhibits:

Exhibit No.	Description
3.1	Certificate of Limited Partnership of Sprague Energy Partners LP (incorporated by reference to Exhibit 3.1 of Sprague Resources LP’s Registration Statement on Form S-1 filed July 27, 2011 (File No. 333-175826)
3.2	Amendment to the Certificate of Limited Partnership of Sprague Energy Partners LP (Changing Name to Sprague Resources LP) (incorporated by reference to Exhibit 3.2 of Sprague Resources LP’s Registration Statement on Form S-1 filed July 27, 2011 (File No. 333-175826).
3.3	Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of Sprague Resources LP dated as of October 30, 2013, effective March 1, 2021.
3.4	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Sprague Resources LP dated as of October 30, 2013 effective October 25, 2019 (incorporated by reference to Exhibit 3.1 of Sprague Resources LP’s Current Report on Form 8-K filed October 25, 2019 (File No. 001-36137)).
3.5	Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of Sprague Resources LP dated as of October 30, 2013 effective December 20, 2017 (incorporated by reference to Exhibit 3.1 of Sprague Resources LP’s Current Report on Form 8-K filed December 20, 2017 (File No. 001-36137).
3.6	First Amended and Restated Agreement of Limited Partnership of Sprague Resources LP, dated as of October 30, 2013, (incorporated by reference to Exhibit 3.1 of Sprague Resources LP’s Current Report on Form 8-K filed November 5, 2013 (File No. 001-36137)).

Exhibit No.	Description
3.7	Amended and Restated Limited Liability Company Agreement of Sprague Resources GP LLC (incorporated by reference to Exhibit 3.2 of Sprague Resources LP’s Current Report on Form 8-K filed November 5, 2013 (File No. 001-36137)).
3.8	Composite copy of the First Amended and Restated Agreement of Limited Partnership of Sprague Resources LP, dated as of October 30, 2013, as amended by Amendment No. 1, effective December 20, 2017, Amendment No. 2, effective October 25, 2019, and Amendment No. 3, effective March 1, 2021.
3.9	Second Amended and Restated Limited Liability Company Agreement of Sprague Resources GP LLC (incorporated by reference to Exhibit 3.1 of Sprague Resources LP’s Current Report on Form 8-K filed May 28, 2021 (File No. 001-36137)).
4.1	Description of Securities Registered under Section 12 of the Exchange Act (incorporated by reference to Exhibit 4.1 of Sprague Resources LP’s Annual Report on Form 10-K for the year ended December 31, 2019, filed March 5, 2020 (File No. 001-36137)).
10.1	Second Amended and Restated Credit Agreement, dated May 19, 2020, among Sprague Operating Resources LLC, as U.S. borrower, Kildair Service ULC, as Canadian borrower, the several lenders parties thereto, MUFG Bank Ltd., as administrative agent, the co-syndication agents, the co-collateral agents and the co-documentation agents party thereto (incorporated by reference to Exhibit 10.1 of Sprague Resources LP’s Current Report Form 8-K filed May 21, 2020 (File No. 001-36137)).
10.2	Unit Purchase Agreement, dated March 13, 2017 by and between Sprague Resources, LP and Carbo Industries, Inc. (incorporated by reference to Exhibit 10.1 of Sprague Resources LP’s Current Report on Form 8-K filed March 16, 2017 (File No. 001-36137)).
10.3	Omnibus Agreement by and among Axel Johnson Inc., Sprague Resources Holdings LLC, Sprague Resources LP and Sprague Resources GP LLC (incorporated by reference to Exhibit 10.3 of Sprague Resources LP’s Current Report on Form 8-K filed November 5, 2013 (File No. 001-36137)).
10.4	Services Agreement by and among Sprague Resources GP LLC, Sprague Resources LP, Sprague Resources Holdings LLC and Sprague Energy Solutions Inc. (incorporated by reference to Exhibit 10.4 of Sprague Resources LP’s Current Report on Form 8-K filed November 5, 2013 (File No. 001-36137)).
10.5	Terminal Operating Agreement by and between Sprague Massachusetts Properties LLC and Sprague Operating Resources LLC (incorporated by reference to Exhibit 10.5 of Sprague Resources LP’s Current Report on Form 8-K filed November 5, 2013 (File No. 001-36137)).
10.6†	Sprague Resources LP 2013 Long-Term Incentive Plan, effective as of October 28, 2013 (incorporated by reference to Exhibit 4.4 to Sprague Resources LP’s Registration Statement on Form S-8, filed on October 28, 2013 (File No. 333-191923)).
10.7†	Form of Phantom Unit Award Agreement (incorporated by reference to Exhibit 10.8 to Sprague Resources LP’s Registration Statement on Form S-1, filed on September 24, 2013 (File No. 333-175826)).
10.8†	Form of Restricted Unit Award Agreement (incorporated by reference to Exhibit 10.9 to Sprague Resources LP’s Registration Statement on Form S-1, filed on September 24, 2013 (File No. 333-175826)).
10.9†	Form of Unit Award Letter (incorporated by reference to Exhibit 10.10 to Sprague Resources LP’s Registration Statement on Form S-1, filed on September 24, 2013 (File No. 333-175826)).
10.10†	Form of Phantom Unit Agreement (Performance Based Vesting) (incorporated by reference to Exhibit 10.1 of Sprague Resources LP’s Quarterly Report on Form 10-Q filed on August 13, 2014 (File No. 001-36137)).

Exhibit No.	Description
10.11†	Amended and Restated Director Compensation Summary (incorporated by reference to Exhibit 10.1 of Sprague Resources LP’s Quarterly Report on Form 10-Q filed on November 7, 2016 (File No. 001-36137)).
10.12†	Form of Phantom Unit Agreement (Performance Based Vesting) (incorporated by reference to Exhibit 10.13 of Sprague Resources LP’s Annual Report on Form 10-K filed March 10, 2016 (File No. 001-36137)).
10.13†	Offer Letter with Ben Hennelly, dated April 19, 2021 (incorporated by reference to Exhibit 10.1 of Sprague Resources LP’s Current Report on Form 8-K filed April 21, 2021 (File No. 001-36137)).
10.14	First Amendment, dated May 11, 2021, to Second Amended and Restated Credit Agreement, dated May 19, 2020, among Sprague Operating Resources LLC, as U.S. borrower, Kildair Service ULC, as Canadian borrower, the several lenders parties thereto, MUFG Bank Ltd., as administrative agent, the co-syndication agents, the co-collateral agents and the co-documentation agents party thereto (incorporated by reference to Exhibit 10.1 of Sprague Resources LP’s Current Report on Form 8-K filed May 11, 2021 (File No. 001-36137)).
10.15	Indemnification Agreement, dated September 1, 2021.
21.1*	Subsidiaries of the Registrant.
23.1*	Consent of Ernst & Young LLP.
31.1*	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, Rule 13a-14(a) /15d-14(a), by Chief Executive Officer.
31.2*	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, Rule 13a-14(a) /15d-14(a), by Chief Financial Officer.
32.1**	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, by Chief Executive Officer.
32.2**	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, by Chief Financial Officer.
101.INS*	Inline XBRL Instance Document — The instance document does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation
101.DEF*	Inline XBRL Taxonomy Extension Definition
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase
101.PRE*	Inline XBRL Taxonomy Extension Presentation
104*	Cover Page Interactive Data File (Formatted as Inline XBRL and contained in Exhibit 101)

†
Compensatory plan or arrangement.

*
Filed herewith.

**
Furnished herewith in accordance with Item 601(b)(32) of Regulation S-K.

***
Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules to the Asset Purchase Agreements have been omitted. The registrant hereby agrees to furnish supplementally to the SEC, upon its request, any or all omitted schedules and its materiality and privacy or confidentiality analyses.

Item 16.
Form 10-K Summary.

None.

SIGNATURE
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Annual Report on Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized.
Sprague Resources LP
By:
Sprague Resources GP LLC, its General Partner

By:
/s/ David C. Glendon

David C. Glendon
President, Chief Executive Officer
(On behalf of the registrant, and in his capacity as principal executive officer)
Date:
March 3, 2022

Pursuant to the requirements of the Securities Exchange Act of 1934, this Annual Report on Form 10-K has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Stephen M. Hendel Stephen M. Hendel	Chairman of the Board of Directors	March 3, 2022
/s/ David C. Glendon David C. Glendon	President, Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2022
/s/ David C. Long David C. Long	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 3, 2022
/s/ Beth A. Bowman Beth A. Bowman	Director	March 3, 2022
/s/ C. Gregory Harper C. Gregory Harper	Director	March 3, 2022
/s/ Jason Lemme Jason Lemme	Director	March 3, 2022
/s/ Scott Levy Scott Levy	Director	March 3, 2022
/s/ Jonathan Guy Merrison Jonathan Guy Merrison	Director	March 3, 2022
/s/ Stephen M. Semlitz Stephen M. Semlitz	Director	March 3, 2022
/s/ John A. Shapiro John A. Shapiro	Director	March 3, 2022

C-F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of Sprague Resources GP and Unitholders of Sprague Resources LP
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Sprague Resources LP (the Partnership) as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive (loss) income, unitholders’ equity and cash flows for each of the three years in the period ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Partnership at December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in conformity with U.S. generally accepted accounting principles.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Partnership’s internal control over financial reporting as of December 31, 2021, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated March 3, 2022 expressed an unqualified opinion thereon.
Basis for Opinion
These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Partnership’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matter
The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the account or disclosure to which it relates.
Goodwill Impairment Assessment — Sprague Refined Products Reporting Unit
Description of the Matter	At December 31, 2021, the Partnership’s goodwill balance was $115 million. As described in Note 1 to the consolidated financial statements, the Partnership tests goodwill for impairment at the reporting unit level on an as needed basis or at least annually, using either a qualitative assessment or a single step quantitative approach. In instances where a quantitative impairment test of goodwill allocated to a reporting unit is performed, the Partnership

C-F-2

estimates the fair value of the reporting unit based on future net discounted cash flows.
Auditing management’s annual quantitative goodwill impairment test was complex and highly judgmental for a certain reporting unit due to the significant estimation required to determine its fair value. In particular, the fair value of the reporting unit is sensitive to significant assumptions, such as forecasted operating results, discount rate and growth rates, which contemplate future business, market and overall economic conditions.

How We Addressed the Matter in Our Audit
We obtained an understanding, evaluated the design and tested the operating effectiveness of internal controls over the Partnership’s processes to assess goodwill for impairment, including the controls over management’s review of the significant assumptions described above.
To test the estimated fair value of the reporting unit, we performed audit procedures, with the support of our valuation specialists, that included, among others, assessing the valuation methodology selected by management and testing the significant assumptions discussed above and testing the completeness and accuracy of underlying data used by management in its analysis. We compared the growth rates, forecasted operating results, and other cash flow assumptions used by management to current industry and economic trends, the reporting unit’s historical results, and results and projections of relevant peer companies in the industry. We evaluated the selection of the discount rate by developing a range of independent estimates and comparing those to the rate selected by management. We also assessed the historical accuracy of management’s estimates and performed sensitivity analyses of significant assumptions to evaluate the changes in the fair value of the reporting unit that would result from changes in the assumptions.

/s/ Ernst & Young LLP
We have served as the Partnership’s auditor since 2007.
Boston, Massachusetts
March 3, 2022

C-F-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of Sprague Resources GP and Unitholders of Sprague Resources LP
Opinion on Internal Control over Financial Reporting
We have audited Sprague Resources LP’s internal control over financial reporting as of December 31, 2021, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). In our opinion, Sprague Resources LP (the Partnership) maintained, in all material respects, effective internal control over financial reporting as of December 31, 2021, based on the COSO criteria.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Partnership as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive (loss) income, unitholders’ equity, and cash flows for each of the three years in the period ended December 31, 2021, and the related notes and our report dated March 3, 2022 expressed an unqualified opinion thereon.
Basis for Opinion
The Partnership’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report Regarding Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Partnership’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.
Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
Definition and Limitations of Internal Control Over Financial Reporting
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
/s/ Ernst & Young LLP
Boston, Massachusetts
March 3, 2022

C-F-4

Sprague Resources LP
Consolidated Balance Sheets
(in thousands except unit amounts)
	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$669	$3,771
Accounts receivable, net	280,407	193,015
Inventories	439,820	255,533
Fair value of derivative assets	141,018	145,957
Other current assets	22,066	67,406
Total current assets	883,980	665,682
Fair value of derivative assets long-term	33,111	20,021
Property, plant, and equipment, net	323,630	335,296
Intangibles, net	34,007	41,142
Other assets, net	28,490	22,252
Goodwill	115,037	115,037
Total assets	$1,418,255	$1,199,430
Liabilities and unitholders’ equity
Current liabilities:
Accounts payable	$193,843	$97,280
Accrued liabilities	76,667	46,645
Fair value of derivative liabilities	195,508	154,105
Due to General Partner	11,077	10,915
Current portion of working capital facilities	497,578	358,685
Current portion of other obligations	8,594	6,968
Total current liabilities	983,267	674,598
Commitments and contingencies
Acquisition facility	377,400	382,400
Fair value of derivative liabilities long-term	64,415	20,240
Other obligations, less current portion	31,664	39,309
Operating lease liabilities, less current portion	11,067	5,653
Due to General Partner	2,291	2,751
Deferred income taxes	13,733	15,784
Total liabilities	1,483,837	1,140,735
Unitholders’ equity:
Common unitholders – public (6,685,698 and 9,995,069 units issued and outstanding as of December 31, 2021 and 2020, respectively)	62,090	154,238
Common unitholders – affiliated (19,548,849 and 12,951,236 units issued and outstanding as of December 31, 2021 and 2020, respectively)	(111,175)	(69,561)
Accumulated other comprehensive loss, net of tax	(16,497)	(25,982)
Total unitholders’ equity	(65,582)	58,695
Total liabilities and unitholders’ equity	$1,418,255	$1,199,430
The accompanying notes are an integral part of these financial statements.
C-F-5

Sprague Resources LP
Consolidated Statements of Operations
(in thousands, except unit and per unit amounts)
	Years Ended December 31,
	2021	2020	2019
Net sales	$3,498,160	$2,335,983	$3,502,410
Cost of products sold (exclusive of depreciation and amortization)	3,343,302	2,071,805	3,228,003
Operating expenses	80,673	77,070	84,924
Selling, general and administrative	82,700	81,514	78,135
Depreciation and amortization	33,335	34,066	34,015
Total operating costs and expenses	3,540,010	2,264,455	3,425,077
Other operating income	9,700	8,094	—
Operating (loss) income	(32,150)	79,622	77,333
Other income (expense)	—	1,948	(378)
Interest income	171	299	555
Interest expense	(34,109)	(40,669)	(42,944)
(Loss) income before income taxes	(66,088)	41,200	34,566
Income tax provision	(2,828)	(7,389)	(3,310)
Net (loss) income	(68,916)	33,811	31,256
Incentive distributions declared	—	(8,292)	(6,163)
Limited partners’ interest in net (loss) income	$(68,916)	$25,519	$25,093
Net (loss) income per limited partner unit:
Common – basic	$(2.69)	$1.11	$1.10
Common – diluted	$(2.69)	$1.11	$1.10
Weighted average units used to compute net (loss) income per limited partner unit:
Common – basic	25,652,890	22,901,140	22,736,916
Common – diluted	25,652,890	22,905,113	22,770,883
Distribution declared per unit	$2.20	$2.67	$2.67
The accompanying notes are an integral part of these financial statements.
C-F-6

Sprague Resources LP
Consolidated Statements of Comprehensive (Loss) Income
(in thousands)
	Years Ended December 31,
	2021	2020	2019
Net (loss) income	$(68,916)	$33,811	$31,256
Other comprehensive income (loss), net of tax:
Unrealized income (loss) on interest rate swaps
Net income (loss) arising in the period	3,729	(11,562)	(8,302)
Reclassification adjustment related to loss (gains) realized in income	5,838	5,217	(90)
Net change in unrealized loss on interest rate swaps	9,567	(6,345)	(8,392)
Tax effect	(76)	49	65
	9,491	(6,296)	(8,327)
Foreign currency translation adjustment	(6)	2	161
Other comprehensive income (loss)	9,485	(6,294)	(8,166)
Comprehensive (loss) income	$(59,431)	$27,517	$23,090
The accompanying notes are an integral part of these financial statements.
C-F-7

Sprague Resources LP
Consolidated Statements of Unitholders’ Equity
(in thousands)
	Common- Public	Common- Affiliated	Incentive Distribution Rights	Accumulated Other Comprehensive Loss	Total
Balance as of December 31, 2018	$196,680	$(48,182)	$—	$(11,522)	$136,976
Net income	11,732	13,359	6,165	—	31,256
Other comprehensive loss	—	—	—	(8,166)	(8,166)
Unit-based compensation	275	315	—	—	590
Distributions paid in cash	(28,385)	(32,324)	(6,165)	—	(66,874)
Balance as of December 31, 2019	180,302	(66,832)	—	(19,688)	93,782
Net income	11,456	14,084	8,271	—	33,811
Other comprehensive loss	—	—	—	(6,294)	(6,294)
Unit-based compensation	1,871	2,299	—	—	4,170
Distributions paid cash	(27,564)	(33,533)	(6,218)	—	(67,315)
Distributions paid in units	—	2,053	(2,053)	—	—
Units purchased by Sprague Holdings in Private Transaction	(12,086)	12,086	—	—	—
Common units issued in connection with annual bonus	423	484	—	—	907
Units withheld for employee tax obligations	(164)	(202)	—	—	(366)
Balance as of December 31, 2020	154,238	(69,561)	—	(25,982)	58,695
Net income	(29,352)	(41,638)	2,074	—	(68,916)
Other comprehensive loss	—	—	—	9,485	9,485
Unit-based compensation	152	234	—	—	386
Distributions paid in cash	(22,330)	(39,379)	(2,074)	—	(63,783)
Increase in affiliated units as a result of change in beneficial ownership of Hartree Bulk Storage LLC	(9,332)	9,332	—	—	—
Increase in affiliated units as a result of acquisition by Hartree Partners, LP	(30,921)	30,921	—	—	—
Units withheld for employee tax obligations	(365)	(1,084)	—	—	(1,449)
Balance as of December 31, 2021	$62,090	$(111,175)	$—	$(16,497)	$(65,582)
The accompanying notes are an integral part of these financial statements.
C-F-8

Sprague Resources LP
Consolidated Statements of Cash Flows
(in thousands)
	Years Ended December 31,
	2021	2020	2019
Cash flows from operating activities
Net (loss) income	$(68,916)	$33,811	$31,256
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization (includes amortization of deferred debt issue costs)	37,928	39,094	37,605
(Gain) loss on sale of assets and insurance recoveries	(9,806)	(9,997)	340
Changes in fair value of contingent consideration	—	410	1,188
Provision for doubtful accounts	16	425	323
Non-cash unit-based compensation	386	4,170	590
Other	—	—	(146)
Deferred income taxes	(2,125)	(368)	(1,499)
Changes in assets and liabilities:
Accounts receivable	(87,407)	88,087	(11,942)
Inventories	(184,288)	37,691	(33,655)
Other assets	52,694	(750)	(50,171)
Fair value of commodity derivative instruments	86,993	9,107	48,140
Due to/from General Partner and affiliates	(298)	5,567	(1,683)
Accounts payable, accrued liabilities and other	118,045	(52,781)	(85,711)
Net cash (used in) provided by operating activities	(56,778)	154,466	(65,365)
Cash flows from investing activities
Purchases of property, plant and equipment	(13,888)	(12,198)	(14,292)
Proceeds from property insurance settlements and sale of assets	11,113	12,712	406
Net cash (used in) provided by investing activities	(2,775)	514	(13,886)
Cash flows from financing activities
Net borrowings (payments) under credit agreements	133,627	(70,607)	150,380
Payments on finance/capital leases, term debt, and other obligations	(7,449)	(12,215)	(6,438)
Payment of debt issue costs	(4,465)	(6,049)	—
Distributions to unitholders	(63,783)	(67,315)	(66,874)
Repurchased units withheld for employee tax obligations	(1,450)	(366)	—
Net cash provided by (used in) financing activities	56,480	(156,552)	77,068
Effect of exchange rate changes on cash balances held in foreign currencies	(29)	(43)	39
Net change in cash and cash equivalents	(3,102)	(1,615)	(2,144)
Cash and cash equivalents, beginning of period	3,771	5,386	7,530
Cash and cash equivalents, end of period	$669	$3,771	$5,386
Supplemental disclosure of cash flow information
Cash paid for interest	$28,638	$36,412	$38,771
Cash paid for taxes	$6,930	$5,672	$8,057
Assets acquired under finance lease obligations	$1,831	$3,100	$5,589
Non-cash asset retirement obligation and related asset	$—	$—	$2,718
Cash paid for operating leases	$7,444	$6,872	$6,279
Distribution paid in units	$—	$2,053	$—
ROU assets obtained in exchange for new lease liabilities	$13,718	$—	$4,057
The accompanying notes are an integral part of these financial statements.
C-F-9

Sprague Resources LP
Notes to Consolidated Financial Statements
(in thousands unless otherwise stated)
1.
Description of Business and Summary of Significant Accounting Policies

Partnership Businesses
Sprague Resources LP (the “Partnership”) is a Delaware limited partnership formed on June 23, 2011 by Sprague Holdings and its General Partner and engages in the purchase, storage, distribution and sale of refined products and natural gas, and provides storage and handling services for a broad range of materials.
On April 20, 2021, the Partnership and Hartree Partners, LP (“Hartree”) announced that Sprague Holdings entered into an agreement to sell to Sprague HP Holdings, LLC (a wholly owned subsidiary of Hartree) the interest of Sprague Holdings in the General Partner, the incentive distribution rights and all the common units representing limited partner interest that Sprague Holdings owned in the Partnership (the “Transaction”). The Transaction was completed and effective on May 28, 2021 and the aggregate purchase price was $290.0 million, consisting of approximately $265.0 million attributable to the purchase of 16,058,484 common units and approximately $25.0 million attributable to the general partner interest and incentive distribution rights. The Partnership elected to not to apply push-down accounting in its consolidated financial statements upon the change in control on May 28, 2021.
Unless the context otherwise requires, prior to May 28, 2021, references referring to “Sprague Resources,” and the “Partnership,” refer to Sprague Resources LP and its subsidiaries; references to the “General Partner” refer to Sprague Resources GP LLC; references to “Axel Johnson” or the “Sponsor” refer to Axel Johnson Inc. and its controlled affiliates, collectively, other than Sprague Resources, its subsidiaries and its General Partner; references to “Sprague Holdings” refer to Sprague Resources Holdings LLC, a wholly owned subsidiary of Axel Johnson and the owner of the General Partner.
Unless the context otherwise requires, effective May 28, 2021, references referring to Sprague Resources, and the Partnership, refer to Sprague Resources LP and its subsidiaries; references to the General Partner refer to Sprague Resources GP LLC; references to “Hartree” or the Sponsor refer to Hartree Partners, LP, and its controlled affiliates, collectively, other than Sprague Resources, its subsidiaries and its General Partner; references to “Sprague Holdings” refer to Sprague HP Holdings LLC, a wholly owned subsidiary of Hartree and the owner of the General Partner.
The Partnership owns, operates and/or controls a network of refined products and materials handling terminals and storage facilities predominantly located in the Northeast United States from New York to Maine and in Quebec, Canada. The Partnership also utilizes third-party terminals in the Northeast United States through which it sells or distributes refined products pursuant to rack, exchange and throughput agreements. The Partnership has four reportable segments: refined products, natural gas, materials handling and other operations.
•
The refined products segment purchases a variety of refined products, such as heating oil, diesel fuel, residual fuel oil, kerosene, jet fuel, and gasoline — primarily from refining companies, trading organizations and producers — and sells them to wholesale and commercial customers.

•
The natural gas segment purchases natural gas from natural gas producers and trading companies and sells and distributes natural gas to commercial and industrial customers.

•
The materials handling segment offloads, stores and prepares for delivery a variety of customer-owned products, including asphalt, clay slurry, salt, gypsum, crude oil, residual fuel oil, coal, petroleum coke, caustic soda, tallow, pulp and heavy equipment.

•
The other operations segment primarily includes the marketing and distribution of coal and certain commercial trucking activities.

See Note 2 — Revenue for a description of the Partnership’s revenue activities within these business segments.

C-F-10

As of December 31, 2021, the Sponsor, through its ownership of Sprague Holdings, owned 19,548,849 common units representing 74.5% of the limited partner interest in the Partnership. On October 31, 2021, Hartree Bulk Storage, LLC (“Bulk Storage”) ceased to be managed by HP Bulk Storage Manager, LLC and became managed by HBS Acquisition Co., LLC a wholly owned subsidiary of the Sponsor, Hartree. As a result of this change, the Sponsor was deemed to beneficially own the 1,375,000 common units held by Bulk Storage in addition to the 18,173,849 units held by Sprague Holdings, for a total of 19,548,849 common units representing 74.5% of the limited partner interests in the Partnership. Subsequent to this change, on December 3, 2021, the 1,375,000 common units held by Bulk Storage were transferred to Sprague Holdings in a transfer between two wholly owned subsidiaries of the Sponsor. As a result of this transfer, Sprague Holdings directly owns 19,548,849 common units, which consists of all of the common units beneficially owned by Hartree. Sprague Holdings also owns the General Partner, which in turn owns a non-economic interest in the Partnership. Sprague Holdings currently holds incentive distribution rights (“IDRs”) that entitle it to receive increasing percentages of the cash the Partnership distributes from distributable cash flow in excess of $0.7676 per unit per quarter, up to a maximum of 50.0%. The maximum distribution of 50% does not include any distributions that Sprague Holdings may receive on any limited partner units that it owns.
Services Agreement
The Partnership, the General Partner and Sprague Holdings operate under a services agreement (the “Services Agreement”) pursuant to which the General Partner provides certain general and administrative and operational services to the Partnership and Sprague Holdings, and the Partnership and Sprague Holdings reimburse the General Partner for all costs and expenses incurred in connection with providing such services to the Partnership and Sprague Holdings. The Services Agreement does not limit the amount that may be reimbursed or paid by the Partnership to the General Partner. The initial term of the Services Agreement expired on October 30, 2018 and automatically renewed at the end of the initial term for successive one-year terms until terminated in accordance with the terms thereof. The Services Agreement does not limit the ability of the officers and employees of the General Partner to provide services to other affiliates of Sprague Holdings or unaffiliated third parties. See Note 13 — Related Party Transactions.
As of December 31, 2021, the General Partner employed approximately 654 full-time employees who support the Partnership’s operations, 75 of whom were covered by five collective bargaining agreements. One of these agreements, covering 9 employees, is up for renewal in May 31, 2022. As of December 31, 2021, the Partnership’s Canadian subsidiary had 103 employees, 40 of whom were covered by one collective bargaining agreement which expires on March 18, 2024.
Basis of Presentation
The Consolidated Financial Statements include the accounts of the Partnership and its wholly owned subsidiaries. Intercompany transactions between the Partnership and its subsidiaries have been eliminated.
COVID-19
The global outbreak of the novel coronavirus (“COVID-19”) was declared a pandemic by the World Health Organization and a national emergency by the U.S. Government in March 2020 and has negatively affected the U.S. and global economy, disrupted global supply chains, resulted in significant travel and transport restrictions, including mandated closures and orders to “shelter-in-place,” and created significant disruption of the financial markets.
Beginning in the quarterly period ended March 31, 2020, a wide array of sectors including but not limited to the energy, transportation, manufacturing and commercial, along with global economic conditions generally, were significantly disrupted by the pandemic. A number of the Partnership’s customers in these industries also experienced substantial reductions in their operations due to travel restrictions as well as the extended shutdown of various businesses in affected regions. Furthermore, government measures initially led to a precipitous decline in fuel prices in response to concerns about demand for fuel. Through December 31, 2020, the pandemic and associated impacts on economic activity had an adverse effect on the Partnership’s operating results, specifically, the Partnership had seen a decline in demand and related sales volume as large sectors of the global economy were adversely impacted by the crisis.

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However, the easing of restrictions, health advancements and other ongoing measures to alleviate the pandemic, have led to a subsequent recovery of demand and fuel prices are at higher levels than pre-pandemic. In order to continue to mitigate the effects of the pandemic, even as market conditions have improved, the Partnership continues to focus on the safety of employees and other stakeholders as well as a number of initiatives relating to cost reduction, liquidity and operating efficiencies.
The Partnership makes estimates and assumptions that affect the reported amounts on these consolidated financial statements and accompanying notes as of the date of the financial statements. The Partnership assessed accounting estimates that require consideration of forecasted financial information, including, but not limited to, the allowance for credit losses, the carrying value of goodwill, intangible assets, and other long-lived assets. This assessment was conducted in the context of information reasonably available to the Partnership, as well as consideration of the future potential impacts of COVID-19 on the Partnership’s business as of December 31, 2021. While market conditions for our products and services have improved when compared to a year ago, the pandemic remains fluid, indicating that the full impact may not have been realized across our business and operations. The economics and operational landscape has been altered, and it is difficult to determine whether such changes are temporary or permanent, with challenges related to staffing, supply chain, and transportation globally. The Partnership continues to monitor the evolving impacts of COVID-19 and variants closely and respond to changing conditions.
Use of Estimates
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and the reported net sales and expenses in the income statement. Actual results could differ from those estimates. Among the estimates made by management are the fair value of derivative assets and liabilities, valuation of contingent consideration, allowance for credit losses, valuation of reporting units within the goodwill impairment assessment, and if necessary long-lived asset impairments and environmental and legal obligations.
Revenue Recognition and Cost of Products Sold
Revenue is recognized when performance obligations under the terms of a contract with a customer are satisfied. The majority of the Partnership’s revenue is generated from refined products and natural gas contracts that have a single performance obligation which is the delivery of the related energy product. Accordingly, the Partnership recognizes revenue for refined products and natural gas when title and control have been transferred to the customer which is generally at the time of shipment or delivery of products. Revenue for the Partnership’s materials handling segment is recorded on a straight-line basis under leasing arrangements or as services are performed.
Revenue is measured as the amount of consideration the Partnership expects to receive in exchange for transferring products or providing services and is generally based upon a negotiated index, formula, list or fixed price. An allowance for doubtful accounts is recorded to reflect an estimate of the ultimate realization of the Partnership’s accounts receivable and includes an assessment of the customers’ creditworthiness and the probability of collection. The provision for the allowance for doubtful accounts is included in cost of products sold (exclusive of depreciation and amortization). Estimated discounts are included in the transaction price of the contracts with customers as a reduction to net sales. Cash discounts were $5.9 million, $4.1 million and $7.5 million for the years ended December 31, 2021, 2020 and 2019, respectively. The Partnership sells its products or provides its services directly to commercial customers and wholesale distributors generally under agreements with payment terms typically less than 30 days.
The Partnership has elected to account for shipping and handling as activities to fulfill the promise to transfer the good. As such, shipping and handling fees billed to customers in a sales transaction are recorded in net sales and shipping and handling costs incurred are recorded in cost of products sold (exclusive of depreciation and amortization). The Partnership has elected to exclude from net sales any value add, sales and other taxes which it collects concurrently with revenue-producing activities.
The majority of the Partnership’s revenue is derived from contracts (i) with an original expected length of one year or less and (ii) contracts for which it recognizes revenue at the amount in which it has the right

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to invoice the customer as product is delivered. The Partnership has elected the practical expedient not to disclose the value of remaining performance obligations associated with these types of contracts.
Commodity Derivatives
The Partnership utilizes derivative instruments consisting of futures contracts, forward contracts, swaps, options and other derivatives individually or in combination, to mitigate its exposure to fluctuations in prices of refined petroleum products and natural gas. The use of these derivative instruments within the Partnership’s risk management policy may, on a limited basis, generate gains or losses from changes in market prices. The Partnership enters into futures and over-the-counter (“OTC”) transactions either on regulated exchanges or in the OTC market. Futures contracts are exchange-traded contractual commitments to either receive or deliver a standard amount or value of a commodity at a specified future date and price, with some futures contracts based on cash settlement rather than a delivery requirement. Futures exchanges typically require margin deposits as security. OTC contracts, which may or may not require margin deposits as security, involve parties that have agreed either to exchange cash payments or deliver or receive the underlying commodity at a specified future date and price. The Partnership posts initial margin with futures transaction brokers, along with variation margin, which is paid or received on a daily basis, and is included in other current assets and other current liabilities. In addition, the Partnership may either pay or receive margin based upon exposure with counterparties. Payments made by the Partnership are included in other current assets, whereas payments received by the Partnership are included in accrued liabilities. Substantially all of the Partnership’s commodity derivative contracts outstanding as of December 31, 2021 will settle prior to June 30, 2023.
The Partnership enters into some master netting arrangements to mitigate credit risk with significant counterparties. Master netting arrangements are standardized contracts that govern all specified transactions with the same counterparty and allow the Partnership to terminate all contracts upon occurrence of certain events, such as a counterparty’s default. The Partnership has elected not to offset the fair value of its derivatives, even where these arrangements provide the right to do so.
The Partnership’s derivative instruments are recorded at fair value, with changes in fair value recognized in net income (loss) each period. The Partnership’s fair value measurements are determined using the market approach and includes non-performance risk and time value of money considerations. Counterparty credit is considered for receivable balances, and the Partnership’s credit is considered for payable balances.
The Partnership does not offset fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) against the fair value of derivative instruments executed with the same counterparty under the same master netting arrangement. The Partnership had no right to reclaim or obligation to return cash collateral as of December 31, 2021 or 2020.
Interest Rate Derivatives
The Partnership manages its exposure to variable LIBOR borrowings by using interest rate swaps to convert a portion of its variable rate debt to fixed rates. These interest rate swaps are designated as cash flow hedges and the changes in fair value of the swaps are included as a component of comprehensive (loss) income and accumulated other comprehensive loss, net of tax.
To designate a derivative as a cash flow hedge, the Partnership documents at inception the assessment that the derivative will be highly effective in offsetting expected changes in cash flows from the item hedged. The assessment, updated at least quarterly, is based on the most recent relevant historical correlation between the derivative and the item hedged. If during the term of the derivative, the hedge is found to be less than highly effective, hedge accounting is prospectively discontinued and the remaining gains and losses are reclassified to income in the current period.
Market and Credit Risk
The Partnership manages the risk of fluctuations in the price and transportation costs of its commodities through the use of derivative instruments. The volatility of prices for energy commodities can be significantly influenced by market supply and demand, changes in seasonal demand, weather conditions, transportation

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availability, and federal and state regulations. The Partnership monitors and manages its exposure to market risk on a daily basis in accordance with approved policies.
The Partnership has a number of financial instruments that are potentially at risk including cash and cash equivalents, receivables and derivative contracts. The Partnership’s primary exposure is credit risk related to its receivables and counterparty performance risk related to its derivative assets, which is the loss that may result from a customer’s or counterparty’s non-performance. The Partnership uses credit policies to control credit risk, including utilizing an established credit approval process, monitoring customer and counterparty limits, employing credit mitigation measures such as analyzing customer financial statements, and accepting personal guarantees and various forms of collateral.
The Partnership believes that the counterparties to its derivative contracts will be able to satisfy their contractual obligations. Credit risk is limited by the large number of customers and counterparties comprising the Partnership’s business and their dispersion across different industries.
The Partnership’s cash is in demand deposits placed with federally insured financial institutions. Such deposit accounts at times may exceed federally insured limits. The Partnership has not experienced any losses on such accounts.
Fair Value Measurements
The Partnership determines fair value based on a hierarchy for the inputs used to measure the fair value of financial assets and liabilities based on the source of the input, which generally range from quoted prices for identical instruments in a principal trading market (Level 1) to estimates determined using significant unobservable inputs (Level 3). Multiple inputs may be used to measure fair value; however, the level of fair value is based on the lowest significant input level within this fair value hierarchy.
Details on the methods and assumptions used to determine the fair values are as follows:
Fair value measurements based on Level 1 inputs: Measurements that are most observable and are based on quoted prices of identical instruments obtained from the principal markets in which they are traded. Closing prices are both readily available and representative of fair value. Market transactions occur with sufficient frequency and volume to assure liquidity.
Fair value measurements based on Level 2 inputs: Measurements derived indirectly from observable inputs or from quoted prices from markets that are less liquid are considered Level 2. Measurements based on Level 2 inputs include OTC derivative instruments that are priced on an exchange traded curve, but have contractual terms that are not identical to exchange traded contracts. The Partnership utilizes fair value measurements based on Level 2 inputs for its fixed forward contracts, over-the-counter commodity price swaps, interest rate swaps and forward currency contracts.
Fair value measurements based on Level 3 inputs: Measurements that are least observable are estimated from significant unobservable inputs determined from sources with little or no market activity for comparable contracts or for positions with longer durations.
Long-Term Incentive Plan
The General Partner has the Sprague Resources LP 2013 Long-Term Incentive Plan (the “LTIP”), for the benefit of employees, consultants and directors of the General Partner and its affiliates, who provide services to the General Partner or an affiliate. The LTIP provides the Partnership with the flexibility to grant unit options, restricted units, phantom units, unit appreciation rights, cash awards, distribution equivalent rights, substitute awards and other unit-based awards or any combination of the foregoing. The LTIP will expire upon the earlier of (i) its termination by the board of directors of the General Partner, (ii) the date common units are no longer available under the LTIP for grants or (iii) the tenth anniversary of the date the LTIP was approved by the General Partner.
Prior to March 5, 2021, the board of directors of the General Partner granted performance-based phantom unit awards to key employees that vest over a period of time (usually three years). Upon vesting, a holder of performance-based phantom units is entitled to receive a number of common units of the

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Partnership equal to a percentage (between 0 and 200%) of the phantom units granted, based on the Partnership’s achieving predetermined performance criteria. The Partnership uses authorized but unissued units to satisfy its unit-based obligations. Phantom unit awards granted since 2015 included a performance criteria that considered Sprague Holdings operating cash flow, as defined therein (“OCF”), over a three year performance period. The number of common units that may be received in settlement of each phantom unit award can range between 0 and 200% of the number of phantom units granted based on the level of OCF achieved during the vesting period. These awards were equity awards with performance and service conditions which result in compensation cost being recognized over the requisite service period once payment is determined to be probable. Compensation expense related to the OCF based awards was estimated each reporting period by multiplying the number of common units underlying such awards that, based on the Partnership’s estimate of OCF, are probable to vest, by the grant-date fair value of the award and was recognized over the requisite service period using the straight-line method. The fair value of the OCF based phantom units was the grant date closing price listed on the New York Stock Exchange. The number of units that the Partnership estimated were probable to vest could change over the vesting period. Any such change in estimate was recognized as a cumulative adjustment calculated as if the new estimate had been in effect from the grant date. The Partnership’s performance-based phantom unit awards included tandem distribution equivalent rights (“DERs”) which entitled the participant to a cash payment only upon vesting that is equal to any cash distribution paid on a common unit between the grant date and the date the phantom units were settled. Payments made in connection with DERs were recorded as a distribution in unitholders’ equity.
Effective March 5, 2021, the board of directors used its discretion to terminate all phantom unit awards granted in 2018, 2019 and 2020. In consideration for this termination, the board of directors paid a higher 2020 cash bonus, issued 172,702 vested common units to each of the Partnership’s Named Executive Officers and certain other employees and issued new long-term inventive awards payable in units or cash which vest over a three-year service period. The 2020 cash bonus amounts were expensed during the year ended December 31, 2020 and accrued for as of December 31, 2020. The Partnership accounted for the cancellation of the previously outstanding phantom unit awards and the issuance of the vested units and long-term incentive awards as a modification which resulted in immaterial incremental compensation expense.
Earnings Per Unit
The Partnership computes (loss) income per unit using the two-class method. The Partnership has identified the IDRs as participating securities and uses the two-class method when calculating the net income per unit applicable to limited partners. Earnings per unit applicable to limited partners is computed by dividing limited partners’ interest in net income, after deducting any incentive distributions, by the weighted-average number of outstanding common units. The Partnership’s net (loss) income is allocated to the limited partners in accordance with their respective ownership percentages, after giving effect to priority income allocations for incentive distributions that have been or will be distributed to the incentive distribution right holder, which are declared and paid following the close of each quarter. Earnings in excess of distributions are allocated to the limited partners based on their respective ownership interests.
Cash and Cash Equivalents
Cash and cash equivalents include cash and highly liquid investments which are readily convertible into cash and have maturities of three months or less when purchased.
Inventories
The Partnership’s inventories are valued at the lower of cost or net realizable value. Cost is primarily determined using the first-in, first-out method, except for the Partnership’s Canadian subsidiary, which used the weighted average method. Inventory consists of petroleum products, natural gas and coal. The Partnership uses derivative instruments, primarily futures, forwards and swaps, to economically hedge substantially all of its inventory.

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Property, Plant and Equipment, Net
Property, plant and equipment, net are recorded at historical cost. Depreciation is computed on a straight-line basis over the following estimated useful lives:
Furniture and Fixtures	5 to 10 years
Plant and Machinery	5 to 30 years
Building and Leasehold Improvements	10 to 25 years
Leasehold improvements are amortized over the term of the lease or the estimated useful life of the improvement, whichever is shorter. Maintenance and repairs are charged to expense as incurred. Costs and related accumulated depreciation of properties sold or otherwise disposed of are removed from the respective accounts, and any resulting gains or losses are recorded at that time.
Long-lived Asset Impairment
The Partnership evaluates the carrying value of its property, plant and equipment and finite lived intangible assets for impairment when events or changes in circumstances indicate the carrying amount of an individual asset or asset group may not be recoverable based on estimated future undiscounted cash flows. Future cash flow projections include assumptions of future sales levels, the impact of controllable cost reduction programs, and the level of working capital needed to support each business. To the extent the carrying amount of the asset group is not recoverable based on undiscounted cash flows, the amount of impairment is measured by the difference between the carrying value and the fair value of the individual assets or asset group.
Goodwill
Goodwill is defined as the excess of cost over the fair value of assets acquired and liabilities assumed in a business combination. The Partnership tests goodwill at the reporting unit level annually as of October 31 or on an as needed basis, for indicators of impairment at each reporting unit that has recorded goodwill. In performing the test, the Partnership either uses a qualitative assessment or a single step quantitative approach. Under the qualitative approach the Partnership considers a number of factors, including the amount by which the previous quantitative test’s fair value exceeded the carrying value of the reporting unit, actual performance as compared to internal forecasts used in the previous quantitative test, an evaluation of discount rates, and an evaluation of current economic factors for both the worldwide economy and specifically the oil and gas industry, and any significant changes in customer and supplier relationships. The Partnership weighs these factors to determine if it is more likely than not that the fair value of the reporting unit exceeds its carrying value. If after performing a qualitative assessment, indicators are present, or the Partnership identifies factors that cause it to believe it is appropriate to perform a more precise calculation of fair value, the Partnership would move beyond the qualitative assessment and perform a quantitative impairment test.
Under the quantitative impairment test, the Partnership performs a comparison of the reporting unit’s carrying value to its fair value.
The Partnership estimates the fair value of a reporting unit based upon future net discounted cash flows (Level 3 measurement). In calculating these estimates, the Partnership develops a discounted cash flow model based on forecasted operating results, discount rates, and growth rates, which contemplate business, market and overall economic conditions.
Further, the discount rates used require estimates of the cost of equity and debt financing. The estimates of fair value of these reporting units could change if actual operating results or discount rates vary from these estimates. The Partnership performed sensitivity analyses on the fair values resulting from the discounted cash flows valuation utilizing more conservative assumptions that reflect reasonably likely future changes in the discount rates and perpetual growth rate in each of the reporting units. Based upon the Partnership’s 2021 annual impairment testing analyses, including the consideration of reasonably likely adverse changes in assumptions described above, the Partnership determined that all of its reporting units had

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fair value exceeding their carrying values. As of December 31, 2021, there was $35.5 million of goodwill allocated to the natural gas reporting unit which had a negative carrying value with respect to the annual goodwill test performed.
Intangibles, Net
Intangibles, net consist of intangible assets with finite lives, primarily customer relationships and non-compete agreements. Intangibles and other assets are amortized over their respective estimated useful lives. The Partnership believes the sum-of-the-years’-digits method of amortization properly reflects the timing of the recognition of the economic benefits realized from its intangible assets.
Income Taxes
The Partnership is organized as a pass-through entity for U.S. federal income tax purposes. As a result, the partners are responsible for U.S. federal income taxes based on their respective share of taxable income. Net income for financial statement purposes may differ significantly from taxable income reportable to unitholders as a result of differences between the tax bases and financial reporting bases of assets and liabilities and the taxable income allocation requirements under the partnership agreement. The Partnership, however, is subject to a statutory requirement that non-qualifying income cannot exceed 10% of total gross income, determined on a calendar year basis under the applicable income tax provisions. If the amount of non-qualifying income exceeds this statutory limit, the Partnership would be taxed as a corporation. Accordingly, certain activities that generate non-qualifying income are conducted through Sprague Energy Solutions, Inc., a taxable corporate subsidiary. Sprague Energy Solutions, Inc. is subject to U.S. federal and state income tax and pays any income taxes related to the results of its operations. For the year ended December 31, 2021, the Partnership’s non-qualifying income did not exceed the statutory limit. The Partnership is subject to income tax and franchise tax in certain domestic state and local as well as foreign jurisdictions.
Income taxes (e.g., deferred tax assets, deferred tax liabilities, taxes currently payable and tax expense) are recorded based on amounts refundable or payable in the current year and include the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. Deferred taxes are measured by applying currently enacted tax rates. The Partnership establishes a valuation allowance for deferred tax assets when it is more likely than not that these assets will not be realized.
The Partnership’s Canadian operations are conducted within entities that are treated as corporations for Canadian tax purposes and are subject to Canadian federal and provincial taxes. Additionally, payments of dividends from the Partnership’s Canadian entities to other Sprague entities are subject to Canadian withholding tax that is treated as income tax expense. The partnership’s foreign subsidiaries record investment tax credits under the deferral method.
The Partnership recognizes the financial statement effect of an uncertain tax position only when management believes that it is more likely than not, that based on the technical merits, the position will be sustained upon examination. The Partnership classifies interest and penalties associated with uncertain tax positions as income tax expense. During the years ended December 31, 2021, 2020 and 2019, the uncertain tax positions and related interest and penalties recognized by the Partnership were immaterial. The Partnership and its subsidiaries tax returns are subject to examination by the Internal Revenue Service and by the Canada Revenue Agency for the years ended December 31, 2020, 2019, 2018 and 2017.
Foreign Currency
The Partnership’s reporting currency is the U.S. dollar. The Partnership’s most significant foreign operations are conducted by Kildair Service ULC, a Canadian subsidiary (“Kildair”). The functional currency of Kildair is the U.S. dollar. Kildair has an operating subsidiary whose functional currency is the Canadian dollar.
Kildair converts receivables and payables denominated in other than their functional currency at the exchange rate as of the balance sheet date. Kildair utilizes forward currency contracts to manage its exposure

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to currency fluctuations of certain of its transactions that are denominated in Canadian dollars. These forward currency exchange contracts are recorded at fair value at the balance sheet date and changes in fair value are recognized in net income (loss) as these forward currency contracts have not been designated as hedges. For the years ended December 31, 2021, 2020 and 2019, transaction exchange gains or losses net of the impact of the forward currency exchange contracts, amounted to a gain of less than $0.1 million, gain of $0.1 million and loss of $0.1 million, respectively, which is recorded in cost of products sold (exclusive of depreciation and amortization).
Recent Accounting Pronouncements
In March 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-04, Reference Rate Reform (Topic 848) which provides optional expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships and other transactions affected by reference rate reform, if certain criteria are met. The amendments apply only to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. These amendments are effective immediately and may be applied prospectively to contract modifications made and hedging relationships entered into or evaluated on or before December 31, 2022. The Partnership has not currently adopted the optional expedients and exceptions provided in this guidance but continues to monitor and evaluate the impact of reference rate reform on relevant transactions.
In May 2021, the FASB issued ASU No. 2021-05, Leases (Topic 842), Lessors — Certain Leases with Variable Lease Payments. This ASU addresses an issue related to a lessor’s accounting for certain leases with variable lease payments. The amendments in this Update affect lessors with lease contracts that (1) have variable lease payments that do not depend on a reference index or a rate and (2) would have resulted in the recognition of a selling loss at lease commencement if classified as a sales-type lease or a direct financing lease. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021. The Partnership is currently evaluating the impact of the adoption of ASU 2021-05 on its consolidated financial position and results of operations.
2.
Revenue

Disaggregated Revenue
In general, the Partnership’s business segmentation is aligned according to the nature and economic characteristics of its products and customer relationships which provides meaningful disaggregation of each business segment’s results of operations. The Partnership operates its businesses in the Northeast and Mid-Atlantic United States and Eastern Canada.
The refined products segment purchases a variety of refined products, such as heating oil, diesel fuel, residual fuel oil, kerosene, jet fuel and gasoline (primarily from refining companies, trading organizations and producers), and sells them to wholesale and commercial customers. Refined products revenue-producing activities are direct sales to customers, including throughput transactions. Revenue is recognized when the product is delivered. Revenue is not recognized on exchange agreements, which are entered into primarily to acquire refined products by taking delivery of products closer to the Partnership’s end markets. Rather, net differentials or fees for exchange agreements are recorded within cost of products sold (exclusive of depreciation and amortization).
The natural gas segment purchases natural gas from natural gas producers and trading companies and sells and distributes natural gas to commercial and industrial customers. Natural gas revenue-producing activities are sales to customers at various points on natural gas pipelines or at local distribution companies (i.e., utilities). Natural gas sales not billed by month-end are accrued based upon gas volumes delivered.
The materials handling segment offloads, stores and prepares for delivery a variety of customer-owned products. A majority of the materials handling segment revenue is generated under leasing arrangements with revenue recorded over the lease term generally on a straight-line basis. Contingent rentals are recorded as revenue only when billable under the arrangement. For materials handling contracts that are not leases, the Partnership recognizes revenue either at a point in time after services are performed or

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over a period of time if the services are performed in a continuous fashion over the period of the contract as these methods represent a faithful depiction of the transfer of goods and services.
The other operations segment primarily includes the marketing and distribution of coal and certain commercial trucking activities. Revenue from other operations is recognized when the product is delivered or the services are rendered.
Further disaggregation of net sales by business segment and geographic destination is as follows:
	Years Ended December 31
	2021	2020	2019
Net sales:
Refined products
Distillates	$2,332,857	$1,571,096	$2,514,010
Gasoline	560,492	247,926	298,633
Heavy fuel oil and asphalt	249,160	179,175	300,281
Total refined products	$3,142,509	$1,998,197	$3,112,924
Natural gas	284,529	261,358	307,952
Materials handling	50,484	56,347	56,655
Other operations	20,638	20,081	24,879
Net sales	$3,498,160	$2,335,983	$3,502,410
Net sales by country:
United States	$3,196,743	$2,150,853	$3,246,951
Canada	301,417	185,130	255,459
Net sales	$3,498,160	$2,335,983	$3,502,410
Contract Balances
Contract liabilities primarily relate to advances or deposits received from the Partnership’s customers before revenue is recognized. These amounts are included in accrued liabilities and amounted to $9.8 million and $9.4 million as of December 31, 2021 and 2020, respectively. A substantial portion of the contract liabilities as of December 31, 2020 remains outstanding as of December 31, 2021 as they are primarily deposits. The Partnership does not have any material contract assets as of December 31, 2021 or 2020.
3.
Leases

The Partnership determines if an arrangement is a lease at inception. The Partnership’s right-of-use (“ROU”) assets are included in property, plant and equipment, net and noncurrent other assets for finance leases and operating leases, respectively. Lease liabilities are included in accrued liabilities, current and noncurrent other obligations and operating lease liabilities, less current portion in the Consolidated Balance Sheets. Operating lease expense is included in operating expenses and cost of products sold while amortization expense associated with ROU assets for finance leases is included in depreciation and amortization expense.
The Partnership uses the practical expedient not to apply the recognition requirements in the lease standard to short-term leases (a lease that at commencement date has a lease term of 12 months or less and does not contain a purchase option that it is reasonably certain to exercise) and the practical expedient that permits lessees to make an accounting policy election (by class of underlying asset) to account for each separate lease component of a contract and its associated non-lease components as a single lease component.
ROU assets represent the Partnership’s right to use an underlying asset for the lease term and lease liabilities represent the Partnership’s obligations to make lease payments arising from the lease. ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the

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lease term. The Partnership uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Partnership’s lease terms may include options to extend lease terms ranging from 1 to 10 years while others include options to terminate at the Partnership’s discretion.
The Partnership’s operating and finance leases are primarily for time charters, facilities, railcars and equipment. The terms and conditions for these leases vary by the type of underlying asset. For the years ended December 31, 2021, December 31, 2020, and December 31, 2019 total operating lease expense was $13.5 million, $16.2 million, and $17.8 million respectively, of which $6.1 million, $9.3 million, and $11.6 million was related to short-term leases, respectively. For the years ended December 31, 2021, December 31, 2020, and December 31, 2019 total finance lease expense was $3.9 million, $3.3 million, and $2.7 million respectively.
Operating and finance leases were as follows:
	As of December 31,
	2021		2020
	Operating	Finance	Operating	Finance
ROU Assets:
Other Assets, Net	$18,868	$—	$12,207	$—
Property, Plant and Equipment, Net	—	15,142	—	16,453
Total ROU Assets	$18,868	$15,142	$12,207	$16,453
Lease Liabilities:
Accrued Liabilities	$7,740	$—	$6,866	$—
Current Portion of Other Obligation	—	3,623	—	3,395
Other Obligations, Less Current Portion	—	11,001	—	13,100
Operating Lease Liabilities, Less Current Portion	11,067	—	5,653	—
Total Lease Liabilities	$18,807	$14,624	$12,519	$16,495
Weighted Average Remaining Lease Term (Years)	3	4	2	5
Weighted Average Discount Rate	6.13%	4.99%	6.09%	4.92%
Maturities of operating and finance lease liabilities as of December 31, 2021 are as follows:
	Operating	Finance
2022	$7,823	$4,028
2023	7,402	3,292
2024	3,579	2,355
2025	439	1,817
2026	181	1,083
Thereafter	110	3,175
Total Lease Payments	19,534	15,750
Less: Interest	(727)	(1,126)
Total	$18,807	$14,624
From a lessor perspective, the Partnership has entered into various throughput and materials handling arrangements with customers. These arrangements are accounted for as operating leases as determined by the use terms and rights outlined in the underlying agreements. The throughput contracts are agreements with refined products wholesalers that use the Partnership’s terminal facilities for a fee. The materials handling contracts are arrangements involving rentals of dedicated tanks, pads, land and small office locations for the purposes of storage, parking and other related uses. For the years ended December 31, 2021, December 31, 2020, and December 31, 2019 income related to the operating leases with the Partnership as the lessor, as described above, totaled $39.8 million, $44.2 million, and $40.1 million respectively.

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The undiscounted cash flows to be received on an annual basis from operating leases as of December 31, 2021 are as follows:
December 31, 2021
2022	$34,624
2023	20,684
2024	17,357
2025	15,539
2026	13,737
Thereafter	41,695
Total Lease Receipts	$143,636

4.
Accumulated Other Comprehensive Loss, Net of Tax

Amounts included in accumulated other comprehensive loss, net of tax, consisted of the following:
	As of December 31,
	2021	2020
Fair value of interest rate swaps, net of tax	$(4,954)	$(14,446)
Cumulative foreign currency translation adjustment	(11,543)	(11,536)
Accumulated other comprehensive loss, net of tax	$(16,497)	$(25,982)

5.
Accounts Receivable, Net

	As of December 31,
	2021	2020
Accounts receivable, trade	$275,287	$186,854
Less allowance for credit losses	(931)	(1,066)
Net accounts receivable, trade	274,356	185,788
Accounts receivable, other	6,051	7,227
Accounts receivable, net	$280,407	$193,015
Unbilled accounts receivable, included in accounts receivable, trade at December 31, 2021 and 2020 were $52.1 million and $43.1 million, respectively. Unbilled receivables relate primarily to the delivery and sale of natural gas to customers in the current month for which the right to bill exists. Such amounts generally are invoiced to the customer the following month when actual usage data becomes available. Accounts receivable, other consists primarily of product tax receivables.
The Partnership records its allowance for expected credit losses using an estimated loss rate method that considers historical collection experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. The estimated loss rates are applied to trade receivables with similar risk characteristics such as the length of time the balance has been outstanding and the location of the customer. In certain instances, the Partnership may identify individual trade receivable assets that do not share risk characteristics with other trade receivables, in which case the Partnership records its expected credit losses on an individual asset basis. To date, the Partnership has not experienced significant customer payment defaults, or identified other significant collectability concerns as a result of the COVID-19 pandemic. In connection with assessing credit losses for individual trade receivable assets, the Partnership considers significant factors relevant to collectability including those specific to the customer such as bankruptcy, length of time an account is outstanding, and the liquidity and financial position of the customer.

C-F-21

A reconciliation of the beginning and ending allowance for credit losses is as follows:
Years ended:	Balance at Beginning of Period	Charged to Expense	Charged (to) from Another Account	(Deductions)	Balance at End of Period
December 31, 2021	$1,358	$15	$—	$(162)	$1,211
December 31, 2020	$1,771	$425	$(3)	$(835)	$1,358
December 31, 2019	$2,374	$323	$(67)	$(859)	$1,771
Notes receivable, net of allowance, are generally long-term arrangements and were fully reserved as of December 31, 2021 and 2020.
6.
Inventories

	As of December 31,
	2021	2020
Petroleum and related products	$426,323	$248,977
Coal	6,870	3,240
Natural gas	6,627	3,316
Inventories	$439,820	$255,533
Due to changing market conditions, the Partnership recorded a provision of $3.7 million, $2.0 million and $1.4 million as of December 31, 2021, 2020 and 2019, respectively, to write-down petroleum and related products, and natural gas inventory to its net realizable value. These charges are included in cost of products sold (exclusive of depreciation and amortization).
7.
Other Current Assets

	As of December 31,
	2021	2020
Margin deposits with brokers	$10,434	$58,738
Prepaid software & fees	6,215	5,259
Other	5,417	3,409
Other current assets	$22,066	$67,406

8.
Property, Plant and Equipment, Net

	As of December 31,
	2021	2020
Plant, machinery, furniture and fixtures	$440,137	$432,291
Building and leasehold improvements	20,278	20,214
Land and land improvements	86,389	86,428
Construction in progress	11,777	9,422
Property, plant and equipment, gross	558,581	548,355
Less: accumulated depreciation	(234,951)	(213,059)
Property, plant and equipment, net	$323,630	$335,296
Depreciation expense for the years ended December 31, 2021, 2020 and 2019 was $26.2 million, $25.4 million and $23.8 million, respectively.

C-F-22

Property, plant and equipment include the following amounts under finance or capital leases:
	As of December 31,
	2021	2020
Plant, machinery, furniture and fixtures	$31,644	$29,607
Building and leasehold improvements	962	962
Land and land improvements	251	251
Property, plant and equipment, gross	32,857	30,820
Less: accumulated amortization	(17,716)	(14,367)
Property, plant and equipment, net	$15,141	$16,453
Amortization expense on finance and capital leased assets is included in depreciation expense and for the years ended December 31, 2021, 2020 and 2019 was $3.4 million, $2.9 million and $2.2 million, respectively.
On November 1, 2019, a fire occurred at the Kildair Tracy Terminal which impacted certain buildings and equipment at the facility. The resulting damage was covered by insurance coverage in place at the time of the incident, net of applicable deductibles. In connection with the insurance reimbursement for the asset losses from the fire, the Partnership recorded $1.9 million in gains on involuntary nonmonetary asset conversions for the year ended December 31, 2020, representing the insurance proceeds in excess of the remaining book value of impacted property, plant and equipment. This gain was included within other income in the consolidated statements of operations.
On December 23, 2020, the Partnership sold Mt. Vernon terminal to an unaffiliated buyer. In connection with the sale, the Partnership recorded a net gain on the sale of $8.1 million for the year ended December 31, 2020, which is included within other operating income in the consolidated statements of operations. Pursuant to a post-closing escrow and access agreement, the Partnership has deposited $1.2 million an escrow account to secure the Partnership’s fulfillment of various environmental remediation regulatory obligations.
On April 29, 2021, the Partnership sold the Oswego terminal to an unaffiliated buyer. In connection with the sale, the Partnership recorded a net gain on the sale of $9.0 million during the quarter ended June 30, 2021 which is included within other operating income in the consolidated statements of operations for the twelve months ended December 31, 2021. The remaining $0.7 million of other operating income for the twelve months ended December 31, 2021 relates to a gain associated with a parcel of land sold at the Bronx terminal during the quarter ended June 30, 2021.
9.
Intangibles, Net

	As of December 31, 2021
	Remaining Useful Life (Years)	Gross	Accumulated Amortization	Net
Customer relationships	1 – 21	$79,218	$45,502	$33,716
Non-compete agreements	0 – 1	9,491	9,218	273
Other	0 – 1	1,318	1,300	18
Intangible assets, net		$90,027	$56,020	$34,007

C-F-23

	As of December 31, 2020
	Remaining Useful Life (Years)	Gross	Accumulated Amortization	Net
Customer relationships	2 – 22	$79,218	$39,319	$39,899
Non-compete agreements	0 – 2	10,191	9,009	1,182
Other	0 – 2	2,094	2,033	61
Intangible assets, net		$91,503	$50,361	$41,142
The Partnership recorded amortization expense related to intangible assets of $7.1 million, $8.6 million and $10.2 million during the years ended December 31, 2021, 2020 and 2019, respectively. The amortization of intangible assets is recorded in depreciation and amortization expense. Fully amortized intangible assets have been eliminated from both the gross and accumulated amortization amounts.
The estimated future annual amortization expense of intangible assets for the years ending December 31, 2022, 2023, 2024, 2025 and 2026 is $5.8 million, $4.8 million, $4.2 million, $3.6 million and $3.0 million, respectively. As acquisitions and dispositions occur in the future, these amounts may vary.
10.
Other Assets, Net

	As of December 31,
	2021	2020
Deferred debt issuance costs, net	$5,621	$5,766
ROU Assets	18,868	12,207
Other	4,001	4,279
Other assets, net	$28,490	$22,252
Deferred Debt Issuance Costs
The Partnership recorded amortization expense related to deferred debt issuance costs of $4.6 million, $5.0 million and $3.6 million during the years ended December 31, 2021, 2020 and 2019, respectively. Deferred debt issuance costs are amortized over the life of the related debt on a straight-line basis and recorded in interest expense.
11.
Accrued Liabilities

	As of December 31,
	2021	2020
Accrued product taxes	$14,866	$10,384
Customer prepayments and deposits	9,809	9,413
Operating lease liabilities	7,740	6,866
Accrued product costs	3,714	6,311
Margin deposits from brokers	23,843	—
Other	16,695	13,671
Accrued liabilities	$76,667	$46,645

12.
Credit Agreement

	As of December 31,
	2021	2020
Working capital facilities	$497,578	$358,685
Acquisition facility	377,400	382,400

C-F-24

	As of December 31,
	2021	2020
Total credit agreement	874,978	741,085
Less: current portion of working capital facilities	(497,578)	(358,685)
Total long-term portion	$377,400	$382,400

On May 11, 2021, Sprague Operating Resources LLC (the “U.S. Borrower”) and Kildair Service ULC (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), wholly owned subsidiaries of the Partnership, entered into a first amendment (the “First Amendment”) to the second amended and restated credit agreement dates as of May 19, 2020 (the “Original Credit Agreement,” the Original Credit Agreement as amended by the First Amendment, the “Credit Agreement”). Upon the effective date, the First Amendment increased the acquisition facility from $430 million to $450 million and was accounted for as a modification of a syndicated loan arrangement with partial extinguishment to the extent there was a decrease in the borrowing capacity on a creditor by creditor basis. The Credit Agreement matures on May 19, 2023. The Partnership and certain of its subsidiaries (the “Subsidiary Guarantors”) are guarantors of the obligations under the Credit Agreement. Obligations under the Credit Agreement are secured by substantially all of the assets of the Partnership, the Borrowers and the Subsidiary Guarantors (collectively, the “Loan Parties”).
As of December 31, 2021, the revolving credit facilities under the Credit Agreement contained, among other items, the following:
•
A committed U.S. dollar revolving working capital facility of up to $465.0 million, subject to borrowing base limits, to be used for working capital loans and letters of credit;

•
An uncommitted U.S. dollar revolving working capital facility of up to $200.0 million, subject to borrowing base limits and the sole discretion of the lenders, to be used for working capital loans and letters of credit;

•
A multicurrency revolving working capital facility of up to $85.0 million, subject to borrowing base limits, to be used for working capital loans and letters of credit;

•
A revolving acquisition facility of up to $450.0 million, subject to covenants, to be used for loans and letters of credit to fund capital expenditures and acquisitions and other general corporate purposes; and

•
Subject to certain conditions including the receipt of additional commitments from lenders, the ability to increase the U.S. dollar revolving working capital facility to up to $1.2 billion and the multicurrency revolving working capital facility to up to $320.0 million. Additionally, subject to certain conditions, the revolving acquisition facility may be increased to up to $750.0 million.

Indebtedness under the Credit Agreement bears interest, at the Borrowers’ option, at a rate per annum equal to either (i) the Eurocurrency Rate (which is the LIBOR Rate for loans denominated in U.S. dollars and CDOR for loans denominated in Canadian dollars, in each case adjusted for certain regulatory costs, and in each case with a floor of 0.25%) for interest periods of one, two, three or six months plus a specified margin or (ii) an alternate rate plus a specified margin.
For loans denominated in U.S. dollars, the alternate rate is the Base Rate which is the highest of (a) the U.S. Prime Rate as in effect from time to time, (b) the greater of the Federal Funds Effective Rate and the Overnight Bank Funding Rate as in effect from time to time plus 0.50% and (c) the one-month Eurocurrency Rate for U.S. dollars as in effect from time to time plus 1.00%.
For loans denominated in Canadian dollars, the alternate rate is the Prime Rate which is the higher of (a) the Canadian Prime Rate as in effect from time to time and (b) the one-month Eurocurrency Rate for U.S. dollars as in effect from time to time plus 1.00%.
The specified margins for the working capital revolving facilities vary based on the utilization of the working capital facilities as a whole, measured on a quarterly basis. The specified margin for (x) the committed U.S. dollar revolving working capital facility ranged from 1.00% to 1.50% for loans bearing interest at the Base Rate and from 2.00% to 2.50% for loans bearing interest at the Eurocurrency Rate, (y) the uncommitted

C-F-25

U.S. dollar revolving working capital facility ranged from 0.75% to 1.25% for loans bearing interest at the Base Rate and 1.75% to 2.25% for loans bearing interest at the Eurocurrency Rate and (z) the multicurrency revolving working capital facility ranged from 1.00% to 1.50% for loans bearing interest at the Base Rate and 2.00% to 2.50% for loans bearing interest at the Eurocurrency Rate.
The specified margin for the revolving acquisition facility varies based on the consolidated total leverage of the Loan Parties. The specified margin for the revolving acquisition facility will range from 1.25% to 2.25% for loans bearing interest at the Base Rate and from 2.25% to 3.25% for loans bearing interest at the Eurocurrency Rate.
In addition, the Borrowers will incur a commitment fee on the unused portion of (x) the committed U.S. dollar revolving working capital facility and multicurrency revolving working capital facility ranging from 0.375% to 0.500% per annum and (y) the revolving acquisition facility at a rate ranging from 0.35% to 0.50% per annum. Overdue amounts bear interest at the applicable rates described above plus an additional margin of 2%.
The working capital facilities are subject to borrowing base reporting and as of December 31, 2021 and 2020, had a borrowing base of $750.0 million and $540.0 million, respectively. As of December 31, 2021 and 2020, outstanding letters of credit related to the working capital facilities were $80.6 million under the Credit Agreement and $77.3 million, respectively. As of December 31, 2021, and December 31, 2020 outstanding letters of credit related to the acquisition facility were $18.8 million, and $15.4 million respectively. As of December 31, 2021, excess availability under the working capital facilities was $171.8 million and excess availability under the acquisition facility was $53.8 million.
The weighted average interest rate was 3.0% at December 31, 2021 and 2020. No amounts are due under the Credit Agreement until the maturity date. However, the current portion at December 31, 2021 and at December 31, 2020 represents the amounts of the working capital facility.
The Credit Agreement contains various covenants and restrictive provisions that, among other things, prohibit the Partnership from making distributions to unitholders if any event of default occurs or would result from the distribution or if the Loan Parties would not be in pro forma compliance with the financial covenants after giving effect to the distribution. In addition, the Credit Agreement contains various covenants that are usual and customary for a financing of this type, size and purpose, including, but not limited to, covenants that require the Loan Parties to maintain: a minimum consolidated EBITDA-to fixed-charge ratio, a minimum consolidated net working capital amount and a maximum consolidated total leverage-to-EBITDA ratio. The Credit Agreement also limits the Loan Parties ability to incur debt, grant liens, make certain investments or acquisitions, enter into affiliate transactions and dispose of assets. The Partnership was in compliance with the covenants under the Credit Agreement at December 31, 2021.
The Credit Agreement also contains events of default that are usual and customary for a financing of this type, size and purpose including, among others, non-payment of principal, interest or fees, violation of certain covenants, material inaccuracy of representations and warranties, bankruptcy and insolvency events, cross-payment default and cross-acceleration, material judgments and events constituting a change of control. If an event of default exists under the Credit Agreement, the lenders will be able to terminate the lending commitments, accelerate the maturity of the Credit Agreement and exercise other rights and remedies with respect to the collateral.
13.
Related Party Transactions

The General Partner charges the Partnership for the reimbursements of employee costs and related employee benefits and other overhead costs supporting the Partnership’s operations which amounted to $97.2 million, $92.5 million and $99.6 million for the years ended December 31, 2021, 2020 and 2019, respectively. Through the General Partner, the Partnership participates in pension plans sponsored by Axel Johnson and an other post-retirement benefits plan, which was previously sponsored by Axel Johnson, but is now sponsored by the General Partner starting in June 2021. At December 31, 2021 and 2020, total amounts due to the General Partner with respect to these benefits and overhead costs were $13.4 million and $13.7 million, respectively. (see Note 16 — Retirement Plans).

C-F-26

During the year ended December 31, 2021, the Partnership recorded tank use and storage fee revenue of $0.7 million from lease agreements entered into with Hartree which expired in 2021 and were not renewed. In addition the Partnership made oil and natural gas product purchases from Hartree totaling $147.9 million and generated sales of natural gas products to Hartree of $3.3 million.
During the year ended December 31, 2020, the Partnership recorded tank use and storage fee revenue of $1.4 million from lease agreements entered into with Hartree. In connection with these agreements, the Partnership made net inventory purchases from Hartree Partners LP totaling $71.2 million.
14.
Other Obligations

	As of December 31,
	2021	2020
Deferred consideration	$14,207	$16,909
Finance leases, long-term portion	6,530	8,009
Port Authority terminal obligations	4,471	5,091
Asset retirement obligation	3,760	5,187
Postretirement benefits	1,382	1,620
Other	1,314	2,493
Other obligations, long-term portion	$31,664	$39,309
Deferred Consideration — Carbo Terminals
In connection with the Carbo acquisition entered into during 2017, the Partnership is obligated to pay to Carbo a total of $38.2 million in equal monthly installments of $0.3 million payable over a ten year period. The obligation was recorded at an estimated fair value of $27.3 million using a discount rate of 7.1%. The short-term portion of this obligation as of December 31, 2021 is $2.7 million and is included in the current portion of other obligations.
Deferred consideration obligation maturities for each of the next five years and thereafter as of December 31, 2021 are as follow:
2022	$3,818
2023	3,818
2024	3,818
2025	3,818
2026	3,818
Thereafter	1,274
Total	20,364
Less amount representing interest	(3,453)
Present value of payments	16,911
Less current portion	(2,704)
Deferred consideration, long-term portion	$14,207
Contingent Consideration — Coen Energy
As a result of the Coen Energy acquisition in 2017, the Partnership was obligated to pay contingent consideration of up to $12.0 million if certain earnings objectives during the first three years following the acquisition were met. As of December 31, 2020, the outstanding liability associated with the contingent consideration payment calculation was zero as the earnings objective period had ended and the final payment of $8.0 million was made in October 2020. See Note 18 — Financial Instruments and Off-Balance Sheet Risk for additional information regarding the Partnership’s contingent consideration obligation.

C-F-27

Port Authority Terminal Obligations
The Port Authority terminal obligations represent long-term obligations of the Partnership to a third party that constructed dock facilities at the Partnership’s Searsport, Maine terminal. These amounts will be repaid by future wharfage fees incurred by the Partnership for the use of these facilities. The short-term portion of these obligations of $0.6 million at both December 31, 2021 and 2020 is included in accrued liabilities and represents an estimate of the expected future wharfage fees for the ensuing year. The Partnership has exclusive rights to the use of the dock facilities through a license and operating agreement (“License Agreement”), which expires in 2033. The License Agreement provides the Partnership the option to purchase the dock facilities at any time at an amount equal to the remaining license fees due. The related dock facilities assets are treated as a finance lease and are included in property, plant and equipment.
Asset Retirement Obligation
The Partnership has accrued an asset retirement obligation (“ARO”) that relates to an environmental obligation associated with the purchase of a terminal in Bridgeport, Connecticut. The current portion of the ARO represents the estimated obligation retirements for the ensuing year and is recorded in accrued liabilities.
The changes in the ARO are as follows:
	Years Ended December 31,
	2021	2020
ARO – beginning of period	$5,946	$6,059
Change in estimates	—	—
Accretion expense	140	154
Payments of ARO	(326)	(267)
ARO – end of period	5,760	5,946
Less current portion	(2,000)	(759)
ARO – long-term	$3,760	$5,187
Post Retirement Benefits
Postretirement benefit obligations are comprised of actuarially determined postretirement healthcare, life insurance and other postretirement benefits. See Note 16 — Retirement Plans.
15.
Income Taxes

The Partnership is generally not subject to U.S. federal and state income tax with the exception of the Partnership’s subsidiary Sprague Energy Solutions, Inc. The Partnership’s Canadian operations are subject to Canadian federal and provincial income taxes.
The income tax provision (benefit) attributable to operations is summarized as follows:
	Years Ended December 31,
	2021	2020	2019
Current
U.S. Federal income tax	$2	$49	$(14)
State and local income tax	331	317	45
Foreign income taxes	4,620	7,390	4,778
Total current income tax provision	4,953	7,756	4,809
Deferred
U.S. Federal income tax	71	62	35

C-F-28

	Years Ended December 31,
	2021	2020	2019
State and local income tax	(1,212)	(178)	963
Foreign income taxes	(984)	(251)	(2,497)
Total deferred income tax provision	(2,125)	(367)	(1,499)
Total income tax provision	$2,828	$7,389	$3,310

U.S. and international components of income before income taxes were as follows:
	Years Ended December 31,
	2021	2020	2019
United States	$(79,789)	$14,534	$25,646
Foreign	13,701	26,666	8,920
Total income before income taxes	$(66,088)	$41,200	$34,566
Reconciliations of the statutory U.S. federal income tax to the effective income tax for operations are as follows:
	Years Ended December 31,
	2021	2020	2019
Statutory U.S. Federal income tax	$(13,879)	$8,652	$7,255
Partnership income not subject to tax	16,844	(2,934)	(5,348)
State and local income taxes, net of federal tax	(896)	132	995
Foreign earnings taxed at higher (lower) rates	759	1,539	408
Total income tax provision	$2,828	$7,389	$3,310
The components of the deferred tax assets (liabilities) were as follows:
	As of December 31,
	2021	2020
Deferred tax assets:
Derivatives	$348	$610
Capital losses	466	466
Other	1,844	474
Total deferred tax assets	2,658	1,550
Valuation allowance	(466)	(466)
Net deferred tax assets	2,192	1,084
Deferred tax liabilities:
Fixed assets	(15,367)	(16,560)
Other	(558)	(308)
Total deferred tax liabilities	(15,925)	(16,868)
Net deferred tax liabilities	$(13,733)	$(15,784)
As of December 31, 2021, the Partnership has not provided deferred Canadian withholding taxes on accumulated Canadian earnings of $116.0 million which are considered to be indefinitely reinvested outside the U.S. The unrecognized deferred withholding tax liability associated with these earnings is $29.0 million as of December 31, 2021.

C-F-29

16.
Retirement Plans

Pension Plans
Through the General Partner, the Partnership participates in a noncontributory defined benefit pension plan, the Axel Johnson Inc. Retirement Plan (the “Plan”), sponsored by Axel Johnson. Benefits under the Plan were frozen as of December 31, 2003, and are based on a participant’s years of service and compensation through December 31, 2003. The Plan’s assets are invested principally in equity and fixed income securities. The Plan sponsor’s policy is to satisfy the minimum funding requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”).
Through the General Partner, the Partnership also participates in an unfunded pension plan, the Axel Johnson Inc. Retirement Restoration Plan, for employees whose benefits under the defined benefit pension plan were reduced due to limitations under U.S. federal tax laws. Benefits under this plan were frozen as of December 31, 2003.
Both the Plan and the Retirement Restoration Plan are administered by Axel Johnson. The costs of these benefits are based on the Partnership’s portion of the projected benefit obligations under these plans. Charges related to these employee benefit plans were $0.4 million, $0.5 million and $0.4 million during the years ended December 31, 2021, 2020 and 2019, respectively.
Eligible employees also receive a defined contribution retirement benefit generally equal to a defined percentage of their eligible compensation. This contribution by the Partnership to employee accounts in the thrift and defined contribution plan is in addition to any Partnership match on 401(k) contributions that employees currently choose to make. The Partnership made total contributions to these plans of $4.7 million, $4.5 million and $4.6 million during the years ended December 31, 2021, 2020 and 2019, respectively.
Other Postretirement Benefits
Prior to May 28, 2021, the Sponsor (Axel Johnson) and some of its subsidiaries, which included the Partnership, had a number of health care and life insurance benefit plans covering eligible employees who reach retirement age while working for the Sponsor. Effective May 28, 2021, as a result of Axel Johnson’s sale of their interest in the Partnership, the General Partner became the sole sponsor of the postretirement health and life welfare plan and all related liabilities were transferred to the General Partner. There were no material changes to the plan as a result of this Sponsor change. The plans are not funded. In general, employees hired after December 31, 1990, are not eligible for postretirement health care benefits. The Partnership has recorded postretirement expense of $0.6 million, $0.2 million and $0.3 million during the years ended December 31, 2021, 2020 and 2019, respectively.
17.
Segment Reporting

The Partnership has four reportable segments that comprise the structure used by the chief operating decision makers (CEO and CFO) to make key operating decisions and assess performance. When establishing a reporting segment, the Partnership aggregates individual operating units that are in the same line of business and have similar economic characteristics. These reportable segments are refined products, natural gas, materials handling and other operations.
The Partnership’s refined products segment purchases a variety of refined products, such as heating oil, diesel fuel, residual fuel oil, kerosene, jet fuel and gasoline (primarily from refining companies, trading organizations and producers), and sells them to its customers. The Partnership has wholesale customers who resell the refined products they purchase from the Partnership and commercial customers who consume the refined products they purchase. The Partnership’s wholesale customers consist of home heating oil retailers and diesel fuel and gasoline resellers. The Partnership’s commercial customers include federal and state agencies, municipalities, regional transit authorities, drill sites, large industrial companies, real estate management companies, hospitals, educational institutions and asphalt paving companies. In addition, as a result of the Partnership’s acquisition of Coen Energy in 2017, its customers include businesses engaged in

C-F-30

the development of natural gas resources in Pennsylvania and surrounding states. The refined products reportable segment consists of two operating segments.
The Partnership’s natural gas segment purchases natural gas from natural gas producers and trading companies and sells and manages distribution of natural gas to commercial and industrial customer locations across 13 states in the Northeast and Mid-Atlantic United States and Canada. The natural gas reportable segment consists of one operating segment.
The Partnership’s materials handling segment offloads, stores, and/or prepares for delivery a variety of customer-owned products, including asphalt, clay slurry, salt, gypsum, crude oil, residual fuel oil, coal, petroleum coke, caustic soda, tallow, pulp and heavy equipment. These services are generally conducted under multi-year agreements as either fee-based activities or as leasing arrangements when the right to use an identified asset (such as storage tanks or storage locations) has been conveyed in the agreement. The materials handling reportable segment consists of two operating segments.
The Partnership’s other operations segment primarily consists of the purchase, sale and distribution of coal, and commercial trucking activities unrelated to its refined products segment. Other operations are not reported separately as they represent less than 10% of consolidated net sales and adjusted gross margin. The other operations reporting segment consists of two operating segments.
The Partnership evaluates segment performance based on adjusted gross margin, a non-GAAP measure, which is net sales less cost of products sold (exclusive of depreciation and amortization) increased by unrealized hedging losses and decreased by unrealized hedging gains, in each case with respect to refined products and natural gas inventory, and natural gas transportation contracts.
Based on the way the business is managed, it is not reasonably possible for the Partnership to allocate the components of operating costs and expenses among the operating segments. There were no significant intersegment sales for any of the years presented below.
The Partnership had no single customer that accounted for more than 10% of total net sales for the years ended December 31, 2021, 2020 and 2019, respectively. The Partnership’s foreign sales, primarily sales of refined products and natural gas to its customers in Canada, were $301.4 million, $185.1 million and $255.5 million for the years ended December 31, 2021, 2020 and 2019, respectively.

C-F-31

Summarized financial information for the Partnership’s reportable segments is presented in the table below:
	Years Ended December 31,
	2021	2020	2019
Net sales:
Refined products	$3,142,509	$1,998,197	$3,112,924
Natural gas	284,529	261,358	307,952
Materials handling	50,484	56,347	56,655
Other operations	20,638	20,081	24,879
Net sales	$3,498,160	$2,335,983	$3,502,410
Adjusted gross margin(1):
Refined products	$150,419	$171,626	$150,124
Natural gas	65,801	40,741	54,288
Materials handling	50,327	56,185	56,616
Other operations	7,428	6,209	6,904
Adjusted gross margin	273,975	274,761	267,932
Reconciliation to operating (loss) income(2):
Add(deduct):
Change in unrealized (gain) loss on inventory(3)	13,437	(20,148)	(12,814)
Change in unrealized value on natural gas transportation contracts(4)	(132,554)	9,565	19,289
Operating costs and expenses not allocated to operating segments:
Operating expenses	(80,673)	(77,070)	(84,924)
Selling, general and administrative	(82,700)	(81,514)	(78,135)
Depreciation and amortization	(33,335)	(34,066)	(34,015)
Other operating income	9,700	8,094	—
Operating (loss) income	(32,150)	79,622	77,333
Other income (expense)	—	1,948	(378)
Interest income	171	299	555
Interest expense	(34,109)	(40,669)	(42,944)
Income tax provision	(2,828)	(7,389)	(3,310)
Net (loss) income	$(68,916)	$33,811	$31,256

(1)
The Partnership trades, purchases, stores and sells energy commodities that experience market value fluctuations. To manage the Partnership’s underlying performance, including its physical and derivative positions, management utilizes adjusted gross margin, which is a non-GAAP financial measure. Adjusted gross margin is also used by external users of the Partnership’s consolidated financial statements to assess the Partnership’s economic results of operations and its commodity market value reporting to lenders. In determining adjusted gross margin, the Partnership adjusts its segment results for the impact of the changes in unrealized gains and losses with regard to refined products and natural gas inventory, and natural gas transportation contracts, which are not marked to market for the purpose of recording unrealized gains or losses in net income. These adjustments align the unrealized hedging gains and losses to the period in which the revenue from the sale of inventory, prepaid fixed forwards and the utilization of transportation contracts relating to those hedges is realized in net income. Adjusted gross margin has no impact on reported volumes or net sales.

(2)
Reconciliation of adjusted gross margin to operating income, the most directly comparable GAAP measure.

C-F-32

(3)
Inventory is valued at the lower of cost or net realizable value. The adjustment related to unrealized gain on inventory which is not included in net income (loss), represents the estimated difference between the inventory valued at lower of cost or net realizable value as compared to market values. The fair value of the derivatives the Partnership uses to economically hedge its inventory declines or appreciates in value as the value of the underlying inventory appreciates or declines, which creates unrealized hedging (gains) with respect to the derivatives that are included in net income (loss).

(4)
Represents the Partnership’s estimate of the change in fair value of the natural gas transportation contracts which are not recorded in net income (loss) until the transportation is utilized in the future (i.e., when natural gas is delivered to the customer), as these contracts are executory contracts that do not qualify as derivatives. As the fair value of the natural gas transportation contracts decline or appreciate, the offsetting physical or financial derivative will also appreciate or decline creating unmatched unrealized hedging losses (gains) in net income (loss).

Segment Assets
Due to the commingled nature and uses of the Partnership’s fixed assets, the Partnership does not track its fixed assets between its refined products and materials handling operating segments or its other activities. There are no significant fixed assets attributable to the natural gas reportable segment.
As of December 31, 2021, goodwill recorded for the refined products, natural gas, materials handling and other operations segments amounted to $71.4 million, $35.5 million, $6.9 million and $1.2 million, respectively.
Long-lived Assets
Long-lived assets (exclusive of intangible and other assets, net, and goodwill) classified by geographic location were as follows:
	As of December 31,
	2021	2020
United States	$257,976	$266,469
Canada	65,654	68,827
Total	$323,630	$335,296

18.
Financial Instruments and Off-Balance Sheet Risk

As of December 31, 2021 and 2020, the carrying amounts of cash, cash equivalents, accounts receivable, accounts payable and accrued liabilities approximated fair value because of the short maturity of these instruments. As of December 31, 2021 and 2020, the carrying value of the Partnership’s margin deposits with brokers approximates fair value and consists of initial margin with futures transaction brokers, along with variation margin, which is paid or received on a daily basis, and is included in other current assets or other current liabilities. As of December 31, 2021 and 2020, the carrying value of the Partnership’s debt approximated fair value due to the variable interest nature of these instruments.

C-F-33

The following table presents all financial assets and financial liabilities of the Partnership measured at fair value on a recurring basis:
	As of December 31, 2021
	Fair Value Measurement	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
Derivative assets:
Commodity fixed forwards	$25,793	$—	$25,793	$—
Futures, swaps and options	148,034	148,029	5	—
Commodity derivatives	173,827	148,029	25,798	—
Interest rate swaps	302	302
Total derivative assets	$174,129	$148,029	$26,100	$—
Derivative liabilities:
Commodity fixed forwards	176,602	—	176,602	—
Futures, swaps and options	78,026	77,948	78	—
Commodity derivatives	254,628	77,948	176,680	—
Interest rate swaps	5,295	—	5,295	—
Total derivative liabilities	$259,923	$77,948	$181,975	$—
	As of December 31, 2020
	Fair Value Measurement	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
Derivative assets:
Commodity fixed forwards	$64,514	$—	$64,514	$—
Futures, swaps and options	101,464	101,464	—	—
Commodity derivatives	165,978	101,464	64,514	—
Total derivative assets	$165,978	$101,464	$64,514	$—
Derivative liabilities:
Commodity fixed forwards	25,973	—	25,973	—
Futures, swaps and options	133,809	133,743	66	—
Commodity derivatives	159,782	133,743	26,039	—
Interest rate swaps	14,559	—	14,559	—
Currency swaps	4	—	4	—
Total derivative liabilities	$174,345	$133,743	$40,602	$—
Derivative Instruments
The Partnership enters into derivative contracts with counterparties, some of which are subject to master netting arrangements, which allow net settlements under certain conditions. The maximum amount of loss due to credit risk that the Partnership would incur if its counterparties failed completely to perform according to the terms of the contracts, based on the net fair value of these financial instruments, was $96.2 million at December 31, 2021.

C-F-34

Information related to these offsetting arrangements as of December 31, 2021 and 2020 is as follows:
	As of December 31, 2021
	Gross Amount Not Offset in the Balance Sheet
	Gross Amounts of Assets/ Liabilities in Balance Sheet	Financial Instruments	Cash Collateral Posted	Net Amount
Commodity derivative assets	$173,827	$(77,927)	$(22,623)	$73,277
Interest rate swap derivative assets	302			$302
Fair value of derivative assets	$174,129	$(77,927)	$(22,623)	$73,579
Commodity derivative liabilities	$(254,628)	$77,927	$1,313	$(175,388)
Interest rate swap derivative liabilities	(5,295)	—	—	(5,295)
Currency swap derivative liabilities	—	—	—	—
Fair value of derivative liabilities	$(259,923)	$77,927	$1,313	$(180,683)
	As of December 31, 2020
	Gross Amount Not Offset in the Balance Sheet
	Gross Amounts of Assets/ Liabilities in Balance Sheet	Financial Instruments	Cash Collateral Posted	Net Amount
Commodity derivative assets	$165,978	$(102,736)	$—	$63,242
Fair value of derivative assets	$165,978	$(102,736)	$—	$63,242
Commodity derivative liabilities	$(159,782)	$102,736	$32,488	$(24,558)
Interest rate swap derivative liabilities	(14,559)	—	—	(14,559)
Currency swap derivative liabilities	(4)	—	—	(4)
Fair value of derivative liabilities	$(174,345)	$102,736	$32,488	$(39,121)
As of December 31, 2021, the Partnership held $22.6 million cash collateral and posted cash collateral of $10.4 million. As of December 31, 2020, the Partnership held no cash collateral and posted cash collateral of $58.7 million.
The following table presents total realized and unrealized gains (losses) on derivative instruments utilized for commodity risk management purposes included in cost of products sold (exclusive of depreciation and amortization):
	Years Ended December 31,
	2021	2020	2019
Refined products contracts	$(33,611)	$15,434	$(26,194)
Natural gas contracts	(101,754)	46,024	38,513
Total	$(135,365)	$61,458	$12,319
There were no discretionary trading activities included in realized and unrealized gains (losses) on derivatives instruments for the years ended December 31, 2021, 2020 and 2019.

C-F-35

The following table presents the gross volume of commodity derivative instruments outstanding for the periods indicated:
	As of December 31, 2021		As of December 31, 2020
	Refined Products (Barrels)	Natural Gas (MMBTUs)	Refined Products (Barrels)	Natural Gas (MMBTUs)
Long contracts	10,034	167,709	12,736	172,274
Short contracts	(14,483)	(98,152)	(16,825)	(86,913)
Interest Rate Derivatives
The Partnership has entered into interest rate swaps to manage its exposure to changes in interest rates on its Credit Agreement. The Partnership’s interest rate swaps hedge actual and forecasted LIBOR borrowings and have been designated as cash flow hedges. Counterparties to the Partnership’s interest rate swaps are large multinational banks and the Partnership does not believe there is a material risk of counterparty non-performance. The Partnership expects to continue to utilize interest rate swaps to hedge cash flow risk and to manage the Partnership’s exposure to LIBOR interest rates or its replaced equivalent for the foreseeable future.
The Partnership’s interest rate swap agreements outstanding as of December 31, 2021 were as follows:
Interest Rate Swap Agreements
Beginning	Ending	Notional Amount
January 2021	January 2022	$300,000
April 2021	April 2022	$ 25,000
January 2022	January 2023	$250,000
April 2022	April 2023	$ 25,000
January 2023	January 2024	$250,000
January 2024	January 2025	$ 50,000
The Partnership records unrealized gains and losses on its interest rate swaps as a component of accumulated other comprehensive loss, net of tax, which is reclassified to earnings as interest expense when the payments are made. As of December 31, 2021, the amount of unrealized losses, net of tax, expected to be reclassified to earnings during the following twelve-month period was $4.0 million.
Contingent Consideration
As a result of the Coen Energy acquisition in 2017, the Partnership was obligated to pay contingent consideration of up to $12.0 million if certain earnings objectives during the first three years following the acquisition were met. As of December 31, 2020, the outstanding liability associated with the contingent consideration payment calculation was zero as the earnings objective period had ended and the final payment of $8.0 million was made in October 2020. Prior to September 30, 2020, the estimated fair value of the contingent consideration arrangement was classified within Level 3 and was determined using an income approach based on probability-weighted discounted cash flows. Under this method, a set of discrete potential future earnings was determined using internal estimates based on various revenue growth rate assumptions for each scenario. A probability was assigned to each discrete potential future earnings estimate. The resulting probability-weighted contingent consideration amounts were discounted using a weighted average discount rate of 7.0%.
The Partnership recorded changes in the estimated fair value of the contingent consideration within selling, general and administrative expenses in the consolidated statements of operations. Changes in the contingent consideration liability were measured at fair value on a recurring basis using unobservable inputs (Level 3) are as follows:

C-F-36

Year Ended December 31,
2020
Contingent consideration – beginning of year	$7,590
Payments	(8,000)
Change in estimated fair value	410
Contingent consideration – end of year	$—

19.
Commitments and Contingencies

Legal, Environmental and Other Proceedings
The Partnership is subject to a tax on sales made in Quebec from product it imports into the province. During a recent audit by the Quebec Energy Board (“QEB”) of the annual filings, the Partnership initiated legal action seeking a declaration to limit the applicability of the tax to direct imports, as well as the periods subject to review. Since filing this legal action in June 2018, the Partnership has been assessed $8.3 million of tax, including interest and penalties, for the period of 2007 to 2020. Similarly, since the filing, the Partnership has been assessed $10.2 million, including a 15% penalty and interest, from the Ministry of the Environment, and the Fight Against Climate Change (known as MELCC) under separate regulation that was in effect for the period from 2007 through 2014. The Partnership is disputing this assessment on the same basis as set out in the QEB legal action described above. The Partnership has accrued an amount which it believes to be a reasonable estimate of the low end of a range of loss related to these matters and such amount is not material to the consolidated financial statements.
On September 14, 2020, a purported class action complaint was filed against Sprague Operating Resources, LLC (“SOR”), one of the Partnership’s subsidiaries, in the U.S. District Court for the District of Rhode Island. The complaint, since amended, alleges causes of action for private nuisance, public nuisance, and negligence, each based on emission impacts to nearby occupants from the Partnership’s oil and natural gas facility located in Providence, Rhode Island. The complaint also alleges that the amount in controversy exceeds $5.0 million. At this early stage in the litigation, the Partnership cannot predict whether the plaintiff will succeed in getting the court to certify a class. Based upon the information currently available to it, the Partnership believes that the complaint is without merit and intends to vigorously defend against it.
On May 29, 2020, the Partnership entered into a consent decree with the U.S. EPA and the Massachusetts Department of Environmental Protection (“MassDEP”) in regards to alleged violations of the Clean Air Act and related State Implementation Plans at facilities in Massachusetts, Maine, New Hampshire, and Rhode Island. The alleged violations related to historical volatile organic compound (“VOC”) emissions that purportedly emanated from heated tanks storing #6 oil and asphalt. Pursuant to the terms of the consent decree, the Partnership was required to pay a total of $350,000 in civil penalties, and was further obligated to conduct injunctive relief that included applying for state permits and amending its existing permits to further restrict VOC emissions. Other injunctive relief under the consent decree included throughput limitations at the relevant facilities and removing certain tanks from service. The Partnership has paid the monetary sanction in full. Moreover, the Partnership has completed performance of its obligations under the consent decree other than those at South Portland, Maine that were delayed due to delays in issuance of permits from the City but are expected to be completed in the Spring of 2022. The Partnership believes that the conditions of the consent decree do not impose material curtailments on throughputs and have not resulted in significant impacts to operations at the applicable terminals.
In May 2021, the New York City Department of Citywide Administrative Services (“DCAS”) initiated legal action against SOR, alleging that SOR failed to pay the city $8.5 million in biodiesel tax credits for product purchased for the period of 2017 through 2019. SOR is disputing the claim and the Partnership has accrued an amount which it believes to be a reasonable estimate of the low end of a range of loss related to this matter and such amount is not material to the consolidated financial statements.
The Partnership is involved in other various lawsuits, other proceedings and environmental matters, all of which arose in the normal course of business. The Partnership believes, based upon its examination of currently available information, its experience to date, and advice from legal counsel, that the individual and

C-F-37

aggregate liabilities resulting from the resolution of these contingent matters will not have a material adverse impact on the Partnership’s consolidated results of operations, financial position or cash flows.
20.
Equity and Equity-Based Compensation

Annual Incentive Compensation Program
The board of directors of the General Partner has approved an annual bonus program which is provided to substantially all employees. Under this program bonuses for the majority of participants will be settled in cash with others receiving a combination of cash and common units. The Partnership records the expected bonus payment as a liability until a grant date has been established and awards finalized, which occurs in the first quarter of the year following the year for which the bonus is earned.
The General Partner adopted the Sprague Resources LP 2013 Long-Term Incentive Plan (the “LTIP”), for the benefit of employees, consultants and directors of the General Partner and its affiliates, who provide services to the General Partner or an affiliate. The LTIP initially limited the number of common units that may be delivered, pursuant to vested awards, to 800,000 common units. On January 1 of each calendar year occurring after the second anniversary of the effective date and prior to the expiration of the LTIP, the total number of common units reserved and available for issuance under the LTIP will increase by 200,000 common units. As of December 31, 2021, there were no common units reserved for issuance and 975,605 available for issuance.
Effective March 5, 2021, the board of directors used its discretion to terminate all phantom unit awards granted in 2018, 2019 and 2020. In consideration for this termination, the board of directors paid a higher 2020 cash bonus, issued 172,702 vested common units to each of the Partnership’s Named Executive Officers and certain other employees and issued new long-term incentive awards payable in units or cash which vest over a three-year service period. The 2020 cash bonus amounts were expensed during the year ended December 31, 2020 and accrued for as of December 31, 2020. The Partnership accounted for the cancellation of the previously outstanding phantom unit awards and the issuance of the vested units and long-term incentive awards as a modification which resulted in immaterial incremental compensation expense.
The following table presents the status of the Partnership’s phantom unit awards:
	2020 Awards		2019 Awards		2018 Awards
	Units	Weighted Average Grant Date Fair Value (per unit)	Units	Weighted Average Grant Date Fair Value (per unit)	Units	Weighted Average Grant Date Fair Value (per unit)
Nonvested at December 31, 2020	173,250	$15.16	155,337	15.04	107,450	23.30
Granted	—	—	—	—	—
Forfeited	—	—	—	—	—	—
Cancelled	(173,250)	(15.16)	(155,337)	(15.04)	(107,450)	(23.30)
Vested (end of performance period)	—	—	—	—	—	—
Nonvested at December 31, 2021	—	$—	—	$—	—	$—
Unit-based compensation expense for the year ended December 31, 2021 was $0.4 million as compared to $4.2 million and $0.6 million, for the years ended December 31, 2020 and December 31, 2019, respectively. Unit-based compensation is included in selling, general and administrative expenses. Units issued under the Partnership’s 2013 LTIP are newly issued.
Equity Awards — Director Compensation
During the years ended December 31, 2021, 2020, and 2019 the board of directors of the General Partner issued 8,292, 15,464, and 13,932, vested units as compensation to certain of its directors, respectively, with estimated total grant date fair values of $0.2 million for each period.

C-F-38

Equity — Changes in Partnership’s Units
The following table provides information with respect to changes in the Partnership’s unit:
	Common Units
	Public	Sprague Holdings
Balance as of December 31, 2018	10,627,629	12,106,348
Director vested awards	13,932	—
Balance as of December 31, 2019	10,641,561	12,106,348
Units issued in connection with employee bonus	61,782
Distribution paid in units	—	121,150
Director vested awards	15,464
Units purchased in Private Placement	(723,738)	723,738
Balance as of December 31, 2020	9,995,069	12,951,236
Units issued in connection with employee bonus	172,702	—
Director vested awards	8,292	—
Units issued in conjunction with IDR Reset Election	—	3,107,248
Increase in affiliated units as a result of acquisition of Hartree Partners, LP	(2,115,365)	2,115,365
Increase in affiliated units as a result of change in beneficial ownership of Hartree Bulk Storage LLC	(1,375,000)	1,375,000
Balance as of December 31, 2021	6,685,698	19,548,849

21.
Earnings Per Unit

The Partnership has identified the IDRs as participating securities and uses the two-class method when calculating the net income per unit applicable to limited partners. Earnings per unit applicable to limited partners is computed by dividing limited partners’ interest in net income, after deducting any incentive distributions, by the weighted-average number of outstanding common units. The Partnership’s net income is allocated to the limited partners in accordance with their respective ownership percentages, after giving effect to priority income allocations for incentive distributions, which are declared and paid following the close of each quarter. Earnings in excess of distributions are allocated to the limited partners based on their respective ownership interests. Diluted earnings per unit includes the effects of potentially dilutive units on the Partnership’s common units, consisting of unvested phantom units. Payments made to the Partnership’s unitholders are determined in relation to actual distributions declared and are not based on the net income allocations used in the calculation of earnings per unit.
The table below shows the weighted average common units outstanding used to compute net (loss) income per common unit for the periods indicated.
	Years Ended December 31,
	2021	2020	2019
Weighted average limited partner common units – basic	25,652,890	22,901,140	22,736,916
Dilutive effect of unvested phantom units	—	3,973	33,967
Weighted average limited partner common units – dilutive	25,652,890	22,905,113	22,770,883

22.
Partnership Distributions

The Partnership’s partnership agreement sets forth the calculation to be used to determine the amount and priority of cash distributions that the common unitholders will receive. Payments made in connection with DERs are recorded as a distribution. Cash distributions for the periods indicated were as follows:

C-F-39

			Cash Distributed
For the Quarter Ended	Distribution Date	Per Unit	Common	IDR	Total
December 31, 2019	February 10, 2020	$0.6675	$15,184	$2,053(1)	$17,237
March 31, 2020	May 11, 2020	$0.6675	$15,301	$2,072	$17,373
June 30, 2020	August 10, 2020	$0.6675	$15,301	$2,072	$17,373
September 30, 2020	November 12, 2020	$0.6675	$15,311	$2,074	$17,385
December 31, 2020	February 10, 2021	$0.6675	$15,317	$2,074	$17,391
March 31, 2021	May 10, 2021	$0.6675	$17,506	$—	$17,506
June 30, 2021	August 9, 2021	$0.6675	$17,506	$—	$17,506
September 30, 2021	November 10, 2021	$0.4338	$11,380	$—	$11,380

(1)
On February 10, 2020, the Sponsor received 121,150 common units, in lieu of cash, in respect of the incentive distribution rights payable in connection with the distribution for the fourth quarter of 2019.

In addition, on January 24, 2022, the Partnership declared a cash distribution for the three months ended December 31, 2021, of $0.4338 per unit, totaling $11.4 million. Such distributions were paid on February 9, 2022, to unitholders of record on February 4, 2022.
23.
Subsequent Events

On January 11, 2022, the Partnership received an unsolicited non-binding proposal from Hartree, pursuant to which Hartree would acquire all of the outstanding common units of the Partnership that Hartree and its affiliates do not already own in exchange for $16.50 in cash for each such common unit. The board of directors of the General Partner has delegated authority to evaluate and negotiate the proposal to its conflicts committee. The conflicts committee’s evaluation process is currently ongoing.

C-F-40

Exhibit 21.1
SUBSIDIARIES OF SPRAGUE RESOURCES LP
Name	State or Other Jurisdiction of Incorporation	Percent of Ownership
Sprague Operating Resources LLC	Delaware	100%
Sprague Energy Solutions Inc.	Delaware	100%
Sprague Connecticut Properties LLC	Delaware	100%
Sprague Terminal Services LLC	Delaware	100%
Sprague Co-op Member LLC	Delaware	100%
Sprague Transport LLC	Pennsylvania	100%
Sprague Energy LLC	Pennsylvania	100%
Sprague Natural Gas LLC	Delaware	100%
Kildair Service ULC	Canada	99.2%
[0.8% owned by Sprague Co-op Member LLC]
Sprague Resources Canada ULC	Canada	100%
Wintergreen Transport Corporation ULC	Canada	100%
Sprague Resources Finance Corp	Delaware	100%

Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
•
Form S-8 No. 333-191923 pertaining to the Sprague Resources LP 2013 Long Term Incentive Plan; and

•
Form S-3 No. 333-200148 pertaining to Sprague Resources LP and Sprague Resources Finance Corp

of our reports dated March 3, 2022, with respect to the consolidated financial statements of Sprague Resources LP, and the effectiveness of internal control over financial reporting of Sprague Resources LP, included in this Annual Report (Form 10-K) of Sprague Resources LP for the year ended December 31, 2021.
/s/ Ernst & Young LLP
Boston, Massachusetts
March 3, 2022

Exhibit 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
I, David C. Glendon, certify that:
1.
I have reviewed this annual report on Form 10-K of Sprague Resources LP;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 3, 2022
/s/ DAVID C. GLENDON
David C. Glendon
President and Chief Executive Officer

Exhibit 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
I, David C. Long, certify that:
1.
I have reviewed this annual report on Form 10-K of Sprague Resources LP;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 3, 2022
/s/ DAVID C. LONG
David C. Long
Chief Financial Officer

Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with this Annual Report of Sprague Resources LP (the “Partnership”) on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David C. Glendon, President and Chief Executive Officer of the general partner of the Partnership, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
1
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

2
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: March 3, 2022
/s/ DAVID C. GLENDON
David C. Glendon
President and Chief Executive Officer
(Principal Executive Officer)

Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with this Annual Report of Sprague Resources LP (the “Partnership”) on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David C. Long, Chief Financial Officer of the general partner of the Partnership, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
1
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

2
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: March 3, 2022
/s/ DAVID C. LONG
David C. Long
Chief Financial Officer
(Principal Financial Officer)